As filed with the Securities and Exchange Commission on March 18, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORMS F-4* and S-4*

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITY TELECOM (H.K.) LIMITED

(Exact name of registrant as specified in its charter)

Hong Kong Special Administrative Region, The People’s Republic of China	4813	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13-16th Floors

Trans Asia Centre

18 Kin Hong Street

Kwai Chung

Hong Kong

(852) 3145-6888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:
Eva Leung 13-16th Floors Trans Asia Centre 18 Kin Hong Street Kwai Chung Hong Kong (852) 3145-6888	Stephen Peepels, Esq. Jeffrey Maddox, Esq. Jones Day 31st Floor, Edinburgh Tower 15 Queen’s Road Central The Landmark Hong Kong (852) 2526-6895

Approximate date of commencement of proposed sale to public:    As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)
8.75% Senior Notes due 2015	$125,000,000	$14,712.50
Guarantee of 8.75% Senior Notes due 2015(2)	—	—	(3)
Total Registration Fee		$14,712.50

(1)	The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
963673 Ontario Ltd.	Ontario, Canada	Not Applicable
Attitude Holdings Limited	British Virgin Islands	Not Applicable
Automedia Holdings Limited	British Virgin Islands	Not Applicable
BBTV Company Limited	Hong Kong	Not Applicable
City Telecom (B.C.) Inc.	British Columbia, Canada	Not Applicable
City Telecom (Canada) Incorporated	Nova Scotia, Canada	Not Applicable
City Telecom (Toronto) Inc.	Ontario, Canada	Not Applicable
City Telecom (U.S.A.) Inc.	Delaware, U.S.A.	16-1537041
City Telecom (Vancouver) Inc.	British Columbia, Canada	Not Applicable
City Telecom Inc.	Ontario, Canada	Not Applicable
City Telecom International Limited	British Virgin Islands	Not Applicable
Credibility Holdings Limited	British Virgin Islands	Not Applicable
CTI International Limited	Hong Kong	Not Applicable
CTI Marketing Company Limited	Hong Kong	Not Applicable
Excel Billion Profits Limited	Hong Kong	Not Applicable
Golden Trinity Holdings Limited	British Virgin Islands	Not Applicable
Hong Kong Broadband Network Limited	Hong Kong	Not Applicable
Hong Kong Broadband Phone Limited	Hong Kong	Not Applicable
Hong Kong Broadband Television Company Limited	Hong Kong	Not Applicable
Hong Kong Television Network Limited	Hong Kong	Not Applicable
IDD1600 Company Limited	Hong Kong	Not Applicable
iStore.com Limited	Hong Kong	Not Applicable
TeachOnNet.com Limited	Hong Kong	Not Applicable
Warwick Gold Enterprises Limited	Hong Kong	Not Applicable

All of the additional registrants have their principal executive offices c/o City Telecom (H.K.) Limited, 13-16th Floors, Trans Asia Centre, 18 Kin Hong Street, Kwai Chung, Hong Kong.

*	This registration statement comprises a filing on Form F-4 with respect to the securities of the registrants (other than City Telecom (U.S.A.) Inc.) and a filing on Form S-4 with respect to the securities of City Telecom (U.S.A.) Inc.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be offered for exchange until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities nor shall there be any sale of these securities in any State in which such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED March 18, 2005

PROSPECTUS

City Telecom (H.K.) Limited

US$125,000,000

Offer to exchange our 8.75% Senior Notes due 2015,

which have been registered under the U.S. Securities Act of 1933,

for all our outstanding 8.75% Senior Notes due 2015

issued in January 2005

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m. New York City Time, on , 2005, unless extended.

Resales of the exchange notes

•	We do not intend to list the exchange notes on any U.S. securities exchange or to seek approval through any U.S. automated quotation system, and no active public market for the exchange notes is anticipated in the United States.

Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the U.S. Securities Act of 1933, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business of 270 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

You should carefully review the procedures for tendering the outstanding notes beginning on page 33 of this prospectus. You should also review the section entitled “Description of the Notes” that begins on page 120 for more information about the exchange notes to be issued in this exchange offer and the outstanding notes.

You should carefully consider the risk factors beginning on page 15 of this prospectus before deciding to participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

You should rely only on the information contained in this prospectus or in documents to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Until 90 days after the expiration date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions and pursuant to the commitment to deliver a prospectus in connection with resales of exchange notes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information that involves risks, uncertainties and assumptions. Forward-looking statements are all statements that concern plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including, but not limited to, those that are identified by the use of words such as “anticipates,”

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“believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects” and similar expressions. Risks and uncertainties that could affect us include, without limitation:

•	technology changes;

•	changes in the regulatory environment in which we operate, or changes in the rules and policies that government regulators apply to our businesses;

•	increased competition in the local or international telecommunications, Internet access or pay-television markets;

•	the benefits we expect to receive from our continuing capital expenditure on our Metro Ethernet network;

•	our ability to both maintain growth and successfully introduce new products and services; and

•	the continued development and stability of the technological infrastructure we use to provide our telecommunications, Internet access and IP-TV services.

Should one or more of such risks and uncertainties materialize, or should any underlying assumption prove incorrect, actual outcomes may vary materially from those indicated in the applicable forward-looking statements. Any forward-looking statement or information contained in this document speaks only as of the date the statement was made.

All of our forward-looking statements made herein and elsewhere are qualified in their entirety by the risk factors discussed in “Risk Factors” and other cautionary statements appearing in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. These risk factors and statements describe circumstances that could cause actual results to differ materially from those contained in any forward-looking statement.

We do not intend to update forward-looking statements made herein to reflect actual results or changes in assumptions or other factors that could affect those statements.

USE OF CERTAIN TERMS

In this prospectus, the terms “we”, “us”, “our”, “our company”, “Company” and “City Telecom” refer, as the context requires, either individually or collectively, to City Telecom (H.K.) Limited and also to City Telecom International Limited, Hong Kong Broadband Network Limited, which we refer to as HKBN in this prospectus, Automedia Holdings Limited, CTI Marketing Company Limited, City Telecom (Canada) Incorporated, 963673 Ontario Ltd., City Telecom (B.C.) Inc., City Telecom Inc., Golden Trinity Holdings Limited, Attitude Holdings Limited, Credibility Holdings Limited, IDD1600 Company Limited, BBTV Company Limited, City Telecom (Toronto) Inc., City Telecom (U.S.A.) Inc., City Telecom (Vancouver) Inc., CTI International Limited, Excel Billion Profits Limited, Hong Kong Broadband Phone Limited, Hong Kong Broadband Television Company Limited, Hong Kong Television Network Limited, iStore.com Limited, TeachOnNet.com Limited, Warwick Gold Enterprises Limited and CTI Guangzhou Customer Services Co. Limited, which are each, direct or indirect, wholly owned subsidiaries of City Telecom. With respect to CTI Guangzhou Customer Services Co. Limited, which we refer to as CTI Guangzhou in this prospectus, the company has only registered its Chinese name, and the English name is an unregistered translation.

Please see the “Glossary of Telecommunications and Internet Terms”, which provides definitions of technical terms used in this prospectus.

We publish our financial statements in Hong Kong dollars. In this prospectus, references to “Hong Kong dollars” or “HK$” are to the currency of Hong Kong, and references to “U.S. dollars” or “US$” are to the

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currency of the United States. This prospectus contains translations of Hong Kong dollar amounts into U.S. dollar amounts, solely for your convenience. Unless otherwise indicated, the translations have been made at US$1.00=HK$7.8000, which was the noon buying rate in The City of New York for cable transfers in Hong Kong dollars as certified for customs purposes by the Federal Reserve Bank of New York on August 31, 2004. You should not construe these translations as representations that the Hong Kong dollar amounts actually represent such U.S. dollar amounts or could have been or could be converted into U.S. dollars at the rates indicated or at any other rates.

In this prospectus, all references to fiscal years are to our fiscal years ended August 31, thus fiscal 2004 refers to the fiscal year ended on August 31, 2004.

References to the “notes”, the “outstanding notes” or “exchange notes” as used in this prospectus shall be deemed to include the applicable guarantees associated with such notes.

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SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this prospectus in its entirety for specific terms of the exchange notes and the exchange offer as well as detailed information regarding our business and results of operations before deciding whether or not to participate in the exchange offer.

Overview of City Telecom

We are a fast growing and innovative provider of residential and corporate fixed telecommunications network and international telecommunications services in Hong Kong. Using our self-owned Metro Ethernet network, we deliver fixed telecommunications network services to the residential mass market and small-to-medium enterprises at attractive prices while simultaneously offering a bandwidth advantage over comparable offerings by our competitors. Our integrated suite of services includes the following:

•	high-speed broadband Internet access services that provide our customers with symmetric access speeds of up to 100 Mbps upstream and downstream;

•	fixed line local telephony through our voice-over-Internet-Protocol technology; we refer to our fixed line local telephony service in this prospectus as local VOIP;

•	pay television, where we deliver more than 35 channels including self-produced news, children’s programming and local interest programming using our Internet Protocol platform; we refer to our pay television services as IP-TV in this prospectus; and

•	corporate data services, which includes provision of dedicated bandwidth to corporate customers.

As of August 31, 2004 we had a total of approximately 465,000 fixed telecommunications network services subscriptions, consisting of approximately 197,000 broadband Internet access, 237,000 local VOIP and 31,000 IP-TV services subscriptions, and as of December 15, 2004, we had a total of approximately 490,000 subscriptions, consisting of approximately 201,000 broadband Internet access, 253,000 local VOIP and 36,000 IP-TV services subscriptions.

In addition to providing fixed telecommunications network services, we believe that we are one of the largest providers of international telecommunications services in Hong Kong. We offer a variety of international telecommunications services and products including direct dial services, international calling cards and mobile call forwarding services. Our total international telecommunications services customer database comprises approximately 1.9 million registered accounts with an average of 500,000 customers that are billed on a monthly basis. Our international telecommunications business contributed approximately 50% to our gross profit in fiscal 2004, providing us with a stable source of cash flow with minimal additional capital investment, which complements our fast-growing fixed telecommunications network services business.

Our self-owned network is one of the world’s largest Metro Ethernet networks and is cited as a global reference case by our two primary vendors, Cisco Systems, Inc. and Nortel Networks Limited. Our Metro Ethernet network conforms to industry standards for 10/100/1,000 Mbps Internet access speeds, and covers 1.2 million home passes, which represents coverage of approximately 60% of Hong Kong’s population. The coverage of our network is concentrated in Hong Kong’s most densely populated areas and reaches approximately 3,000 residential buildings with an average of approximately 400 residences per building, and approximately 610 commercial buildings, making us one of the largest residential fixed telecommunications network operators in Hong Kong.

In most other markets, Metro Ethernet technology is primarily used in commercial buildings in metropolitan areas, as this technology is most cost effective in dense user populations where a provider can service a large number of users in a single building or cluster of buildings. We have deployed Metro Ethernet technology in densely populated residential areas in Hong Kong where most of our customers live in high-rise apartment buildings with multiple apartments on each floor. As a result, we have contained the cost of deploying our core network to approximately US$130 per home pass. Our strategy is to sell multiple fixed telecommunications network services using our Metro Ethernet network. All of our fixed telecommunications network services are offered through our single Internet Protocol platform, unlike our competitors who use multiple platforms to provide comparable services. In addition, unlike most of our competitors, we operate an “end-to-end” network that extends from our Internet Protocol network hub sites and our switching centers in Hong Kong to our subscribers’ premises.

Hong Kong has one of the most developed telecommunications markets in the world with one of the world’s highest penetration rates for local telephony and broadband Internet access services. As of December 31, 2003, the penetration rates of residential fixed line local telephony and residential broadband Internet access were 98% and 52% of Hong Kong households, respectively. However, since 1995, when the Hong Kong government began to liberalize Hong Kong’s telecommunications industry, PCCW-HKT Telephone Limited (the incumbent carrier and largest fixed telecommunications network telecommunications operator in Hong Kong) began to lose its 100% market share and as of September 30, 2004 retained a 69% market share with respect to fixed line local telephony services. We believe this provides an opportunity for us to continue growing market share for our local VOIP services.

In contrast, Hong Kong’s pay-TV penetration rate is low compared to other developed countries in the region and globally. While i-Cable Communications Limited is the established incumbent and has been offering pay-TV services since October 1993, it had penetrated only 31% of Hong Kong’s households as of June 30, 2004. We believe that this and the fact that Hong Kong is primarily served by free-to-air television stations will enable us to increase penetration of our IP-TV services. In addition, Chinese-language programs broadcast by free-to-air television stations in Hong Kong attract over 85% of primetime viewership. We produce and obtain programming that targets Hong Kong’s underserved Chinese-speaking mass market, which we believe differentiates us from our competitors. We launched our IP-TV services in August 2003 and the other competitors in the pay-TV market are also relative newcomers, with PCCW-HKT launching its services in September 2003 and Galaxy Satellite Broadcasting Limited, the newest entrant, launching its services in February 2004.

The following table illustrates the growth we have generated in the number of subscriptions to our various service offerings over the past five years:

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004
Fixed Telecommunications Network Services Subscriptions:
Broadband Internet Access	1,600	17,700	130,000	172,000	197,000
Local VOIP(1)	—	—	21,000	140,000	237,000
IP-TV	—	—	—	—	31,000

Total	1,600	17,700	151,000	312,000	465,000

Registered International Telecommunications Accounts(2):
Residential	842,000	906,388	1,056,759	1,495,229	1,819,481
Corporate	63,984	76,067	90,930	93,959	96,754

Total	905,984	982,455	1,147,689	1,589,188	1,916,235

IDD Outgoing Minutes (in thousands)	505,000	580,000	916,000	888,000	1,007,000

(1)	Includes only on-network subscriptions.
(2)	Accounts refer to international telecommunications customers that have a valid account. Account holders may or may not be active users of our services.

Since our inception in 1992, we have built a consistent track record as an industry innovator and have successfully competed against larger and better resourced operators. We believe that one of the cornerstones of our success has been our ability to quickly expand our service offerings when changes in regulation or technology have provided us with opportunities to do so. Some of the key events in our business development have been:

•	In November 2004, HKBN launched our “BB100” broadband Internet access service with symmetric access speeds of up to 100 Mbps using self-owned fiber-to-the-building and standard Cat-5e in-building copper wiring.

•	In August 2003, HKBN launched our IP-TV service, which delivers video content to a television set via an Internet Protocol set-top-box.

•	In April 2002, HKBN was notified of our license upgrade from a wireless to a wireline-based fixed telecommunications network service license, and we began upgrading our backbone to a self-owned fiber-based backbone. In the same month, HKBN launched our fixed line on-network local VOIP services in Hong Kong.

•	In March 2000, HKBN launched our wireless broadband Internet access services in Hong Kong.

•	In January 1999, we launched a new direct calling service for our international telecommunications operations with the access number 1666, supported by the international simple resale arrangement.

•	In September 1992, we began to provide international telecommunications services using the toll-free transit communication technology, later marketed under the name 888 International Calling Card Service. The toll-free transit communication technology was replaced by “call-back” in 1993.

Please refer to the section entitled “Business” in this prospectus for a more complete description of the development of our service offerings.

Competitive Strengths

We believe that our demonstrated success is primarily due to our ability to capitalize on the following key strengths:

•	Focus on the Residential Mass and Small-To-Medium Enterprise Market Segments. We focus on offering high-bandwidth services to the residential mass and small-to-medium enterprise market segments, which we believe have significant growth potential. We price our services attractively and at the same time offer bandwidth advantages over comparable service offerings by our competitors. Our IP-TV services focus on the residential mass market by providing Chinese-language content that targets the Chinese-speaking population of Hong Kong, which we believe to be largely under served. Our focus on the residential mass and small-to-medium enterprise market segments has enabled us to quickly grow our subscription base and we believe this will help us to up-sell our services.

•

Leading-Edge Metro Ethernet Network. Our network deploys Ethernet technology provided by Cisco Systems, Inc.. We believe our Metro Ethernet network gives us an inherent cost and performance advantage over our competitors. Our Internet Protocol platform is highly scalable, enabling us to offer broadband Internet access, local VOIP, IP-TV and corporate data services over a single network while still leaving us with capacity to offer more services in the future. It is also capable of providing symmetric 1,000 Mbps broadband Internet access services. Our recent “BB100” 100 Mbps broadband service launch highlights the bandwidth advantage of our Metro Ethernet network over xDSL or cable modem services. Ethernet technology is “off-the-shelf” and has long been deployed for large enterprises, but we believe we are one of the first to deploy this technology for the residential mass market.

•	First Mover Advantage and High Barriers to Entry. Our first mover advantage and the inherent characteristics of the Hong Kong telecommunications infrastructure, which present a natural barrier to entry, make it difficult for our competitors to replicate our business model. Metro Ethernet technology is not appropriate for our competitors who intend to offer a full coverage network that includes remote and difficult to reach areas of Hong Kong. Attempting to deploy Metro Ethernet technology in such locations would significantly increase costs and completion time of such a network. While other telecommunications operators may lay their own fiber-to-the-building, we believe they would encounter significant in-building bottlenecks when attempting to complete an “end-to-end” network. This is because the majority of Hong Kong’s residential properties have limited space for in-building wiring leading to subscribers’ residences, making it difficult for new entrants to replicate our end-to-end network build.

•	Innovative and Highly Committed Management Team. Since our inception in 1992, our management team has built a strong track record as an industry innovator and has successfully led us in competing against larger and better resourced operators. Our management team has consistently demonstrated its ability to quickly capitalize on developments in the Hong Kong regulatory environment that allow us to expand our service offerings and grow our market share. Our senior management team owns approximately 56% of the company and does not have any material outside business interests. Our management’s ownership interest represents a long-term commitment and significant performance incentive.

•	Strong Brand and Targeted Marketing Strategy. We have an established brand name that is identified with high quality and competitively priced telecommunications services in Hong Kong. In order to further promote our brand recognition and to reach a wider subscription base, we have established a network of promoters, sales agents and telemarketers that personally contact potential and existing customers. In addition, we proactively market our services through a mix of promotions and advertising. We have also established a call center in Guangzhou, China with over 1,900 customer service personnel, which provides us with a highly cost efficient resource for processing, servicing and acquiring customers.

Business Strategy

Our overall strategy is to grow market share, increase our network coverage and introduce new services through our Internet Protocol platform. Key components of this strategy include:

•	Increase Penetration within Existing Network Coverage. We intend to continuously increase the penetration within our existing network coverage and grow our market share through targeted sales and marketing efforts. In May 2004, we launched our “free appliances” promotion and introduced long-term 24 to 36 month subscription contracts for our local VOIP services. We revised our customer acquisition strategy from a price centric approach towards a focus on the bandwidth advantages that we offer and signing customers to long-term value contracts. We expect that this strategy will decrease churn rates and customer retention costs as well as set the foundation to up-sell other services to our subscription base over time.

•	Expand and Upgrade our Network Coverage. Our self-owned Metro Ethernet network currently covers 1.2 million home passes, representing approximately 60% of Hong Kong’s population. With this network foundation in place we will focus our efforts in the next several years on expanding our network coverage to 1.8 million home passes, representing over 80% of Hong Kong’s population. After establishing a strong base in the mass market, we plan to broaden our customer base into the remaining market segments. We also intend to continue upgrading the existing wireless and leased wireline-based backbone in our network infrastructure with our own fiber-based backbone. In fiscal 2004, we reduced the percentage of our home passes serviced by wireless backbone from 60% to 28% and we plan to have at least 90% of our home passes serviced by self-owned fiber-based backbone by the end of fiscal 2005.

•	Offer High-Value Services at Competitive Prices. We focus on providing high bandwidth services at attractive prices for the residential mass and small-to-medium enterprise market segments. In November 2004, we launched our leading-edge “BB100” broadband Internet access service with symmetric 100 Mbps upstream and downstream bandwidth at prices affordable for residential customers. Our “BB100” service is 16 times faster for downstream transmission and 155 times faster for upstream transmission than the bandwidth offered by the most popular ADSL broadband Internet access service in Hong Kong. Similarly, our IP-TV service includes over 35 channels with a large selection of Chinese-language channels targeted at Hong Kong’s largely Chinese-speaking population at competitive prices.

•	Up-sell Multiple Services. We employ customized and targeted sales and marketing efforts to up-sell multiple services to each subscriber. The scalability of our network allows us to sell additional services to our existing customers, for example adding local VOIP or IP-TV services to our current broadband Internet subscribers, with minimal additional network and operating costs. As a result, each new service we sell to our existing subscription base contributes significantly to our profitability. If we successfully up-sell additional services to our existing subscriber base, this will result in higher revenues per subscriber, lower our average customer acquisition costs and help to decrease subscriber churn.

•	Introduce New Services on our Single Internet Protocol Platform. The single Internet Protocol platform of our Metro Ethernet network provides us with a structural advantage over our competitors and enables us to offer multiple services at low incremental costs. We are committed to continuing to introduce innovative and high bandwidth services in the future, including “BB1000”, our planned symmetric 1,000 Mbps (1 Gbps) upstream and downstream broadband Internet access, which we target for release in the second quarter of 2005. We also plan to offer pay-TV services to our subscribers over our Metro Ethernet network that our customers will be able to watch using a personal computer without the need for a set-top-box. As part of our corporate data services, we recently began to offer backbone transmission services for mobile operators in Hong Kong.

Our Corporate Information

City Telecom was incorporated in Hong Kong on May 19, 1992, under the Companies Ordinance (Cap 32). Our principal executive office is located at Floors 13-16, Trans Asia Centre, 18 Kin Hong Street, Kwai Chung, Hong Kong. Our telephone number is (852) 3145-6888, and our Internet address is www.ctihk.com. The information contained in or linked to our website is not, and is not intended to be, a part of this prospectus.

The Exchange Offer

The Exchange Offer

We are offering to exchange up to US$125,000,000 aggregate principal amount of our registered 8.75% Senior Notes due 2015 for an equal principal amount of our outstanding 8.75% Senior Notes due 2015 that we issued on January 20, 2005. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for transfer restrictions (other than those applicable to transfers by plans and governmental plans) and registration rights relating to the outstanding notes. For a discussion of plans and governmental plans, see “ERISA Considerations”.

Purpose of the Exchange Offer	The exchange notes are being offered to satisfy our obligations under a registration rights agreement entered into at the time we issued and sold the outstanding notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time on                     , 2005 or on a later date and time to which we extend it. The tender of outstanding notes in the exchange offer may be withdrawn at any time prior to the expiration date. The exchange date will be the fourth New York Stock Exchange trading day following the expiration date. Any outstanding notes that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Procedures for Tendering Outstanding Notes

Each holder of outstanding notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the outstanding notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Outstanding notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the outstanding notes to the exchange agent’s account at The Depository Trust Company, or DTC, is delivered in a timely fashion. See “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

Conditions to the Exchange Offer

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Exchange Agent	Deutsche Bank Trust Company Americas

U.S. Federal Income Tax Considerations	Your exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered. See “Certain Tax Considerations.”

Listing on Singapore Exchange Securities Trading Limited	The exchange notes issued in exchange for the outstanding notes in the exchange offer will be listed on the Singapore Exchange Securities Trading Limited, or SGX-ST.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions (other than those applicable to transfers by plans and governmental plans) and registration rights relating to the outstanding notes that do not apply to the exchange notes.

Issuer	City Telecom (H.K.) Limited

Guarantees

The exchange notes will be irrevocably and unconditionally guaranteed, subject to release as discussed in the section entitled “Description of the Notes,” as to the payment of all principal, interest, additional amounts, if any, and registration default damages, if any, jointly and severally, on a senior unsecured basis by all of our existing and future subsidiaries (other than, as of the issue date of the notes, CTI Guangzhou and, subsequently, any other subsidiary prohibited by applicable law, regulation or order from issuing a guarantee of the notes). If we cannot make payments on the exchange notes when they are due, the guarantors must make them instead. The guarantees may be released without the consent of the holders of the exchange notes in accordance with the terms of the indenture. See “Description of the Notes—Subsidiary Guarantees” in this prospectus.

Notes Offered for Exchange	US$125,000,000 aggregate principal amount of 8.75% Senior Notes due 2015.

Maturity Date	February 1, 2015.

Interest Rate and Payment Dates	Interest on the exchange notes will be payable at the rate of 8.75% per annum, payable every six months in arrears on February 1 and August 1 of each year, beginning August 1, 2005.

Ranking of the Notes	The exchange notes and the guarantees will be our unsecured senior debt obligations and those of the guarantors, respectively. The exchange notes and the guarantees will:

•	be effectively subordinated to all of our existing and future secured debt, including any new credit agreement, to the extent of the value of the assets securing such debt;

•	be effectively subordinated to all existing and future debt and other liabilities of any non-guarantor subsidiary, including trade payables;

•	rank pari passu with all our current and future unsubordinated unsecured debt and those of the guarantors; and

•	be senior in right of payment to all the guarantors’ and our subordinated debt.

As of the issue date of the exchange notes, CTI Guangzhou will be the only non-guarantor subsidiary and it has no outstanding third-party indebtedness. The “Limitation of Indebtedness” covenant in the “Description of the Notes” will restrict any non-guarantor subsidiary from incurring certain indebtedness.

The indenture governing the outstanding notes and the exchange notes will permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt and some of which may be secured debt.

Optional Redemption

We may redeem the exchange notes, in whole or in part, on or after February 1, 2010, at the redemption prices set forth in this prospectus. In addition, prior to February 1, 2008, we may redeem up to a maximum of 35% of the original aggregate principal amount of the exchange notes with the proceeds from one or more specified public or private offerings of our common stock at a redemption price equal to 108.75% of the principal amount of the exchange notes. In all cases of optional redemption, we will pay principal at the redemption price specified plus accrued and unpaid interest, additional amounts, if any, and registration default damages, if any, thereon to, but not including, the date of redemption.

Optional Tax Redemption

We may redeem all, but not part, of the exchange notes if there are specified changes in tax laws, at a redemption price equal to 100% of the principal amount of the exchange notes, plus accrued and unpaid interest to the date of redemption.

Change of Control

Upon the occurrence of change of control events, you may require us to repurchase all or a portion of your exchange notes at 101% of the principal amount, plus accrued and unpaid interest, additional amounts, if any, and registration default damages, if any, to, but not including the repurchase date. For a more complete description please refer to the section entitled “Description of the Notes—Change of Control” in this prospectus.

Covenants

We will issue the exchange notes under the same indenture under which the outstanding notes were issued. The indenture limits, among other things, our ability and the ability of certain of our existing and future subsidiaries to:

•	pay dividends, make distributions, redeem capital stock and make certain other restricted payments or investments;

•	incur additional indebtedness or issue certain equity interests;

•	merge, consolidate or sell all or substantially all of our assets;

•	issue or sell capital stock of some of our subsidiaries;

•	sell or exchange assets or enter into new businesses;

•	create any restrictions on the payment of dividends, the making of distributions, the making of loans and the transfer of assets;

•	create liens on assets;

•	enter into certain transactions with affiliates or related persons; and

•	enter into sale and lease back transactions.

All of these limitations are subject to exceptions and qualifications described under the section entitled “Description of the Notes” in this prospectus.

Listing

The outstanding notes were admitted to the Official List of the SGX-ST on January 24, 2005. The outstanding notes trade on the SGX-ST in a minimum board lot size of US$200,000. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or reports contained herein. Admission to the Official List of the SGX-ST and quotation of any outstanding notes or exchange notes on the SGX-ST is not to be taken as an indication of our merits or the merits of the guarantors or the notes.

The approval of the outstanding notes for admission to the Official List of the SGX-ST included the admission for listing of the exchange notes, and no further application to the SGX-ST for the listing of the exchange notes will be necessary. We will give notice to the SGX-ST of the registered exchange offer prior to its commencement and of the results of such registered exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in this prospectus.

Further Notes	We may from time to time, without notice to or the consent of the holders of the exchange notes, issue further notes, which will form a single series with the exchange notes.

Trustee, Registrar, Principal Paying Agent and Transfer Agent	Deutsche Bank Trust Company Americas. Please refer to the section entitled “Description of the Notes—General—Payments on the notes; paying agent and registrar” in this prospectus.

Governing Law	The exchange notes and the indenture will be governed by, and shall be construed in accordance with, the laws of the State of New York.

Risk Factors

You should refer to the section entitled “Risk Factors,” beginning on page 15, for a discussion of certain risks involved in investing in the exchange notes and participating in the exchange offer.

Summary Historical Financial Data

The following table presents our summary historical consolidated financial data. The summary historical consolidated financial data below, as of and for the fiscal years ended August 31, 2002, 2003 and 2004 was derived from our audited consolidated financial statements for such periods, included elsewhere in this prospectus. The financial information included in this prospectus does not reflect our results of operations, financial position and cash flows in the future and our past operating results are no guarantee of our future operating performance. The consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in Hong Kong, or Hong Kong GAAP, which differ in certain significant respects from accounting principles generally accepted in the United States. The differences as they pertain to us are included in note 30 to our audited financial statements included elsewhere in this prospectus. For a summary of our significant accounting policies and the basis of the presentation of our financial statements, you should refer to the notes to the audited financial statements included elsewhere in this prospectus.

You should read the following information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and our consolidated financial statements and the related notes, included elsewhere in this prospectus.

	As of and for the year ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)
	(Amounts in thousands except per share data)
Consolidated Statement of Income Data:
Hong Kong GAAP
Revenues:
Fixed telecommunications network services	241,219	423,107	541,902	69,475
International telecommunications	908,981	875,802	627,978	80,510

Total Operating Revenue	1,150,200	1,298,909	1,169,880	149,985

Cost of Services:
Fixed telecommunications network services	(50,808)	(76,845)	(122,476)	(15,702)
International telecommunications	(407,155)	(245,908)	(208,932)	(26,786)

Total Cost of Sales	(457,963)	(322,753)	(331,408)	(42,488)

Gross Profit:
Fixed telecommunications network services	190,411	346,262	419,426	53,773
International telecommunications	501,826	629,894	419,046	53,724

Total Gross Profit	692,237	976,156	838,472	107,497

Operating Expenses	(602,644)	(704,796)	(793,125)	(101,683)
Interest income, net	7,366	2,562	3,578	459
Other income, net	502	1,678	2,668	342
Income taxes	(15,190)	(17,857)	(2,043)	(262)

Income after taxation	82,271	257,743	49,550	6,353
Minority interest	8,234	—	—	—

Net income	90,505	257,743	49,550	6,353

Net income per share (cents)	18.3	46.6	8.1	1.0
Diluted net income per share (cents)(2)	16.0	41.9	8.1	1.0
Dividends declared per share (cents)	—	5.0	9.0	1.2
Weighted average number of shares	495,181	552,600	610,095	610,095
Diluted weighted average number of shares(3)	565,889	615,102	614,365	614,365

	As of and for the year ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Amounts in thousands except per share data)
U.S. GAAP
Total operating revenue	1,141,814	1,291,119	1,169,880	149,985
Total operating costs	(1,073,283)	(1,015,900)	(1,123,198)	(144,000)
Net income from continuing operations	69,317	264,151	51,565	6,611
Net income from continuing operations per share (cents)	14.0	47.8	8.5	1.1
Net (loss)/income from discontinued operations	(352)	83	—	—
Loss arising from disposal of discontinued Operations	—	(2,695)	—	—
Net loss from discontinued operations per share (cents)	(0.1)	(0.5)	—	—
Net income	68,965	261,539	51,565	6,611
Net income per share (cents)	13.9	47.3	8.5	1.1
Diluted net income from continuing operations per share (cents)(4)	12.3	42.9	8.4	1.1
Diluted net loss from discontinued operations per share (cents)(5)	(0.1)	(0.4)	—	—
Diluted net income per share (cents)(2)	12.2	42.5	8.4	1.1
Dividends declared per share (cents)	—	5.0	9.0	1.2
Weighted average number of shares	495,181	552,600	610,095	610,095
Diluted weighted average number of shares(3)	565,889	615,102	614,365	614,365

	As of and for the year ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)
	(Amounts in thousands)
Consolidated Balance Sheet Data:
Hong Kong GAAP
Total assets	1,327,285	1,548,534	1,683,408	215,822
Total liabilities	(422,297)	(369,359)	(507,710)	(65,091)

Net assets employed	904,988	1,179,175	1,175,698	150,731

Share capital	50,086	60,496	61,057	7,828
Share premium	572,656	615,886	617,986	79,229
Reserves	282,246	502,793	496,655	63,674

Total shareholders’ equity	904,988	1,179,175	1,175,698	150,731

	As of and for the year ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Amounts in thousands)
U.S. GAAP
Total assets	1,329,707	1,552,021	1,688,640	216,492
Total liabilities	(422,297)	(369,359)	(507,710)	(65,091)

Total assets less liabilities	907,410	1,182,662	1,180,930	151,401

Share capital	50,086	60,496	61,057	7,828
Share premium	603,861	644,360	646,190	82,845
Reserves	253,463	477,806	473,683	60,728

Total shareholders’ equity	907,410	1,182,662	1,180,930	151,401

	As of and for the year ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(In thousands, except ratio of earnings to fixed charges)
Other Financial Data:
EBITDA(6)	227,684	449,058	245,032	31,414
Net cash provided by operating activities	288,444	414,500	203,763	26,123
Net cash used in investing activities	(475,212)	(309,634)	(406,244)	(52,083)
Net cash provided by (used in) financing activities	9,109	(10,274)	47,221	6,054
Capital expenditures	579,066	250,209	410,046	52,720
Ratio of earnings to fixed charges(7)	28.9	463.9	16.1	16.1
Pro forma ratio of earnings to fixed charges(8)	N/A	N/A	8.6	8.6

As a measure of our operating performance or liquidity, we believe that the most directly comparable measure to EBITDA is net cash provided by (used in) operating activities. The following table reconciles our net cash provided by (used in) operating activities under Hong Kong GAAP to our definition of EBITDA on a consolidated basis for each of fiscal 2002, 2003 and 2004.

	As of and for the year ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)
	(Amounts in thousands)
EBITDA	227,684	449,058	245,032	31,414
Depreciation and amortization	(129,355)	(176,020)	(197,017)	(25,258)
Interest income, net	7,366	2,562	3,578	459
Income taxes	(15,190)	(17,857)	(2,043)	(262)

Net income	90,505	257,743	49,550	6,353
Depreciation and amortization	129,355	176,020	197,017	25,258
Amortization of deferred expenditure	—	—	1,828	234
Income taxes	15,190	17,857	2,043	262
Interest income	(10,870)	(3,163)	(3,753)	(481)
Minority interest	(8,234)	—	—	—
Loss/(gain) on disposal of fixed assets	2,414	427	(34)	(4)
Unrealised losses on other investments	—	—	1,696	217
Loss on disposal of a subsidiary	—	2,695	—	—
Taxation paid	(4,452)	(19,861)	(24,819)	(3,182)
Change in long term receivable	—	—	(6,206)	(796)
Change in working capital, net	74,536	(17,218)	(13,559)	(1,738)

Net cash flow provided by operating activities	288,444	414,500	203,763	26,123

	As of and for the year ended August 31,
	2002	2003	2004
Operating Data:
Fixed Telecommunications Network Services Subscriptions:
Broadband Internet Access	130,000	172,000	197,000
Local VOIP(9)	21,000	140,000	237,000
IP-TV	—	—	31,000

Total	151,000	312,000	465,000

Registered International Telecommunications Accounts(10):
Residential	1,056,759	1,495,229	1,819,481
Corporate	90,930	93,959	96,754

Total	1,147,689	1,589,188	1,916,235

IDD Outgoing Minutes (in thousands)	916,000	888,000	1,007,000

(1)	In fiscal 2004, we adopted revised Statements of Standard Accounting Practice (“SSAP 12”), “Income taxes”, issued by the Hong Kong Institute of Certified Public Accountants, regarding the recognition of deferred tax. The adoption of SSAP 12 represents a change in accounting policy, which we have applied retrospectively. As a result, financial information provided for all years prior to fiscal 2004 have been restated to conform to the changed policy.
(2)	Diluted net income per share is computed by dividing net income by the diluted weighted average number of ordinary shares during the year.
(3)	Diluted weighted average number of shares is the weighted average number of ordinary shares outstanding during the year, plus the weighted average number of additional ordinary shares which would have been outstanding assuming all the outstanding share options and share warrants have been exercised at the beginning of the year or on the date of issue, whichever is earlier.
(4)	Diluted net income from continuing operations per share is computed by dividing the net income from continuing operations by the diluted weighted average number of ordinary shares during the year.
(5)	Diluted net loss from discontinued operations per share is computed by dividing the net loss from discontinued operations by the diluted weighted average number of ordinary shares during the year.
(6)	EBITDA for any period means, without duplication, net income for such period, plus the following to the extent deducted in calculating such net income: interest expense, income taxes, depreciation and amortization (excluding any such non cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation). EBITDA is not a measure of performance under Hong Kong GAAP or U.S. GAAP. We believe that EBITDA is an additional measure utilized by investors in determining a borrower’s ability to meet debt service requirements. However, EBITDA does not represent, and should not be used as a substitute for, net earnings or cash flows from operations as determined in accordance with Hong Kong GAAP or U.S. GAAP, and EBITDA is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of EBITDA may differ from that of other companies.
(7)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For the purposes of calculating the ratios, “earnings” is defined as pre-tax income/(loss) from continuing operations plus fixed charges, net of interest capitalized, and “fixed charges” consists of interest expense, incidental borrowing costs and interest capitalized.
(8)	The pro forma ratio of earnings to fixed charges was computed by dividing earnings by pro forma fixed charges. “Pro forma fixed charges” is computed by adjusting the historical “fixed charges” by the increase in interest costs of HK$100 million of the proceeds from the offering of the outstanding notes that was used to repay the loan facility made available by The Hongkong and Shanghai Banking Corporation Limited from October 9, 2002, which we refer to as the HSBC facility, in full and the reduction in interest costs as if the HK$100 million HSBC facility had not been drawn down during fiscal 2004. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Financing Activities—Indebtedness” in this prospectus.
(9)	Includes only on-network subscriptions.
(10)	Registered accounts refer to international telecommunications customers that have a valid account. Account holders may or may not be active users of our services.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making a decision to participate in the exchange offer. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the exchange notes could decline, and you might lose all or part of your investment.

This prospectus contains forward-looking statements made as of the date of this prospectus regarding our expected performance that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Relating to Our Business and Operations

We have substantially less financial and human resources to apply to the development of our business than some of our main competitors.

The telecommunications and pay-TV markets in Hong Kong are highly competitive. Our main competitors for Internet access, local telephony, pay-TV and international telecommunications services are PCCW-HKT Telephone Limited, or PCCW-HKT, Hutchison Global Communications Limited, or HGC, New World Telecom Company Limited, or New World, Wharf T&T Limited, or Wharf T&T, and i-Cable Communications Limited, or i-Cable. PCCW-HKT (then Hong Kong Telephone Company Limited) held a monopoly on local telephony services until 1995 when the Hong Kong government began to introduce competition to this market. In addition, i-Cable (through its subsidiary Hong Kong Cable Television Limited) was the first company to offer pay-TV services in Hong Kong beginning in 1993 and held an effective monopoly until 2003 when we and PCCW-HKT (through its subsidiary PCCW-IMS Limited) began to offer pay-TV services.

As a result of their longer operating histories, and because some of our competitors are subsidiaries of large business conglomerates, they may have advantages over us in the provision of telecommunications services, including:

•	greater financial, technical, marketing and other resources;

•	greater existing infrastructure;

•	greater name recognition; and

•	larger customer bases.

In addition, certain areas of the fixed telecommunications network services business are very capital intensive. Our competitors may be able to devote more human and financial resources to research and development, network improvement and marketing than we can. Since our inception, the growth of our market share has depended primarily on our ability to react more quickly to changes in new technology and consumer trends, offer more competitively priced services, and provide better customer support than our competitors. We cannot assure you that we will continue to be successful at executing this strategy. If these competitors devote substantial human and financial resources to their businesses, it could hurt our ability to remain competitive in the quality and range of services we could provide and we could lose customers to these competitors. This may limit the growth of our customer base, reduce our revenues and adversely affect our profits.

For more information on our competitors please refer to the section entitled “Industry” in this prospectus.

Our growth and profitability could be affected by an increasing number of local and foreign entrants in the international and local telecommunications and Internet access markets.

The Hong Kong government has adopted policies and regulations over the past decade to liberalize the telecommunications industry in Hong Kong, including issuing new wireless and wire-line FTNS Licenses. We expect the Hong Kong government to continue to take actions of these types over the next several years. Further, in contrast to its previous requirements when issuing network licenses, new licensees are no longer required to give any commitment relating to network rollout or investment. There are currently eight other fixed telecommunications network operators in Hong Kong in addition to ourselves who are licensed to provide local wireline-based fixed line services. These operators are PCCW-HKT, HGC, New World, Wharf T&T, Towngas Telecommunications Fixed Network Limited, CM Tel (HK) Limited, TraxComm Limited and HKC Network Limited. In addition, as of November 3, 2004, 230 PNETS Licenses for the provision of external telecommunications service had been issued to various operators in Hong Kong. Some of these licensees are subsidiaries of major foreign telecommunications providers.

Increasing liberalization of the telecommunications market in Hong Kong may further attract new local and foreign entrants to the market and broaden the variety of telecommunications services supplied by existing service providers, thereby heightening the level of competition in the industry. Increased competition could result in price reductions, reduced gross margins or loss of market share, any of which could adversely affect our future growth and profitability.

The markets in which we compete may become more competitive should there be significant mergers and acquisitions in the Hong Kong telecommunications market.

Some of our competitors with greater financial resources may attempt to grow their customer base and product offerings through acquisitions. If these competitors make significant acquisitions, they may have increased capacity and may be better positioned to increase their market share by decreasing prices. Additionally, as a result of such acquisitions, these competitors may be able to provide a broader array of services. If we are unable to grow our business through our continued expansion or by pursuing our own acquisitions, we may have difficulties competing successfully against these competitors.

On January 20, 2005, PCCW Limited, or PCCW, announced it had formed a strategic business alliance with China Network Communications Group Corporation, or China Netcom, one of China’s major telecommunications companies. Under this alliance, China Netcom will pay approximately US$1.0 billion in cash for newly issued PCCW shares, resulting in its holding 20% of PCCW’s share capital. This transaction may have many effects on the telecommunications market in Hong Kong, which are difficult to predict. In particular, it could result in increased competition for us and other Hong Kong telecommunications companies if PCCW is able to combine its size and market position with the increased capital provided by China Netcom to decrease prices. Furthermore, such a transaction might allow PCCW to invest more capital and human resources in its other fixed telecommunications network services that directly compete with our services.

We experienced a decline in total revenues and profits in fiscal 2004 due to a decline in revenues and profits from our international telecommunications services business. We cannot assure you that we will be able to prevent total revenues and profits from continuing to decline.

In fiscal 2004, our total revenue dropped by 9.9% from HK$1,298.9 million in fiscal 2003 to HK$1,169.9 million, due to a significant drop in revenue from our international telecommunications services. In addition, our operating profits for this business declined by 52.3% from HK$338.9 million in fiscal 2003 to HK$161.5 million in fiscal 2004. Though our international call traffic increased in terms of total number of minutes carried, this was offset by the drop in average tariff rates resulting in a decrease in revenue and operating profits. With the drop in average tariff rates, we expect that the profit margins in the international telecommunications services will continue to be under pressure. To maintain our market share, we must continue to offer our subscribers international telecommunications services that are competitive with the prices offered by other market players.

We therefore must continue to lower our costs of providing these services if we are to maintain our profitability in this business. We cannot be sure that we will be able to reduce our operating costs and if we fail to do so, our profits may be adversely affected. We cannot assure you that we will be able to prevent our total revenues and profits from continuing to decline.

We rely on third parties to deliver a significant portion of our international telecommunications traffic and fixed telecommunications network services. Our transmission costs could increase as a result of changes in our relationships with them.

Where we do not currently have our own infrastructure in place, we depend on our contractual relationships with, and the network infrastructure of, other local network operators and overseas telecommunications carriers in providing international telecommunications and fixed telecommunications network services to our customers. Some of these third parties are our competitors in our international telecommunications or fixed telecommunications network services, or both. In fiscal 2004, payments to our top five overseas carriers and local network operators accounted for approximately 21% of our total gross operating costs. The terms and conditions of these local and international arrangements could be subject to changes or modification upon renewal of the relevant agreements. If the terms and conditions upon renewal are less favorable or the arrangements are not renewed, the costs associated with providing our services in locations where our own infrastructure is not in place could increase significantly.

The development of our Metro Ethernet network requires significant capital expenditures. These capital expenditures may vary materially from those currently planned and may impose a burden on our financing and operating activities.

Our business is capital intensive, and our capital expenditures may not have the positive effect on our business and revenues that we expect. We have made, and will continue to make, capital investments in the expansion and upgrade of our Metro Ethernet network and the development of our telecommunications services. We incurred capital expenditures of approximately HK$392.9 million in fiscal 2004 on our Metro Ethernet infrastructure. We expect to incur total capital expenditures of approximately HK$990.0 million in fiscal 2005 and fiscal 2006, the large majority of which will be spent on the continued expansion and upgrade of our Metro Ethernet network.

While we intend to fund such expenditures by using our currently available cash as well as cashflow from operations and the net proceeds that we received from our January 2005 offering of the 8.75% senior notes due 2015, which we refer to in this prospectus as the notes, we may not have adequate capital to fund these expenditures. In addition, if we spend our existing capital faster than anticipated or our capital requirements vary materially from those currently planned, we may require additional financing sooner than we anticipate, in which case we may need to seek to raise additional capital through debt or equity financing or other means. Any such additional debt or equity financing may not be available, and debt financing, if available, may involve restrictions on our financing and operating activities. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations or anticipated expansion and business development.

We may not realize the benefits we expect from our investments, which may adversely impact our business.

We have made significant investments in our network infrastructure to provide the services we offer. The launch of new and commercially viable products and services is important to the success of our business. Commercial acceptance by consumers of the new services we offer may not occur at the rate or level expected, and we may not be able to successfully adapt the new services effectively and economically to meet consumers’ demand, which would limit the return from our investments. We cannot assure you that services enabled by upgrading and expanding our Metro Ethernet network will be accepted by the public to the extent required to generate an acceptable rate of return. In addition, we face the risk of unforeseen complications in the deployment of these new services, and we cannot assure you that our estimate of the necessary capital expenditure to offer such services will not be exceeded. For example, the useful life of the equipment that we employ in buildings and for our fiber-based backbone may be shorter than expected requiring further capital expenditures. We may be unable to develop and/or deploy new services according to expected schedules, and these services may not achieve commercial acceptance or be cost effective. The failure of any of our services to achieve commercial acceptance could result in additional capital expenditures or a reduction in profitability to the extent that we are required under the applicable accounting standards to recognize a charge for the impairment of assets. Any such charge could materially and adversely affect our financial condition and the results of our operations.

Because most of the services we provide through our Metro Ethernet network are still at an early stage of implementation, evaluation of our business and our prospects is difficult.

Because of the short operating history of most of our fixed telecommunications network services, our historical financial data may not provide a meaningful basis for you to evaluate us and our prospects. These services are still at an early stage of implementation, and the revenue, potential income and cash flows from these new businesses are unproven. Accordingly, evaluation of our businesses and our prospects is difficult, and we cannot give you any assurance that we will succeed in these businesses.

We are involved in several legal proceedings that, if decided unfavorably to us, could adversely affect our profitability.

We are currently involved in several legal proceedings in Hong Kong. If these proceedings are resolved in a manner adverse to us, our business and profitability may be harmed. The most significant proceedings are:

•	A case brought in July 1998 in which PCCW-HKT (then Cable & Wireless HKT) alleges that certain of our business practices breached our agreements with PCCW-HKT and unlawfully interfered with their telecommunications business.

•	A case brought in April 1999 in which the plaintiff alleges that one of our wholly owned subsidiaries wrongfully terminated a telecommunications service agreement between them leaving unpaid obligations to the plaintiff of approximately US$3.6 million.

•	A judicial review proceeding brought in October 2004 in which PCCW-HKT and PCCW-IMS requested judicial review of the Telecommunications Authority’s decision concerning the right of network operators to provide “off-network” local voice-over-Internet-Protocol, or VOIP services, which is described in more detail below.

In each of the proceedings mentioned above, we are vigorously defending against the claims. However, we cannot predict the way that an arbitrator or a court of law will view the facts in dispute nor can we predict how any such arbitrator or court would interpret substantive points of law; therefore, we cannot predict the outcome of these proceedings.

We have more fully set forth the facts and current status of these proceedings under the section entitled “Business—Legal and Regulatory Proceedings” in this prospectus.

We are in the process of instituting changes to our internal controls and management systems in order to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002. Our failure to timely and successfully institute these changes and to maintain the adequacy of our internal controls could subject us to regulatory actions and may adversely affect our stock price and our ability to raise additional capital.

We are in the process of instituting changes to our internal controls and management systems to satisfy the requirements of Section 404 of the Sarbanes Oxley Act of 2002, which will require us to perform an evaluation of our internal controls over financial reporting and beginning with our Form 20-F for the fiscal year ending August 31, 2006, file annual management assessments of their effectiveness with the U.S. Securities and Exchange Commission, or the SEC, that include a certification of our internal controls by our chairman and director of finance and a counter-certification by our independent accountants.

In order for us to meet these requirements, we will need to design procedures to document various controls and relevant testing procedures under requirements stipulated by the Public Company Accounting Oversight Board in the United States.

We have assigned an internal audit manager to oversee this compliance process, who reports to both our audit committee and senior management on a periodic basis. In addition, we have hired external consultants to perform a high-level internal control gap analysis. We have hired a second external consultant to assist us in documenting some of the procedures that we will employ to comply with our internal controls.

For fiscal 2006, our independent accountants will be required to attest to our evaluation of internal controls over financial reporting. Unless we successfully design and implement changes to our internal controls and management systems, or if we fail to maintain the adequacy of these controls as such standards are modified or amended from time to time, we may not be able to comply with Section 404 of the Sarbanes Oxley Act of 2002. As a result, our independent accountants will be unable to certify our management’s assertion of the effectiveness of our internal controls. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, adversely affect our stock price and our ability to raise additional capital.

We have recognized revenues for mobile interconnection charges that have not yet been paid to us. We may be forced to reverse or modify our recognition of these revenues if the Telecommunications Authority determines that the level of mobile interconnection charges that mobile operators are required to pay us are not at the level that we have calculated.

We are currently in dispute with various mobile telecommunications operators as to the level and effective date of interconnection charges payable to us for direct interconnection between their mobile networks and our Metro Ethernet network. The Telecommunications Authority has confirmed that mobile operators are required to pay interconnection charges to fixed network operators, including us, but most of the mobile operators have not paid any mobile interconnection charges to us since we began offering fixed telecommunications network services to them.

In fiscal 2003 and fiscal 2004, we recognized revenue in the amount of HK$6.1 million and HK$38.7 million, respectively, for interconnection charges receivable from mobile operators for the use of our Metro Ethernet network. We determined the amount of these charges based on the fully distributed cost model determined by the Telecommunications Authority to be applicable in determining the interconnection charges between fixed and mobile operators, which relies on the historical levels of mobile interconnection charges paid by mobile operators to PCCW-HKT. In August 2004, the Telecommunications Authority agreed to determine the level of interconnection charges payable to us by one of the mobile operators, but we cannot predict the outcome of the Telecommunications Authority’s determination. If the level of interconnection charges determined by the Telecommunications Authority to be payable to us is lower than the revenues that we have recognized, we will be required to write-back the difference from our revenue during fiscal 2005. This could negatively affect our operating results for fiscal 2005.

Our fixed telecommunications network business has incurred losses since inception and we expect it to incur future losses.

For fiscal 2002, 2003 and 2004, we incurred operating losses of approximately HK$121.7 million, HK$62.7 million and HK$109.7 million, respectively, from our fixed telecommunications network service operations. We expect our fixed telecommunications network service business will continue to incur net losses as we expend substantial resources on developing and marketing broadband Internet access, local VOIP, IP-TV and corporate data services. We cannot assure you that we will achieve and sustain profitability in our fixed telecommunications network operations.

Our IP-TV services may not become profitable and may adversely affect our operating results.

We began to produce, market and offer IP-TV services via our Metro Ethernet network in August 2003. Our IP-TV service currently consists of a 24-hour news channel and other education and recreation channels (including children’s programming) that we produce, and channels whose content we purchase from other content-providers. As we are still at an early stage of development, the business model, marketing plans, strategy, and the content we will provide are still evolving. As a result, we cannot provide any assurance that we will be able to successfully build market share in the pay-TV business or that such business will become profitable. Further, the money that we invest in providing such service could have an adverse effect on our operating results and profitability.

Our programming costs may increase in the future, which could reduce our margins if we are unable to pass that increase on to our IP-TV subscribers.

Revenue growth for our IP-TV services depend on our ability to produce or obtain programming that is both affordable and appealing to our subscribers. We produce or supplement a small amount of the programming on our channels and obtain programming from third parties for the remainder. The cost of some of our purchased programming may increase in the future as competition in the pay-TV and television services market intensifies. Such increases could potentially affect our subscriber growth more than the dominant provider as our sales efforts are focused on our offering a lower-priced pay-TV service than our existing competitors. Our inability to pass on programming cost increases to our subscribers could reduce our revenues, cash flow and operating margins. Additionally, if we are unable to purchase programming that appeals to our targeted customer base, we may not be able to add new subscribers or increase our market share.

Our growth and expansion may strain our ability to manage our operations, increase our costs of operation and adversely affect the quality of our services.

We have pursued and continue to pursue a strategy of aggressive growth in our fixed telecommunications network services business. As part of this strategy, we continue to expand and invest in the Metro Ethernet network infrastructure we use to deliver broadband Internet access, local VOIP, IP-TV and corporate data services. The deployment of these projects has resulted and will result in significant demands on our systems and controls and may place a strain on our administrative, operational and financial resources. Our ability to manage future growth will depend upon our ability to continue to:

•	manage the simultaneous implementation of our infrastructure development and marketing plans;

•	cope with both predictable and unforeseen problems associated with being a relatively new entrant in rapidly evolving industries;

•	effectively monitor our operations so as to control costs and maintain effective quality controls; and

•	offer competitive prices to customers.

Our failure to achieve any of the above in an efficient manner and at a pace consistent with the growth of our fixed telecommunications network services business could have an adverse effect on the quality of our services and increase our costs of operation.

The Office of the Telecommunications Authority has made changes to the manner in which it regulates PCCW-HKT’s tariffs for residential and business direct exchange line telephone services, which may result in more competition in our markets.

In 2003, PCCW-HKT applied twice to the Telecommunications Authority for a declaration of “non-dominance” with respect to the markets for residential and business direct exchange line telephone services. In response to these applications, the Office of the Telecommunications Authority, or OFTA, issued a new fixed carrier license to PCCW-HKT on January 14, 2005. Under this new license, PCCW-HKT is not required to obtain prior approval from the Telecommunications Authority before adjusting its tariffs on residential and business direct exchange line telephone services, including moves to offer discounts and other benefits in response to price competition. We anticipate this development will increase pricing competition further in an already competitive market. Such increased competition may adversely affect our revenues and profitability.

We depend on certain key personnel, and our business and growth prospects may be disrupted by the loss of their services.

Our future success is dependent upon the continued service of our key executives and employees. We also rely extensively on the services of our executive officers, including Wong Wai Kay, Ricky, our chairman, and Cheung Chi Kin, Paul, our managing director. While we have employment agreements with members of our senior management staff, we cannot assure you that we will be able to retain these executives and employees. If one or more of our key personnel were unable or unwilling to continue in their present positions, or if they joined a competitor or formed a competing company, we may not be able to replace them easily, our business may be significantly disrupted and our financial condition and results of operations may be materially and adversely affected. Furthermore, since our industry is characterized by high demand and increased competition for talent, we may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future. We cannot assure you that we will be able to attract and retain the key personnel that we will need to achieve our business objectives.

Universal Services Contributions are reviewed and adjusted periodically by the Telecommunications Authority, which may result in our either receiving a refund from, or being required to make whole any shortfall in payments to, PCCW-HKT. These adjustments may affect our financial results.

PCCW-HKT has a universal service obligation to provide basic telephone service to any individual or entity that requests it. To compensate PCCW-HKT for the expenses of this obligation, all incoming and outgoing international calls in Hong Kong are charged a per minute fee payable to PCCW-HKT. The Telecommunications Authority periodically adjusts the amount of this fee, which is commonly referred to as the USC. In the past we have received large USC refunds, but the amounts of these refunds have declined in the past few years. We cannot predict whether we will continue to receive refunds or whether the Telecommunications Authority may determine in the future that we have underpaid the USC and require us to make whole the shortfall, if any, in payments to PCCW-HKT. Such adjustments to the USC may affect our financial results.

Expansion of our Metro Ethernet network into certain buildings and residences may be limited by physical limitations or our ability to obtain access permits.

Expanding our Metro Ethernet network coverage requires us to install fiber-to-the-building, as well as install Cat-5e copper wiring within residential and commercial buildings to reach the subscriber’s premises, which we refer to as in-building-wiring. PCCW-HKT has already installed in-building-wiring in virtually all buildings, and we along with other fixed telecommunications network service providers may encounter a bottleneck when installing our own in-building-wiring because many buildings have limited physical space for additional in-building wiring. In addition, owners of certain single-owner commercial buildings may grant rights of access to our competitors while barring us from installing our own in-building-wiring. Furthermore, certain developers may have affiliations with our competitors and may attempt to delay our wiring installations. These constraints may hinder the expansion of our Metro Ethernet network and reduce our ability to add new subscribers.

Internet security concerns could limit our ability to develop revenues from Internet access services.

We intend to continue developing our broadband Internet access, local VOIP, IP-TV and corporate data services. Computer viruses, break-ins and other inappropriate or unauthorized uses of our Metro Ethernet network could affect the provision of our full suite of IP services. Computer viruses, break-ins or other problems could have the following effects on our fixed telecommunications network services business:

•	it could result in interruption, delays or cessation in services to our customers;

•	it could jeopardize the security of confidential information stored in the computer system of our customers; and

•	it could result in costly litigation.

We may incur significant costs to protect us against the threat of security breaches or to alleviate problems caused by such breaches. In addition, alleviating these problems may cause interruptions, delays or cessation in service to our users, which could cause them to stop using our service or assert claims against us.

PCCW-HKT and PCCW-IMS have brought legal proceedings against the Telecommunications Authority that, if decided unfavorably against the Telecommunications Authority, could adversely affect our ability to provide local VOIP services accessible over the broadband connections provided by other operators.

On October 11, 2004 PCCW-HKT and PCCW-IMS applied to Hong Kong’s High Court to commence judicial review proceedings against the Telecommunications Authority in which HKBN was initially joined as an interested party. PCCW-HKT and PCCW-IMS seek judicial review of the Telecommunications Authority’s decision dated September 22, 2004 in which the Telecommunications Authority found no evidence to suggest that HKBN is acting outside the scope of its FTNS License in providing local VOIP services accessible over the broadband connections provided by other operators, or “off-network” local VOIP. We began offering off-network local VOIP services in August 2004. PCCW-HKT and PCCW-IMS seek to have the Telecommunications Authority’s decision overturned and had requested the court to grant interim orders against both the Telecommunications Authority and HKBN to prohibit HKBN from providing off-network local VOIP services. In November 2004, PCCW-HKT and PCCW-IMS withdrew their request for interim orders, but amended its original application to include HKBN as a second respondent. The proceedings of the judicial review will continue and the hearing is set for November 28, 2005.

We are a party to the judicial review proceedings and are vigorously participating in the defense against these allegations. However, we cannot predict the outcome of the judicial review and if PCCW-HKT and PCCW-IMS are successful, we may be forced to discontinue providing off-network local VOIP services. Such an outcome will not affect our ability to offer local VOIP services within our own Metro Ethernet network, but would negatively affect our off-network local VOIP business and would likely limit our ability to add new off-network local VOIP subscribers.

Other fixed telecommunications network operators may be able to limit the transmission of our off-network local VOIP traffic carried over their broadband network, which may limit our ability to offer this service.

Our off-network local VOIP service is dependent on the broadband Internet connections provided by other fixed telecommunications network operators. These operators may be able to limit the transmission of our off-network local VOIP traffic carried over their broadband network, which may limit our ability to offer this service.

We may be liable for information disseminated over our Internet services network which could increase our costs or cause us to discontinue certain services.

We may be required to spend substantial resources or discontinue certain services, which could have a material adverse effect on our business, operating results and financial condition as a result of liability under Hong Kong law for dissemination of information. Hong Kong law relating to liability of Internet service providers for information carried on or disseminated through their networks is new and untested. The imposition of potential liability upon Internet service providers, such as liability for defamatory speech or copyright infringement, for materials carried on or disseminated over a network may cause us to adopt measures that may reduce our exposure to such liability.

Illegal viewing activities may affect our IP-TV subscriber growth and subscription revenue.

Our IP-TV business is dependent upon subscription revenue. We are aware that some viewers in Hong Kong use unauthorized pay-TV decoders to receive pay-TV service illegally. Manufacturers or vendors of unauthorized pay-TV decoders may overcome our digital encryption methods and if we fail to deploy appropriate and timely countermeasures in response to such activities, illegal viewing activities may occur. Such illegal viewing activities will adversely affect the growth of our IP-TV subscriber base and our subscription revenue.

We face risks associated with potential acquisitions, investments, strategic partnerships or other ventures, including whether we can identify opportunities, complete the transactions and integrate the other parties into our business.

From time to time we have had discussions with companies regarding our acquiring, investing in or partnering with their businesses, products, services or technologies, and we regularly engage in such discussions in the ordinary course of our business. We may not be able to identify suitable acquisition, investment or strategic partnership candidates, which may place us at a disadvantage if our competitors are able to grow their market share through acquisitions. If we do identify suitable candidates, we may not be able to complete those transactions on commercially acceptable terms or at all. If we acquire another company, we could have difficulty in integrating that company’s personnel, products, operations and technology. In addition, the key personnel of the acquired company may decide not to work for us. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses.

Risks Relating to Our Technological Infrastructure

Slow system performance over our wireless and leased wireline connections could cause us to lose Internet customers to our competitors.

Our system’s performance may slow down at certain peak times, especially with respect to the transmission of multimedia content over our wireless and leased wireline connections. Our ability to increase our handling capacity, and increase the network’s performance, will depend upon:

•	the successful build out of our own fiber-based backbone, and

•	our ability to secure leased lines from other network operators where we do not have our own infrastructure in place.

We cannot be sure that we will be able to replace our wireless and leased wireline connections with our fiber-based backbone and increase the performance of our Internet access system. If we do not, our customers may subscribe to other Internet access services provided by our competitors.

We will be limited in our ability to continue to expand our international telecommunications business unless we obtain additional network capacity.

Our international telecommunications network has limited capacity. Our ability to continue to increase traffic volume depends on our ability to expand the network on a timely basis and add new subscriptions, which in turn is subject to:

•	the expansion and development of our own international telecommunications facilities;

•	the availability of leased lines from third party carriers at favorable rates; and

•	the possible termination or cancellation of our existing contracts.

If we fail to increase the capacity of our international telecommunications network, our ability to increase our telecommunications minutes, market share and revenues will be limited.

If we are unable to stay ahead of technology trends and evolving industry standards, our services may become obsolete.

Telecommunications businesses are characterized by rapidly changing technology and industry standards, evolving subscriber needs and the introduction of new services. The continuously changing nature of these services, and their increasingly shorter life cycles require us to continually improve our performance, services and network in order to compete successfully with the services offered by our competitors. Further, new technology or trends in the telecommunications industry could have an adverse effect on the services we currently offer. For example, the replacement of traditional fixed line home telephones with mobile telephones and/or VOIP services may lead to a decline in our International telecommunications services revenues. Changing our services in response to market demand may require the adoption of new technologies that could render many of the technologies that we are currently implementing less competitive or obsolete. In addition, our new products and services may contain design flaws or other defects that could have a material adverse effect on our business, operating results or financial condition. To respond successfully to technological advances and emerging industry standards, we may require substantial capital expenditure and access to related or enabling technologies in order to integrate the new technology with our existing technology. We may not be successful in modifying our network infrastructure in a timely and cost-effective manner in response to these changes, which will affect our ability to continue to offer the products and services demanded by our customers.

We are vulnerable to natural disasters, and other disruptive regional events, which could cause damage to our network and result in lost revenue and perhaps lost customers.

Our network is vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss, telecommunications failures, network software flaws, vandalism, transmission cable cuts and other catastrophic events. We may experience failures or shutdowns relating to individual points of presence or even catastrophic failure of our entire network. Any failure of our network, our servers, or any link in the delivery chain, whether from operational disruption, natural disaster or otherwise, resulting in an interruption in our operations, could have a material adverse effect on our business, financial condition and results of operations.

The loss of key suppliers or their failure to deliver equipment on a timely basis could negatively impact our business prospects.

We rely on Cisco Systems, Inc. and other suppliers to provide equipment, underground cables and other key components in building our Metro Ethernet network infrastructure, and on Nortel Networks Limited for VOIP equipment. In order for new subscribers to be able to access our IP-TV services, we must install an IP set-top-box in their homes. We must have an adequate supply of such equipment on hand to respond to new customer subscriptions in a timely manner. We purchase all of our IP set-top boxes and other equipment from our suppliers on a purchase order basis and have no long-term contracts. If our suppliers are unable to supply us with these products in a timely manner or the costs of these products increase due to unforeseen causes, this could negatively impact our operating results, especially if we are unable to add new subscribers or pass these costs on to our customers. In addition, if Cisco Systems, Inc. is unable or is delayed in providing us with the hardware required for building our fiber-based backbone infrastructure, this could negatively impact our operating results.

Our reliance on third parties to provide maintenance and repairs for our Metro Ethernet network could adversely affect our operating results if their services are not timely or do not meet our standards.

We depend on Cisco Systems, Inc. and other third parties for ongoing support and assistance with respect to maintenance and repairs. We are also dependent on certain Hong Kong rail transport providers to maintain and provide us with access to their infrastructure to support the proper functioning of our equipment and fiber-based backbone. If these third parties fail to provide us the equipment we require, or fail to respond or are untimely in their response to our maintenance and repair needs, our customers may experience interruptions or variations in the quality of our fixed telecommunications network services, which may adversely affect our operating results and our ability to retain or add new customers.

Environmental factors in Hong Kong could impact our delivery of fixed telecommunications network services using wireless technology and increase our operating costs.

Wireless transmission of information is subject to environmental influences, which could impact our delivery of fixed telecommunications network services using this technology. In particular:

•	Wireless technology requires an unobstructed line of sight between two linked antennas. Hong Kong is characterized by large variations in elevation and numerous tall buildings.

•	Weather conditions, such as heavy rainfall, can adversely impact the transmission quality of wireless signals and necessitate shorter distances between antennas to maintain desired transmission quality. Hong Kong’s weather patterns often result in heavy rainfall during certain periods of the year.

Each of these factors may cause us to either accelerate our plans to install self-owned fiber-based backbone or lease capacity on the wireline-based backbone of other fixed network operators, which may increase our operating costs.

Risks Relating to the Regulatory, Political and Economic Environment

Regulatory reforms and currently contemplated regulatory initiatives in the telecommunications industry may adversely affect us.

The Hong Kong telecommunications industry is undergoing continuous regulatory reform. In July 2003, the Hong Kong government enacted the Telecommunications (Amendment) Ordinance 2003, or the 2003 Ordinance, which specifically regulates merger and acquisition activities in the Hong Kong telecommunications industry. The 2003 Ordinance gives the Telecommunications Authority the power to review mergers and acquisitions concerning carrier licensees and to take appropriate actions when it determines that the transaction would substantially lessen market competition without any outweighing public benefits. The Telecommunications Authority also has the right to impose conditions upon or oppose mergers and acquisitions, which may have an adverse effect on our ability to grow our business through mergers and acquisitions.

On October 4, 2004, the Telecommunications Authority issued a consultation paper requesting commentary from market participants regarding regulation of Internet Protocol telephony services. The Telecommunications Authority seeks to determine whether the existing regulatory framework, which was primarily designed to govern traditional fixed line telephony services, is applicable to VOIP telephony services. Some of the regulatory issues being addressed include creating a licensing framework, conformance to the existing system of assigning telephone numbers, imposition of interconnection charges and establishing guidelines with respect to the quality of services. As we currently offer local VOIP services, the Telecommunications Authority’s final determination may subject us to further regulations that affect our operations.

Our revenues may be adversely affected by regulatory and commercial increases in tariffs mandated by the Chinese government and other international carriers.

China’s Ministry of Information Industry, or the MII, and the State Development Planning Commission jointly set tariffs for all domestic and international long distance services in China using public switched telephone networks, leased lines and data services. Certain tariffs payable by us to our carrier partners are based, among other things, on the tariffs determined by these agencies with respect to the calls our subscribers make to persons in China. In November 2002, our carrier partners in China increased the termination rates payable by us to them for international long distance telephone calls into China due to the imposition by the MII of these rate increases. To cover the increased cost for terminating traffic in China, we increased the rates we charged our customers for calls into China, which represented 65% of our international traffic for fiscal 2003. This rate increase led to an immediate drop of traffic into China. Further, our market share was adversely affected, as one of our competitors did not increase the rates it charged its customers for calls into China as a result of the increased tariff.

While our carrier partners subsequently reversed this increase in termination rates in 2003, the MII may impose changes to termination rates and related tariffs in the future, which we would expect to affect the rates we charge our customers for calls into China. In addition, following the termination rate increase imposed by China’s MII, Philippines-based carriers raised their inbound termination rates and some European mobile carriers have also made such increases in recent years. Other international carriers may follow these examples. We cannot predict the timing, likelihood or magnitude of any future tariff adjustment; nor can we predict the extent or potential impact upon our business of any such future tariff increases. Such increases may lead to a decrease in traffic, reduce our revenues and adversely affect our business and results of operations. In addition, if we are unable to pass the increased cost of services onto our customers, it would have an adverse effect on our profit margins for international telecommunications services.

The Communications and Technology Branch has issued a letter stating that we are exempt from obtaining a broadcasting license to provide our IP-TV services. However, should we be required to obtain a broadcasting license for our IP-TV services and we are unable to do so, we may be forced to terminate our IP-TV service.

Unlike our competitors, who hold domestic pay-television program service licenses, we provide our IP-TV services over our Metro Ethernet network under HKBN’s FTNS License. The Hong Kong government has indicated that because our IP-TV services are carried over the Internet, we are exempt under the Broadcasting Ordinance from the requirement to obtain a domestic pay-television program service license. However, the government’s Communications and Technology Branch has informed us that the government is considering a review of the broadcasting regulatory regime and may introduce changes to the existing regulatory framework, including the existing exemption in the Broadcasting Ordinance. Therefore, we cannot predict whether the government may require us to obtain a pay-television program service license in the future. If such license requires us to pay significant fees or imposes restrictions on our current operations, the revenues from our IP-TV business may be adversely affected or, if we are unable to obtain a pay-television program service license, we may be forced to terminate our IP-TV services.

We require licenses from the Telecommunications Authority to provide our services. If one of these licenses is revoked or not renewed, we would be unable to deliver the services authorized by that license.

We require licenses from the Telecommunications Authority to provide our international telecommunications and fixed telecommunications network services. Our PNETS License is subject to the Telecommunications Authority’s annual renewal and HKBN’s FTNS License is initially granted for a term of 15 years, which may be renewed for such further period not exceeding 15 years at the discretion of the Telecommunications Authority. The Telecommunications Authority’s failure to renew or its revocation of any of these licenses for any reason would prohibit us from continuing to offer the services authorized by that license, which would have a significant adverse impact on our revenues and profitability. In addition, future changes in Hong Kong’s telecommunications regulations or policies could have an adverse impact on our operations. We have more fully described the licenses granted to us by the Telecommunications Authority under the section entitled “Hong Kong Regulatory Overview—Telecommunications Industry—Licensing” in this prospectus.

There may be political risks associated with doing business in Hong Kong.

A significant part of our facilities and operations are currently located in Hong Kong. Hong Kong is a Special Administrative Region of the People’s Republic of China, with its own executive, judicial and legislative branches. Hong Kong enjoys a high degree of autonomy from China under the principle of “one country, two systems”; however, we can give no assurance that Hong Kong will continue to enjoy the same level of autonomy from China. Any intervention by the government of China in the affairs of Hong Kong, in breach of the “one country, two systems” principle, may adversely affect our revenues and our share prices.

We have more than 50% of our staff located in Guangzhou, China and changes in Chinese labor or business laws may significantly affect our operations and our ability to service our Hong Kong based customers.

Our call center in Guangzhou employs over 1,900 persons and is an important resource for us. We are therefore subject, to a significant degree, to the laws and regulations that govern foreign companies with operations in China. The Chinese legal system is based on written statutes. Prior court decisions may be noted for reference but have limited precedential value. Since 1979, the Chinese government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, labor, commerce, taxation and trade. However, because these laws and regulations are relatively new and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve significant uncertainty. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may lead to additional restrictions on our business.

You may have difficulty enforcing judgments against us or our management.

City Telecom is incorporated in Hong Kong. All of our directors and executive officers and some of the experts named in this prospectus live outside the United States, principally in Hong Kong. Also, all or most of City Telecom’s assets are located outside the United States. As a result, you may not be able to:

•	effect service of process upon these persons within the United States, or

•	enforce, against us or these persons within the United States, court judgments obtained in United States courts, including judgments relating to the federal securities laws of the United States.

There is also doubt as to whether courts in Hong Kong will enforce judgments of United States courts based only upon the civil liability provisions of the federal securities laws of the United States, or the securities laws of any state of the United States.

The state of Hong Kong’s economy may affect our profitability.

As we are principally engaged in the provision of broadband Internet access, local VOIP, IP-TV, corporate data and international telecommunications services in Hong Kong, our financial position and the results of our operations will be affected by the conditions of the telecommunications, Internet access and pay-TV markets in Hong Kong, which may in turn be influenced by the general state of the Hong Kong economy, changes in the Hong Kong regulatory environment, and changes in demand and usage habits of Hong Kong consumers. We have limited control over any of these factors. The Hong Kong economy has experienced considerable volatility during the late 1990s and from 2000 to 2003, and there can be no assurance that it will not continue to do so in the future. This could adversely affect our business operations.

Fluctuations of the Hong Kong dollar may increase our operating costs.

A major portion of our operating costs is interconnection charges paid to overseas carriers for the delivery of our international calls. Substantially all of these interconnection charges are denominated in U.S. dollars or other currencies other than Hong Kong dollars. In addition, the equipment and hardware we purchase for the expansion of our Metro Ethernet network constitutes a large portion of our capital expenditure and is also denominated in U.S. dollars. Finally, payment of interest, principal and any other amounts due under the outstanding notes or the exchange notes, as the case may be, will be made in U.S. dollars. However, our revenues are denominated exclusively in Hong Kong dollars. Any depreciation of the Hong Kong dollar, against the U.S. dollar or other currencies, would increase our operating costs, including our debt servicing costs, make our capital expenditure plans more expensive, and adversely affect our profitability.

In addition, the expenses that we incur in relation to our call center located in Guangzhou, China are denominated exclusively in Renminbi, the official currency of the People’s Republic of China. These include the salaries that we pay to our personnel as well as various operating expenses that we incur to maintain our operations. As a result, we are exposed to a certain amount of foreign exchange risk based on fluctuations between the Hong Kong dollar and the Renminbi. If the Renminbi appreciates against the Hong Kong dollar, the amount of Hong Kong dollars we would be required to spend to maintain our call center would increase.

Risks Related to our Indebtedness

The terms of the exchange notes will contain covenants limiting our financial and operating flexibility.

Covenants under the exchange notes offered hereby will restrict our ability to, among other things:

•	pay dividends, make distributions, redeem capital stock and make certain other restricted payments or investments;

•	incur additional indebtedness or issue certain equity interests;

•	merge, consolidate or sell all or substantially all of our assets;

•	issue or sell capital stock of some of our subsidiaries;

•	sell or exchange assets or enter into new businesses;

•	create any restrictions on the payment of dividends, the making of distributions, the making of loans and the transfer of assets;

•	create liens on assets;

•	enter into sale and lease back transactions; and

•	enter into certain transactions with affiliates or related persons.

All of these limitations are subject to exceptions and qualifications described under the section entitled “Description of the Notes” in this prospectus.

These restrictive covenants could limit our ability to pursue our growth plan, restrict our flexibility in planning for, or reacting to, changes in our business and industry and increase our vulnerability to general adverse economic and industry conditions. We may enter into additional financing arrangements in the future, which could further restrict our flexibility.

We will require a significant amount of cash to service our debt.

Our ability to fund operating and capital expenditures and to service debt will depend significantly on our ability to generate cash from operations. We will need to continue generating cash flows at or above current levels to meet our future debt service requirements. However, we cannot assure you that we will be able to do so.

Our ability to generate cash is subject to general economic, financial, competitive, industry, legal and other factors and conditions, many of which are outside our control. In particular, our operations are subject to price and demand volatility in the telecommunications industry. If we cannot service our debt, we may be required to (among other things) reduce capital expenditures, sell assets, or raise equity. We may not be successful in taking these actions, which could cause us to default on our obligations. Further, our ability to take many of these steps may be subject to approval by future creditors in addition to holders of the outstanding notes or exchange notes, as the case may be.

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

Upon the issuance of the outstanding notes, we incurred US$125.0 million amount of indebtedness. In addition, the indenture governing the outstanding notes and that will govern the exchange notes does not prohibit us or our subsidiaries from incurring substantially more debt, including secured credit facility debt and other debt as long as we meet certain debt incurrence ratios (other than CTI Guangzhou and, subsequently, any other subsidiary prohibited by applicable law, regulation or order from issuing a guarantee of the notes, which are restricted from incurring certain indebtedness as further described in the limitation on indebtedness covenant under “Description of the Notes—Certain Covenants—Limitation on indebtedness”). The exchange notes and guarantees will be effectively subordinated to all of our existing and future secured debt to the extent of the value of the assets securing such indebtedness and will be effectively subordinated to all existing and future debt and other liabilities of non-guarantor subsidiaries, including trade payables. Please refer to the section entitled “Description of the Notes” in this prospectus. If new debt is added to our consolidated debt level, the related risks that we now face could intensify.

Covenants in the agreements governing debt we may incur in the future may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and payments, and encumber or dispose of assets. In addition, financial covenants contained in agreements relating to our future debt, including those under a credit agreement, could lead to a default in the event our results of operations do not meet our plans. A default under one debt instrument may also trigger cross-defaults under our other debt instruments. An event of default under any debt instrument, if not cured or waived, could have a material adverse effect on us. Any new debt that we incur in the future could have important consequences to holders of the exchange notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to fund future working capital, capital expenditures, research and development and other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flows from operations to service payments on our debt;

•	limit our flexibility to react to changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage to any of our competitors that have less debt;

•	require us to meet additional financial covenants; and

•	limit, along with other restrictive covenants, among other things, our ability to borrow additional funds.

We cannot assure you that our business will generate cash in an amount sufficient to enable us to service our debt, including the exchange notes, or to fund our other liquidity needs. In addition, we may need to refinance all or a portion of our debt, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

U.S. and foreign statutes allow courts, under specific circumstances, to void the guarantees and require holders of the exchange notes to return payments received from us or the guarantors.

Our creditors or the creditors of our guarantors could challenge the guarantees as fraudulent conveyances or on other grounds. The delivery of the guarantees could be found to be a fraudulent transfer and declared void if a U.S. or foreign court determined that the guarantor delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors, the guarantor did not receive fair consideration for the delivery of the guarantee or the guarantor was insolvent at the time it delivered the guarantee. If a U.S. or foreign court declares the guarantees to be void, or if the guarantees must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the exchange notes would be unsecured and subordinated to the debt of our guarantors, including trade payables.

In addition, under U.S. or foreign bankruptcy or applicable insolvency laws, if certain bankruptcy or insolvency proceedings were initiated by or against us within certain periods of time (in the United States, this period of time is 90 days after we made any payment with respect to the exchange notes) and we were insolvent at the time of such payment, all or a portion of such payment could be voided as a preferential transfer and the recipient of such payment could be required to return such payment to us or a fund for the benefit of our creditors.

The guarantees are subject to certain defenses that may limit your right to receive payment on the exchange notes.

Although the guarantees provide the holders of the exchange notes with a direct claim against the assets of the guarantors, enforcement of the guarantees against any guarantor would be subject to certain “suretyship” defenses available to guarantors generally. Enforcement could also be subject to other defenses available to the guarantors in certain circumstances. To the extent that the guarantees are not enforceable, the exchange notes would be effectively subordinated to all liabilities of the guarantors, including trade payables of such guarantors.

In addition, if a guarantor becomes a debtor in a case instituted under applicable bankruptcy laws or encounters other financial difficulty, its obligations may, depending on the law applicable in the bankruptcy of the relevant guarantor, be subject to review under fraudulent transfer and other laws. Under those laws, a court could avoid the guarantor’s obligations under its guarantee if it concludes, among other things, that the guarantor incurred its obligations for less than reasonably equivalent value or fair consideration at a time when the guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business.

The obligations of each guarantor under its guarantee of the exchange notes will be limited in a manner intended to cause it not to be a fraudulent transfer under applicable law, although we cannot assure you that a U.S. or foreign court would give the holder of the exchange notes the benefit of such provision.

The exchange notes will not be guaranteed by CTI Guangzhou or any of our future subsidiaries organized under the laws of jurisdictions which prohibit such subsidiary from becoming a subsidiary guarantor, which will effectively subordinate the exchange notes to the debt and other obligations, including trade payables, of these subsidiaries.

We currently have one wholly owned subsidiary organized under the laws of China, CTI Guangzhou, which operates as our primary group customer service call center. CTI Guangzhou generates no revenues from third parties outside of our group and any revenues generated are eliminated in our consolidated accounts. As of August 31, 2004, CTI Guangzhou had net assets of HK$7.2 million and no external third-party long-term borrowings. The exchange notes will not be guaranteed by CTI Guangzhou or any other future subsidiary prohibited by applicable law, regulation or order from becoming a subsidiary guarantor. While any subsidiary that is not a subsidiary guarantor will be restricted from incurring certain indebtedness as further described under “Description of the Notes—Certain Covenants—Limitation on Indebtedness”, the exchange notes will effectively be subordinated to all the debt and other obligations, including trade payables, of these subsidiaries.

Risks Related to the Exchange Offer

If you fail to follow the exchange offer procedures, your outstanding notes will not be accepted for exchange.

We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only if:

•	you timely deliver a properly completed and duly executed letter of transmittal together with a timely confirmation of a book-entry transfer into the exchange agent’s account maintained at DTC for such purpose, or

•	you timely deliver your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents, or

•	you comply with the guaranteed delivery procedures for tendering your notes if you hold your notes in physical form.

Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery of all documents required to complete the exchange. If we do not either receive your letter of transmittal and timely confirmation of a book-entry transfer or your outstanding notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your notes, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to significant restrictions on transfer, and may be subject to a limited trading market and a significant diminution in value.

If you do not exchange your outstanding notes for the exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes. In general, you may only offer or sell the outstanding notes if such offers and sales are registered under the Securities Act and applicable state securities laws, or exempt from such registration. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining outstanding notes would be adversely affected and there could be a significant diminution in the value of the outstanding notes as compared to the value of the exchange notes.

An active public market may not develop for the exchange notes, which could adversely affect the market price and liquidity of the exchange notes.

The exchange notes constitute securities for which there is no established trading market in the United States. We do not intend to list the exchange notes on any U.S. securities exchange or to seek approval for quotation through any U.S. automated quotation system, and no active public market for the exchange notes is currently anticipated although the exchange notes will be listed on the SGX-ST. If a market for the exchange notes should develop, the exchange notes could trade at a discount from their principal amount and they may be difficult to sell. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, you may not be able to resell any exchange notes or, if you are able to resell, you may not be able to do so at a satisfactory price.

In addition, both the liquidity and the market price quoted for the outstanding notes and, if issued, the exchange notes may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects, or in the prospects for companies in our industry generally.

If you participate in the exchange offer for the purpose of participating in a distribution of the exchange notes you could be deemed an underwriter under the Securities Act and be required to deliver a prospectus when you resell the exchange notes.

If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed an underwriter under the Securities Act. If so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are deemed to be an underwriter and do not comply with these prospectus delivery requirements, you may be subject to civil penalties.

We may not be able to repurchase the exchange notes upon a change of control as required by the indenture.

Upon a change of control, we will be required to make an offer to purchase all outstanding exchange notes. Pursuant to this offer, we would be required to purchase the exchange notes at 101% of their principal amount plus accrued and unpaid interest up to, but not including, the date of repurchase. The source of funds for any such purchase would be our available cash or third-party financing. However, we may not have enough available funds at the time of any change of control to make required repurchases of tendered exchange notes.

Our failure to repurchase tendered exchange notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. This default may, in turn, constitute an event of default under future senior indebtedness any of which could cause repayment of the related debt to be accelerated after any applicable notice or grace periods. If debt repayment were to be accelerated, we may not have sufficient funds to repurchase the exchange notes and repay the debt. In addition, the definition of change of control for purposes of the indenture does not necessarily afford protection for the holders of the notes in the event of some types of highly leveraged transactions, including certain acquisitions, mergers, refinancings, restructurings or other recapitalizations, although these types of transactions could increase our indebtedness or otherwise affect our capital structure or credit ratings and the holders of the notes. The definition of change of control for purposes of the indenture also includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition under applicable law. Accordingly, our obligation to make an offer to purchase the exchange notes, and the ability of a holder of exchange notes to require us to repurchase its exchange notes pursuant to the offer as a result of a highly leveraged transaction or a sale, lease, transfer, conveyance or other disposition of less than all of our assets taken as a whole may be uncertain.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance and sale of the outstanding notes, we entered into a registration rights agreement with the initial purchaser of the outstanding notes. We are making the exchange offer to satisfy our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except for the transfer restrictions (other than those applicable to transfers by plans and governmental plans) and registration rights relating to the outstanding notes which will not apply to exchange notes. The exchange notes will be entitled to the benefits of the indenture. See “Description of the Notes.”

The exchange notes will evidence the same debt as the outstanding notes and will be issued under the same indenture, so the exchange notes and the outstanding notes will be treated as a single class of debt securities under the indenture. The outstanding notes and exchange notes will, however, have separate CUSIP numbers.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered or accepted for exchange. As of the date of this prospectus, US$125.0 million aggregate principal amount of the outstanding notes is outstanding. Outstanding notes tendered in the exchange offer must be tendered in a minimum principal amount of US$1,000 and integral multiples of US$1,000.

Based on certain interpretive letters issued by the staff of the U.S. Securities and Exchange Commission to third parties in unrelated transactions, holders of outstanding notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their outstanding notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder’s business and the holder is not participating in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

The approval of the outstanding notes for admission to the Official List of the SGX-ST included the admission for listing of the exchange notes, and no further application to the SGX-ST for the listing of the exchange notes will be necessary. We will give notice to the SGX-ST of the registered exchange offer prior to its commencement and of the results of such registered exchange offer. The outstanding notes were admitted to the Official List of the SGX-ST on January 24, 2005.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the jurisdictions you reasonably request in writing. If you do not exchange outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to restrictions on transfer.

If any holder of the outstanding notes is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the Securities and Exchange Commission and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on                     , 2005 unless we in our sole discretion extend the period during which the exchange offer is open.

We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to Deutsche Bank Trust Company Americas, the exchange agent, and by issuing a press release or other public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation.

The exchange date will be the fourth New York Stock Exchange trading day following the expiration date. We expressly reserve the right to:

•	terminate the exchange offer and not accept for exchange any outstanding notes for any reason, including if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the outstanding notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the outstanding notes as promptly as practicable.

Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the tendered outstanding notes on the exchange date. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See “—Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes” below for more information.

This prospectus and the related letter of transmittal and other relevant materials will be mailed by us to record holders of outstanding notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of outstanding notes.

Procedures for Tendering Outstanding Notes

The tender of outstanding notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

General Procedures. You may tender the notes by:

•	properly completing and signing the letter of transmittal or a facsimile and delivering the letter of transmittal together with:

•	the certificate or certificates representing the outstanding notes being tendered and any required signature guarantees, to the exchange agent at its address set forth in the letter of transmittal on or prior to the expiration date, or

•	a timely confirmation of a book-entry transfer of the outstanding notes being tendered, if the procedure is available, into the exchange agent’s account maintained at The Depositary Trust Company, or DTC, for that purpose pursuant to the procedure for book-entry transfer described below, or

•	complying with the guaranteed delivery procedures described below.

If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for those outstanding notes are to be issued, or if a new note representing any untendered outstanding notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as “STAMP.” If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender outstanding notes should contact the holder promptly and instruct the holder to tender outstanding notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender the outstanding notes itself, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering the outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

A tender will be deemed to have been received as of the date when:

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the outstanding notes is received by the exchange agent,

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent, or

•	a notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal, the tendered outstanding notes, or book-entry confirmation, if applicable and any other required documents.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of outstanding notes will be determined by us, and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defects or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

The method of delivery of outstanding notes and all other documents is at the election and risk of the tendering holders, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail be properly insured with return receipt requested and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for the holders.

Book-Entry Transfer. The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Guaranteed Delivery Procedures. If you desire to tender outstanding notes pursuant to the exchange offer, but time will not permit a letter of transmittal, the outstanding notes or other required documents to reach the exchange agent on or before the expiration date, or if the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered, the principal amount of the outstanding notes being tendered and, if possible, the certificate numbers of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the expiration date, the outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions of the Letter of Transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The transferring party tendering outstanding notes for exchange will be deemed to have exchanged, assigned and transferred the outstanding notes to us and to have irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of any and all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes. The transferor will be required to agree that acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange for tendered outstanding notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor and will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

By tendering outstanding notes and executing the letter of transmittal, the transferor will be required to certify that:

•	it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the holder;

•	the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•	the transferor is not a broker-dealer who purchased the outstanding notes for resale pursuant to an exemption under the Securities Act; and

•	the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes.

Withdrawal Rights

Outstanding notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal not later than the close of business on the expiration date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered outstanding notes to be withdrawn, the certificate numbers and principal amount of outstanding notes to be withdrawn, that the holder is withdrawing its election to have such outstanding notes exchanged and the name of the registered holder of the outstanding notes. The notice must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding notes being withdrawn. The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of outstanding notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered outstanding notes when we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders of outstanding notes for the purposes of receiving exchange notes from us and causing the outstanding notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted outstanding notes will be made by the exchange agent on the exchange date. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described above, the outstanding notes will be credited to an account maintained by the holder with DTC for the outstanding notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered outstanding notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely issuing a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, or, at our option, modify or otherwise amend the exchange offer, if:

•	there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the U.S. Securities and Exchange Commission:

•	seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer,

•	assessing or seeking any damages as a result thereof, or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the outstanding notes pursuant to the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the Staff of the U.S. Securities and Exchange Commission.

We may waive any or all of these conditions at any time, in whole or in part, prior to the expiration of the exchange offer. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right. In addition, we reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any outstanding notes, if at that time, any stop order has been issued, or is threatened with respect to the registration statement of which this prospectus is a part or with respect to the qualification of the indenture under the Trust Indenture Act, as amended.

Exchange Agent

Deutsche Bank Trust Company Americas has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, the letter of transmittal or a notice of guaranteed delivery, as well as requests for additional copies of this prospectus, should be directed to the exchange agent as follows:

By Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Fax: (1-615) 835-3701

By Overnight Mail or Courier:

DB Services Tennessee, Inc.

Corporate Trust & Agency Services

Reorganization Unit

648 Grassmere Park Road

Nashville, TN 37211

Confirm by Telephone:

(1-615) 835-3572

Facsimile Transmissions:

Attn: Shalini Kumar

Tel: (1-615) 835-2788

Fax: (1-615) 835-3701

Information: (1-800) 735-7777

By Hand: Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeanette Park Entrance New York, NY 10041

Delivery of the letter of transmittal to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Deutsche Bank Trust Company Americas also acts as trustee under the indenture.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately US$0.5 million.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

The exchange notes will be initially recorded at the carrying value of the outstanding notes as reflected on our accounting records on the date of the exchange according to the generally accepted accounting principles in

Hong Kong, or H.K. GAAP. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of exchange notes for outstanding notes. Expenses incurred in connection with the issuance of the exchange notes will be deducted from the carrying value on the date of exchange and amortised over the term of the exchange notes. The exchange notes will be restated at amortised costs under the effective interest method under the revised H.K. GAAP requirements, which will become applicable to our financial statements for financial period beginning on September 1, 2005.

Transfer Taxes

If you tender your outstanding notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Tax Considerations

We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

United States. The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions, in each case as in effect on the date of this prospectus, all of which are subject to change.

The exchange of an outstanding note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding outstanding note surrendered.

Hong Kong. The following discussion is based upon the provisions of the Inland Revenue Ordinance (Cap 112), regulations, rulings and judicial decisions, in each case as in effect as of the date of this prospectus, all of which are subject to change.

No tax is payable in Hong Kong in respect of any capital gain arising on the exchange of an outstanding note for an exchange note except that any gain on such exchange may be taxable if it is derived from a trade, profession or business carried on by a person in Hong Kong (other than a financial institution as defined in the Inland Revenue Ordinance).

See “Certain Tax Considerations” for more information.

Consequences of Failure to Exchange

As consequence of the offer or sale of the outstanding notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of outstanding notes who do not exchange outstanding notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the outstanding notes. In general, the outstanding notes may not be offered or sold unless such offers or sales are registered under the Securities Act, or exempt from, or not subject to, the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of similar restrictions applicable to the exchange notes (other than those applicable to transfers by plans and government plans), it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of exchange notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes. The net proceeds from the sale of the outstanding notes was approximately US$121.0 million after deduction of estimated expenses and commissions. We used the net proceeds, in part, to repay in full a loan facility in the outstanding amount of HK$196.7 million, and intend to use the remaining net proceeds for capital expenditures, including costs incurred in expanding and upgrading our Metro Ethernet network in Hong Kong, and for additional working capital and general corporate purposes.

EXCHANGE RATE INFORMATION

The Hong Kong dollar is freely convertible into other currencies (including the U.S. dollar). Since 1983, the Hong Kong dollar has effectively been officially pegged to the U.S. dollar at the rate of approximately HK$7.80=US$1.00. While the market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be influenced by the forces of supply and demand in the foreign exchange market, the Hong Kong government, acting through the Hong Kong Monetary Authority, has a number of means by which it may act to maintain exchange rate stability. However, we cannot assure you that the Hong Kong government will maintain the peg at HK$7.80 to US$1.00 or at all. Exchange rates between the Hong Kong dollar and other currencies are influenced by the rate between the U.S. dollar and such other currencies.

The following table sets forth the average, high, low and period-end noon buying rate between the Hong Kong dollar and the U.S. dollar (in Hong Kong dollars per U.S. dollar) for the periods indicated:

	Average(1)	High	Low	Period-End
	HK$	HK$	HK$	HK$
1998	7.7465	7.7595	7.7355	7.7476
1999	7.7599	7.7814	7.7457	7.7740
2000	7.7936	7.8008	7.7765	7.7999
2001	7.7996	7.8004	7.7970	7.7980
2002	7.7996	7.8095	7.7970	7.7988
2003	7.7864	7.8001	7.7085	7.7640
2004	7.7891	7.8010	7.7632	7.7723
September 2004	7.7995	7.8002	7.7970	7.7984
October 2004	7.7889	7.7990	7.7752	7.7834
November 2004	7.7755	7.7815	7.7718	7.7760
December 2004	7.7760	7.7821	7.7698	7.7723
January 2005	7.7948	7.7994	7.7775	7.7993
February 2005	7.7994	7.7999	7.7984	7.7992

(1)	The average of the noon buying rates on the last day of each month during the relevant period.

Source: Federal Reserve Bank of New York.

SELECTED FINANCIAL DATA

The following table presents our selected historical consolidated financial data. The selected historical consolidated financial data below, as of and for the fiscal years ended August 31, 2002, 2003 and 2004 was derived from our audited consolidated financial statements for such periods, included elsewhere in this prospectus. The selected historical consolidated financial data below, as of and for the years ended August 31, 2000 and 2001 was derived from our audited consolidated financial statements for such periods, not included in this prospectus. The financial information included in this prospectus does not reflect our results of operations, financial position and cash flows in the future and our past operating results are no guarantee of our future operating performance. The consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in Hong Kong, or Hong Kong GAAP, which differ in certain significant respects from accounting principles generally accepted in the United States. The differences as they pertain to us are included in note 30 to our audited financial statements included elsewhere in this prospectus. For a summary of our significant accounting policies and the basis of the presentation of our financial statements, refer to the notes to the audited financial statements included elsewhere in this prospectus.

You should read the following information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes, included elsewhere in this prospectus.

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004	2004
	HK$	HK$	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)	(Restated)(1)	(Restated)(1)
	(Amounts in thousands except per share data)
Consolidated Statement of Income Data:
Hong Kong GAAP
Revenues:
Fixed telecommunications network services	109,019	154,262	241,219	423,107	541,902	69,475
International telecommunications	1,119,148	861,338	908,981	875,802	627,978	80,510
Content and e-commerce	5,960	1,034	—	—	—	—

Total Operating Revenue	1,234,127	1,016,634	1,150,200	1,298,909	1,169,880	149,985

Cost of Services:
Fixed telecommunications network services	(112,742)	(69,085)	(50,808)	(76,845)	(122,476)	(15,702)
International telecommunications	(770,786)	(514,182)	(407,155)	(245,908)	(208,932)	(26,786)
Content and e-commence	(5,080)	(1,085)	—	—	—	—

Total Cost of Sales	(888,608)	(584,352)	(457,963)	(322,753)	(331,408)	(42,488)

Gross Profit:
Fixed telecommunications network services	(3,723)	85,177	190,411	346,262	419,426	53,773
International telecommunications	348,362	347,156	501,826	629,894	419,046	53,724
Content and e-commence	880	(51)	—	—	—	—

Total Gross Profit	345,519	432,282	692,237	976,156	838,472	107,497

Operating Expenses	(506,992)	(415,135)	(602,644)	(704,796)	(793,125)	(101,683)
Operating Income/(loss)	(161,473)	17,147	89,593	271,360	45,347	5,814
Interest income, net	25,629	30,896	7,366	2,562	3,578	459
Other income, net	191,989	10,935	502	1,678	2,668	342
Income taxes	(2,328)	(17,533)	(15,190)	(17,857)	(2,043)	(262)
Income after taxation	53,817	41,445	82,271	257,743	49,550	6,353
Minority interest	15,058	13,724	8,234	—	—	—
Net income	68,875	55,169	90,505	257,743	49,550	6,353
Net income per share (cents)	14.7	11.2	18.3	46.6	8.1	1.0
Diluted net income per share (cents)(2)	14.4	11.2	16.0	41.9	8.1	1.0
Dividends declared per share (cents)	2.0	1.0	—	5.0	9.0	1.2
Diluted weighted average number of shares(3)	478,051	494,449	565,889	615,102	614,365	614,365
Weighted average number of shares	468,946	490,679	495,181	552,600	610,095	610,095

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004	2004
	HK$	HK$	HK$	HK$	HK$	US$
	(Amounts in thousands except per share data)
U.S. GAAP
Total operating revenue	1,217,169	1,006,328	1,141,814	1,291,119	1,169,880	149,985
Total operating costs	(1,343,408)	(978,843)	(1,073,283)	(1,015,900)	(1,123,198)	(144,000)
Net income from continuing operations	103,089	65,389	69,317	264,151	51,565	6,611
Net income from continuing operations per share (cents)	22.0	13.3	14.0	47.8	8.5	1.1
Net income/(loss) from discontinued operations	(36,939)	(11,423)	(352)	83	—	—
Loss arising from disposal of discontinued operations	—	—	—	(2,695)	—	—
Net loss from discontinued operations per share (cents)	(7.8)	(2.3)	(0.1)	(0.5)	—	—
Net income	66,150	53,966	68,965	261,539	51,565	6,611
Net income per share (cents)	14.2	11.0	13.9	47.3	8.5	1.1
Diluted net income from continuing operations per share (cents)(4)	21.6	13.2	12.3	42.9	8.4	1.1
Diluted net loss from discontinued operations per share (cents)(5)	(7.7)	(2.3)	(0.1)	(0.4)	—	—
Diluted net income per share (cents)(2)	13.9	10.9	12.2	42.5	8.4	1.1
Dividends declared per share (cents)	2.0	1.0	—	5.0	9.0	1.2
Weighted average number of shares	468,946	490,679	495,181	552,600	610,095	610,095
Diluted weighted average number of shares(3)	478,051	494,449	565,889	615,102	614,365	614,365

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004	2004
	HK$	HK$	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)	(Restated)(1)	(Restated)(1)
	(Amounts in thousands)
Consolidated Balance Sheet Data: Hong Kong GAAP
Total assets	1,221,050	1,144,618	1,327,285	1,548,534	1,683,408	215,822
Total liabilities	(449,308)	(333,476)	(422,297)	(369,359)	(507,710)	(65,091)

Net assets	771,742	811,142	904,988	1,179,175	1,175,698	150,731
Minority interest	(24,131)	(10,407)	—	—	—	—

Net assets employed	747,611	800,735	904,988	1,179,175	1,175,698	150,731

Share capital	48,960	49,107	50,086	60,496	61,057	7,828
Share premium	568,945	569,180	572,656	615,886	617,986	79,229
Reserves	129,706	182,448	282,246	502,793	496,655	63,674

Total shareholders’ equity	747,611	800,735	904,988	1,179,175	1,175,698	150,731

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004	2004
	HK$	HK$	HK$	HK$	HK$	US$
	(Amounts in thousands except per share data)
U.S. GAAP
Total assets	1,224,445	1,146,994	1,329,707	1,552,021	1,688,640	216,492
Total liabilities	(449,308)	(333,476)	(422,297)	(369,359)	(507,710)	(65,091)

Net assets	775,137	813,518	907,410	1,182,662	1,180,930	151,401
Minority interest	(24,131)	(10,407)	—	—	—	—

Total assets less liabilities	751,006	803,111	907,410	1,182,662	1,180,930	151,401

Share capital	48,960	49,107	50,086	60,496	61,057	7,828
Share premium	578,380	578,799	603,861	644,360	646,190	82,845
Reserves	123,666	175,205	253,463	477,806	473,683	60,728

Total shareholders’ equity	751,006	803,111	907,410	1,182,662	1,180,930	151,401

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004	2004
	(HK$)	(HK$)	(HK$)	(HK$)	(HK$)	(US$)
	(In thousands, except ratio of earnings to fixed charges)
Other Financial Data:
EBITDA(6)	98,187	124,653	227,684	449,058	245,032	31,414
Net cash provided by (used in) operating activities	(30,253)	38,751	288,444	414,500	203,763	26,123
Net cash used in investing activities	(409,663)	(48,769)	(475,212)	(309,634)	(406,244)	(52,083)
Net cash provided by (used in) financing activities	627,430	13,880	9,109	(10,274)	47,221	6,054
Capital expenditures	260,380	166,037	579,066	250,209	410,046	52,570
Ratio of earnings to fixed charges(7)	16.0	16.5	28.9	463.9	16.1	16.1
Pro forma ratio of earnings to fixed charges(8)	N/A	N/A	N/A	N/A	8.6	8.6

As a measure of our operating performance or liquidity, we believe that the most directly comparable measure to EBITDA is net cash provided by (used in) operating activities. The following table reconciles our net cash provided by (used in) operating activities under Hong Kong GAAP to our definition of EBITDA on a consolidated basis for each of fiscal 2000, 2001, 2002, 2003 and 2004.

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004	2004
	HK$	HK$	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)	(Restated)(1)	(Restated)(1)
	(Amounts in thousands)
EBITDA	98,187	124,653	227,684	449,058	245,032	31,414
Depreciation and amortization	(52,613)	(82,847)	(129,355)	(176,020)	(197,017)	(25,258)
Interest income, net	25,629	30,896	7,366	2,562	3,578	459
Income taxes	(2,328)	(17,533)	(15,190)	(17,857)	(2,043)	(262)

Net income	68,875	55,169	90,505	257,743	49,550	6,353
Depreciation and amortization	52,613	82,847	129,355	176,020	197,017	25,258
Amortization of deferred expenditure	—	—	—	—	1,828	234
Income taxes	2,328	17,533	15,190	17,857	2,043	262
Interest income	(31,857)	(35,438)	(10,870)	(3,163)	(3,753)	(481)
Minority interest	(15,058)	(13,724)	(8,234)	—	—	—
Loss/(gain) on disposal of fixed assets	2,699	3,512	2,414	427	(34)	(4)
Unrealised losses on other investments	—	—	—	—	1,696	217
Gain on dilution of interest in subsidiary	(185,811)	—	—	—	—	—
Loss on disposal of a subsidiary	—	—	—	2,695	—	—
Taxation refund/(paid)	2,542	—	(4,452)	(19,861)	(24,819)	(3,182)
Change in long term receivable	—	—	—	—	(6,206)	(796)
Change in working capital, net	73,416	(71,148)	74,536	(17,218)	(13,559)	(1,738)

Net cash flow (used in) provided by operating activities	(30,253)	38,751	288,444	414,500	203,763	26,123

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004
Operating Data:
Fixed Telecommunications Network Services Subscriptions:
Broadband Internet Access	1,600	17,700	130,000	172,000	197,000
Local VOIP(9)	—	—	21,000	140,000	237,000
IP-TV	—	—	—	—	31,000

Total	1,600	17,700	151,000	312,000	465,000

Registered International Telecommunications Accounts(10):
Residential	842,000	906,388	1,056,759	1,495,229	1,819,481
Corporate	63,984	76,067	90,930	93,959	96,754

Total	905,984	982,455	1,147,689	1,589,188	1,916,235

IDD Outgoing Minutes (in thousands)	505,000	580,000	916,000	888,000	1,007,000

(1)	In fiscal 2004, we adopted revised Statements of Standard Accounting Practice (“SSAP 12”), “Income taxes”, issued by the Hong Kong Institute of Certified Public Accountants, regarding the recognition of deferred tax. The adoption of SSAP 12 represents a change in accounting policy, which we have applied retrospectively. As a result, financial information provided for all years prior to fiscal 2004 have been restated to conform to the changed policy.
(2)	Diluted net income per share is computed by dividing the net income by the diluted weighted average number of ordinary shares during the year.
(3)	Diluted weighted average number of shares is the weighted average number of ordinary shares outstanding during the year, plus the weighted average number of additional ordinary shares which would have been outstanding assuming all the outstanding share options and share warrants have been exercised at the beginning of the year or on the date of issue, whichever is earlier.
(4)	Diluted net income from continuing operations per share is computed by dividing the net income from continuing operations by the diluted weighted average number of ordinary shares during the year.
(5)	Diluted net loss from discontinued operations per share is computed by dividing the net loss from discontinued operations by the diluted weighted average number of ordinary shares during the year.
(6)	EBITDA for any period means, without duplication, net income for such period, plus the following to the extent deducted in calculating such net income: interest expense, income taxes, depreciation and amortization expense (excluding any such non cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation). EBITDA is not a measure of performance under Hong Kong GAAP or U.S. GAAP. We believe that EBITDA is an additional measure utilized by investors in determining a borrower’s ability to meet debt service requirements. However, EBITDA does not represent, and should not be used as a substitute for, net earnings or cash flows from operations as determined in accordance with Hong Kong GAAP or U.S. GAAP, and EBITDA is not necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. In addition, our definition of EBITDA may differ from that of other companies.
(7)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For the purposes of calculating the ratios, “earnings” is defined as pre-tax income/(loss) from continuing operations plus fixed charges, net of interest capitalized, and “fixed charges” consists of interest expense, incidental borrowing costs and interest capitalized.
(8)	The pro forma ratio of earnings to fixed charges was computed by dividing earnings by pro forma fixed charges. “Pro forma fixed charges” is computed by adjusting the historical “fixed charges” by the increase in interest costs of HK$100 million of the proceeds from the offering of outstanding notes that was used to repay the HSBC facility in full and the reduction in interest costs as if the HK$100 million HSBC facility had not been drawn down during fiscal 2004. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Financing Activities—Indebtedness” in this prospectus.
(9)	Includes only on-network subscriptions.
(10)	Registered accounts refer to international telecommunications customers that have a valid account. Account holders may or may not be active users of our services.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations is based upon and should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. We caution you that our business and financial performance are subject to substantial risks and uncertainties. Our actual results could differ materially from those projected in the forward-looking statements. In evaluating our business, you should carefully consider the information provided under the section entitled “Risk Factors in this prospectus.

Overview

We are a fast growing and innovative provider of residential and corporate fixed telecommunications network and international telecommunications services in Hong Kong. We offer our customers an integrated suite of broadband Internet access, local VOIP, IP-TV and corporate data services through our self-owned Metro Ethernet network. As of August 31, 2004 we had a total of approximately 465,000 fixed telecommunications network services subscriptions, consisting of approximately 197,000 broadband Internet access, 237,000 local VOIP and 31,000 IP-TV services subscriptions, and as of December 15, 2004, we had a total of approximately 490,000 subscriptions, consisting of approximately 201,000 broadband Internet access, 253,000 local VOIP and 36,000 IP-TV services subscriptions. In addition to providing fixed telecommunications network services, we believe that we are one of the largest providers of international telecommunications services in Hong Kong. We offer a variety of international telecommunications services and products including direct dial services, international calling cards and mobile call forwarding services. Our total international telecommunications services customer database comprises approximately 1.9 million registered accounts with an average of 500,000 customers that are billed on a monthly basis.

Our self-owned network is one of the world’s largest Metro Ethernet networks and is cited as a global reference case by our primary vendors, Cisco Systems, Inc. and Nortel Networks Limited. Our Metro Ethernet network has a current coverage of 1.2 million home passes, which represents approximately 60% of Hong Kong’s population. The coverage of our network is concentrated in Hong Kong’s most densely populated areas and reaches on average 3,000 residential buildings with approximately 400 residences per building and approximately 610 commercial buildings making us one of the largest residential fixed telecommunications network operators in Hong Kong. In most other markets, Metro Ethernet is primarily used in commercial buildings in metropolitan areas, as the technology is most cost effective in dense user populations where a provider can service a large number of users in a single building or cluster of buildings. We have applied this technology to densely populated residential areas in Hong Kong where most of our customers live in high-rise apartment buildings with multiple apartments per floor. This has enabled us to contain our core network costs to approximately US$130 per home pass. Our Metro Ethernet network conforms to industry standards for 10/100/1,000 Mbps Internet access speeds. All of our fixed telecommunications network services are based on the single Internet Protocol, or IP, platform of our Metro Ethernet network, unlike our competitors who use multiple platforms to provide their services. In addition, unlike most of our competitors, we operate an “end-to-end” network that transmits data between our subscribers’ premises, our IP network hub sites and our switching centers in Hong Kong.

We were incorporated in May 1992 and we began offering international telecommunications services in September 1992. From that date, we focused on increasing our subscription base and amount of international traffic, and on building the CTI brand name as a low cost provider of international telecommunications services. In January 1999, we became the first Hong Kong company to obtain a PNETS License, covering the provision of international telecommunications services using international simple resale, which had a significant positive impact on our international telecommunications revenues. We incorporated HKBN in Hong Kong in August 1999 and launched our broadband Internet access services in March 2000. In addition, we began providing local VOIP services in April 2002, IP-TV services in August 2003, and corporate data services in July 2004 using our Metro Ethernet network.

Because of the various changes to our business over the past three years, our ability to forecast our revenues with any degree of accuracy is somewhat limited. In addition, we cannot be sure that our planned capital expenditures and our marketing and sales expenditures will necessarily lead to increased revenues. In fiscal 2004, our total revenue dropped by 9.9% from HK$1,298.9 million in fiscal 2003 to HK$1,169.9 million, due to a significant drop in revenue from our international telecommunications services. In addition, our operating profits for this business declined by 52.3% from HK$338.9 million in fiscal 2003 to HK$161.5 million in fiscal 2004. Though our international call traffic increased in terms of total number of minutes carried, this was offset by the drop in average tariff rates resulting in a decrease in revenue and operating profits. With the drop in average tariff rates, we expect that our profit margins in the international telecommunications services will continue to be under pressure. To maintain our market share, we must continue to offer our subscribers international telecommunications services that are competitive with the prices offered by other market players. We therefore must continue to lower our costs of providing these services if we are to maintain our profitability in this business.

Operating Environment

Our fixed telecommunications network operations

The wireless-based FTNS License that HKBN obtained from the Telecommunications Authority in February 2000 provided HKBN with the authority to begin installation of the wireless network that we use to provide broadband Internet access services. To enable HKBN to provide fixed telecommunications network services using wire-line technology in addition to wireless technology, our FTNS License was amended in April 2002 to include provision of local fixed wireline network services. This amendment allowed us to develop our own fiber-based backbone to replace our existing wireless and leased wireline-based backbone. During fiscal 2004, we reduced the percentage of our home-passes serviced by wireless backbone from 60% to 28%, and we are on target to have more than 90% of our Metro Ethernet home passes serviced by our self-owned fiber-based backbone by the end of fiscal 2005. To maximize our return on investment, we have focused on building our Metro Ethernet network in Hong Kong’s most densely populated areas to achieve cost savings and provide additional bandwidth capacity for further growth. After our initial capital expenditure, we expect our operating costs to decline and our service quality to improve because we will rely less on backbone transmission facilities owned by third parties and thereby decrease the leasing fees that we pay.

Having our own fiber-based backbone allows us to offer broadband Internet access, local VOIP, IP-TV and corporate data services over a single IP platform without being subject to network limitations of other fixed telecommunications network operators. During fiscal 2004, we devoted considerable resources to marketing our local VOIP and IP-TV services. As a result, our revenues from fixed telecommunications network services grew by 28% compared to fiscal 2003.

Our international telecommunications operations

From September 1992 until December 1998, we relied on the circuits of local fixed line network operators and other overseas carriers to transmit our international calls. This type of international telecommunications service is commonly referred to as “callback”. A change in Hong Kong telecommunications regulations that took effect in January 1999 allowed us to obtain a license to use international simple resale to transmit international calls. In 2001 we obtained a satellite based External FTNS License, and then upgraded to a full External FTNS License in 2002. We have since acquired the exclusive use of several leased international transmission circuits for direct transmission of international calls between our switches in Hong Kong and switches in other countries. The license upgrades have had a positive effect on our international telecommunications revenues and profits. Additionally, in part due to use of our self-owned capacity on undersea cables, the quality of the service we provide has improved and our transmission costs have decreased.

Our total international telecommunications services customer database comprises approximately 1.9 million registered accounts with an average of 500,000 customers that are billed on a monthly basis. Our international traffic volume has increased each year since we began providing international telecommunications services with the exception of fiscal 2003. In fiscal 2003, we faced significant competitive pressures from both new market entrants and existing players who adopted aggressive pricing strategies. This created downward pressure on the tariff rates in the marketplace, which we chose in part not to match due to the simultaneous increase in termination fees imposed by China’s MII. See “Risk Factors—Risk Relating to the Regulatory, Political and Economic Environment—Our revenues may be adversely affected by increases in tariffs mandated by the Chinese government and other international carriers” in this prospectus. In fiscal 2004, we continued to face heavy competition and large decreases in average tariff rates, but we have kept our prices at levels comparable to our competitor’s prices and our traffic volume has rebounded to 1,007.0 million minutes in fiscal 2004 as compared to 888.0 million and 915.9 million minutes in fiscal 2003 and fiscal 2002, respectively.

In terms of traffic routes, China is still the single largest contributor to our international telecommunications revenues and accounted for approximately 70% of our total traffic in fiscal 2004. The second and third most popular routes remained the United States and Canada, which together accounted for approximately 12% of our total traffic in fiscal 2004.

We have continued to maintain our focus on corporate customers among our international telecommunications subscribers. We have particularly focused on small-to-medium enterprises, as we believe our combination of high-quality services and attractive pricing gives us an advantage over other service providers. Our corporate customer base had grown to 96,754 registered accounts as of August 31, 2004 with an average of 60,000 customers that are billed on a monthly basis. Because our corporate customers generally use greater volumes of our services than residential customers, our corporate customers generate higher revenues per subscriber than residential customers. We intend to continue marketing our international telecommunications services to small-to-medium enterprises and other corporate customers in fiscal 2005.

Our revenues

Fixed Telecommunications Network Services. We charge our customers a monthly service charge for each of the fixed telecommunications network services that we provide, and the scalability of our network allows us to sell additional services to our existing customers, for example adding local VOIP or IP-TV services to our current broadband Internet subscribers, with minimal additional network and operating costs. As a result, each new service we add to our existing subscription base contributes significantly to our profitability. We have not generally sold our fixed telecommunications network services bundled together at discounted rates. Instead, we have focused on increasing our subscription base by offering a single service to new subscribers at an attractive entry price. After the customer has begun to use our service, we then try to up-sell additional services to the customer.

In addition to the monthly service charges generated by our fixed telecommunications network business, we also receive interconnection charges from other telecommunications operators in Hong Kong that use our network to deliver their customers’ telecommunications traffic. These charges include:

•	Local access charges, which we earn when other carriers’ international telecommunications traffic is carried over our network;

•	Local interconnection charges, which are per-call and per-minute charges for other fixed line carriers’ calls that are terminated on our network; and

•	Mobile interconnection charges, which we charge to mobile telecommunications operators that deliver incoming and outgoing traffic over our network.

As with other Hong Kong fixed network operators, we invoice other carriers for each of these charges based on the rates for such charges set by PCCW-HKT. These charges comprised approximately 15% of our fixed telecommunications network revenues in fiscal 2004.

International telecommunications. Substantially all of our international telecommunication revenues are generated by the per minute fees that we charge our IDD customers. For each of our 1666 and 0030 calling plans, these charges vary according to the destination of the call. For our 0030 calling plan, we also provide certain discounts that depend on the time of day or day of the week at which the call is placed.

In addition to our per minute charges, we also record a small amount of international telecommunications revenue from our resale of household appliances to existing customers through our Guangzhou calling center, direct mail and on our website. We earn revenues based on the difference between the price the product distributors charge us for the appliances, and the amount that we collect from our customers. Revenue from this activity accounted for less than 1.0% of our international telecommunications revenues in fiscal 2004.

Our Expenses

Fixed Telecommunications Network Services. Since 2001, we have invested significant resources in the development and expansion of our Metro Ethernet network. The scalability of this network allows us to provide multiple services and increase our revenues per subscription with only small incremental increases to our cost of services.

Cost of Services. Our fixed telecommunications network cost of services primarily consists of three components:

•	Backbone expenses. To provide broadband Internet access, local VOIP and IP-TV services in areas where we have not yet installed our own fiber-based backbone, we incur leased wireline backbone charges, which we currently pay to other local fixed telecommunications network operators, with respect to the fixed lines that carry the data between the subscribers’ premises, our IP network hub sites and our two switching centers in Hong Kong. However, as we continue to upgrade and expand our fiber-based backbone, we reduce our reliance on leased transmission capacity.

•	Local interconnection charges. We pay fees to local fixed network operators to transmit information that originates on our network and is terminated outside our network over their fixed lines.

•	International leased lines. We pay fees to international bandwidth providers in connection with the leased lines that carry the data from our switching centers to overseas destinations.

Operating Costs. We have incurred significant operating costs related to our efforts to promote our broadband Internet access, local VOIP, IP-TV and corporate data services. As a result, our subscription acquisition costs have been relatively high. During fiscal 2004, we spent approximately 29% of our fixed telecommunications network services revenues on sales and marketing activities. We expect that we will be required to continue to invest significant financial and human resources in our sales and marketing efforts as we strive to build our subscription base, particularly as we begin to more extensively market our “BB100” broadband Internet access service and introduce pay television services that our customers will be able to watch using a personal computer without the need for a set-top-box.

Other operating costs related to our fixed telecommunications network services include salaries and related costs, office, general and administrative costs and depreciation and amortization. Our salaries and related costs include those employees working on our various service offerings and on the upgrade and expansion of our Metro Ethernet network.

International telecommunications. The expenses we incur for our international telecommunications business consists of costs related to transmission, or cost of services, and operating expenses.

Cost of services. Our cost of services currently comprises four components:

•

Termination charges. When our subscribers’ calls arrive at the destination countries, they are transferred to a local network services operator who delivers the calls to their final destination. We pay these local network operators per-minute fees for each call delivered through their networks to the end destination. For calls placed by our subscribers to countries in which we do not have a bilateral or servicing agreement or our own switching system, we also pay these carriers to transmit our calls from our switching facilities in Hong Kong to those countries. Of the four components that comprise our international telecommunications expenses, termination charges represent the largest component.

•	Local Access Charges. We pay to the network carriers whose local loop facilities we use to transmit calls to and from our customers’ sites a local access charge, or LAC. Our LACs are calculated on a per-minute basis. LACs have been a significant component of our cost of service for our IDD business, although we do not incur LAC charges for IDD calls made by our customers that are also subscribers to our local VOIP service as we do not require the use of other carriers’ facilities for such calls.

•	Charges for our international leased lines. We lease international transmission circuits from other international carriers between Hong Kong and a number of countries. We use these circuits to carry our international traffic to and from such countries. We make fixed monthly lease payments to these international carriers in connection with these circuits. In fiscal 2004, we continued to benefit from our plan to reduce our reliance on transmission facilities owned by third parties and lower our cost of services. Specifically, we capitalized on the two contracts that we had entered into with large consortia of international telecommunications companies to acquire undersea cable capacity. Through the first contract, we invested in the Japan-U.S. undersea cable, which was completed in August 2001. Pursuant to the second contract, we agreed to jointly construct and maintain the APCN 2 undersea cable as an international transmission facility, which commenced operation in May 2002. We spent a total of HK$120 million on these projects. We believe the utilization of these undersea cables provides sufficient international capacity for significant growth of our international call and broadband Internet services.

•	Universal Services Contribution. PCCW-HKT has a universal service obligation to provide basic telephone service to any individual or entity that requests it. To compensate PCCW-HKT for the expenses of this obligation, all incoming and outgoing international calls in Hong Kong are charged a per-minute fee payable to PCCW-HKT. The Telecommunications Authority periodically adjusts the amount of this fee, which is commonly referred to as the USC, and our average rate has declined over the past several years. The provisional USC was approximately HK$0.3 cents per minute as of August 31, 2004 and, HK$1.3 cents per minute as of August 31, 2003. We have historically paid PCCW-HKT USC fees according to the provisional USC rate stipulated by the Telecommunications Authority, which were greater than the actual USC fees that the Telecommunications Authority has subsequently determined that we owe. As a result, we have deducted from our cost of services a USC fee refund from PCCW-HKT in each of fiscal 2002, 2003 and 2004.

Operating Expenses. In addition to cost of services, we generally incur significant sales and marketing expenses in connection with our international telecommunications business. Sales and marketing expenses consist of advertising costs, promotional and public relations expenses and the salaries and other expenses relating to our commission-based sales personnel. Other operating costs include maintenance costs associated with our network equipment, salaries and other related expenses, office expenses and depreciation and amortization charges.

Results of Operations

In addition to our operations in Hong Kong, we also provide international telecommunications and Internet access services in Canada. We own all of the share capital of two telecommunications companies in Canada, City Telecom Inc. and City Telecom (B.C.) Inc., through a wholly owned subsidiary. We acquired our interests in these companies in December 1998 as part of our efforts to increase our market share of the telecommunications traffic between Canada and Hong Kong.

Our consolidated financial statements reflect the consolidated results of operations and financial position of these subsidiary companies from the date of their acquisition by us. However, as of August 31, 2004, none of these subsidiary companies located outside of Hong Kong has made a material contribution to our revenues or results of operations, and in fiscal 2004, they contributed approximately 2.0% to our revenues.

The following table sets forth, for the years indicated, a summary of our results of operations.

	Year Ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Restated)(1)	(Restated)(1)
	(In thousands)
Hong Kong GAAP
Revenues
Fixed telecommunications network services	241,219	423,107	541,902	69,475
International telecommunications	908,981	875,802	627,978	80,510

	1,150,200	1,298,909	1,169,880	149,985

Cost of services
Fixed telecommunications network services	(50,808)	(76,845)	(122,476)	(15,702)
International telecommunications	(407,155)	(245,908)	(208,932)	(26,786)

	(457,963)	(322,753)	(331,408)	(42,488)

Gross profit
Fixed telecommunications network services	190,411	346,262	419,426	53,773
International telecommunications	501,826	629,894	419,046	53,724

	692,237	976,156	838,472	107,497
Operating expenses:
Salaries and related costs	(196,158)	(220,350)	(226,650)	(29,058)
Sales and marketing expenses	(168,441)	(182,471)	(228,169)	(29,253)
Office, general and administrative expenses	(98,413)	(108,270)	(129,787)	(16,639)
Depreciation and amortization	(129,355)	(176,020)	(197,017)	(25,258)
Provision for doubtful accounts receivable	(10,277)	(17,685)	(11,502)	(1,475)

Total operating expenses	(602,644)	(704,796)	(793,125)	(101,683)

Income from operations	89,593	271,360	45,347	5,814
Interest income	10,870	3,163	3,753	481
Interest expense	(3,504)	(601)	(175)	(22)
Other income, net	502	1,678	2,668	342

Income before taxation	97,461	275,600	51,593	6,615
Income taxes	(15,190)	(17,857)	(2,043)	(262)

Income after taxation	82,271	257,743	49,550	6,353
Minority interest	8,234	—	—	—

Net income	90,505	257,743	49,550	6,353

(1)	In fiscal 2004, we adopted SSAP 12, issued by the Hong Kong Institute of Certified Public Accountants, regarding the recognition of deferred tax. The adoption of SSAP 12 represents a change in accounting policy, which we have applied retrospectively. As a result, financial information provided for all years prior to fiscal 2004 have been restated to conform to the changed policy.

Year Ended August 31, 2004 Compared to Year Ended August 31, 2003

Revenue. In fiscal 2004, our total revenue dropped by 9.9% from HK$1,298.9 million to HK$1,169.9 million, due to a significant decrease in revenue from our international telecommunications services, which was partially offset by the continued revenue growth of our fixed telecommunications network services.

Our fixed telecommunications network services continued to record significant revenue growth and increased their contribution to our total revenues, accounting for 46.3% of total revenue in fiscal 2004, compared to 32.6% and 21.0% in fiscal 2003 and fiscal 2002, respectively. Revenue increased from HK$423.1 million in fiscal 2003 to HK$541.9 million in fiscal 2004, representing 28.1% growth. While our number of broadband subscriptions increased from 172,000 as of August 31, 2003 to 197,000 as of August 31, 2004, our revenue from our Internet access service declined by 9.5% from HK$330.5 million in fiscal 2003 to HK$299.2 million in fiscal 2004. The decline was mainly due to phasing-out of our resale of Megalink/Mega-access services, and loss of customers to whom we previously provided dial-up Internet services to alternative broadband Internet access providers, which more than offset our increase in broadband Internet access revenues.

Our local VOIP services recorded significant growth as a result of our strong marketing efforts and strong brand recognition, which resulted in an increase in local VOIP subscriptions from 140,000 as of August 31, 2003 to 237,000 as of August 31, 2004. In fiscal 2004, our local VOIP services revenues increased 156.8% from HK$92.6 million in fiscal 2003 to HK$237.7 million.

Our IP-TV services, launched in August 2003, generated HK$5.0 million in revenue in fiscal 2004, and we had acquired 31,000 IP-TV subscriptions as of August 31, 2004.

Our corporate data services were launched in July 2004 and therefore did not contribute significantly to our revenues in fiscal 2004.

Our international telecommunications business experienced a decrease of 36.8% in our average prices per minute in fiscal 2004 compared to fiscal 2003. A principal reason for this decline was that in fiscal 2003, we increased our rates for outbound calls to China in response to an increase in the termination rates payable by us to our carrier partners for incoming telecommunications traffic into China due to the imposition by China’s MII of these rate increases. As approximately 65% of our outgoing calls in fiscal 2003 were to China, this increase had a significant effect on our average prices per minute. When our carrier partners subsequently reduced their termination charges, we were able to reduce our per minute charges as compared to fiscal 2003.

In addition, in order to maintain our international telecommunications market share in fiscal 2004, we made the decision to price our international telecommunications services competitively with other market players despite their aggressive pricing strategies. While we experienced an increase in total traffic volume of 13.4% from 888.0 million minutes to 1,007.0 million minutes, our international telecommunications services revenue decreased 28.3% from HK$875.8 million in fiscal 2003 to HK$628.0 million in fiscal 2004. We expect the price competition to continue in fiscal 2005, but anticipate that the decline in average prices will be less than in fiscal 2004.

Cost of Services. Cost of services increased by 2.7% from HK$322.8 million during fiscal 2003 to HK$331.4 million during fiscal 2004. While cost of services with respect to our international telecommunications services decreased, cost of services for our fixed telecommunications network services increased significantly due to the addition of new subscriptions to our broadband Internet access and local VOIP services, and start-up expenses associated with our IP-TV services.

Accompanying the continued expansion of our Metro Ethernet network and service offerings, the cost of services for our fixed telecommunications network services increased by 59.5% from HK$76.8 million in fiscal 2003 to HK$122.5 million in fiscal 2004 while representing 37.0% of the total cost of services. The cost of services for our fixed telecommunications network services represented 23.8% of our total cost of services in fiscal 2003. Our percentage increase in costs was greater than our increase in revenues partly as a result of start-up costs of HK$19.2 million we incurred in connection with our IP-TV services, which generated HK$5.0 million in revenues during fiscal 2004. We account for the salaries of the production personnel that we employ for our IP-TV operations in our cost of services, and we added several production personnel during fiscal 2004.

Cost of services associated with our local VOIP services increased as our subscriptions increased, and accounted for HK$64.6 million of our total cost of services. This increase also contributed to our cost of services increasing at a greater rate than our revenues, as our gross margins for local VOIP services are less than gross margins in broadband Internet access business.

Cost of services for our international telecommunications operations decreased by 15.0% from HK$245.9 million in fiscal 2003 to HK$208.9 million in fiscal 2004. Excluding the USC refund, our international telecommunications costs decreased 27.1% to HK$240.6 million, compared to HK$330.0 million in fiscal 2003, despite our increase in traffic volume. This was principally due to our efforts to leverage our significant volume of traffic to negotiate more attractive pricing with service providers whom we rely on for international transmission. These savings were partially offset by a decline in the amount of USC refund received from PCCW-HKT, from HK$84.1 million in fiscal 2003 to a refund of HK$31.7 million in fiscal 2004.

We have historically paid higher aggregate USC fees to PCCW-HKT based on provisional rates stipulated by the Telecommunications Authority than the rates subsequently determined by the Telecommunications Authority to be due, and therefore have received a USC refund in each year since fiscal 2002. However, the uncertainty surrounding the Telecommunications Authority’s calculation of the USC charge means that we cannot be sure whether we will receive such refunds in future periods, or what the size of any such refunds may be.

Gross Profit. Our gross profit decreased by 9.6% from HK$892.1 million during fiscal 2003 to HK$806.8 million during fiscal 2004 without accounting for USC rebates. This decrease resulted from the significant drop in revenues from our international telecommunications network services, which we expect over time to become a smaller component of our revenues and profits as our fixed telecommunications network services business matures. Gross profits contributed by our fixed telecommunications network services increased by 21.1% from HK$346.3 million in fiscal 2003 to HK$419.4 million in fiscal 2004 due to the cost effectiveness achieved from offering multiple services over our Metro Ethernet network and thereby receiving multiple revenue streams with minimal marginal cost. We achieved a profit margin of 77.4% (or 80.8% excluding IP-TV services) from our fixed telecommunications network services compared to a 66.7% profit margin from our international telecommunications services.

Operating Expenses. Our operating expenses increased by 12.5% from HK$704.8 million during fiscal 2003 to HK$793.1 million during fiscal 2004 due to increased sales and marketing expenses, office, general and administrative expenses and depreciation and amortization expenses.

Salaries and related costs. Salaries and related costs increased slightly by 2.9% from HK$220.4 million during fiscal 2003 to HK$226.7 million during fiscal 2004. A large component of this increase was attributable to the expansion of our fixed telecommunications network operations. Most of the additional staff hired during fiscal 2004 were customer service and home equipment installation employees necessitated by the growth of our customer base for local VOIP and IP-TV services. Our total number of employees increased from 2,753 as of August 31, 2003 to 3,583 as of August 31, 2004, of which 1,956 were located in Guangzhou, China, 1,598 were located in Hong Kong and 29 were located in Canada. We also provided our employees with over 70 types of training programs in fiscal 2004 in order to develop and enhance their productivity. Furthermore we remain committed to research and development efforts. During fiscal 2004, we spent HK$6.0 million for research and development, compared to HK$2.6 million during fiscal 2003.

Sales and marketing expenses. Our sales and marketing expenses increased by 25.0% from HK$182.5 million during fiscal 2003 to HK$228.2 million during fiscal 2004. This investment in sales and marketing was important to the continued expansion of our customer base for fixed telecommunications network services, which we believe will increase our revenues in the future. We focused our marketing activities on direct customer sales, including door-to-door sales, “on-the-street” promoters and telemarketing. Most of the increased marketing expenses were attributable to sales commissions that directly related to our increased fixed telecommunications network services revenues. Additionally, we incurred sales and marketing expenses in connection with our “free appliances” promotion in fiscal 2004. Under this program, new subscribers receive a household appliance upon signing a contract with HKBN for a term of 24 to 36 months, during which period we more than recover the cost of the appliance. Finally, we account for salaries of our sales and marketing personnel in this item, and our sales and marketing expense increased as we added personnel to our sales and marketing team during fiscal 2004. We expect our sales and marketing expenses to continue to increase as we continue to market our services to expand our customer base.

Office, general and administrative expenses. Office, general and administrative expenses, excluding depreciation and amortization, increased by 19.9% from HK$108.3 million in fiscal 2003 to HK$129.8 million fiscal 2004. This increase was due to the ongoing expansion of our operations.

Depreciation and amortization. Depreciation and amortization expenses increased by 11.9% from HK$176.0 million in fiscal 2003 to HK$197.0 million in fiscal 2004. This increase was driven by the continued expansion of our Metro Ethernet network, which caused a 20.0% increase in depreciation and amortization expenses in that segment of our business from HK$140.0 million during fiscal 2003 to HK$168.0 million during fiscal 2004. This increase was partially offset by a 19.5% decrease in depreciation and amortization expense relating to our international telecommunications business, which resulted from the full depreciation of certain of the assets used in this business.

Provision for doubtful accounts receivable. We record provision for doubtful accounts receivable based on the aggregate amount of our overdue accounts. We increased our number of collection personnel, and strengthened our overdue account collection procedures during fiscal 2004, and were successful at reducing the amount of our overdue accounts. As a result, our provision for doubtful accounts receivable decreased by 35.0% from HK$17.7 million in fiscal 2003 to HK$11.5 million in fiscal 2004.

Income from Operations. Operating profit was HK$45.3 million in fiscal 2004, compared to HK$271.4 million in fiscal 2003, representing a decrease of 83.3%. Operating profit from international telecommunications operations decreased by 53.4%, from HK$336.7 million in fiscal 2003 to HK$156.8 million in fiscal 2004. The decrease was largely attributable to the large decrease in average tariff rates per call, which more than offset our increase in international call traffic. Operating losses from our fixed telecommunications network services increased significantly, from a loss of HK$65.3 million in fiscal 2003 to a loss of HK$111.5 million in fiscal 2004, as we incurred significant sales and marketing expenses related to these services, and incurred start-up costs associated with our IP-TV and corporate data businesses.

Interest Income and Expense. Our interest income was HK$3.8 million in fiscal 2004 compared to HK$3.2 million in fiscal 2003. We derive interest income from our deposit of surplus capital in interest-bearing accounts at commercial banks. The increase in interest income was due to an increase in interest rates. Our interest expense was HK$0.2 million in fiscal 2004 compared to HK$0.6 million in fiscal 2003. We also capitalized our borrowing costs of HK$3.1 million of the funding for our network rollout.

Other Income and Expense. Our other income and expense consists of the roaming charges we receive from overseas carriers that deliver traffic over our network, exchange gains and losses, small penalties we have received from time to time from contractors that we employ, and management and other fees we receive from other fixed line operators in the ordinary course of our business. Other income and expense was HK$2.7 million in fiscal 2004 compared to HK$4.4 million in fiscal 2003.

Income Taxes. Income tax expense was HK$2.0 million for fiscal 2004 compared to HK$17.8 million during fiscal 2003. Income tax is based on our estimated assessable profit during each period, and our income tax expense decreased in fiscal 2004 as a result of the decrease in our assessable profit compared to fiscal 2003. Our effective tax rate decreased from 6.5% fiscal 2003 to 4.0% in fiscal 2004 as a result of the recognition of deferred tax assets on prior years’ unrecognized tax losses brought forward from our fixed telecommunications network services business that offset the taxes associated with profit generated from our international telecommunications services in this year.

Net Income. For the foregoing reasons, our net income decreased by 80.8% from HK$257.7 million in fiscal 2003 to HK$49.6 million in fiscal 2004.

Year Ended August 31, 2003 Compared to Year Ended August 31, 2002

Revenue. In fiscal 2003, our total revenue grew by 12.9% from HK$1,150.2 million to HK$1,298.9 million, spurred by a significant growth of our fixed telecommunications network services and despite a slight revenue drop in our international telecommunications services.

Fixed telecommunications network services continued to increase their strategic importance to our operations. Revenue increased from HK$241.2 million in fiscal 2002 to HK$423.1 million in fiscal 2003, representing 75.4% growth. Despite intense market competition with many operators competing on price, our broadband customer base increased throughout fiscal 2003. Revenue generated by broadband Internet access services was HK$330.5 million in fiscal 2003 compared to HK$239.2 million in fiscal 2002, representing 38.2% growth.

Our local VOIP services also recorded significant growth as a result of our strong marketing efforts and brand recognition. In fiscal 2003, our local VOIP services generated revenues of HK$92.6 million, compared to HK$2.0 million for six months’ operations in fiscal 2002.

We launched IP-TV services in August 2003, but these services did not generate revenues in fiscal 2003.

In the international telecommunications business, we were faced with several new market entrants and existing players who adopted aggressive pricing strategies to seek higher market share. In addition, the MII substantially increased the termination rate for incoming telecommunications traffic in China. In an effort to maintain our profit margins in the international telecommunications business, we significantly raised the fees we charge our subscribers for outbound calls to China. As China represented 65% of our total outgoing international telecommunications traffic in fiscal 2003, this had the effect of significantly increasing our average prices per minute. However, this rate increase led to a drop in our outbound traffic to China. Further, our market share was adversely affected, as some of our competitors did not pass the full increase in termination charges on to their customers.

The MII reduced the termination charge later in fiscal 2003. Rather than immediately reduce our rates to correspond to the change in MII policy, we instead reduced our rates gradually over the balance of the year. While the MII rate increase and our corresponding increases to our rates had a minor adverse effect on our IDD revenues, which decreased 3.7% from HK$909.0 million in fiscal 2002 to HK$875.8 million in fiscal 2003, our international telecommunications profit margins and gross profitability benefited significantly.

Cost of Services. Cost of services decreased by 29.5% from HK$458.0 million during fiscal 2002 to HK$322.8 million during fiscal 2003.

Cost of services for our fixed telecommunications network services increased by 51.2% from HK$50.8 million in fiscal 2002 to HK$76.8 million in fiscal 2003, and represented 23.8% of the total cost of services. By utilizing our own fixed network we were able to add subscriptions and grow revenues cost effectively, and our increase in cost was much lower than the increase in revenue.

Cost of services for our international telecommunications operations decreased by 39.6% from HK$407.2 million in fiscal 2002 to HK$245.9 million in fiscal 2003. This was principally due to our receipt from PCCW-HKT of a refund of HK$84.1 million in USC fees in relation to previous years USC payments, as well as our continuing efforts to reduce our international telecommunications costs. Our average IDD costs per minute dropped (excluding the USC refund) by 15.9% compared to fiscal 2002. Cost of services for our international telecommunications operations were 76.2% of the total cost of services in fiscal 2003, compared with 88.9% in fiscal 2002.

Gross Profit. Our gross profit increased by 41.0% from HK$692.2 million during fiscal 2002 to HK$976.2 million during fiscal 2003. This increase resulted from a number of factors, including significantly higher revenue from the more profitable fixed telecommunications network services and our cost effective strategy of using our IP network to deliver multiple fixed telecommunications network services with corresponding revenue generation. In addition, gross profit benefited from continuing favorable traffic cost obtained by leveraging our high IDD traffic volume and our receipt of the HK$84.1 million USC refund.

Operating Expenses. Our operating expenses increased by 17.0% from HK$602.6 million during fiscal 2002 to HK$704.8 million during fiscal 2003. The change was due in large part to increased depreciation and amortization expenses, as well as increased salaries and sales and marketing expenses.

Salaries and related costs. Salaries and related costs increased by 12.3% to HK$220.4 million during fiscal 2003 from HK$196.2 million during fiscal 2002. A large component of this increase was attributable to the expansion of our fixed telecommunications network operations. Most of the additional staff we added during fiscal 2003 were customer service and installation employees, which corresponded with our expanding local VOIP customer base. Our total number of employees increased from 1,814 as of August 31, 2002 to 2,753 as of August 31, 2003, of which 1,418 were located in Guangzhou and 1,305 were located in Hong Kong and 29 were located in Canada. During fiscal 2003, we spent HK$2.6 million for research and development, compared to HK$2.2 million during fiscal 2002.

Sales and marketing expenses. Sales and marketing expenses increased by 8.4%, from HK$168.4 million during fiscal 2002 to HK$182.5 million during fiscal 2003. This increase was due to additional sales and marketing expenses to achieve the continuing expansion of our fixed telecommunications network services customer base. We believe this investment in customer acquisition will increase our revenues in the following fiscal years. We focused our marketing activities on direct customer sales, including door-to-door sales, “on-the-street” promoters and telemarketing. Most of these expenses were due to sales commissions paid that are directly related to our revenue growth.

Office, general and administrative expenses. Office, general and administrative expenses, excluding depreciation and amortization, increased by 10.1% from HK$98.4 million in fiscal 2002 to HK$108.3 million in fiscal 2003. This increase was due to the ongoing expansion of our operations.

Depreciation and amortization. Depreciation and amortization expenses increased by 36.0%, from HK$129.4 million in fiscal 2002 to HK$176.0 million in fiscal 2003. Although depreciation and amortization expense relating to our international telecommunications business remained relatively stable at HK$36.0 million in fiscal 2003, compared to HK$33.0 million in fiscal 2002, the roll-out of our Metro Ethernet network caused a 45.2% increase in depreciation and amortization expenses in that segment of our business, from HK$96.4 million during fiscal 2002 to HK$140.0 million during fiscal 2003.

Provision for doubtful accounts receivable. Provision for doubtful accounts receivable increased by 71.8% from HK$10.3 million in fiscal 2002 to HK$17.7 million in fiscal 2003. This was primarily due to increased subscriptions for our fixed telecommunications network businesses.

Income from Operations. Operating profit was HK$271.4 million in fiscal 2003, compared to HK$89.6 million in fiscal 2002, representing an increase of 202.9%. Operating profit from international telecommunications operations increased by 54.5%, from HK$217.9 million in fiscal 2002 to HK$336.7 million in fiscal 2003. Our fixed telecommunications network services recorded a reduction of operating loss, from HK$128.3 million in fiscal 2002 to HK$65.3 million in fiscal 2003. This loss was due to continued costs associated with acquiring new local VOIP subscriptions and a large amount of depreciation and amortization expenses related to capital expenditures on our local Metro Ethernet network.

Interest Income and Expense. Our interest income was HK$3.2 million in fiscal 2003 compared to HK$10.9 million in fiscal 2002. Interest income was less in fiscal 2003 than in fiscal 2002 due to lower interest rates. We derive interest income from our deposit of surplus capital in interest-bearing accounts at commercial banks. Interest expense was HK$0.6 million for fiscal 2003.

Loss on Disposal of a Subsidiary. Loss on disposal of a subsidiary was HK$2.7 million in fiscal 2003, which resulted from the disposal of our Japanese subsidiary, City Telecom (Japan) Co., Ltd.

Other Income and Expense. Our other income and expense was HK$4.4 million in fiscal 2003 compared to HK$0.5 million in fiscal 2002.

Income Taxes. Income tax expense was HK$17.9 million for fiscal 2003 compared to HK$15.2 million during fiscal 2002. Income tax expense is based on our estimated assessable profit during each period. Our effective rate decreased from 15.6% in fiscal 2002 to 6.5% in fiscal 2003 as a result of the recognition of deferred tax assets on prior years’ unrecognized tax losses brought forward from our fixed telecommunications network services to offset the taxes associated with profit generated from our international telecommunications services in this year.

Minority Interest. In fiscal 2003, we had no minority interest as compared with HK$8.2 million in fiscal 2002, which was due to the acquisition of the remaining interest in HKBN from KDDI in fiscal 2002.

Net Income. For the foregoing reasons, our net income increased by 184.8% from HK$90.5 million in fiscal 2002 to HK$257.7 million in fiscal 2003.

Liquidity and Capital Resources

A principal source of our liquidity historically has been cash flow from operations. In addition, we have undertaken several transactions that have provided us with working capital, including:

•	In August 1997, we completed our initial public offering of 100,000,000 new shares and listing on The Stock Exchange of Hong Kong. We received net proceeds of HK$159.8 million from this offering.

•	In November 1999, we completed a global offering of 80,000,000 new shares and our American depositary shares were listed on The Nasdaq Stock Market. We received net proceeds of approximately HK$411.6 million from this offering.

•	In March 2000, KDDI Corporation, a telecommunications company in Japan, purchased 15.0% of the share capital of HKBN, now a wholly owned subsidiary of the Company, for HK$225.0 million.

•	In December 2003, we drew down HK$100.0 million of a HK$200.0 million loan facility made available by The Hongkong and Shanghai Banking Corporation Limited, or HSBC, as of October 9, 2002. We drew down a further HK$40.0 million in September 2004, and the remaining HK$60.0 million in December 2004 for a total amount of HK$200.0 million. We repaid this facility in full in January 2005.

•	Subsequent to August 31, 2004, in January 2005, we issued US$125.0 million of our 8.75% senior notes due 2015. We received net proceeds of approximately US$121.0 million from this offering.

The following table summarizes our cash flows for each of fiscal 2002, 2003 and 2004:

	Year Ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(In thousands)
Net cash flow from operating activities	288,444	414,500	203,763	26,123
Net cash used in investing activities	(475,212)	(309,634)	(406,244)	(52,083)
Net cash (used in) provided by financing activities	9,109	(10,274)	47,221	6,054

(Decrease)/increase in cash and cash equivalents	(177,659)	94,592	(155,260)	(19,906)
Effect of foreign exchange rate changes	312	(1,135)	(253)	(32)

Cash and cash equivalents (closing balance)	290,403	383,860	228,347	29,275

Operating Activities

Our principal source of cash from operating activities in each of fiscal 2004, 2003 and 2002 was the cash we generate from our fixed telecommunications network services and international telecommunications businesses. Net cash provided by operating activities amounted to HK$203.8 million during fiscal 2004, which represented a substantial decrease compared with fiscal 2003, principally as a result of the significant cash we continued to invest in our Metro Ethernet network, which resulted in a large increase in our other payables in fiscal 2003. Cash from operating activities also decreased due to increased costs we incurred in promoting our new services, as well as decreased profitability of our international telecommunications business. In addition, we recorded an increase in trade and other payables of HK$31.0 million that comprised amounts owed to our supplier of household appliances that we offer to new subscribers under our free appliance program, as well as increased payables associated with our capital expenditures during the year. We also recorded an increase in deferred service income of HK$29.3 million in fiscal 2004 associated with our free appliance program, as we billed new subscribers’ credit cards a fee equivalent to 18 months of service charges upon their signing a 24 to 36 month contract with us.

Net cash provided by operating activities in fiscal 2004 was offset by an increase in trade and other receivables of HK$50.4 million. The principal component of this receivable consisted of an increase in income of HK$38.7 million in connection with mobile interconnection charges that we believe are due to us by Hong Kong mobile telecommunications operators based on their use of our Metro Ethernet network to transmit mobile telecommunications traffic. While we have not yet received payment for use of our Metro Ethernet network from most of these mobile operators, we believe that we are entitled to payment at the same rates that other fixed network operators receive, and have notified the mobile operators of our position. The Telecommunications Authority has agreed to make a determination regarding the level and effective date of interconnection charges payable to us by one of the mobile operators. Until this matter is resolved, we intend to continue to record income based on the rates owed to other fixed network operators for comparable usage of their networks. We also recorded an increase in prepayments of HK$8.3 million in fiscal 2004 in connection with our use of the fiber ring owned and operated by the KCRC. Finally, our cash flows from operations were reduced by Hong Kong profits taxes paid of HK$24.0 million.

Net cash provided by operating activities amounted to HK$414.5 million in fiscal 2003, a significant increase versus fiscal 2002 that resulted from increased profitability of each of our business lines. Income before taxation of HK$275.6 million was offset by a decrease in trade and other payables of HK$28.7 million that resulted from our lower levels of capital expenditures in fiscal 2003 as compared to fiscal 2002. In addition, we paid Hong Kong profits tax of HK$18.1 million in fiscal 2003.

Net cash provided by operating activities amounted to HK$288.4 million in fiscal 2002. In addition to HK$97.5 million of income before taxation, net cash increased due to an increase in trade and other payables of HK$89.7 million in fiscal 2002. Other payables increased as a direct result of our substantial increase in capital expenditures in fiscal 2002, as we fully ramped up development of our Metro Ethernet network. Net cash provided by operating activities was reduced by an increase in trade receivables of HK$15.2 million that was generally related to our increase in monthly revenues.

Investing Activities

Net cash used in investing activities was HK$406.2 million, HK$309.6 million and HK$475.2 million during fiscal 2004, 2003 and 2002, respectively. Throughout each of the three fiscal years, investing activities consisted primarily of purchases of fixed assets for the development of our Metro Ethernet network. In addition, we used smaller amounts of cash for investing in the upgrade of our fixed assets, and also made investments in upgrading our international telecommunications facilities.

Financing Activities

Net cash provided by financing activities was HK$47.2 million in fiscal 2004, which consisted of our draw down of HK$100.0 million on our loan facility with HSBC, offset by our payment of HK$54.9 million in dividends during fiscal 2004. In fiscal 2003, net cash used in financing activities was HK$10.3 million. This principally consisted of our repayment of a shareholder loan to KDDI of HK$22.5 million when we purchased KDDI’s remaining interest in HKBN, and dividends we paid in fiscal 2003 of HK$30.2 million. Net cash used in financing activities in fiscal 2003 was offset by our issues of HK$45.4 million of shares during the year in connection with the exercise of share options that we had granted to our employees and exercise of outstanding warrants in prior years. Net cash provided by financing activities in fiscal 2002 was HK$9.1 million and primarily consisted of issues of warrants for net proceeds of HK$9.8 million, exercises of share options by employees and exercise of outstanding warrants of HK$3.8 million, offset in part by our repayment of finance lease payables in the amount of HK$4.4 million.

Indebtedness

In December 2003, we drew down HK$100.0 million of a HK$200.0 million loan facility made available by HSBC as of October 9, 2002. We drew down a further HK$40.0 million in September 2004, and the remaining HK$60.0 million in December 2004. The loan facility accrued interest at the Hong Kong Interbank Offer Rate plus 1.5%, and repayment was required to be made in 60 equal installments beginning in January 2005. We entered into an interest rate swap arrangement to hedge against interest rate risk for up to HK$100.0 million of the total amount drawn under the facility. All outstanding amounts under this facility were fully repaid as of January 24, 2005 with the proceeds from the offering of the outstanding notes described below.

We also have a banking facility provided by Citibank for the equivalent of HK$19.2 million in Japanese Yen, which is secured by a pledge over bank deposits. Interest under the facility accrues at the cost of funds in Japan plus 0.8%.

On January 20, 2005, we issued US$125.0 million of our 8.75% outstanding notes. We received net proceeds of approximately US$121.0 million from this offering.

Capital expenditures and working capital

In order to continue the development of our Metro Ethernet network, we plan to make total capital expenditures of approximately HK$990.0 million in fiscal 2005 to 2006. In particular, we plan to spend approximately HK$520.0 million in connection with our goal to increase the coverage of our Metro Ethernet network to 1.8 million home passes. We also plan to spend approximately HK$240.0 million in connection with our continued build out of our fiber-based backbone that we use to provide fixed telecommunications network services. Our required capital expenditures, other than with respect to our network expansion, will be influenced to a significant degree by the rate of growth in the subscription base for our services, the expansion of our network coverage and any changes to our business plan.

As of August 31, 2004, we had cash and cash equivalents, net of short term loans, of HK$228.3 million compared to HK$383.9 million at the end of fiscal 2003. As of August 31, 2004, we had capital commitments contracted but not provided for relating to the purchase of telecommunications, computer and office equipment of HK$213.3 million. In addition, we had commitments under non- cancelable operating leases relating to land, buildings, telecommunications facilities and computer equipment of HK$70.8 million, of which HK$46.9 million is due in fiscal year 2005. We also had commitments on program fees of HK$34.4 million, of which HK$15.5 million is due in fiscal 2005. As of August 31, 2004 we had total amounts available under banking facilities of HK$119.2 million under which HK$32.5 million is due in fiscal 2005.

The following table sets forth information regarding our aggregate payment obligations in future years of the contractual obligations and commercial commitments that we had as of August 31, 2004.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(Thousands of HK$)
Capital expenditure	213,310	213,310	—	—	—
Operating leases	70,783	46,898	13,577	2,508	7,800
Short-term and long-term debt	119,170	32,503	20,000	60,000	6,667
Programming fees (IP-TV)	34,411	15,542	18,869	—	—
Total	437,674	308,253	52,446	62,508	14,467

Our working capital as of August 31, 2004 was HK$55.2 million, which we believe is sufficient for our current requirements. Further, we believe that our current cash and cash equivalents, cash flow from operations and the proceeds from the issuance of our US$125.0 million 8.75% notes will be sufficient to meet our anticipated cash needs, including for working capital, capital expenditure, repayment of our indebtedness and various contractual obligations, for at least the next 12 months. However, if our customer demand changes significantly due to rapid technological changes, if we are not able to successfully compete with local and foreign entrants into the market, or if we fail to maintain or obtain the necessary license renewals from the Telecommunications Authority, this could have a significant adverse impact on our cash flows from operations, which could effect our ability to make planned capital expenditures as well as meet scheduled payments on the exchange notes, our various operating and capital leases and amounts due under banking facilities.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk from changes in currency exchange rates and interest rates.

Foreign Currency Risk

The functional currency of our operations, and our financial statement reporting currency, is the Hong Kong dollar. Our monetary assets and liabilities are primarily denominated in Hong Kong dollars, substantially all our net sales are denominated and received in Hong Kong dollars, and our labor and administrative costs are incurred primarily in Hong Kong dollars. However, we have certain current and long-term bank deposits, other investments and short-term bank loans which are primarily denominated in U.S. dollars.

As of August 31, 2004, we had the following significant foreign currencies denominated account balances:

As of August 31, 2004
(Thousands of HK$)
Cash and bank balances:
Denominated in U.S. dollars	193,823
Denominated in Chinese renminbi	6,183
Denominated in Canadian dollars	2,341
Denominated in Japanese yen	23
Long-term bank deposits:
Denominated in U.S. dollars	15,600
Other investments:
Denominated in U.S. dollars	25,604
Short-term loans:
Denominated in Japanese yen	19,170

Further, following the issuance of the outstanding notes, our principal long-term debt obligations will be the outstanding notes, or the exchange notes, as applicable, each of which are denominated in U.S. dollars.

As the exchange rate of the Hong Kong dollar to the U.S. dollar has remained close to the current pegged rate of HK$7.80=$1.00 since 1983, we have not experienced significant foreign exchange gains or losses associated with that currency. The Hong Kong government could, however, change the pegged rate or abandon the peg altogether. Depreciation of the Hong Kong dollar against the U.S. dollar would generally increase our U.S. dollar expenses, and increase the amount of Hong Kong dollar revenue that we would be required to earn to meet our payment obligations under the outstanding notes or exchange notes.

We also incur expenses denominated in Renminbi, the official currency of the People’s Republic of China, in connection with our Guangzhou call centre. These include the salaries that we pay to our personnel as various operating expenses that we incur to maintain our operations. As a result, we are exposed to a certain amount of foreign exchange risk based on fluctuations between the Hong Kong dollar and the Renminbi. If the Renminbi appreciates against the Hong Kong dollar, the amount of Hong Kong dollars we would be required to spend to maintain our call center would increase.

Interest Rate Risk

Prior to our repayment in full our loan facility with HSBC, for which HK$100 million as of August 31, 2004 was outstanding, we were exposed to interest rate risks. In connection with this facility, we entered into an interest rate swap agreement to hedge the impact of fluctuations in interest rates, under which we make a monthly interest payment at a fixed rate of 2.675% per annum on a notional amount of HK$100.0 million, and will receive monthly interest payments calculated at HIBOR during the period from March 2004 to December 2009 or until the facility is repaid and we terminate the swap agreement. No recognition of such instrument is required under Hong Kong GAAP. Under U.S. GAAP reporting, such interest rate swap instrument must be recorded at fair value, which we determined to be approximately HK$680,000 as of August 31, 2004. The interest rate swap agreement remains valid following the full repayment of our loan facility with HSBC and we plan to terminate it based on open market prices.

Off-Balance Sheet Arrangements

Other than as described below in “—Critical Accounting Policies”, we have not entered into any off-balance-sheet arrangements with any entities or individuals.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could adversely affect our business, financial conditions and results of operations.

Seasonality

Our operations are not generally subject to significant seasonal fluctuations. Our international telecommunications revenues typically experience a slight decrease during the second fiscal quarter of each year (December through February) in connection with the Chinese New Year holiday. We do not believe that seasonality has had a material effect on our business, financial condition or results of operations.

Critical Accounting Policies

Introduction

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Hong Kong. Our significant accounting policies are more fully described in note 2 to our financial statements. The preparation of our financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. We continually evaluate our estimates and judgments including those related to fixed assets, bad debts, deferred taxes, USC charges and certain revenue items. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. This forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates as facts, circumstances and conditions change.

Our accounting policies have been developed over many years as the telecommunications industry and Generally Accepted Accounting Principles or GAAP have evolved. As our financial statements are prepared under Hong Kong GAAP, our accounting policies are necessarily compliant with all aspects of Hong Kong GAAP. Hong Kong GAAP is based on a “substance over form” conceptual framework that requires us to look through the legal interpretation of an arrangement or transaction to its underlying purpose and to reflect it in our financial statements on that basis.

In developing accounting policies, in addition to Hong Kong GAAP requirements, we also consider telecommunications industry practice in other countries. Where there is no conflict with Hong Kong GAAP we also align our accounting policies with U.S. GAAP. In all material respects our accounting policies are applied consistently across City Telecom. The critical accounting policies discussed below generally apply to all segments of City Telecom.

The following are the most significant accounting estimates and judgments we apply in producing our consolidated financial statements.

Useful lives of fixed assets

We estimate the useful lives of fixed assets in order to determine the amount of depreciation expense to be recorded. The useful lives are estimated at the time the asset is acquired based on historical experience, the expected usage, wear and tear of the assets, as well as technical obsolescence arising from changes in the market demands or service output of the assets.

Impairment of fixed assets

Under Hong Kong GAAP and U.S. GAAP, if a triggering event occurs indicating that the carrying amount of an asset may not be recoverable, a new assessment of the carrying amount of that asset is required. Triggering events include significant adverse changes in the market value of an asset, changes in the business or regulatory environment, or certain legal events. The interpretation of such events requires judgment from the management with respect to whether such an event has occurred and whether the management feels that reassessment of the carrying value of the asset is required. If an event occurs that could affect the carrying value of the asset and the management does not identify it as a triggering event and identify the asset as impaired, future operations could be adversely affected if this asset is subsequently written off or sold for less than its carrying value due to sudden downturns in the business environment.

Upon the occurrence of triggering events, the carrying amounts of fixed assets are reviewed to assess whether their recoverable amounts have declined below their carrying amounts. The recoverable amount is the present value of estimated net future cash flows which we expect to recover from the future use of the asset, plus the asset’s residual value on disposal. Where the recoverable amount of fixed and other long-lived assets is less than their carrying value, an impairment loss is recognized to write the assets down to their recoverable amount, which is based on the undiscounted estimated cash flows.

Under U.S. GAAP the impairment testing is done on the basis of undiscounted cash flows as opposed to discounted cash flows under Hong Kong GAAP.

Estimation of cash flows arising from future use of the asset requires careful analysis regarding what we expect to recover from its future use. This includes consideration of our target market share and customer base, market competition, future changes to our cost structure and technological change. In addition, the residual value of the asset on disposal requires judgment, as the estimated fair value of the asset at the time of disposal could change in response to market conditions and changes in expected use of the asset prior to disposal. Changes in the estimate of cash flows arising from expected future use of the asset or its residual value on disposal—based on changes in market conditions, changes in the use of assets, managements plan, foreseeable technological changes or otherwise—could significantly change the calculation of the fair value or recoverable amount of the asset and the resulting impairment loss. This in turn could significantly affect the results of our operations.

Accounts Receivable

Under Hong Kong GAAP and U.S. GAAP, provision is made against accounts receivable to the extent they are considered to be doubtful. This provision requires judgment regarding the collectibility of certain receivables both as they are incurred and as they age. We determine bad debt provisions based on past experience of recovery of old receivables, the aging of the accounts receivable balance and historical write-off experience. Certain receivables may be initially identified as collectible, yet subsequently become uncollectible and result in a subsequent write-off of the related receivable to the statement of operations. Changes in the collectibility of accounts receivable for which provisions are not made could affect our future results of operations.

Deferred Taxation

Under Hong Kong GAAP, deferred taxation is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liability and their carrying amounts in the accounts. Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized. Deferred taxation is provided on temporary differences arising on investments in subsidiaries except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future. In determining whether a liability or asset is expected to be payable or recoverable in the foreseeable future, we assess the effect of our capital expenditures and other plans, such as the existing network capacity, technological changes, future market trends and projected fixed network coverage.

Under U.S. GAAP, deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Future tax benefits in respect of tax loss carry forwards are also required to be recognized in full. We must establish a valuation allowance for such assets if we determine it is more likely than not that we will not be able to utilize such benefits in the future.

The recording of certain deferred tax assets requires judgment regarding the results of future operations, including the assumption that there will be sufficient future operations to allow us to utilize the related deferred tax asset. Any changes in the estimate of future operations could change the recognition of such assets, which could significantly affect the results of our operations.

Carrying value of fixed assets, investments and goodwill

We assess the carrying value of our investments in subsidiaries, including acquired goodwill, for impairment on an annual basis based on their recoverable amount. Our assessments generally include methodology of discounted cash flow analysis, and review of comparable entities. This methodology sometimes relies on factors such as forecasts of future performance and long-term growth rates of the investee, and selection of discount rate. If these forecasts and assumptions prove to be incorrect or circumstances change, we may be required to write down our investments.

Based on our most recent assessment of recoverable amount we believe that as at August 31, 2004 our goodwill is recoverable at the amounts at which they are stated in our financial statements.

USC charges

Our management makes their best estimates for charges of the USC payable to PCCW-HKT in order to fund the costs of network development incurred by PCCW-HKT in remote areas in Hong Kong (the “Development”). Such estimated costs are included as part of our costs of rendering services. The estimate is made based on the provisional rates announced by the Telecommunications Authority and is effective up to the date of the release of our financial statements. The Telecommunications Authority periodically reviews the actual costs incurred by PCCW-HKT in the Development and adjusts the amounts owed to PCCW-HKT, or to be refunded by it, to the respective USC contributing parties, including our company (the “Rate Revisions”). Accordingly, the estimate made by our management is subject to changes based on the Rate Revisions identified during a financial year and up to the date prior to the release of our financial statements. We adjust such differences as an addition to, or reduction of, the corresponding costs of services in that particular reporting period.

Any sum received in advance from PCCW-HKT as an estimated refund of USC on a provisional basis, which is subject to the final confirmation and determination of the Telecommunications Authority, is recorded in other payables and accrued charges in our balance sheet.

Revenue Recognition

Revenue for the provision of telecommunications services is recognized when the services are rendered. Revenue received in advance is deferred and amortized based on estimated actual usage by customers or the stated period of time in the subscriber agreement. Network interconnection charges are recorded as revenue based on usage of the fixed telecommunications network of the Company by mobile and other fixed telecommunications network operators. The determination of the rates at which revenue is recognized involved significant estimates by management. Significant changes in management estimates may result in material revenue adjustments.

Legal contingencies

We are currently involved in certain legal proceedings. The assessment of the ultimate outcome of those proceedings is derived from consultation with outside counsel, as well as an assessment of litigation and settlement strategies. A future event or change in the facts and circumstances may require us to make accruals with would be charged to our income statement in the future.

U.S. GAAP Reconciliation

Our financial statements are prepared in accordance with Hong Kong GAAP, which differs in certain material respects from U.S. GAAP. The following tables provide a comparison of our net income and shareholders’ equity in accordance with Hong Kong GAAP and U.S. GAAP

	Year Ended August 31,
	2002	2003	2004	2004
	HK$	HK$	HK$	US$
	(Restated)	(Restated)
	(in thousands)
Net income
Hong Kong GAAP	90,505	257,743	49,550	6,353
U.S. GAAP adjustments:
Compensation benefit cost associated with share options	(21,586)	2,731	270	35
Amortization of goodwill (acquired prior to June 30, 2001)	(1,019)	—	—	—
Reversal of amortization of goodwill (acquired after June 30, 2001)	1,065	1,065	1,065	136
Fair value of interest rate swap	—	—	680	87

Net income under U.S. GAAP	68,965	261,539	51,565	6,611

Shareholders’ Equity
Hong Kong GAAP	904,988	1,179,175	1,175,698	150,731
U.S. GAAP adjustments:
Goodwill	5,092	5,092	5,092	653
Accumulated amortization of goodwill	(3,735)	(3,735)	(3,735)	(479)
Reversal of amortization of goodwill	1,065	2,130	3,195	409
Fair value of interest rate swap	—	—	680	87

Total shareholders’ equity under U.S. GAAP	907,410	1,182,662	1,180,930	151,401

Under Hong Kong GAAP, no compensation cost is required to be recognized in respect of the grant of stock options to employees and executive directors. Under U.S. GAAP, compensation expense is required to be measured either in accordance with the intrinsic value method prescribed by APB Opinion No. 25 “Accounting for Stock Issued to Employees” or the fair value method prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock-based Compensation”. We apply the intrinsic value method prescribed by APB Opinion No. 25 and disclose in our consolidated financial statements the pro forma effect that use of the fair value method would have on our net income and earnings per share. The compensation cost for stock options under U.S. GAAP represents the cost of amortizing the compensation expense given to employees over the vesting period of the options. Because the exercise price of certain options granted can decrease during the vesting period, such options are considered variable options under U.S. GAAP and compensation expense is based on our share price at the balance sheet date. The charge for compensation expense for fiscal 2004 primarily relates to such variable options.

Goodwill and accumulated amortization comprises goodwill arising on the acquisition in 1999 of 963673 Ontario Ltd. group of companies and the goodwill arising on the deemed acquisition of additional interest in one of our wholly owned subsidiaries, HKBN, through subscription of Rights Issue and from acquiring remaining interest from the minority shareholder in 2002.

Under Hong Kong GAAP, the Company charged the goodwill arising from the acquisition of 963673 Ontario Ltd. group of companies against available reserves. However, in accordance with the change in accounting standards in Hong Kong, goodwill on acquisitions occurring on or after September 1, 2001 is shown separately on the consolidated balance sheet and is amortized using the straight-line method over its estimated useful life. As a result of that, the goodwill arising for HKBN is recorded as an asset on the balance sheet and amortized over its estimated useful life, which in this case is five years. For the goodwill arising for the 963673 Ontario Ltd. group of companies, the Company has taken advantage of the transitional provisions of the new accounting standard and goodwill previously written off against reserves has not been restated. Where an indication of impairment exists, the carrying amount of goodwill, including goodwill previously written off against reserves, is assessed and written down immediately to its recoverable amount with the charges being recorded in the Company’s profit and loss accounts.

Under U.S. GAAP, goodwill recorded on the acquisition of a business prior to June 30, 2001 was capitalized and amortized to the profit and loss accounts over its expected useful life of five years. In June 2001, FASB issued the SFAS No. 142 “Goodwill and other Intangible Assets” effective for fiscal years beginning after December 15, 2001. In connection with the adoption of this standard in fiscal 2003 under U.S. GAAP, we ceased amortizing goodwill recognized on business combinations initiated prior to June 30, 2001 and performed a transitional goodwill impairment assessment. Goodwill recognized on business combinations initiated after June 30, 2001, is not amortized under SFAS No. 142 and is required to be tested annually for impairment in accordance with the provisions of SFAS No. 142. We have performed the impairment tests on the goodwill recorded prior to and after June 30, 2001 at the fiscal year end and no impairment loss was identified from the process for fiscal 2004.

Under Hong Kong GAAP, there are no specific accounting standards governing the accounting for derivative instruments. As a result, the Company does not recognize the interest rate swap at fair value and does not account for the gains or losses relating to the fair value changes in this derivative. Under U.S. GAAP, the Company recognized the interest rate swap on the balance sheet at fair value in accordance with SFAS No. 133 “Accounting for Certain Derivative Instruments and Certain Hedging Activities”. Since the interest rate swap is not designated as a hedge, the gain or loss on change in fair value of this derivative instrument is recognized currently in earnings.

Recent Accounting Pronouncements

Hong Kong GAAP

In March 2004, the Hong Kong Institute of Certified Public Accountants (“HKICPA”) issued the Hong Kong Accounting Standards (“HKAS”) and HKAS Interpretation (“HKAS Interpretation”) that were converged with equivalent International Accounting Standards and Standing Interpretations Committee Interpretations issued by the International Accounting Standards Board (“IASB”), most of which were revised recently as a result of the IASB’s improvements project.

The HKAS and HKAS Interpretation will become effective for accounting periods beginning on or after January 1, 2005 and are required to be adopted by us for the year ending August 31, 2006. As a consequence, all existing Statement of Standard Accounting Practices (“SSAP”) and the related interpretations issued by the HKICPA, for which there are equivalent International Accounting Standards and Standing Interpretations Committee Interpretations will be renamed as HKAS and HKAS Interpretations, or otherwise, will be superseded at that time.

U.S. GAAP

In December 2003, the FASB issued FIN 46-R “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51. FIN 46-R requires that certain variable interest entities, or VIE’s, be consolidated by their primary beneficiary if the primary beneficiary is subject to a majority of the risk of losses from the VIE activities, or entitled to receive a majority of the VIE’s residual returns, or both. An entity is subject to FIN 46-R and is considered to be a VIE if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity’s operations, or that do not absorb the expected losses or receive the expected returns of the entity. FIN 46-R is effective immediately for all new VIE’s created or acquired after January 31, 2003. For VIE’s created or acquired prior to February 1, 2003, the provisions of FIN 46-R must be applied by the end of the first reporting period ending after March 15, 2004. The adoption of FIN 46 for VIEs would not have any significant impact on our financial statements.

In December 2003, the Securities and Exchange Commission issued SAB No. 104, “Revenue Recognition”. SAB No. 104 supersedes SAB No. 101, “Revenue Recognition in Financial Statements”. SAB No. 104’s primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of Emerging Issues Task Force Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). Additionally, SAB No. 104 rescinds the Securities and Exchange Commission’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (“the FAQ”) issued with SAB No. 101 that had been codified in Securities and Exchange Commission Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104. As a result, the adoption of this pronouncement did not have any significant impact on our consolidated financial statements.

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”) which replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123R will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities (other than those filing as small business issuers) will be required to apply SFAS No. 123R as of the first interim or annual reporting period that begins after June 15, 2005. The adoption of SFAS 123R will have an impact on the consolidated statement of operations as we will be required to expense the fair value of stock option grants and stock purchases under employee stock option plan.

In December 2004, the FASB issued FASB Statement No. 153, “Exchanges of Nonmonetary Assets”, which amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS no. 153, exchanges of nonmonetary assets, except for exchanges of nonmonetary assets that do not have commercial substance, should be measured based on the fair value of the assets exchanged. The provisions of this Statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We are currently assessing the impact of this standard on our consolidated financial statements.

INDUSTRY

Fixed Telecommunications Network Services

Hong Kong has one of the most developed telecommunications markets in the world with one of the world’s highest penetration rates for local telephony and broadband Internet access services. As of December 31, 2003 the penetration rates of residential fixed lines and household broadband Internet access subscribers were 98% and 52% of Hong Kong households, respectively. The following table provides an overview of the Hong Kong fixed line telecommunications market:

	As of December 31, 2003
Population (in millions)	6.85	(1)
Households (in millions)	2.17
GDP per capita for 2003 (US$)	23,381	(2)
Corporate fixed lines (in millions)	1.70
Residential fixed lines (in millions)	2.12

Total fixed lines (in millions)	3.82

Residential fixed lines penetration (%)	98	%(3)
Household broadband Internet access subscribers (in millions)	1.13
Corporate broadband Internet access subscribers (in millions)	0.09
Other broadband Internet access subscribers (in millions)	0.01

Total broadband Internet access subscribers (in millions)	1.23

Household broadband Internet access penetration (%)	52	%(4)

Sources: Census and Statistics Department of the Hong Kong Government and OFTA.

(1)	Revised year-end data.
(2)	Provisional year-end data.
(3)	Calculated by dividing the total number of residential fixed lines by the number of Hong Kong households.
(4)	Calculated by dividing the total number of household broadband Internet access subscribers by the number of Hong Kong households.

As of August 31, 2004, the total number of fixed lines in Hong Kong was approximately 3.78 million, including approximately 2.12 million residential fixed lines, and the total number of broadband Internet access subscribers was approximately 1.36 million, including approximately 1.25 million residential broadband Internet access subscribers.

The following table illustrates the trend of the Hong Kong fixed lines services industry:

	As of December 31,				As of August 31,
	2000	2001	2002	2003	2004
Business fixed lines (in millions)	1.74	1.76	1.71	1.70	1.66
Residential fixed lines (in millions)	2.21	2.16	2.13	2.12	2.12

Total fixed lines (in millions)	3.95	3.93	3.84	3.82	3.78

Household broadband Internet access subscribers (in millions)	NA	NA	0.92	1.13	1.25
Total broadband Internet access subscribers (in millions)	0.39	0.62	0.99	1.23	1.36

Source: OFTA.

The total number of fixed lines in Hong Kong has declined in the past few years due to the increasing penetration of alternative mobile communications services, which led to a substitution of fixed line communications services with mobile services.

During the three year period beginning December 31, 2000, the total number of broadband Internet access subscribers increased at a compound annual growth rate of approximately 46.4% from 0.39 million to 1.23 million. As of August 31, 2004 there were approximately 1.36 million total broadband Internet access subscribers in Hong Kong.

Internet Access Services

Substantial growth of Internet activities in Hong Kong began in 1995, when the Hong Kong government formally set forth its Internet licensing requirements. Many Internet service providers entered Hong Kong’s Internet access services market, but over the past decade fierce competition in this market and consumer preference for broadband services over dial-up services forced many Internet service providers out of the market. Since September 2003, broadband Internet access has surpassed dial-up telephone modems as the predominant means to access the Internet in Hong Kong. We expect that over time dial-up Internet access will be completely replaced by broadband Internet access. The number of companies that were licensed to provide Internet access services in Hong Kong grew from 56 in 1995 to 192 as of November 3, 2004, but this number notably declined from a peak of 258 in 2001. In addition, most of these license holders are not active in providing Internet access services to residential subscribers.

According to the Telecommunications Authority, with the increased competition and coverage of broadband services using asymmetric digital subscriber line, fiber-to-the-building, hybrid fiber coaxial cable, local multipoint distribution system and other technologies, broadband networks cover virtually all commercial buildings and households in Hong Kong. Based on OFTA statistics, as of December 31, 2003, there were approximately 1.23 million broadband Internet access subscribers, including approximately 1.13 million household broadband Internet access subscribers. In the residential market, 52% of Hong Kong’s households were using broadband Internet access services as of December 31, 2003. As of August 31, 2004 there were approximately 1.25 million household broadband Internet access subscribers in Hong Kong.

Internationally, Hong Kong is second only to South Korea in terms of broadband penetration rate. In addition to the high penetration rate, Hong Kong has one of the most affordable broadband Internet access services. Based on data for 2002, broadband service charges only accounted for 1.9% of real disposable income in Hong Kong, as compared to 7.0% of real disposable income in South Korea according to OFTA. Intense competition in the past two years has lowered broadband service charges in Hong Kong even further.

Competition

There have been many new entrants to the Internet access business, but our main competitors are PCCW-HKT (through its subsidiary PCCW-IMS Limited), i-Cable and HGC. PCCW-HKT has been offering broadband Internet access services since May 1998 and uses ADSL technology over its telephone network to provide asymmetric Internet access at speeds up to 6 Mbps downstream and 640 Kbps upstream. i-Cable began providing broadband Internet access services in March 2000 using its hybrid fiber coaxial network that provides symmetric access speeds up to 8 Mbps shared by a cluster of buildings. HGC predominantly uses VDSL technology and currently provides symmetric access speeds up to 10 Mbps.

Our basic broadband Internet access service provides symmetric access speeds up to 10 Mbps and our recently launched BB100 service provides symmetric access speeds up to 100 Mbps. We believe that there is no other fixed telecommunications network service provider in Hong Kong with an existing infrastructure that could offer broadband Internet access at speeds comparable to our BB100 offering to the residential mass market at cost-effective prices. However, our largest competitors have been in operation longer and may have greater market presence, brand recognition and more financial, technical and personnel resources. In addition, they may have greater network coverage in terms of homes passed.

We had approximately 197,000 broadband Internet access subscriptions as of August 31, 2004, which represents a market share of approximately 15% with respect to the total number of broadband Internet access subscribers in Hong Kong. We continue to grow our subscription base and as of December 15, 2004 we had approximately 201,000 broadband Internet access subscriptions.

Local Telephony

Local fixed telecommunications network services operators, also called fixed line network operators, provide local public fixed line network services of voice and facsimile transmissions. The local fixed line services market was first liberalized on June 30, 1995 following the expiry of PCCW-HKT’s (then Hong Kong Telephone Company Limited) exclusive franchise for local telephone service and became fully liberalized as of January 1, 2003. There is no pre-set limit on the number of FTNS Licenses issued, nor is there a deadline for applications. Furthermore, a new licensee is no longer required to give any commitment relating to network rollout or investment.

As of April 2004, eight companies in addition to HKBN have been licensed to provide local wireline-based fixed line services on a competitive basis. They are PCCW-HKT, New World, Wharf T&T, HGC, Towngas Telecommunications Fixed Network Limited, CM TEL (HK) Limited, TraxComm Limited and HKC Network Limited. At the same time, i-Cable (through its subsidiary Hong Kong Cable Television Limited) is licensed to offer local fixed line services over its hybrid fiber coaxial cable network.

In Hong Kong, providers of fixed line local telephony services can provide services by either connecting directly to the subscriber’s building via their own network or via Type II interconnection at local telephone exchanges for individual buildings, which is often referred to as Point A. Type II interconnection at Point A is a right the Hong Kong government granted to HGC, Wharf T&T and New World allowing them to gain unbundled access to PCCW-HKT’s copper wiring network at the local exchange level for a current monthly charge of HK$42 per access line. Based on OFTA statistics, there were 407,422 access lines connected via Type II interconnection at Point A as of August 31, 2003, which represents 10.7% of the total market and 43.0% of the total lines provided by operators other than PCCW-HKT. To encourage upgrading and continued investment in telecommunications infrastructure, the Telecommunication Authority announced in June 2004 that mandatory Type II interconnection at Point A would be phased out by June 2008. For a more detailed description, please refer to the section entitled “Hong Kong Regulatory Overview—Telecommunications Industry—Recent Regulatory Developments in the Telecommunications Industry—Review of the Type II Interconnection Policy” in this prospectus.

The following table summarizes the total number of fixed lines for local telephony by connection type as of August 31, 2003:

	Number of lines connected via Type II interconnection at Point A	Number of lines connected via direct access to buildings	Total number of lines	Market Share
PCCW-HKT	0	2,865,970	2,865,970	75.2%
Aggregate of other market participants(1)	407,422	538,307	945,729	24.8%

Total	407,422	3,404,277	3,811,699	100.0%

Source: OFTA.

(1)	The other market participants in addition to ourselves are HGC, New World and Wharf T&T.

Competition

PCCW-HKT, the incumbent and largest fixed telecommunications network operator in Hong Kong, announced that it had a market share of approximately 69% with respect to local telephony services as of

September 30, 2004. Because of PCCW-HKT’s dominant position, PCCW-HKT is required to allow interconnection to its fixed telecommunications network to other licensed fixed telecommunications network operators as discussed above. The remainder of the market is shared among ourselves and three other alternative carriers HGC, New World and Wharf T&T. The principal basis of competition for local telephony is price and brand name recognition. PCCW-HKT has the highest brand name recognition, but we and the other competitors are growing our subscription bases by offering competitively priced local telephony services that provide comparable quality to PCCW-HKT. As of August 31, 2004, we had approximately 237,000 local VOIP subscriptions, including approximately 16,000 corporate subscriptions. Our market share with respect to local residential telephony services amounts to approximately 10% as of August 31, 2004. We continue to grow our subscription base and as of December 15, 2004 we had approximately 253,000 local VOIP subscriptions.

There have been a number of developments that could result in changes to the competitive environment with respect to fixed line local telephony services in Hong Kong. On January 20, 2005, PCCW announced it had formed a strategic business alliance with or China Netcom, one of China’s major telecommunications companies. Under this alliance, China Netcom will pay approximately US$1.0 billion in cash for newly issued PCCW shares, resulting in its holding 20% of PCCW’s share capital. This transaction may result in increased competition for us and other Hong Kong telecommunications companies if PCCW is able to combine its size and market position with the increased capital provided by China Netcom to decrease prices. Additionally, in 2003, PCCW-HKT applied for two declarations of non-dominance with respect to the markets for residential and business fixed line telephone services. In response to these applications, OFTA issued a new fixed carrier license to PCCW-HKT on January 14, 2005. Under this new license, PCCW-HKT is not required to obtain prior approval from the Telecommunications Authority before adjusting its tariffs on residential and business direct exchange line telephone services, including moves to offer discounts and other benefits in response to price competition. We anticipate this development will increase pricing competition further in an already competitive market. The competitive environment under which we currently operate may also be affected by the ongoing changes in the regulatory framework in Hong Kong including the phasing out of Type II interconnections at Point A by June 2008 and the possible introduction of a new regulatory framework for local VOIP services.

Pay-Television Services

Hong Kong has a history of rapidly adopting new forms of communications and entertainment, such as mobile phones, video rental, computer games and karaoke. Prior to the entrance of competitors in Hong Kong’s pay-TV market in 2003, the market penetration rate was low compared to other developed countries in the region and globally. i-Cable is the established incumbent pay-TV operator and has been offering pay-TV services since October 1993. i-Cable has announced that it had approximately 656,000 pay-TV subscribers as of December 31, 2003, which represents a 30.2% household penetration.

The following table shows i-Cable’s subscriber growth for the periods indicated:

	As of December 31,									As of June 30,
	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004
i-Cable pay-TV subscribers (in millions)	0.16	0.31	0.39	0.41	0.45	0.52	0.56	0.61	0.66	0.68
Year-on-Year growth (%)	NA	97.4%	25.0%	5.5%	11.6%	15.2%	7.5%	8.0%	8.3%	9.1%
Households (in millions)	1.78	1.86	1.92	1.96	2.00	2.04	2.08	2.13	2.17	2.22
i-Cable pay-TV penetration (%)	8.7%	16.5%	20.0%	20.7%	22.7%	25.6%	27.0%	28.4%	30.2%	30.7%

Sources: i-Cable Communications Limited; Census and Statistics Department of the Hong Kong Government.

We launched our IP-TV service in August 2003 and the other competitors are also relative newcomers with PCCW-HKT (through its subsidiary PCCW-IMS Limited) launching its pay-TV services in September 2003 and Galaxy Satellite Broadcasting Limited, or Galaxy, launching its pay-TV services in February 2004. PCCW-HKT also uses IP technology to provide its services while Galaxy uses satellite based/coaxial technology. As of August 31, 2004 we had approximately 31,000 subscriptions and as of December 15, 2004 we had approximately 36,000 subscriptions for our IP-TV services.

Competition

Our three main competitors in the pay-TV business are i-Cable, PCCW-HKT and Galaxy. The pay-TV services of i-Cable and PCCW-HKT include a significant amount of English language content such as English Premier League Football, HBO, Cinemax, ESPN and others. We target a different market than these competitors by offering predominantly Chinese language content, and pricing our IP-TV service attractively to the residential mass market.

Free-to-air television stations offering Chinese language content attract more than 85% of the prime-time television viewership in Hong Kong, which is illustrated in the table below:

	Period between September 13, 2004 and December 5, 2004
Station	Language	Station Viewership Share
TVB Jade	Chinese	72%
ATV Home	Chinese	16%
TVB Pearl	English	4%
ATV World	English	2%
i-Cable	Mixed	6%

		100%

Source: Nielsen Media Research.

Television Broadcasts Limited and Asia Television Limited, commonly known as TVB and ATV, respectively, are indirect competitors to our pay-TV services in the Hong Kong television market. TVB and ATV account for a substantial proportion of Hong Kong’s television viewership and we market our services as supplemental to theirs. TVB’s Cantonese channel is the dominant channel in Hong Kong with approximately 72% of prime-time viewership during the period between September 13, 2004, and December 5, 2004. TVB and ATV are supported by advertising revenues and, therefore, must design their programming to attract the widest possible audience. In contrast, we and the other pay-TV operators rely on monthly subscription fees for most of our revenues. Other competitors include satellite TV operators, such as Star TV, as well as potential competition from direct-to-home broadcasters and broadcasters using digital terrestrial delivery methods.

International Telecommunications Services

Background

Prior to March 31, 1998, Hong Kong Telecom International Limited, or HKTI, was the exclusive provider of all external telecommunications facilities and certain external telecommunications services in Hong Kong. Only HKTI was permitted to operate international transmission infrastructure in Hong Kong. All outgoing international traffic originating from telecommunications licensees, fixed network operators, or mobile telephone service providers in Hong Kong was carried through HKTI’s international transmission infrastructure for connection to overseas destinations. Incoming international traffic from overseas countries was also routed from HKTI’s transmission infrastructure to the network of the particular local fixed network operator or mobile telephone service provider in Hong Kong.

Over the past decade, the Hong Kong government has adopted policies and regulations to liberalize the telecommunications industry in Hong Kong, including issuing new wireless and wire-line FTNS Licenses. Full liberalization of external telecommunications services commenced on January 1, 1999 and competition for external facilities commenced on January 1, 2000. Hong Kong residents now enjoy IDD service to 233 countries and regions; and most cities and towns in mainland China. In 2003, the volume of outgoing and incoming traffic for international telephone calls was 4,232.6 million minutes and 1,676.2 million minutes, respectively, according to OFTA. Competition has resulted in a substantial reduction in IDD tariffs and improvement in the quality of services.

As of November 3, 2004, there were approximately 230 PNETS Licenses issued by OFTA to local and foreign-based operators for providing external telecommunications services in Hong Kong. Some of the PNETS Licenses have been issued to subsidiaries of major foreign telecommunications providers, which include Singapore Telecom from Singapore, KDDI Corporation from Japan, British Telecom from the United Kingdom, AT&T from the United States, and China Unicom and China Netcom from China. As a result, the international telecommunications services industry in Hong Kong has become highly competitive.

International telecommunications traffic in Hong Kong

International telecommunications traffic in Hong Kong has increased significantly during the past four years. Total international traffic measured by number of IDD call-minutes increased by more than 38% during the period from December 31, 2000 to December 31, 2003.

The following table sets out the growth of international traffic in Hong Kong during the previous four years:

	For the year ended December 31,				For the nine months ended September 30,
	2000	2001	2002	2003	2004
Total outgoing minutes (in millions)(1)	3,074.9	3,487.3	3,950.9	4,232.6	3,632.3
Total incoming minutes (in millions)	1,858.0	1,942.3	1,756.0	1,676.2	1,448.2

Source: OFTA.

(1)	Includes facsimile and data traffic.

Competition

PCCW-HKT, HGC, New World, and Wharf T&T are our main competitors in the international telecommunications business. As in previous years, we experienced fierce price competition in Hong Kong during fiscal 2004. This competition drove down the average tariff rates per minutes and we expect this price competition to continue in fiscal 2005, but anticipate that the decline in average prices will be less than in fiscal 2004. In order to maintain our market share and high traffic volume, we have significantly reduced some of our international telecommunications rates and introduce new marketing and promotional offers from time to time. We also employ two brand names, IDD 1666 and IDD 0030, to provide us with flexibility in our marketing strategies. However, to offset these price reductions, we have taken steps to reduce our cost base, such as using our relatively large traffic volume to negotiate lower prices from our international partners, establishing a call center in Guangzhou to provide customer acquisition and back office support services, and developing our own international telecommunications infrastructure.

BUSINESS

Overview

We are a fast growing and innovative provider of residential and corporate fixed telecommunications network and international telecommunications services in Hong Kong. Using our self-owned Metro Ethernet network, we deliver fixed telecommunications network services to the residential mass and small- to-medium enterprise market segments, at attractive prices while simultaneously offering a bandwidth advantage over comparable offerings by our competitors. Our integrated suite of services includes the following:

•	high-speed broadband Internet access services that provide our customers with symmetric access speeds of up to 100 Mbps upstream and downstream;

•	fixed line local telephony through our voice-over-Internet-Protocol technology;

•	pay television, where we deliver more than 35 channels including self-produced news, children’s programming and local interest programming using our IP platform; and

•	corporate data services, which includes provision of dedicated bandwidth to corporate customers.

As of August 31, 2004 we had a total of approximately 465,000 fixed telecommunications network services subscriptions, consisting of approximately 197,000 broadband Internet access, 237,000 local VOIP and 31,000 IP-TV services subscriptions, and as of December 15, 2004, we had a total of approximately 490,000 subscriptions, consisting of approximately 201,000 broadband Internet access, 253,000 local VOIP and 36,000 IP-TV services subscriptions.

In addition to providing fixed telecommunications network services, we believe that we are one of the largest providers of international telecommunications services in Hong Kong. We offer a variety of international telecommunications services and products including direct dial services, international calling cards and mobile call forwarding services. Our total international telecommunications services customer database comprises approximately 1.9 million registered accounts with an average of 500,000 customers that are billed on a monthly basis. Our international telecommunications business contributed approximately 50% to our gross profit in fiscal 2004, providing us with a stable source of cash flow with minimal additional capital investment, which complements our fast-growing fixed telecommunications network services business.

Our self-owned network is one of the world’s largest Metro Ethernet networks and is cited as a global reference case by our two primary vendors, Cisco Systems, Inc. and Nortel Networks Limited. Our Metro Ethernet network conforms to industry standards for 10/100/1,000 Mbps Internet access speeds, and covers 1.2 million home passes, which represents coverage of approximately 60% of Hong Kong’s population. The coverage of our network is concentrated in Hong Kong’s most densely populated areas and reaches approximately 3,000 residential buildings with an average of approximately 400 residences per building, and approximately 610 commercial buildings, making us one of the largest residential fixed telecommunications network operators in Hong Kong.

In most other markets, Metro Ethernet technology is primarily used in commercial buildings in metropolitan areas, as the technology is most cost effective in dense user populations where a provider can service a large number of users in a single building or cluster of buildings. We have deployed Metro Ethernet technology in densely populated residential areas in Hong Kong, where most of our customers live in high-rise apartment buildings with multiple apartments on each floor. As a result, we have contained the cost of deploying of our core network to approximately US$130 per home pass. Our strategy is to sell multiple fixed telecommunications network services using our Metro Ethernet network. All of our fixed telecommunications network services are offered through our single IP platform, unlike our competitors who use multiple platforms to provide comparable services. In addition, unlike most of our competitors, we operate an “end-to-end” network that extends from our IP network hub sites and our switching centers in Hong Kong to our subscribers’ premises.

Hong Kong has one of the most developed telecommunications markets in the world with one of the world’s highest penetration rates for local telephony and broadband Internet access services. As of December 31, 2003, the penetration rates of residential fixed line local telephony and residential broadband Internet access were 98% and 52% of Hong Kong households, respectively. However, since 1995, when the Hong Kong government began to liberalize Hong Kong’s telecommunications industry, PCCW-HKT (the incumbent carrier and largest fixed telecommunications network telecommunications operator in Hong Kong) began to lose its 100% market share and as of September 30, 2004 retained a 69% market share with respect to fixed line local telephony services. We believe this provides an opportunity for us to continue growing market share for our local VOIP services.

In contrast, Hong Kong’s pay-TV penetration rate is low compared to other developed countries in the region and globally. While i-Cable is the established incumbent and has been offering pay-TV services since October 1993, it had penetrated only 31% of Hong Kong’s households as of June 30, 2004. We believe that this and the fact that Hong Kong is primarily served by free-to-air television stations will enable us to increase penetration of our IP-TV services. In addition, Chinese-language programs broadcast by free-to-air television stations in Hong Kong attract over 85% of primetime viewership. We produce and obtain programming that targets Hong Kong’s under served largely Chinese-speaking mass market, which we believe differentiates us from our competitors. We launched our IP-TV services in August 2003 and the other competitors in the pay-TV market are also relative newcomers, with PCCW-HKT launching its services in September 2003 and Galaxy Satellite Broadcasting Limited, the newest entrant, launching its services in February 2004.

We believe that our demonstrated success is primarily due to our ability to capitalize on the following key strengths:

•	Focus on the Residential Mass and Small-To-Medium Enterprise Market Segments. We focus on offering high-bandwidth services to the residential mass and small-to-medium enterprise market segments, which we believe have significant growth potential. We price our services attractively and at the same time offer bandwidth advantages over comparable service offerings by our competitors. Our IP-TV services focus on the residential mass market by providing Chinese-language content that targets the Chinese-speaking population of Hong Kong, which we believe to be largely under served. Our focus on the residential mass and small-to-medium enterprise market segments has enabled us to quickly grow our subscription base and we believe this will help us to up-sell our services.

•	Leading-Edge Metro Ethernet Network. Our network deploys Ethernet technology provided by Cisco Systems, Inc.. We believe our Metro Ethernet network gives us an inherent cost and performance advantage over our competitors. Our IP platform is highly scalable, enabling us to offer broadband Internet access, local VOIP, IP-TV and corporate data services over a single network while still leaving us with capacity to offer more services in the future. It is also capable of providing symmetric 1,000 Mbps broadband Internet access services. Our recent “BB100” 100 Mbps broadband service launch highlights the bandwidth advantage of our Metro Ethernet network over xDSL or cable modem services. Ethernet technology is “off-the-shelf” and has long been deployed for large enterprises, but we believe we are one of the first to deploy this technology for the residential mass market.

•	First Mover Advantage and High Barriers to Entry. Our first mover advantage and the inherent characteristics of the Hong Kong telecommunications infrastructure, which present a natural barrier to entry, make it difficult for our competitors to replicate our business model. Metro Ethernet technology is not appropriate for our competitors who intend to offer a full coverage network that includes remote and difficult to reach areas of Hong Kong. Attempting to deploy Metro Ethernet technology in such locations would significantly increase costs and completion time of such a network. While other telecommunications operators may lay their own fiber-to-the-building, we believe they would encounter significant in-building bottlenecks when attempting to complete an end-to-end network. This is because the majority of Hong Kong’s residential properties have limited space for in-building wiring leading to subscribers’ residences, making it difficult for new entrants to replicate our end-to-end network build.

•	Innovative and Highly Committed Management Team. Since our inception in 1992, our management team has built a strong track record as an industry innovator and has successfully led us in competing against larger and better resourced operators. Our management team has consistently demonstrated its ability to quickly capitalize on developments in the Hong Kong regulatory environment that allow us to expand our service offerings and grow our market share. Our senior management team owns approximately 56% of the company and does not have any material outside business interests. Our management’s ownership interest represents a long-term commitment and significant performance incentive.

•	Strong Brand and Targeted Marketing Strategy. We have an established brand name that is identified with high quality and competitively priced telecommunications services in Hong Kong. In order to further promote our brand recognition and to reach a wider subscription base, we have established a network of promoters, sales agents and telemarketers that personally contact potential and existing customers. In addition, we proactively market our services through a mix of promotions and advertising. We have also established a call center in Guangzhou, China with over 1,900 customer service personnel, which provides us with a highly cost efficient resource for processing, servicing and acquiring customers.

History and Development of City Telecom

Since our inception in 1992, we have built a consistent track record as an industry innovator and have successfully competed against larger and better resourced operators. We believe that one of the cornerstones of our success has been our ability to quickly expand our service offerings when changes in regulation or technology have provided us with an opportunity to do so. Some of the key events in our history and development have been:

•	In November 2004, HKBN launched our “BB100” Internet access service with symmetric 100 Mbps access for the residential mass market using self-owned fiber-to-the-building and standard Cat-5e in-building copper wiring.

•	In August 2004, HKBN launched our off-network BB Phone services, which allows subscribers to use our local VOIP services using the broadband network of other operators.

•	In July 2004, HKBN launched our corporate data services.

•	In August 2003, HKBN launched our IP-TV service, which delivers video content to a television set via an IP set-top-box.

•	In July 2003, we sold the entire issued share capital of City Telecom (Japan) Co., Ltd. to Takua Corporation; City Telecom (Japan) Co., Ltd. (now known as City Call Co., Ltd.) ceased to be related to our group of companies.

•	In July 2002, we established a customer service call center in Guangzhou, China to provide customer acquisition and back office customer support services.

•	In June 2002, we launched a new access number “0030” for our international telecommunications services, which offers international direct dialing at competitive calling rates.

•	In May 2002, we started operation of our APCN 2 and Japan-U.S. undersea cables for international calls and broadband Internet access.

•	In April 2002, HKBN was notified of our license upgrade from a wireless to a wireline-based FTNS License and we began upgrading our backbone to a self-owned fiber-based backbone. In that same month HKBN launched our fixed line on-network local VOIP services in Hong Kong.

•	In March 2002, the Telecommunications Authority granted us a cable-based external FTNS License.

•	In May 2001, the Telecommunications Authority granted us a satellite-based fixed carrier license.

•	In March 2000, HKBN launched our broadband Internet access services and wireless network in Hong Kong.

•	In February 2000, HKBN obtained a wireless FTNS License from the Telecommunications Authority.

•	In November 1999, we successfully completed a global offering of shares and listed our American depositary shares on the Nasdaq Stock Market.

•	In January 1999, we became the first Hong Kong company to obtain a PNETS License covering the provision of international telecommunications services using international simple resale and launched a new direct calling service for our international telecommunications operations with the access number 1666, supported by the international simple resale arrangement.

•	In November 1998, OFTA announced that PCCW-HKT would lose its monopoly over voice transmission using international simple resale effective in January 1999.

•	In February 1998, PCCW-HKT lost its monopoly over facsimile transmission using international simple resale. We launched our fax services using international simple resale in the same month. We launched our first Internet related service, CTIm@il, which provides email services, in March 1998. We launched our Internet business, named CTInets, in June 1998.

•	In August 1997, we completed the initial public offering of our shares, which were listed on the Stock Exchange of Hong Kong.

•	In January 1997, we launched our fourth international telecommunications service, the IDD 300 Calling Service. In March of that year, to target our prospective and existing corporate subscribers, we established INC as a special business unit dedicated to providing high-quality, competitively priced international telecommunications services to corporations in Hong Kong. In June 1997, we obtained a PNETS License from the Telecommunications Authority for the provision of virtual private network services, catering to the needs of multinational corporations.

•	In January 1994, we introduced a second international telecommunications service, marketed under the name 003 International Guaranteed Fax Service, using the store-and-forward transmission technology. In September 1994, we launched a third international telecommunications service, called GlobaLink International Calling Card Service.

•	In May 1993, we obtained a PNETS License.

•	In September 1992, we began to provide international telecommunications service using the toll-free transit communication technology, later marketed under the name 888 International Calling Card Service.

We were incorporated in Hong Kong on May 19, 1992 under the Companies Ordinance (Cap 32 of Hong Kong). Our registered office is located at Floors 13-16, Trans Asia Centre, 18 Kin Hong Street, Kwai Chung, Hong Kong, telephone (852) 3145-6888. Our agent for U.S. federal securities laws purposes is CT Corporation System, 111 Eighth Avenue, New York, NY 10011.

Business Strategy

Our overall strategy is to grow market share, increase our network coverage and introduce new services through our IP platform. Key components of this strategy include:

•	Increase Penetration within Existing Network Coverage. We intend to continuously increase the penetration within our existing network coverage and grow our market share through targeted sales and marketing efforts. In May 2004 we launched our “free appliances” promotion and introduced long-term 24 to 36 month subscription contracts for our local VOIP services. We revised our customer acquisition strategy from a price centric approach towards a focus on the bandwidth advantages that we offer and signing customers to long-term value contracts. We expect that this strategy will decrease churn rates and customer retention costs as well as set the foundation to up-sell other services to our subscription base over time.

•	Expand and Upgrade our Network Coverage. Our self-owned Metro Ethernet network currently covers 1.2 million home passes, representing approximately 60% of Hong Kong’s population. With this network foundation in place we will focus our efforts in the next several years on expanding our network coverage to 1.8 million home passes, representing over 80% of Hong Kong’s population. After establishing a strong base in the mass market, we plan to broaden our customer base into the remaining market segments. We also intend to continue upgrading the existing wireless and leased wireline-based backbone in our network infrastructure with our own fiber-based backbone. In fiscal 2004 we reduced the percentage of our home passes serviced by wireless backbone from 60% to 28% and we plan to have at least 90% of our home passes serviced by self-owned fiber-based backbone by the end of fiscal 2005.

•	Offer High-Value Services at Competitive Prices. We focus on providing high bandwidth services at attractive prices for the residential mass and small-to-medium enterprise market segments. In November 2004 we launched our leading-edge “BB100” broadband Internet access service with symmetric 100 Mbps upstream and downstream bandwidth at prices affordable for residential customers. Our “BB100” service is 16 times faster for downstream transmission and 155 times faster for upstream transmission than the bandwidth offered by the most popular ADSL broadband Internet access service in Hong Kong. Similarly, our IP-TV service includes over 35 channels with a large selection of Chinese-language channels targeted at Hong Kong’s largely Chinese-speaking population at competitive prices.

•	Up-sell Multiple Services. We employ customized and targeted sales and marketing efforts to up-sell multiple services to each subscriber. The scalability of our network allows us to sell additional services to our existing customers, for example adding local VOIP or IP-TV services to our current broadband Internet subscribers, with minimal additional network and operating costs. As a result, each new service we sell to our existing subscription base contributes significantly to our profitability. If we successfully up-sell additional services to our existing subscriber base, this will result in higher revenues per subscriber, lower our average customer acquisition costs and help to decrease subscriber churn.

•	Introduce New Services on our Single IP Platform. The single IP platform of our Metro Ethernet network provides us with a structural advantage over our competitors and enables us to offer multiple services at low incremental costs. We are committed to continuing to introduce innovative and high bandwidth services in the future, including “BB1000”, our planned symmetric 1,000 Mbps (1 Gbps) upstream and downstream broadband Internet access, which we target for release in the second quarter of 2005. We also plan to offer pay-TV services to our subscribers over our Metro Ethernet network that our customers will be able to watch using a personal computer without the need for a set-top-box. As part of our corporate data services, we recently began to offer backbone transmission services for mobile operators in Hong Kong.

Fixed Telecommunications Network Services

Metro Ethernet Network Infrastructure

Our Metro Ethernet network is formed by using our own fiber-based backbone, wireless technology or leased wireline-based backbone to connect our in-building Ethernet infrastructures to our IP hub sites and switching centers in Hong Kong. Our Ethernet infrastructure is a system of Cat-5e copper wiring that connects our subscribers’ premises to our local area network, or LAN, switches within a residential or commercial building. We aim to reduce our reliance on leasing wireline-based backbone from other network operators, increase our capacity and improve the quality of our service by continuing to replace wireless backbone with our own fiber-based backbone. In fiscal 2004 we reduced the percentage of our home-passes serviced by wireless backbone from 60% to 28% and we plan to have at least 90% of our home-passes serviced by self-owned fiber-based backbone by the end of fiscal 2005.

We began replacing the existing wireless and leased wireline-based backbone and installing our own fiber-based backbone in April 2002 when we received confirmation of our wireless FTNS License upgrade to a wireline-based FTNS License. When we began these replacements, we initially selected locations with the highest population density because our fiber-based backbone increased our capacity to handle the high traffic volume in such locations. We intend to continue making investments in our own fiber-based backbone in locations where we deem the economic returns sufficiently high to make replacement of the wireless and leased wireline-based backbone cost-effective. Until we complete construction of our own fiber-based backbone, we will continue to rely on our wireless technology and leased capacity on wireline-based networks from other fixed network operators.

The high capacity of our fiber-based backbone has enabled us to offer a suite of services on a single IP network platform. These services include our broadband Internet access, local VOIP, IP-TV and corporate data services. We made capital expenditures for our fixed telecommunications network infrastructure of approximately HK$229.0 million in fiscal 2003 and HK$392.9 million in fiscal 2004. We plan to further make total capital expenditures of approximately HK$990.0 million in fiscal 2005 and fiscal 2006 in large part to continue replacing the wireless and leased wireline-based backbone with our own fiber-based backbone and extending the reach of our Metro Ethernet network. The service area of our Metro Ethernet network currently includes approximately 1.2 million home passes, representing approximately 60% of Hong Kong’s population. We plan to extend our Metro Ethernet network coverage to 1.8 million home passes, covering approximately 80% of Hong Kong’s population. As we expand the reach and coverage of our Metro Ethernet network, we plan to continue introducing new services.

The first step in expanding the reach of our fixed telecommunications network infrastructure is to select buildings that we believe will provide sufficient economic returns to justify our investment based on several factors, including population density, proximity of the building to our existing fiber loop and our projected ability to sell services. We then perform a site visit to analyze the feasibility of installing our Ethernet technology. Once we are satisfied with the prospects of a particular building, we must obtain access rights from the building’s management, which may take several weeks or months. After receiving access rights, we employ a combination of our full-time staff and contractors to begin installation of our in-building Ethernet. The length of time required for the installation process depends on the size and structural features of the building and can be completed in as little as three weeks or take several months. As we install our in-building Ethernet we simultaneously connect the building to our fiber-based backbone. All the buildings that we reach through our expansion efforts will be served by our self-owned infrastructure.

The fixed cost of installing the complete Ethernet within a residential building, which includes reaching the subscriber’s premises with our Cat-5e copper wiring are relatively high. However, our network is highly scalable because once the in-building wiring is completed the incremental cost of adding subscriptions is small. This is because the next step is simply to make a connection between the subscriber and our in-building LAN ports and, in the case of our IP-TV services, providing the customer with an IP set-top-box.

The following table shows the growth of in our fixed telecommunications network subscriptions over the past five years:

	As of August 31,
	2000	2001	2002	2003	2004
Fixed Telecommunications Network Services Subscriptions:
Broadband Internet Access	1,600	17,700	130,000	172,000	197,000
Local VOIP(1)	—	—	21,000	140,000	237,000
IP-TV	—	—	—	—	31,000

Total	1,600	17,700	151,000	312,000	465,000

(1)	Includes only on-network subscriptions.

Internet Access

HKBN began offering our broadband Internet services in March 2000 after it received a wireless FTNS License from the Telecommunications Authority to provide fixed telecommunications network services in Hong Kong using wireless technologies such as local multi-point distribution systems. Our goal is to build on our position as a leading provider of broadband Internet services in Hong Kong and increase the revenue we generate from Hong Kong’s Internet access market. Our subscription base for broadband Internet access has increased each year since we introduced this service and has expanded to approximately 197,000 broadband Internet access subscriptions as of August 31, 2004 and approximately 201,000 broadband Internet access subscriptions as of December 15, 2004. We use this subscription base to up-sell our other fixed telecommunications network services. In addition to broadband Internet access services, we also currently provide 56k dial-up Internet access and corporate Internet access via resales of PCCW’s Megalink/Mega-access. However, we are focusing exclusively on growing our subscription base for our high bandwidth broadband Internet access services and are making no further investments in dial-up or Megalink/Mega-access services.

We currently provide broadband Internet access to our residential and corporate customers at access speeds of up to 100 Mbps, but the majority of our customers currently have access speeds of up to 10 Mbps. We currently offer “BB10”, our basic symmetric 10 Mbps broadband Internet access service plan to residential customers with unlimited Internet access for a monthly fee ranging from HK$96 to HK$258. Further, we now offer “BB100” services that provides symmetric 100 Mbps broadband Internet access for monthly fees starting at HK$268. All of our broadband Internet access packages offer a free e-mail service that provides up to 10 megabytes of on-network storage. Additionally, all packages include a variety of value added services. We frequently change our promotions in response to market conditions or as a way of attracting additional subscribers.

In addition to the residential packages described above, we have also developed broadband promotions that target corporate customers. We offer prepackaged plans that provide access at speeds up to 10 Mbps and will soon offer plans that provide speeds up to 100 Mbps, which include on-site training, on-site maintenance support, high capacity data transfer and e-mail services. Corporate customers that subscribe to prepackaged plans pay fixed monthly subscription fees that range from HK$168 to HK$5,200.

Local VOIP

In April 2002, we began offering our on-network local VOIP services in Hong Kong. To provide local telephony service, we install IP-based voice switching equipment in locations already covered by our Metro Ethernet network. Voice signals are transmitted by the VOIP switches into the Ethernet network installed in the subscriber’s building. The capital cost of installing VOIP switches is small because the scalability of our Metro Ethernet network allows us to provide new services over existing infrastructure with only minimal additional equipment. In addition, we now install such voice switching equipment together with our new installations of broadband equipment in some buildings.

The quality of our local VOIP service is indistinguishable from traditional fixed line local telephony services and customers are able to use their existing telephone equipment. In addition, fixed line telephony subscribers switching to our local VOIP services are able to retain their existing local telephone number via fixed line number portability.

As of August 31, 2004, we had over 237,000 local VOIP subscriptions, including approximately 16,000 corporate local VOIP subscriptions, and as of December 15, 2004, we had over 253,000 subscriptions, including approximately 19,000 corporate subscriptions. We currently charge from HK$48 to HK$128 per month for our basic local VOIP services depending on the service plan, and we offer a full range of value added services, including call waiting, caller display and conference call services.

We also began offering two off-network local VOIP services in August 2004, our “BB Phone” and “BB Talk” services. BB Phone allows subscribers to use our local VOIP services via the broadband network of other operators. While our terms and conditions do not permit our subscribers to use this service outside of Hong Kong, the use of the broadband network of other operators technically allows subscribers to retain a local Hong Kong phone number in locations outside of Hong Kong so long as the BB Phone equipment is connected to a broadband network. Calls originating from Hong Kong to a BB Phone located outside of Hong Kong are treated as a local call. Our BB Talk services are similar to our BB Phone services in that it can be used on the broadband network of other service providers, but BB Talk enables voice communication through a personal computer with no additional equipment. BB Talk services allow a subscriber to use a local Hong Kong phone number at locations outside of Hong Kong so long as the subscriber’s computer is connected to a broadband network.

We may be prohibited from providing our off-network local VOIP services in the future depending on the outcome of a judicial review proceeding brought by PCCW-HKT against the Telecommunications Authority. For more information see “Risk Factors—PCCW-HKT and PCCW-IMS have brought legal proceedings against the Telecommunications Authority that, if decided unfavorably against the Telecommunications Authority, could adversely affect our ability to provide local VOIP services accessible over the broadband connections provided by other operators” and “—Legal and Regulatory Proceedings” in this prospectus.

IP-TV

In August 2003 we introduced our IP-TV service that provides DVD quality video delivered via our Metro Ethernet network to an IP set-top-box connected to the subscriber’s television set. This monthly subscription-based pay television service offers more than 35 channels consisting of a 24-hour news channel and other education and recreation channels (including children’s programming) that we produce, and channels whose content is obtained from other content-providers. Our news production team consists of a staff of 80 employees and produces an average of 40-50 news stories per day for our 24-hour news cycle. We have three in-house production studios, two of which were constructed during fiscal 2004 in order to improve the quality of our production.

Our service is distinguished from PCCW-HKT’s pay-TV services, which also uses a broadband network to provide its pay-TV services, because we do not bundle our IP-TV services with our other fixed telecommunications network services. Our customers may subscribe to our IP-TV services as a stand-alone service without incurring any additional charges, while PCCW-HKT primarily offers its pay-TV services to its existing broadband Internet access subscribers. Because of the scalability of our Metro Ethernet network infrastructure, the current cost of adding IP-TV services to an existing broadband Internet access or local VOIP subscriber is small. We launched our IP-TV services at an introductory price at HK$88 per month and then increased our monthly charge to HK$108. We have subsequently increased the fee to HK$128 for package of more than 35 channels. In our first year of pay television operations, we had acquired approximately 31,000 IP-TV subscriptions as of August 31, 2004. We had approximately 36,000 IP-TV subscribers as of December 15, 2004.

Our strategy is to achieve pay-TV subscription penetration by producing local content consisting primarily of news, children’s programming and local interest programming and obtaining Chinese language content from other television content producers in order to target the largely Chinese speaking population of Hong Kong. Over 70% of the channels we provide are either in Mandarin or Cantonese, which we believe distinguishes us from our two largest competitors.

The following table describes the channels and the content of our programming that we provide through our IP-TV service:

Channel	Programming	Primary Language
News and Information:
Preview Local News Public Information CCTV-4 (Chinese International) CCTV-9 (English International) Lotus BBC World ChannelNews Asia CBN Phoenix Info News Channel

Channel information

Self-produced local news

News and current affairs

News & Chinese culture

News & information

Financial news

International news

International news

Macau news & information

International & Greater China news

Chinese Chinese Chinese Chinese English Chinese English English Chinese Chinese
International Entertainment: ABC Asia Pacific TV5 Deutsche Welle TV	Australian integrated channel French integrated channel German integrated channel	English French German

Life Style & Infotainment:

Chong Qing TV

Southern Television

Television Station of Shenzhen

Shanxi Television Station

Yunnan TV

MASTV

ETTV Asia

Da-ai Television

Beautiful Life TV

Angel Channel

Phoenix Chinese Channel

Voyages

Chong Qing integrated channel

Guangzhou integrated channel

Shenzhen integrated channel

Shanxi integrated channel

Yunnan integrated channel

Macau integrated channel

Taiwan integrated channel

Taiwan family channel

Taiwan Buddhist channel

Christian channel

Documentary & features

Travel channel

Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese
Movie:
Movie Channel MATV 1 HK Movie Channel Hallmark Channel	Local Chinese movies Local Chinese movies Local Chinese movies Drama & cinema channel	Chinese Chinese Chinese English
Children & Education:
Supplementary Lessons 1 Supplementary Lessons 2 Nickelodeon Asia Channel Animax	Self-produced children’s education (primary 1 to 3) Self-produced children’s education (primary 4 to 6) Cartoons & kids program Japanese animation	Chinese Chinese English Japanese/Chinese
Music:
MTV Asia Chinese Opera	Music Arts and culture	English Chinese
Sports:
Eurosportnews HK Sports News	Sports news Self-produced sports news	English Chinese
Adult(1):
Adult Preview Channel Japanese AV Channel	Adult Adult	Chinese Japanese

Channel	Programming	Primary Language
5X Adult Theatre Ice Fire Threatre Adultland	Adult Adult Adult	Chinese/Japanese/English Japanese/Korean Chinese/Japanese/English
Interactive Channels:

Program Schedule

Program Highlights

Weather Report

Real-time News

QPI Real-time Stock Quote

Customer Service

CTI Shopping Mall

Photo Album

Movie Guide

Community Channel

Frequently Used Telephones

SMS & Email

Games

Football Odds

16-in-1 Preview Channels

Program information

Program information

Real time weather report

Real time text news

Stock quote & stock market

information

Account management

TV Shopping

Personal album on TV

HK movie update

Useful district information

Phone directory

Communication applications

Interactive games

HK Jockey Club football betting

information

Channel information

Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese Chinese

(1)	These are premium channels where subscribers are charged an additional HK$38 to HK$58 per month depending on the channel.

We continually evaluate other sources of Chinese language and other programming and intend to selectively add additional channels to our IP-TV service when we identify cost-effective opportunities to do so.

Corporate Data Services

In July 2004, we commenced commercial trials of our corporate data services over our Metro Ethernet network. Our corporate data services includes E-1 and T-1 backbone connections and leased bandwidth capacity over our Metro Ethernet network for mobile and other telecommunications carriers, as well as connectivity for companies with multiple office locations within Hong Kong. We believe that the combination of our low cost base provided by our Metro Ethernet network and our extensive geographic coverage positions us well to be competitive in this market.

International Telecommunications Service

We were among the first companies to be granted a PNETS License by the Telecommunications Authority to provide international calling card services in Hong Kong. Since we first began providing international telecommunications services in 1992, we have greatly expanded the range of services that we offer. We now offer a variety of international direct dial services to our customers at competitive rates and are one of the largest providers of international direct dial services in Hong Kong. We believe that our ability to deliver a range of calling plans with varying features that cater to different customer needs has been one of the key factors of our success.

The primary international telecommunications services that we currently offer our customers are the following:

Service	Description
IDD 1666	Provides subscribers with international direct dial using the access number 1666 in Hong Kong
IDD 0030	Provides subscribers with international direct dial using the access number 0030 in Hong Kong.
Mobile Call Forwarding Services	Allows call forwarding of Hong Kong mobile numbers so that subscribers can receive calls while overseas

We offer our international telecommunications service under the IDD 1666 and IDD 0030 brand names. These two brands provide us with flexibility in our marketing strategies. We charge our IDD 1666 and IDD 0030 users a per minute tariff rate that varies according to the destination of the call, while IDD 0030 users are also provided discounts depending on the time of day or day of the week when the call is placed.

We actively promote our international telecommunications services to build our brand name awareness as one of Hong Kong’s leading telecommunications companies. In fiscal 2004, in order to maintain our market share, we made the decision to price our international telecommunications services at competitive levels with other market players to compete with their aggressive pricing strategies. While we experienced an increase in total traffic volume of 13.4% from 888.0 million minutes to 1,007.0 million minutes, our average prices per minute decreased 36.8% in fiscal 2004 compared to fiscal 2003. A principal reason for the decline in tariff rates was that in fiscal 2003, we increased our rates for outbound calls to China in response to an increase in the termination rates payable by us to our carrier partners for incoming telecommunications traffic into China due to the imposition by China’s MII of these rate increases. As approximately 65% of our outgoing calls in fiscal 2003 were to China, this increase had a significant effect on our average prices per minute. When our carrier partners subsequently reduced their termination charges, we were able to reduce our per minute charges as compared to fiscal 2003. As a result of the decline in tariff rates, our international telecommunications services revenue declined 28.3% from HK$875.8 million in fiscal 2003 to HK$628.0 million in fiscal 2004. We expect that pricing competition will continue, but anticipate that the decline in average prices will be less than in fiscal 2004. At present, we believe our long distance call rates are competitive with those quoted by the other four major local fixed network operators and other telecommunications providers for transmissions originating in Hong Kong to many destinations, including China, the United States, Canada and the United Kingdom.

Our international telecommunications customer base consists of a mix of residential and corporate subscriptions. While we continued to focus on the residential sector in fiscal 2004, and achieved success with our IDD 0030 international calling service, we have also emphasized the development of our corporate customer services and offer customized special discounts to corporate subscribers. As of August 31, 2004, our registered residential customer base had increased by 21.7% to 1,819,481 compared to 1,495,229 at August 31, 2003, with an average of 500,000 customers that are billed on a monthly basis. To foster loyalty among our existing subscribers and increase our subscription base, we occasionally award free international calling minutes or other gifts for subscribers who maintain certain usage levels or refer our services to new customers.

The following table shows the growth in our international telecommunications subscriptions and outgoing IDD minutes over the past five years:

	As of and for the year ended August 31,
	2000	2001	2002	2003	2004
Type of Account(1):
Residential	842,000	906,388	1,056,759	1,495,229	1,819,481
Corporate	63,984	76,067	90,930	93,959	96,754

Total	905,984	982,455	1,147,689	1,589,188	1,916,235

IDD Outgoing Minutes (in thousands)	505,000	580,000	916,000	888,000	1,007,000

(1)	Accounts refer to international telecommunications customers that have a valid account. Account holders may or may not be active users of our services.

International Telecommunications Network

Our international telecommunications network infrastructure is a system of switches, self-owned and leased backbone capacity, interconnection arrangements and undersea cables that connect the subscriber’s telephone call to its destination.

In March 2002, we received our license to provide undersea cable-based fixed telecommunications network services. This license allows us to purchase and operate our own undersea cables. In 2000, we entered into contracts with two large consortia of international telecommunications companies to acquire undersea cable capacity. Through the first contract, we invested in the Japan-U.S. undersea cable, which was completed in August 2001. Pursuant to the second contract, we agreed to jointly construct and maintain the Asia-Pacific Cable Network 2 undersea cable as an international transmission facility. Construction of the APCN 2 cable was completed, and commercial operation began, in May 2002. We spent a total of HK$120 million on these two projects. We believe the utilization of these undersea cables provides capacity for significant future growth of our international and fixed-network telecommunication services.

Having our own undersea cables and our fiber-based backbone has enabled us to better control international transmission quality, reduced the costs associated with international transmission and reduced our reliance on third party infrastructure. Our international telecommunications network currently has a monthly handling capacity of approximately 150 million minutes. We believe that the continuing improvement of our international telecommunications network is important in supporting the growth in our subscription base and the expansion of our range of services.

International Simple Resale

Our international simple resale license, which became effective in January 1999, has significantly changed the way that we provide our international telecommunications services. To connect an international call, we must transmit the signal between our switching systems and switching systems in the country to which the call is directed. Switching systems are the electronic systems that direct the telecommunications transmission to the selected international transmission circuit, take the signal from the international transmission circuit in the destination country and direct it to the local network for delivery to its destination.

Since receiving our PNETS License for the provision of external telecommunications service, we have acquired exclusive use of several leased international transmission circuits for direct transmission of international calls between our switching systems and switching systems in the destination countries under an international simple resale arrangement. Exclusive use of leased transmission circuits to transmit calls between switching systems has enhanced the quality of our international calls, reduced our reliance on third party infrastructure and lowered transmission costs of our services.

Interconnection Arrangements

We have entered into interconnection arrangements with other local fixed network operators in Hong Kong and overseas carriers to transmit calls between Hong Kong and overseas destinations for our off-network customers. In choosing the local fixed network operators and overseas carriers with whom we cooperate, we take into account a number of factors including the level of termination charges and transmission efficiency and quality. We evaluate the performance of parties with whom we have interconnection arrangements periodically. We believe that we will not have difficulty in finding alternative overseas carriers if performance standards are not being met or a change is otherwise necessary. We have not experienced any disruption in the provision of our services as a result of a change of arrangements with overseas carriers or local fixed network operators.

We pay a fixed monthly fee to local fixed network operators for connection between our switches and their networks and a variable access fee payable on a per-minute basis when accessing their network. For customers using our own network, no interconnection fee is charged. We negotiate the termination charges we pay with the overseas carriers, and the termination charges vary from one overseas carrier to another. All of the interconnection and termination charges we pay to local fixed network operators and overseas carriers, respectively, are made on an open account basis with credit terms ranging from 15 to 30 days. The interconnection charges we pay to local fixed network operators are denominated in Hong Kong dollars and substantially all the interconnection charges we pay to overseas carriers are denominated in U.S. dollars.

International Telecommunications Switching Systems

We own three international telecommunications switching systems in Hong Kong and two in Canada, comprising one in each of Vancouver and Toronto.

Our three international telecommunications switching systems in Hong Kong handle telephone calls originating and terminating in Hong Kong. Our telecommunications network mainly consists of Nortel Networks Limited switching equipment and compression units supplied by Cisco Systems, Inc. and ECI Telecom Ltd. These systems are programmed to automatically choose the optimal routing for each transmission. Optimal routing is a function of a variety of factors, such as country or territory of origination and destination, communication quality, efficiency and costs, and the capacity of the various communication methods available.

Furthermore, since our three international telecommunications switching systems in Hong Kong operate independently of each other, if one system breaks down, all transmissions are immediately diverted to another switching system. We have never experienced a period where all systems experienced a failure at the same time since we commenced operations in 1992.

CTI Mall

To take advantage of the regular contact that we have with our existing customers through our various sales and customer service channels, including our Guangzhou service center, we have begun offering our customers the opportunity to purchase a selection of consumer goods from us including audio-visual products, household appliances, computer and accessories, skincare, watches, cooking utensils and other housewares. We use our large customer base and the potential for high sales volumes to negotiate discounted prices on electrical goods with distributors, and offer these electrical goods to our customers at attractive prices. We proactively market CTI Mall via direct mail accompanying our bills, our web site, as well as direct calling. We earn revenue based on the difference between the price that the distributors charge us for the appliances, and the amount that we collect from our customers.

Maintenance and Monitoring

To ensure reliability of our fixed telecommunications network, our monitoring system involves:

•	a year round, 24-hour, 7-days a week network operation center for real-time service monitoring and maintenance that is supported by over 130 operational and field staff;

•	individual self-reporting mechanisms and centralized performance monitoring systems for our switches and equipment;

•	an emergency self-reporting system that automatically contacts designated personnel via mobile phones; and

•	back-up systems for our switches, critical software and hardware components.

Once a network fault is detected by our control room, we will either remotely rectify the situation or dispatch field staff to that location should physical interaction be required. After the situation has been resolved, we will continue to monitor network performance as well as track customer service feedback until we are assured of the fault being fully rectified.

Research and Development Activities

We commit considerable resources to our research and development department in order to continuously improve our services and improve our market position. As of August 31, 2004, our research and development department in Hong Kong consisted of 28 staff members experienced in systems design, engineering, telecommunications and computer programming. Our research and development department is primarily responsible for assessing and adapting the technology that we employ in upgrading and expanding our Metro Ethernet network. To identify and develop new market opportunities, the research and development department assesses new services offered by telecommunications and Internet companies in the United States and elsewhere and works closely with our marketing department. Our research and development expenditures were approximately HK$2.2 million, HK$2.6 million and HK$6.0 million for fiscal 2002, 2003 and 2004, respectively.

Sales and Marketing

Our primary marketing goal is to further our brand name as one of Hong Kong’s leading telecommunications companies, and to build HKBN’s brand name as a leading broadband Internet access, local VOIP, IP-TV and corporate data services company. Because there is limited variation in the prices charged by our competitors, we believe that brand identity is one of the primary drivers of our continued growth in subscriptions and revenues. We believe that we have been successful in building a strong corporate image in Hong Kong as a direct result of the efforts we have made, and intend to continue our efforts to advertise and promote City Telecom and HKBN. We advertise our products and services through our “on-the-street” marketing force, door-to-door marketing team, telemarketing and direct mailing, as well as through television, radio, Chinese language print media and on the Internet.

We have developed an extensive sales network in Hong Kong. Our senior marketing personnel closely oversee our sales network to ensure that a consistent image is presented by all of the sales representatives we use to promote City Telecom and HKBN. We provide commission based incentives to our residential sales force that sell our international and fixed telecommunications network services, which consists of agents responsible for on-the-street and door-to-door sales, as well as to our full-time telemarketing staff. Our customer service center in Guangzhou provides telemarketing services and is an integral part of our overall sales and marketing efforts.

We have developed a wide range of promotions which award various technology products and free trial periods to newly registered customers who sign on to a service contract of up to 36 months. An example of these promotions is our free appliance program, where we provide new local VOIP customers a free household appliance of their choice upon their acceptance of a 24 to 36 month service contract. We have greatly benefited from utilizing on-the-street and door-to-door sales agents who meet Hong Kong residents in recreational and residential areas to promote our services.

We have established a sales division responsible for coordinating our corporate marketing and sales efforts. We believe our dedicated corporate and small-to-medium enterprise sales force is one of the largest sales forces targeted at corporate users of telecommunications and Internet services in Hong Kong. In addition, our dedicated corporate staff designs marketing and sales promotions specifically tailored to address the concerns of business users. This division also organizes seminars for current and prospective customers to promote new products and services and to raise awareness of our various corporate offerings.

Customer Service

We believe that providing excellent customer service and support is essential to building and retaining a large and loyal subscriber base. We therefore have committed considerable personnel and financial resources to establishing a reliable and accessible customer service system.

Our customer service department provides integrated support to our international and fixed telecommunications network services subscribers. We provide a hotline to handle complaints, subscription applications and queries relating to account balances, pricing, billing, service and technical information. Complaints and in-depth queries from subscribers that cannot be immediately remedied or answered are forwarded to a customer care team, which is responsible for answering such complaints and queries. We also have a dedicated customer service team to provide service to our corporate subscribers, which includes access to a highly skilled technical team that may go to the customer site for trouble shooting and repairs.

In July 2002, we established a customer service call center in Guangzhou, and centralized most of our customer service functions at that location. In addition to providing back office support services, this facility also provides customer acquisition services and enables us to lower our operating costs while continuing to increase our customer service capabilities. We have been expanding our Guangzhou customer service facility since its establishment, which now has over 1,900 employees as of August 31, 2004. Between August 1, 2004 and October 1, 2004, our Guangzhou customer service call center handled on average more than 27,000 inbound and outbound calls per day.

Billing and Collection

Our account collection department is responsible for securing prompt payment from subscribers. Invoices are issued on a monthly or quarterly basis and payments are usually due within 15 days of the issue date of the invoice for residential subscribers and 21 days for corporate subscribers. All payments from our subscribers are denominated in Hong Kong dollars and are made by way of cash, check, credit card, payment by telephone service, automatic transfer from subscribers’ bank accounts or through Internet banking. As a result of our tight credit control policy, our bad debts represented approximately 0.9%, 1.4% and 1.0% of our revenue for each of fiscal 2002, 2003 and 2004, respectively.

When an account becomes past due, we send a reminder notice together with the next month’s invoice to the customers, usually within 15 days after the due date. The notice states the overdue amount and informs the customer that we charge a late payment fee of 1.5% per month on the outstanding overdue amount. For residential subscribers, we have the right to charge the outstanding overdue amount to the subscriber’s pre-registered credit card account or, if applicable, deduct the outstanding overdue amount from the subscriber’s application deposit. Open accounts are maintained for most of the corporate subscribers without pre-registered credit card accounts or deposits.

For residential and corporate subscribers, if an overdue IDD account is not settled within 90 days and 60 days after the due date, respectively, we terminate the subscriber’s account. For local VOIP, broadband Internet access and IP-TV services, we generally allow a 90 day period before terminating the account, due to the minimal incremental cost to us of providing such services. If payment is still not settled after we terminate the account, we determine what recovery actions to take, which may include court proceedings and/or the use of collection agencies.

Environmental Matters

Since our date of incorporation, we have not violated any environmental laws, ordinances or regulations, and believe that all of our operations comply fully with applicable environmental laws.

Intellectual Property Rights

We have registered our trademarks with the Trademarks Registry of the Intellectual Property Department in Hong Kong. We have no other material intellectual property.

Employees

As of August 31, 2004, we had 3,583 employees located in Hong Kong, Guangzhou, and Canada. See “Directors and Senior Management—Employees” in this prospectus. All of our employees, officers and directors are bound by our code of business ethics and conduct. We adopted our code of ethics in 1995 and modified it following the passage of, and to comply with, the U.S. Sarbanes Oxley Act of 2002. We have never granted a waiver for non-compliance with the policies and procedures set forth in the code of ethics for any employee of our company or any of our subsidiaries. Copies of our code of ethics are available free of charge upon request made to our corporate secretary.

Property, Plants and Equipment

For the provision of fixed telecommunications network services, we own, or control through long-term leases, equipment consisting of in-building wiring, switching, transmission and receiving equipment and connecting lines comprised of fiber-based backbone, wireless and leased wire-line backbone and other support structures, conduits and similar items that comprise our Metro Ethernet network. The majority of the fiber-based backbone connecting our services to other telecommunications operators and power sources are under public road, highways and streets. HKBN, our wholly owned subsidiary, owns two offices with an aggregate of 147,000 square feet and two switching centers comprised of five switching systems in Hong Kong.

For the provision of international telecommunications services, we own three switching systems in Hong Kong and two in Canada (one each in Vancouver and Toronto). We have invested and have rights to dedicated capacity in two undersea cables, the Japan-U.S. cable and the APCN 2 cable, for use as international transmission facilities, both of which were completed and have been operational since May 2002.

In addition, we lease a retail shop and own a customer service center in Hong Kong.

Legal and Regulatory Proceedings

We are currently involved in four material legal or regulatory proceedings. They are described below:

People’s Telecom. In March 2004, we asked the Telecommunications Authority to make a determination on the level of charges to be paid by China Resources Peoples Telephone Company Limited, or People’s Telecom, for direct interconnection between its mobile network and our Metro Ethernet network and the effective date of such charges under the Telecommunications Ordinance. In May 2004, the Telecommunications Authority confirmed to People’s Telecom and HKBN that mobile operators should pay interconnection charges to fixed network operators, including ourselves, in accordance with the existing charging principles provided by the Telecommunications Authority. In August 2004, the Telecommunications Authority agreed to make a determination regarding the level and effective date of interconnection charges payable to us by People’s Telecom. These proceedings are still in progress and the Telecommunications Authority has not yet reached any conclusion.

Our revenues for fixed telecommunications network services for fiscal 2003 and fiscal 2004 include interconnection charges of HK$6.1 million and HK$38.7 million, respectively, receivable from People’s Telecom and other mobile operators for the usage of our Metro Ethernet network. We determined the amount of these charges based on the fully distributed cost model determined by the Telecommunications Authority to be applicable in determining the interconnection charges between fixed and mobile operators, which relies on the historical levels of mobile interconnection charges paid by mobile operators to PCCW-HKT. Having considered this matter, we are of the view that the result of this determination will have a material impact on the amount of interconnection charges receivable from mobile operators for the usage of our Metro Ethernet network. We cannot predict the ultimate outcome of the Telecommunications Authority’s determination. If the level of interconnection charges determined by the Telecommunications Authority to be payable to us is lower than the revenues that we have recognized, we will be required to write-back the difference from our revenue during fiscal 2005.

PCCW-HKT and PCCW-IMS. PCCW-HKT and PCCW-IMS brought an action for judicial review against the Telecommunications Authority, in which HKBN was initially joined as an interested party, on October 11, 2004 in the High Court of Hong Kong. PCCW-HKT and PCCW-IMS seek judicial review of the Telecommunications Authority’s decision dated September 22, 2004 in which the Telecommunications Authority found no evidence to suggest that HKBN is acting outside the scope of its FTNS License in providing local VOIP services accessible over the broadband connections provided by other operators. PCCW-HKT and PCCW-IMS seek to have the Telecommunications Authority’s decision overturned and had requested interim orders against both the Telecommunications Authority and HKBN to prohibit HKBN from providing off-network local VOIP services, which we launched in August 2004. In November 2004, PCCW-HKT and PCCW-IMS withdrew their interim applications, but amended their original application to include, among other things, naming HKBN as a second respondent to which HKBN consented. The proceedings of the judicial review will continue and the hearing is set for November 28, 2005. We cannot accurately predict the outcome of the judicial review, but we believe that such decision will not affect our ability to provide local VOIP services within our own Metro Ethernet network.

PCCW-HKT. PCCW-HKT (then Cable & Wireless HKT), a Hong Kong company, brought an action against us on July 10, 1998 in the High Court of Hong Kong, alleging breach of agreements relating to the supply and operation of telecommunications services and unlawful interference with trade. This claim was subsequently amended on September 1, 1998. The PCCW-HKT claim relates specifically to its alleged monetary loss between the months of February and October in 1997 resulting from the manner in which we used its telecommunications transmission lines. The sole issue raised by Cable & Wireless HKT in this case is whether we are liable for monetary damages to PCCW-HKT. As a result, we do not believe that the resolution of this case will impair our ability to lease transmission circuits from PCCW-HKT or significantly alter the commercial terms on which these transmission circuits are leased. PCCW-HKT has yet to stipulate the exact amount of their monetary loss during that period as a result of our alleged misuse.

We filed a defense and a counterclaim on October 7, 1998 alleging anti-competitive practices on the part of PCCW-HKT. We subsequently amended our counterclaim on November 18, 1998. The case is currently in its discovery phase. The first trial proceedings in the case have not yet taken place. We cannot accurately predict the expected date of resolution of this case and we have not made any reserve for this case.

Jade Com. Jade Com Development Limited, or Jade Com, a Hong Kong company, alleged in a claim filed in April 13, 1999 in the High Court of Hong Kong that we, as a principal of one of our wholly owned subsidiaries, wrongfully terminated a telecommunications service agreement entered into on November 26, 1997. Jade Com claimed damages for breach of contract and misrepresentation, but did not state the specific amount of its claim. If the agreement had not been terminated, we would have had a remaining commitment of approximately US$3.6 million under the agreement. We filed a defense in May 24, 1999 asserting that we were not the principal of the wholly owned subsidiary which entered the agreement and alternatively, Jade Com had breached a condition of the agreement that they possess all the legal approvals and licenses necessary for the provision of their services. Specifically, our defense asserts that Jade Com did not have certain regulatory approvals required for the provision of the international telecommunications services that formed the basis of the agreement. As such, we asserted in our defense that our wholly owned subsidiary was entitled to terminate the agreement. In February 2001, the parties consented to adjourn the case indefinitely with liberty to restore. We have not made any reserve for this litigation.

ORGANIZATIONAL STRUCTURE

The following chart sets forth our principal subsidiaries as of January 31, 2005:

(1)	The other immediate subsidiary of City Telecom (H.K.) Limited is Golden Trinity Holdings Limited, which has Warwick Gold Enterprises Limited and Attitude Holdings Limited as its immediate subsidiaries.
(2)	The company has only registered its Chinese name. The English name is an unregistered translation.
(3)	The other immediate subsidiaries of Automedia Holdings Limited are iStore.com Limited, TeachOnNet.com Limited, CTI International Limited, BBTV Company Limited, City Telecom (U.S.A.) Inc., City Telecom (Vancouver) Inc. and City Telecom (Toronto) Inc.
(4)	The other subsidiary of City Telecom (Canada) Incorporated is 963673 Ontario Ltd.
(5)	The immediate subsidiaries of Hong Kong Broadband Network Limited are Excel Billion Profits Limited, Hong Kong Television Network Limited, Hong Kong Broadband Television Company Limited and Hong Kong Broadband Phone Limited.

The jurisdiction of incorporation and our ownership percentage of each of our subsidiaries as of January 31, 2005 were as follows:

		Percentage of interest held by
		City Telecom (%)
Name	Jurisdiction of Incorporation	Direct	Indirect
963673 Ontario Ltd.	Canada		100
Attitude Holdings Limited	British Virgin Islands		100
Automedia Holdings Limited	British Virgin Islands	100
BBTV Company Limited	Hong Kong		100
City Telecom (B.C.) Inc.	Canada		100
City Telecom (Canada) Incorporated	Canada		100
City Telecom (Toronto) Inc.	Canada		100
City Telecom (U.S.A.) Inc.	United States		100
City Telecom (Vancouver) Inc.	Canada		100
City Telecom Inc.	Canada		100
City Telecom International Limited	British Virgin Islands	100
Credibility Holdings Limited	British Virgin Islands	100
CTI Guangzhou Customer Services Co. Limited(1)	China	100
CTI International Limited	Hong Kong		100
CTI Marketing Company Limited	Hong Kong		100
Excel Billion Profits Limited	Hong Kong		100
Golden Trinity Holdings Limited	British Virgin Islands	100
Hong Kong Broadband Network Limited	Hong Kong		100
Hong Kong Broadband Phone Limited	Hong Kong		100
Hong Kong Broadband Television Company Limited	Hong Kong		100
Hong Kong Television Network Limited	Hong Kong		100
IDD1600 Company Limited	Hong Kong		100
iStore.com Limited	Hong Kong		100
TeachOnNet.com Limited	Hong Kong		100
Warwick Gold Enterprises Limited	Hong Kong		100

(1)	The company has only registered its Chinese name. The English name is an unregistered translation.

CTI Guangzhou Customer Services Co. Limited

We currently have one wholly owned subsidiary organized under the laws of China, CTI Guangzhou, which operates primarily as our group customer service call center. Since we established CTI Guangzhou in July 2002, we have focused on expanding its capabilities to include both back office support and customer acquisition services. CTI Guangzhou employed over 1,900 employees as of August 31, 2004 and staff salary and related costs account for more than 75% of its operating costs. CTI Guangzhou currently has no significant property or equipment as its premises are leased and its primary assets are office furnishings and computer equipment. CTI Guangzhou generates no revenues from third parties outside of our group and any revenues generated are eliminated in our consolidated accounts. As of August 31, 2004, CTI Guangzhou had net assets of HK$7.2 million and no external third-party long-term borrowings.

The exchange notes will not be guaranteed by CTI Guangzhou. As a result, the exchange notes will effectively be subordinated to all the debt and other obligations, including trade payables, of CTI Guangzhou. CTI Guangzhou and our future non-guarantor subsidiaries will be restricted by the indenture governing the exchange notes from incurring certain indebtedness as further described in the limitation of indebtedness covenant under “Description of the Notes—Certain Covenants—Limitation on indebtedness”.

HONG KONG REGULATORY OVERVIEW

The following is a brief summary of the Hong Kong laws and regulations that currently materially affect the telecommunications, including the Internet, and the broadcasting industries in Hong Kong. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to these industries. In particular, the regulatory principles relating to the pricing of telecommunications services provided in Hong Kong are relatively complex and are the subject of regular review by the regulator. Accordingly, the following is not a summary of all the regulations (including pricing regulations) pursuant to which telecommunications and broadcasting services are provided in Hong Kong, either on a wholesale or retail basis.

Telecommunications Industry

History

Local Fixed Telecommunications Network Services

Prior to July 1995, PCCW-HKT Telephone Limited (then known as Hong Kong Telephone Company Limited) was the exclusive provider of local fixed wireline telecommunications network services in Hong Kong under an exclusive franchise granted to it under the now repealed Telephone Ordinance (Cap 269). In 1995, the Hong Kong government introduced limited competition in the local fixed telecommunications network services market and three new FTNS Licenses (see below for a more detailed description of such license) were issued by the Telecommunications Authority to each of HGC, Wharf T&T, and New World on June 30, 1995, June 27, 1995 and June 20, 1995, respectively, which allowed them to provide and operate local fixed wireline networks. PCCW-HKT was also granted a FTNS License in order for it to continue to operate its local fixed wireline network. The Hong Kong government also agreed to a three-year moratorium on the granting of any further FTNS Licenses.

Following a review conducted by the Hong Kong government regarding its policy in the fixed telecommunications industry in 1998, on May 5, 1999, it announced its decisions:

•	to extend the moratorium on granting additional wireline-based local FTNS Licenses until December 31, 2002, subject to the satisfactory binding commitments by each of HGC, Wharf T&T and New World to roll-out additional local network infrastructure and services;

•	to invite applications for FTNS Licenses in respect of non-wireline based local networks periodically, the first of such invitation to be made in 1999; and

•	to fully liberalize the market for local fixed telecommunications network services (wireline or wireless based) from January 1, 2003.

To implement the above decisions, five local wireless-based FTNS Licenses were issued by the Telecommunications Authority in 2000, including one which was issued to HKBN, for the provision of local fixed telecommunications services using non-wireline based networks (commonly referred to as wireless local loop).

At the same time, Hong Kong Cable Television Limited, or HKCTV, was also granted a FTNS License to offer telecommunications services over its hybrid fiber coaxial cable network, subject to it making binding commitments on the continued roll-out of its cable network and the surrender, on an agreed schedule, of microwave multipoint distribution system frequencies allocated to it.

In anticipation of the full liberalization of the local fixed telecommunications network market as from January 1, 2003, the Telecommunications Authority published a statement on January 11, 2002 outlining certain key implementation details, including:

•	there would be no rollout or capital expenditure commitments required from licensees that are licensed to operate from January 1, 2003 of local fixed networks and/or external facilities;

•	in order to maintain equal treatment between new and existing operators in respect of performance commitments, all performance commitments of existing local and external fixed telecommunications network services operators that are due on or after January 1, 2003 as initially committed to in the licenses granted would be waived;

•	the Telecommunications Authority would not grant any fixed carrier licenses (for details of this license, see description below) to operate local fixed networks to applicants who intend to rely primarily on interconnection with, and access to, the infrastructure of other fixed telecommunications network services or fixed carrier licensees to roll out their networks or provide their services;

•	newly licensed local wireline-based fixed network operators may apply, on a case-by-case basis and subject to certain conditions, for rights of access to buildings and road opening under section 14(1) of the Ordinance for purposes of installing telecommunications lines; and

•	existing local wireless network operators, including HKBN, would be entitled to apply for the extension of the scope of services under their existing licenses to operate local fixed networks and other forms of fixed telecommunications network services.

Following the publication of the statement, HKBN applied to the Telecommunications Authority for modification of the scope of its local wireless FTNS License. HKBN’s FTNS License was modified on April 16, 2002 to include the operation of local fixed wireline network services as from January 1, 2003. In addition, HKBN’s performance commitments due on or after January 1, 2003 set forth in its FTNS License were waived.

International Telecommunications Facilities and Services

Prior to March 1998, Hong Kong Telecom International Limited, or HKTI, was the exclusive provider of all external telecommunications circuits and certain external telecommunications services in Hong Kong. The license granted to HKTI in 1981 was due to expire on September 30, 2006.

In May 1993, the Telecommunications Authority began liberalizing certain external telecommunications services which were not within the scope of HKTI’s exclusive license, and issued PNETS Licenses (see below for a more detailed description of such license) which allowed licensees to provide customers with access to HKTI’s external telecommunications services using a transmission method commonly known as “call-back”.

Following the issuance of a statement by the Telecommunications Authority in April 1996 further clarifying the extent of the exclusivities of HKTI’s license, the Telecommunications Authority began issuing PNETS Licenses for the provision of international virtual private network services.

In January 1998, the Hong Kong government issued a policy statement stating that the provision of the services remaining within the HKTI License, on an exclusive basis, was not in Hong Kong’s best interest. On March 31, 1998, HKTI surrendered its exclusive license under the terms of a framework agreement entered into with the Hong Kong government on January 20, 1998. In the January 1998 policy statement, the government stated that the liberalization of the external telecommunications services and facilities would take place on a two step basis, the first step being liberalization of services and the second being the liberalization of facilities. Accordingly, the external telecommunications services were liberalized as from January 1, 1999 and the provision of external facilities was liberalized on January 1, 2000. Subsequently, in a 2002 statement of the Telecommunications Authority relating to the implementation of the full liberalization of local fixed telecommunications network services market, the Telecommunications Authority stated that it would issue licenses for operation from January 1, 2003 of external facilities based on submarine or land cables to those who may directly invest in cable capacity or acquire the capacity through the purchase of “Indefeasible Rights of Use”, or IRU, of cables, thus further liberalizing the external telecommunications market.

In early 1998, PCCW-HKT’s FTNS License was transferred to a group comprised of subsidiary companies providing international and local telecommunications services and the scope of PCCW-HKT’s services to be provided under the FTNS License was in this way expanded to cover the provision of external telecommunications services and facilities. The FTNS Licenses of the three other local fixed network operators, i.e. HGC, New World and Wharf T&T, were also amended allowing them to provide external telecommunications services from January 1, 1999 and all forms of external facilities (cable and satellite based) from January 1, 2000.

The Telecommunications Authority began issuing PNETS Licenses in late 1998 for the provision of external telecommunications services using international leased circuits provided by licensed operators as from January 1, 1999. External FTNS Licenses began to be granted to licensees to operate, as from January 1, 2000, non-cable based external telecommunications facilities (i.e. satellite or other wireless facilities) and/or external telecommunications facilities based on new undersea or land cables. Furthermore, the Telecommunications Authority stated that it would issue licenses for the operation of external telecommunications facilities to IRU owners as from January 1, 2003.

The Telecommunications Authority granted us a satellite-based fixed carrier license in May 2001. This license was modified by the Telecommunications Authority in March 2002 to grant us additional rights to operate a cable-based external fixed telecommunications network. HKBN’s local wireline-based FTNS License was modified on May 22, 2003 to allow for the operation of external fixed telecommunications network services in exchange for the surrender of our cable-based external fixed carrier license.

Regulatory Environment

The main legislation in Hong Kong which regulates the telecommunications industry is the Telecommunications Ordinance (Cap 106), and related subsidiary legislation, notably the Telecommunications Regulations (Cap 106A), and the Telecommunications (Carrier Licences) Regulation (Cap 106V). The Telecommunications Ordinance underwent significant changes in 2000 following a policy review of the telecommunications industry conducted by the Hong Kong government in 1998.

The Telecommunications Authority, an individual appointed by the Chief Executive pursuant to the Telecommunications Ordinance, is the main regulator of the telecommunications industry in Hong Kong. The Telecommunications Authority’s general responsibilities include: the issuing of non-exclusive licenses; the determination of terms of interconnection; promotion of fair competition in the telecommunications sector; management of the frequency spectrum; development of technical standards and customer equipment testing; protection of consumer interests; and the control and administration of the Hong Kong numbering plans (including allocation of numbers or codes).

It should be noted that the Hong Kong government announced in its policy paper “Digital 21 Strategy—Sustainability and Opportunities” published in March 2004 that it intends to review the current regulatory structure of having two separate regulatory entities for the telecommunications industry and the broadcasting industry respectively in light of the convergence and deregulation of the two industries. It further stated that it will issue its proposal and consult the public on the creation of a unified regulator in early 2005.

Licensing

General Licensing Requirements

Section 8(1) of the Telecommunications Ordinance provides, amongst other things, that a telecommunications license is required if a person in Hong Kong establishes or maintains any means of telecommunication. Contravention of Section 8 constitutes an offence. Currently, companies offering telecommunications services without establishing or maintaining any means of telecommunications (pure resellers) are not yet subject to the licensing regime. The Telecommunications Authority is currently conducting a public consultation proposing to bring into force provisions (which were introduced in the Telecommunications Ordinance in 2000) to regulate certain resale activities. For a more detailed discussion refer to the section entitled “—Recent Regulatory Developments in the Telecommunications Industry” below in this prospectus.

The Telecommunications Regulations and the Carrier Licenses Regulation set forth the licenses which the Telecommunications Authority may issue pursuant to the Telecommunications Ordinance.

Generally, a licensee is required to be a company registered under the Companies Ordinance (Cap. 32) and this requirement is satisfied either by the incorporation of a Hong Kong company (which can be wholly owned by a foreign company) or by the registration of a foreign company under the Companies Ordinance. Currently, there is no foreign ownership restriction on the holder of a telecommunications license under the current regulatory regime.

Non-compliance with the Telecommunications Ordinance, any subsidiary legislation made pursuant to it, any of the license conditions or any direction issued by the Telecommunications Authority by a telecommunications licensee, could result in the revocation or suspension of the relevant license. The Telecommunications Ordinance contains a set of provisions setting forth the procedural steps which the Telecommunications Authority must adhere to prior to revoking or suspending any telecommunications licenses. In addition, the Chief Executive in Council has the authority to revoke a telecommunications license at any time if it is in the public interest to do so.

Fixed Telecommunications Network Services License

As noted above, the Telecommunications Ordinance was substantially amended in 2000. Prior to the enactment of the amendments in 2000, FTNS Licenses were issued for the operation of fixed telecommunications networks in Hong Kong. After the enactment of the amendments in 2000, which was primarily designed to streamline the licensing regime, FTNS Licenses became a part of the general category of “fixed carrier licenses”.

An FTNS License authorizes the licensee, among other things:

•	to provide a public fixed telecommunication network service, covering internal services or external services, or both; and

•	to establish and maintain a fixed telecommunications network, which may be wireline-based or wireless-based, or a combination of both.

HKBN currently holds an FTNS License issued to it by the Telecommunications Authority in February 2000 initially for the operation of a local fixed wireless network. This FTNS License has since been amended twice and presently, HKBN is authorized to operate both local fixed telecommunications networks (wireline and wireless based) and external telecommunications facilities.

An FTNS License contains a set of General Conditions, which are prescribed in the Telecommunications Regulations and a set of Special Conditions usually tailored-made by the Telecommunications Authority to address issues specific to the license holder, including its universal service contribution obligation.

The Telecommunications Regulations provide that an FTNS License is valid for a period of 15 years, and is renewable for a further period not exceeding 15 year at the Telecommunications Authority’s discretion.

The amount of license fee payable by a holder of a FTNS License is set out in the Telecommunications Regulations and comprises (i) a fixed annual amount of HK$1.0 million; (ii) a variable amount calculated on the basis of the number of customer connections (which is currently set at HK$700 for each 100 customer connections); and (iii) a variable fee calculated by reference to the radio spectrum assigned and used by the license holder.

Fixed Carrier License

The Telecommunications Ordinance was amended by the Telecommunications (Amendment) Ordinance 2000, or the Amendment Ordinance. With the exception of a few provisions, the amendments set out in the

Amendment Ordinance became fully operational as from April 1, 2001. The Amendment Ordinance creates two new categories of licenses: carrier licenses and class licenses.

A “carrier license” is defined widely in the Amendment Ordinance and covers a number of existing network-related licenses, including FTNS Licenses.

The Telecommunications Authority no longer grants FTNS Licenses to operators which wish to operate fixed networks, but instead grants “fixed carrier licenses”. The Telecommunications Authority is pursuing a gradual program of replacing expired or surrendered FTNS Licenses under the old regime with fixed carrier licenses, but existing FTNS Licenses remain valid.

The conditions of a fixed carrier license, as set forth in the Carrier Licences Regulation, are essentially the same as the corresponding FTNS License conditions, except that certain of the General Conditions in a FTNS License have become Special Conditions (in order to make the General Conditions consistent for both fixed and mobile carriers).

Under the Carrier Licences Regulation, the period of validity of a fixed carrier license is 15 years from the date of issuance, which may be renewed for a further period of up to 15 years. The current fixed annual license fee payable is HK$1.0 million. The variable amounts payable are calculated on the same basis as those payable under the FTNS Licenses.

Public Non-Exclusive Telecommunications Services License

A PNETS License is used by the Telecommunications Authority to cover the provision of a number of different telecommunication services where the service provider provides the service to the public using the network of a licensed carrier or by establishing or maintaining transmission facilities within the boundary of a building or property. In practice, the PNETS License is also used as a “sweep-up” license category, where a license is required by virtue of the Telecommunication Ordinance but none of the existing categories are applicable to the means of telecommunications or telecommunications service for which the license is required.

The Telecommunications Authority has issued various PNETS Licenses over the years, including:

•	those for the provision of external telecommunications services, or PNETS ETS License, over external leased circuits provided by a holder of a FTNS License or other external switched telecommunications services lawfully operated in Hong Kong; and

•	those for the provision of international value-added network services, or PNETS IVANS License, and/or telecommunications services (including Internet access services) accessed by customers via public switched telecommunications networks provided by licensed network operators or leased circuits operated or authorized under the Telecommunications Ordinance.

A PNETS License has a validity period of 12 months, renewable at the discretion of the Telecommunications Authority on an annual basis upon the payment of a prescribed annual fee, which is currently set at HK$750. Where radio communications apparatus is used, there is an additional variable component calculated by reference to the number of base stations and mobile stations involved.

During the mid 1990s, we were initially issued with three PNETS Licenses including a license to provide calling card services, or a CCS License, a license to provide international simple resale services for facsimile and data services, or an ISR License, and a license to provide virtual private network services, or a VPN License. We also hold a PNETS IVANS License which allows us to act as an Internet Service Provider. In November 1998, we were issued a PNETS ETS License, replacing the CCS, ISR and VPN Licenses. The PNETS ETS License allows us to continue providing CCS, ISR and VPN services along with a number of other international telecommunications services. We were also allowed, under the terms of the PNETS ETS License, to commence the provision of external telecommunications services from January 1, 1999 over the external facilities of the then HKTI and, from January 1, 2000, over the external telecommunications facilities of other licensed external facilities providers.

Under the terms of the PNETS ETS and PNETS IVANS Licenses, we and IDD1600 Company Limited, or IDD1600, our wholly owned subsidiary, are required to comply with certain license conditions relating to technical and reporting matters.

Class License

In terms of class licenses, the Telecommunications Authority has created two class licenses thus far, one relating to the operation of in-building telecommunications systems and the other one relating to the provision of public wireless local area network services. A consultation is currently being carried out by the Telecommunications Authority with regard to the creation of a third class license to regulate the resale of certain telecommunications services. See section entitled “Recent Regulatory Developments in the Telecommunications Industry” below for more details.

Interconnection

Interconnection between telecommunications networks and services are regulated under the Telecommunications Ordinance and the relevant license conditions. Hong Kong’s current policy on interconnection, including the applicable charging principles and methodology, is set forth in a series of statements issued by the Telecommunications Authority which were substantially revised in 2002 and further revised in July 2004 following the Chief Executive’s decision to withdraw mandatory Type II interconnection at the local telephone exchange level by June 2008. For a more detailed discussion, refer to the section entitled “— Recent Regulatory Developments in the Telecommunications Industry” below in this prospectus.

The Telecommunications Authority divides interconnection into two main types: The first type is “Type I Interconnection”, which is interconnection between network gateways, such as tandem exchanges, local exchanges or dedicated interconnection gateways, which allows end users on different networks to “communicate” with each other. The second type is “Type II Interconnection”, which is a connection to a fixed carrier’s network at points of the customer access network level (more often referred to as local access or local loop unbundling) allowing the end customer requesting the interconnection to use the customer access network of the fixed carrier to obtain fixed telecommunications services. The Telecommunications Authority is empowered to determine the terms and conditions of both types of interconnections (including the applicable charges) and a set of guidelines was issued in 1995 (and amended in 2001) setting forth the procedures that the Telecommunications Authority will follow in making such a determination.

Competition Provisions

Regulation of Anti-Competitive Conducts

Although Hong Kong has never had a general competition code, historically, holders of FTNS Licenses were prohibited from engaging in anti-competitive conduct by certain competition-related license conditions contained in the FTNS Licenses issued by the Telecommunications Authority. The Telecommunications Authority issued in June 1995 a set of guidelines on how the Telecommunications Authority would interpret the competition-related provisions in FTNS Licenses, which we refer to in this prospectus as the 1995 Competition Guidelines.

When the Telecommunications Ordinance was amended in 2000, a set of competition-related provisions, which are modeled on the competition-related license conditions contained in the FTNS License, were introduced into the Telecommunications Ordinance. These statutory provisions provide that a licensee is prohibited from engaging in any anti-competitive conduct, abusing its dominant position in a telecommunications market, or engaging in any discriminatory conduct.

The Telecommunications Authority continues to apply the 1995 Competition Guidelines in the application and enforcement of competition provisions contained in the Telecommunications Ordinance and the FTNS Licenses. However, given that the competition provisions contained in the Telecommunications Ordinance are applicable to all licensees, not just holders of FTNS Licenses, the Telecommunications Authority commenced a consultation in February 2004 on the issuance of a new set of competition guidelines to replace the 1995 Competition Guidelines.

The Telecommunications Ordinance provides an appeal mechanism by the establishment of a Telecommunications (Competition Provisions) Appeal Board. A person or a licensee aggrieved by a decision made by the Telecommunications Authority relating to the competition provisions may appeal to the Board. Additionally, a third party suffering loss or damage from breach of such competition provisions may bring an action for damages or seek other appropriate remedies against the offending licensee.

Control on Mergers and Acquisitions

In addition to the competition provisions mentioned above, the Telecommunications Ordinance also contains a set of new provisions which aim to control certain merger and acquisition activities within the telecommunications industry that have an anti-competitive effect. The provisions were introduced by the Telecommunications (Amendment) Ordinance 2003, which we refer to in this prospectus as the 2003 Amendment. The 2003 Amendment came into force on July 9, 2004 after Telecommunications Authority finalized the Guidelines on Mergers and Acquisitions, which we refer to in this prospectus as the M&A Guidelines.

This new regulatory regime on mergers and acquisitions only applies to carrier licensees, which includes HKBN as a holder of a FTNS License, which, as discussed above, is regarded as a carrier license for the purpose of the Telecommunications Ordinance.

Under the 2003 Amendment, if the Telecommunications Authority determines that the relevant merger and acquisition activity (defined as a “change” in the ownership or control over a carrier licensee under the 2003 Amendment) has, or is likely to have, the effect of substantially lessening competition in a telecommunications market, the Telecommunications Authority is empowered to direct a carrier licensee to take such actions, such as the complete or partial divestiture of the relevant parties’ interests in the merged entity, as the Telecommunications Authority considers necessary, to eliminate or avoid any anti-competitive effect. However, the Telecommunications Authority may not issue such a direction if he takes the view that the public benefit of the merger and acquisition outweighs any detriment caused by a reduction in competition.

The 2003 Amendment provides that a “change” in relation to a carrier licensee occurs when:

•	a person, either alone or with any “associated person”, becomes the beneficial owner or voting controller of more than 15% of the voting shares in the carrier licensee (This provision does not apply if the person, either alone or with any “associated person”, is not or does not concurrently become the beneficial owner or voting controller of more than 5% of the voting shares in another carrier licensee and does not have or acquire the power to ensure that the affairs of such other carrier licensee are conducted in accordance with the wishes of such person); or

•	a person, either alone or with any “associated person”, becomes the beneficial owner or voting controller of more than 30% of the voting shares in a carrier licensee; or

•	a person, either alone or with any “associated person”, becomes the beneficial owner or voting controller of more than 50% of the voting shares in a carrier licensee, or acquires the power (including by the acquisition of voting shares), by virtue of any powers conferred by the memorandum or articles of association or other instrument regulating the licensee or any other corporation or otherwise, to ensure that the affairs of the licensee are conducted in accordance with the wishes of that person.

An “associated person” is widely defined in the Telecommunications Ordinance and includes, where the licensee is a corporation, a corporation over which the licensee has control, a corporation which has control over the licensee or a corporation which is under the same control as is the licensee. It also includes a person who controls the licensee and a relative and/or partner of that person (in the case of a natural person) or a director or principal officer of the corporation.

Although the 2003 Amendment essentially creates an ex post regime whereby regulatory control will be exercised by the Telecommunications Authority after a merger and acquisition has been completed, the 2003 Amendment also provides that a carrier licensee (or any interested party, such as the acquirer) may seek the prior consent of the Telecommunications Authority on a voluntary basis to any proposed merger or acquisition falling within the definition of “change”. In this way, a carrier licensee will have the opportunity to consider whether to seek prior consent, taking into account the consequences of being potentially required by the Telecommunications Authority to unwind the transaction, after its completion, if the transaction is found to have an anti-competitive effect.

In addition, the Telecommunications Authority states in the M&A Guidelines that carrier licensees or interested parties are welcome to have informal preliminary discussions with the Telecommunications Authority concerning any proposed merger or acquisition. The view expressed by the Telecommunications Authority in any such informal discussion is, however, non-binding.

The 2003 Amendment and the M&A Guidelines further outline the competition analytical framework which the Telecommunications Authority will adopt and the matters which he will take into consideration in assessing if the merger or acquisition in question will or is likely to raise any competition concern in the relevant telecommunications market.

Any decision made or direction issued by the Telecommunications Authority under the mergers and acquisition provision is subject to appeal to the Telecommunications (Competition Provisions) Appeal Board.

Consumer Protection

The Telecommunications Ordinance also contains a statutory provision that is primarily aimed at protecting consumers. This provision prohibits a licensee from engaging in any misleading or deceptive conduct.

The Telecommunications Authority issued the “Guidelines in relation to Misleading or Deceptive Conduct in the Hong Kong Telecommunications Markets” in May 2003, which provide practical guidance on the application and enforcement of the relevant provision in the Telecommunications Ordinance.

The Telecommunications Authority has taken an active role in enforcing this prohibition and has developed voluntary codes to assist in this respect. For instance, in November 2004, the Telecommunications Authority issued a “Code of Practice for the Service Contracts for the Provision of Public Telecommunications Services” which sets out guidelines on the preparation of service contracts. The code states that important terms of a service contract (e.g. a compensation clause for early termination by the customer) should be presented in a prominent place and should be highlighted in the contract. The code is applicable to all service providers (except mobile network operators which are subject to a separate code of practice) including holders of FTNS Licenses, such as HKBN, and holders of PNETS ETS Licenses and IVANS Licenses, such as ourselves and IDD1600. Although the guidelines are voluntary in nature, the Telecommunications Authority has indicated that the extent of a licensee’s compliance with the guidelines will be taken into account in assessing if a licensee has complied with the statutory provision mentioned above.

In addition, on June 17, 2002, the Telecommunications Authority in conjunction with the Hong Kong Consumer Council, the Independent Commission Against Corruption, and the Office of the Privacy Commissioner of Personal Data issued a voluntary “Code of Practice on the Protection of Customer Information for Fixed and Mobile Service Operators”. The code applies to fixed and mobile operators and its objective is to set out best practices for such operators for the protection of customer information (e.g. telephone numbers, residential addresses and details of call history) in light of the existing sanctions under Hong Kong legislation preventing unauthorized disclosure of protected information to third parties.

Apart from the Telecommunications Ordinance, like any companies carrying on business in Hong Kong, telecommunications operators are required to comply with applicable Hong Kong consumer protection laws, for example, the Sale of Goods Ordinance (Cap 26), Control of Exemption Ordinance (Cap 71), Supply of Services (Implied Terms) Ordinance (Cap 457), and the Unconscionable Contracts Ordinance (Cap 458).

Regulation of Pricing

Currently, the pricing of both fixed telecommunications network services and public non-exclusive external telecommunications services in Hong Kong is regulated by license conditions. However, the regulatory frameworks of each type of services are different.

All PNETS Licenses contain license conditions requiring the licensees to publish their tariffs and to charge no more than the published tariffs. In other words, the Telecommunications Authority imposes a maximum ceiling on the prices that holders of PNETS Licenses may charge for their services.

Similarly, holders of FTNS Licenses are prohibited by license conditions from charging more than their published tariffs for their services. Additionally, the FTNS License conditions prohibit licensees from offering discounts to their published tariffs and require the licensees to seek approval from the Telecommunications Authority in connection with (i) any revision of published tariffs, (ii) tariffs for any new services or products or (iii) tariffs for any trial services. However, the Telecommunications Authority may grant a waiver of the application of any or all of these restrictions in relation to a relevant telecommunications market if, in the opinion of the Telecommunications Authority, the licensee is not “dominant” in such market. This is known as an ex ante regime.

HKBN has been granted a waiver from all the tariff revision prohibitions contained in its FTNS License and is able to provide discounts and revise its tariffs in all the fixed telecommunications network services markets.

While it is beyond the scope of this prospectus to provide a full account of waivers granted, it is important to note that prior to January 14, 2005 PCCW-HKT was the only holder of a FTNS License that was not granted a waiver and was bound by ex ante regulation of its prices in the fixed telephony markets. On January 14, 2005 OFTA issued a new fixed carrier license to PCCW-HKT which only required PCCW-HKT to notify the Telecommunications Authority of its actual prices at least one day before they become effective. For a more detailed discussion, see the section entitled “—Recent Regulatory Developments in the Telecommunications Industry” below in this prospectus.

Universal Service Contribution and Local Access Charge

Under the current regulatory regime, as stated in two statements published by the Telecommunications Authority in January 1998 and July 2000, PCCW-HKT has a universal service obligation to provide basic telephone service to any individual or entity that requests it. To compensate PCCW-HKT for the expenses of this obligation, certain licensees are required to contribute to such costs, which is referred to as the universal service contribution, or USC. Holders of FTNS Licenses and PNETS ETS Licenses including ourselves, HKBN, and IDD1600 are required to pay USC.

The level of USC is determined by the Telecommunications Authority and is adjusted periodically. The average rate has declined over the past several years. The Telecommunications Authority recently published a statement on November 19, 2004 confirming that the level of provisional USC on or after June 1, 2004 is approximately HK$0.3 cents per minute and the confirmed USC for the period January 1, 2002 to December 31, 2002 for routes that are competitive, which are referred to as Category A Routes, is HK$0.3 cents per minute and for routes that are to be provided through Reach Networks Hong Kong Limited’s international gateways/facilities, which are referred to as Category B Routes, is HK$1.9 cents per minute. It should be noted that after August 2003, all routes have been classified as Category A Routes and as such, it is no longer necessary for the Telecommunications Authority to set a provisional USC for Category B Routes.

Additionally, providers of external telecommunications services, such as holders of PNETS ETS Licenses, including ourselves and IDD1600, are required to pay to the local network operators whose network facilities holders of PNETS ETS Licenses use to transmit calls to and from their customers’ sites a local access charge, or LAC. Although theoretically the operators holding PNETS ETS Licenses may negotiate the level of LAC with operators whose LAC is not regulated, in practice, the bench-mark used by operators is the LAC set by the Telecommunications Authority for PCCW-HKT, whose LAC is regulated. The level of the LAC is calculated on a per-minute basis.

At present, the Telecommunications Authority determines the level of LAC imposed by PCCW-HKT and has indicated that it would determine the LAC imposed by other local fixed line network operators if it were in the public interest to do so. A review of the principles and costing methodology of the LAC was conducted by the Telecommunications Authority recently and a formal statement was issued on February 27, 2004.

Shortly before the statement was published, the Telecommunications Authority was requested by providers of external telecommunications services to make a determination under the Telecommunications Ordinance with regard to the level of the LAC of PCCW-HKT. Applying the revised principles and costing methodology set forth in the statement, the Telecommunications Authority issued its determination on May 4, 2004 and the level of LACs has been reduced and is summarized below:

•	for LAC for outgoing traffic—from HK$0.121 to HK$0.086;

•	for LAC for incoming traffic—from HK$0.126 to HK$0.088;

•	for LAC (transit) for outgoing traffic—from HK$0.106 to HK$0.076;

•	for LAC (transit) for outgoing traffic—from HK$0.106 to HK$0.076

The new level of LACs was intended to become effective on June 1, 2004. However, PCCW-HKT has obtained leave for judicial review of the LAC determination and the court has granted an interim stay of the determination pending the outcome of that review. The judicial review commenced on September 13, 2004, but the judgment of the court has not yet been handed down.

Recent Regulatory Developments in the Telecommunications Industry

In recent years, the Telecommunications Authority has introduced various measures to implement the Hong Kong government’s policy to liberalize the Hong Kong telecommunications market. The most important changes have included the full liberalization of the local and external fixed telecommunications network services market and the introduction of a formal competition regulatory framework, as discussed above.

As part of this ongoing process, the Telecommunications Authority and the Hong Kong government are looking to introduce new measures to address issues relating to the new telecommunications marketplace in Hong Kong.

Currently, the most important regulatory developments include:

Review Of Regulation Of Internet Protocol Telephony

Although the Telecommunications Authority takes the view that IP telephony may be provided under existing licenses, given the specific nature and the technology associated with such service, the Telecommunications Authority issued a consultation paper on October 4, 2004 to canvass the views of the public with regard to the appropriate regulatory framework for the provision of such service. The Telecommunications Authority has invited the industry and interested parties to comment on the following aspects of the service:

•	the appropriate policy and licensing framework for such service;

•	issues relating to numbering, such as number portability;

•	the appropriate interconnection arrangements, including the charging principles such as the USC and LAC arrangements, relating to such service; and

•	related consumer issues, such as access to emergency services (given that the service may not be available if there is a power cut), quality of service and backup power supply.

The consultation period ended on December 4, 2004.

Review Of The Type II Interconnection Policy

Following two rounds of consultation on the review of the Hong Kong government’s policy on Type II interconnection, the Communications and Technology Branch, or CTB, announced in July 2004 that the mandatory Type II interconnection policy applicable to telephone exchanges for individual buildings (often referred to as “Point A” in statements issued by the Telecommunications Authority) will be fully withdrawn by June 30, 2008. The mandatory Type II interconnection policy was drawn up in 1995 and is applicable to PCCW-HKT, HGC, Wharf T&T and New World. Under this policy, each of these four FTNS License holders has the right to request (and the obligation to provide) interconnection with the other relevant FTNS Licensees at any point in the copper-wire local loops of the licensee providing interconnection. In practice, it is PCCW-HKT which is required to meet the mandatory obligation given the extensive coverage of its copper-wire local loops.

In the interim, the mandatory Type II interconnection policy will be withdrawn on a building-by-building basis. Buildings that are served by at least two self-built customer access networks will no longer be subject to the mandatory Type II Interconnection policy following a two year transitional period. There will be, in addition, a grandfather period of one year following the expiry of the transitional period to protect regulated interconnection terms (including charges) for lines connected before and during the transitional period. After the grandfather period, fixed network access to “Point A” of the local loops should be subject to commercial negotiations between the carriers.

The Telecommunications Authority further clarified in a statement entitled “Review of Type II Interconnection Policy” dated July 6, 2004 that mandatory Type II interconnection policy continues to apply to the following:

(i) buildings meeting the “essential facilities” criterion that justifies mandatory interconnection in the consumer interest; and

(ii) interconnection at the street level (often referred to as “Point B”) and at the in-building level (often referred to as “Point C”).

It should be noted that the Type II interconnection policy only applies to copper-based local loops. It does not apply to fiber-based local loops as the Hong Kong government wishes to encourage network operators to upgrade their networks from copper-based to fiber-based.

The maintenance of the mandatory Type II interconnection at the in-building level means that network operators which roll-out their own copper-based in-building systems, such as HKCTV and HKBN, will continue to be required to permit other operators to access their respective local loop facilities.

The Telecommunications Authority also issued a statement in July 2004 detailing the implementation steps for the new policy.

Introduction Of A New Class License To Regulate Certain Resale Activities

Currently, telecommunications service providers which provide telecommunications services without establishing or maintaining a means of telecommunications (or pure resellers of telecommunications services) are not subject to the licensing regime outlined above. However, the Hong Kong government introduced provisions in the Amendment Ordinance in 2000, which provide that a person who, in the course of business, offers a telecommunications service is required to obtain a license. These provisions are not yet in operation.

The Telecommunications Authority issued a consultation paper on October 15, 2004 proposing partially to bring into force the provisions referred to above in order to regulate the following two types of resale by the creation of a new class license:

(i) the resale of telecommunications services on a prepaid basis (e.g. the resale of calling cards); and

(ii) the resale of telecommunications services by an associated corporation of a carrier or a telecommunications licensee in a dominant position.

The consultation period ended on December 14, 2004.

Introduction of an Ex post Price Control Regime

The Telecommunications Authority issued a consultation paper on October 8, 2004 regarding its proposal to move from ex ante to ex post regulation of the tariffs of PCCW-HKT in response to two applications by PCCW-HKT to be declared “non-dominant” in the markets for residential and business direct exchange line telephone services.

On January 14, 2005, OFTA issued a new fixed carrier license to PCCW-HKT (to replace its then existing FTNS License) that effectively allows PCCW-HKT to provide discounts to customers in these markets and lifts the requirement that PCCW-HKT obtain prior approval from the Telecommunications Authority before adjusting its tariffs.

The two applications made by PCCW-HKT for declaration of non-dominance in business and residential direct exchange line services have become redundant upon the surrender of its then FTNS license for the new fixed carrier license on January 14, 2005. Under its new fixed carrier license, PCCW-HKT is now only bound by the competition related regulations prohibiting the abuse of a dominant position in a relevant market or markets (including, for example, a prohibition against “predatory pricing”) if, and only if, PCCW-HKT is found to be dominant in the relevant market(s). For a more detailed discussion please refer to the section entitled “—Competition Provisions” above in this prospectus.

Television Broadcasting Industry

History

Until the end of 1990, Hong Kong had only two television broadcasters, Television Broadcasts Limited, or TVB, and Asia Television Limited, or ATV, that operated under licenses granted by the then Governor in Council under the Television Ordinance.

In December 1990, a “satellite television uplink and downlink license” was granted to Hutchvision Hong Kong Limited (now Starvision Hong Kong Limited, or Star TV), by the Telecommunications Authority for the provision of satellite television services. The market was further opened up by the grant to HKCTV (then known as Wharf Cable Limited) of a broadcasting license for the provision of subscription television services in 1993. To protect the heavy investment involved in the provision of subscription television services, the Hong Kong government agreed to grant exclusivity to HKCTV for three years.

In March 1993, PCCW-HKT was permitted to conduct a commercial trial of video-on-demand services, which we refer to in this prospectus as VOD. The VOD trial service provided by PCCW-HKT led to HKCTV taking legal action against both the Hong Kong government and PCCW-HKT alleging breach of its exclusive license. However, it was held that VOD should not be classified as a broadcasting service for the purpose of the then Television Ordinance (now repealed, see below) but as a point-to-point telecommunications service which PCCW-HKT would be entitled to provide under its telecommunications concession granted under the Telephone Ordinance.

Following a comprehensive review of the pay-TV industry in 1996, the Television Ordinance was amended in 1997 and a new category of license—“programme service license”—was created to bring the VOD services into the television regulatory regime. In 1998, a program service license was granted to PCCW VOD Limited, or PCCW-VOD.

In September 1998, the CTB (then the Information Technology and Broadcasting Bureau) published a consultation paper entitled “1998 Review of Television Policy”. A number of important decisions were made following the review including that the moratorium on pay-TV would be lifted and the market for pay-TV would be opened for free competition from 1998.

Simultaneously, the CTB proposed new legislation implementing the policy decisions reached by the Hong Kong government in 1998 and intended to replace the Television Ordinance. The proposed legislation would establish a new regulatory regime under which the broadcasting service and the operation of the underlying telecommunications systems (for the transmission of the broadcasting service) would be regulated separately, with the broadcasting service itself being subject to the new legislation and the operation of the underlying telecommunications systems subject to the telecommunications regulatory regime.

At present, Hong Kong has two licensed domestic terrestrial broadcasters, TVB and ATV, providing free-to-air broadcasting services. In addition, there are also three licensed domestic pay-TV broadcasters, namely HKCTV, PCCW-VOD and Galaxy Satellite Broadcasting Limited. HKBN provides TV services over the Internet under its FTNS License, while Star TV continues to provide its services through satellite means under its satellite television uplink and downlink license.

Regulatory Environment

The main legislation in Hong Kong which regulates the television broadcasting industry is the Broadcasting Ordinance (Cap. 562) and the Broadcasting (License Fees) Regulations (Cap. 562A). The Broadcasting Ordinance was enacted in 2000 and repealed the Television Ordinance in its entirety.

The Broadcasting Authority, a statutory board established under the Broadcasting Authority Ordinance (Cap. 391), is the main regulator of the television broadcasting industry in Hong Kong.

Licensing

The Broadcasting Ordinance provides that it is an offence to provide a “broadcasting service” without a license. “Broadcasting service” is further divided into four categories:

•	domestic free television program service;

•	domestic pay television program service;

•	non-domestic television program service; and

•	other licensable television program service.

“Television programme service” is broadly defined to mean the provision of television programs for transmission by telecommunications that are readily accessible to the general public in or outside Hong Kong or to persons in 2 or more specified premises simultaneously or on demand, whether on a point-to- point or a point-to-multipoint basis.

The Broadcasting Ordinance importantly exempts certain categories of television program services from the current licensing regime, including television program services provided on the service commonly known as the “Internet”. The Broadcasting Ordinance itself does not contain a definition of “Internet”. The Secretary for Commerce, Industry and Technology has indicated that on the condition that HKBN continues to provide its service on the platform currently deployed by HKBN, the Government does not dispute that HKBN’s service is provided on the “Internet” and is thus exempt. On this basis, HKBN has not obtained a pay-television broadcasting license and provides IP-TV services under its FTNS License.

The exemption reflects the policy decision reached by the Hong Kong government in its 1998 television policy review. The policy statement issued by the CTB in December 1998 states that any new multimedia service, including Internet originated in Hong Kong, which offers television-type program services on a commercial basis and competes with television program services operating in Hong Kong should require a television program service license but that “Web TV” should continue to be regulated as an Internet service until it is caught by the foregoing description.

The commercial television broadcasting licenses granted to TVB and ATV under the Television Ordinance are deemed to be domestic free television program service licenses. The Telecommunications Authority also issued to each of TVB and ATV a fixed carrier license in December 2003 in relation to the operation of the underlying fixed telecommunications network.

The subscription television broadcasting license issued to HKCTV and the program service license granted to PCCW-VOD under the Television Ordinance are deemed to be domestic pay television program service licenses. PCCW-VOD applied to the Hong Kong government for the surrender of its original program service license and requested the Chief Executive in Council to issue to it a domestic pay television program service license. Such a license was granted to PCCW-VOD in 2003.

The validity period of a broadcasting license varies and will be determined by the Chief Executive in Council but it is unlikely that a license with a validity period exceeding 12 years would be approved.

The license fee payable by a broadcasting licensee is set forth in the Broadcasting (License Fee) Regulation. The license fee comprises a number of components, which include a fixed annual amount (e.g. for a domestic pay television program service license, the amount is currently set at around HK$1.4 million) and a variable component (e.g. for a domestic pay television program service license, HK$4 for each subscriber).

Cross Media Ownership Restrictions

As with other television regulatory regimes, there are detailed cross-media ownership restrictions in the Broadcasting Ordinance. The restrictions are only applicable to domestic free and domestic pay television program service licenses.

The Broadcasting Ordinance essentially provides that a company which is either a “disqualified person” or has a “disqualified person” exercising control over it will not be eligible to be granted a broadcasting license unless it discloses the disqualification in its license application.

“Disqualified person” as defined under Sections 4, 5, 6 and 7 of Schedule 1 of the Broadcasting Ordinance includes, for example,

•	a company which is an existing domestic free or domestic pay television program licensee;

•	an advertising agent;

•	a sound broadcasting licensee; or

•	a proprietor of newspaper printed or produced in Hong Kong.

A disqualified person who has complied with the disclosure requirement (and is otherwise in compliance with Section 8 of the Broadcasting Ordinance) may apply for a broadcasting license pursuant to Section 10 of the Broadcasting Ordinance. The Broadcasting Ordinance provides that the Chief Executive in Council may grant a broadcasting license to a company, including a disqualified person or to a company which has a disqualified person exercising control, over it or to a disqualified person in which another disqualified person exercises control subject to such conditions as the Chief Executive in Council sees fit.

Foreign Ownership Restrictions

In addition to the cross-media ownership restrictions outlined above, the Broadcasting Ordinance also imposes restrictions on foreign ownership of a holder of a domestic free television program service license. The restrictions do not prohibit the ownership of any voting shares in a domestic free television program service licensee but rather take the form of prohibiting the exercise of any voting rights attached to such voting shares.

Competition Provisions

The Broadcasting Ordinance also contain competition provisions which are aimed at:

•	prohibiting a licensee from engaging in “anti-competitive conduct” which is conduct that has the purpose or effect of preventing, distorting or substantially restricting competition in a television program service market;

•	prohibiting a licensee who is in a dominant position from abusing its position.

Certain “trade practices” however are exempted from the prohibition on “anti-competitive conduct” provision and these include restrictions imposed on the inclusion in a television program service of a television program produced wholly or substantially by the licensee of the service.

The Broadcasting Ordinance provides that a breach of any of the competition statutory provision may lead to the relevant contractual provisions in an agreement being regarded as void.

The Broadcasting Authority to this end issued two guidelines in 2001: the “Competition Investigation Procedures and Guidelines to the Application of the Competition Provisions of the Broadcasting Ordinance” and “Guidelines to the Application of the Competition Provisions of the Broadcasting Ordinance”. These guidelines outline the enforcement procedures and the competition analytical framework which the Broadcasting Authority intends to adopt in order to implement the competition provisions.

The Broadcasting Authority recently concluded the investigation of a number of competition complaints relating to certain sports broadcasting rights involving HKCTV, ATV and TVB.

Unlike the regulatory regime for the telecommunications industry, there is no equivalent of a specialised competition appeal board for the television broadcasting industry. A licensee aggrieved by a decision made by the Broadcasting Authority however may lodge an appeal to the Chief Executive in Council.

Program Standards and Advertising Standards

A broadcasting licensee is required to comply with the program standards and the advertising standards published by the Broadcasting Authority. The program standards and the advertising standards were revised recently in June 2003 and August 2004, respectively.

DIRECTORS AND SENIOR MANAGEMENT

Our board of directors consists of ten directors, three of whom are independent non-executive directors and one of whom is a non-executive director. Six are executive directors, namely, Mr. Wong Wai Kay, Ricky, Mr. Cheung Chi Kin, Paul, Mr. Chong Kin Chun, John, Ms. Fung So Mui, Fion, Ms. Sio Veng Kuan, Corinna and Ms. To Wai Bing. The non-executive director is Mr. Cheng Mo Chi, Moses. The three independent non-executive directors are Mr. Lee Hon Ying, John, Dr. Chan Kin Man and Mr. Peh Tun Lu, Jefferson.

The following table sets forth certain information concerning our directors and senior management as of January 31, 2005.

Name	Age	Position	Date Joined City Telecom
Board of Directors:
WONG Wai Kay, Ricky	43	Chairman	1992
CHEUNG Chi Kin, Paul	47	Managing Director	1992
CHONG Kin Chun, John	42	Director, Corporate Division	1996
FUNG So Mui, Fion	42	Director, Business Development	1993
SIO Veng Kuan, Corinna	37	Director, Finance	1993
TO Wai Bing	43	Director, International Business	1998
CHENG Mo Chi, Moses	54	Non-Executive Director	1997
LEE Hon Ying, John	58	Non-Executive Director	1997
CHAN Kin Man	45	Non-Executive Director	1997
PEH Tun Lu, Jefferson	45	Non-Executive Director	2004
Senior Management:
CHOY Mei Yuk, Mimi	40	Director, Administration & Human Resources	1998
LEUNG Kim Ming, Sam	37	Director, Technical	1992
LO Sui Lun	40	Director, Network Operation	1998
SIN Siu Fun, Annie	45	Director, Customer Service	1995
MOK King Man, Thomas	43	Director, Customer Service	2002
YIM Chi Hang, Sunny	41	Director, Information Technology	2004
LAI Ni Quiaque	35	Director, Corporate Development	2004
LEUNG Yau Man, Haily	36	Director, IP-TV	2003
LEUNG, Eva	35	Secretary and In-House Legal Counsel	2000

Executive Directors

Mr. WONG Wai Kay, Ricky, aged 43, is the co-founder and chairman of City Telecom. He is responsible for our overall strategic planning and management. Mr. Wong holds a bachelor’s degree in science from The Chinese University of Hong Kong and has over 19 years’ experience in the telecommunications and computer industries. Mr. Wong has worked at a major U.S.-listed computer company as a marketing representative and was responsible for the marketing and the distribution of computer products in Hong Kong from 1985 to 1989. He was also a co-founder and director of a company principally engaged in the import and distribution of computer systems in Canada prior to co-founding City Telecom. Mr. Wong is a first cousin of Mr. Cheung Chi Kin, Paul, our managing director.

Mr. CHEUNG Chi Kin, Paul, aged 47, is the co-founder and managing director of City Telecom. He is responsible for our day-to-day operations and technological research, development and support activities. Mr. Cheung graduated with a diploma of advanced programming and system concepts design from Herzing Institute, Canada. He has more than 24 years’ experience in the telecommunications and computer industries. Mr. Cheung has worked in companies engaged in application software development and computer consultancy prior to co-founding City Telecom. Mr. Cheung is a first cousin of Mr. Wong Wai Kay, Ricky, our chairman.

Mr. CHONG Kin Chun, John, aged 42, is our director of our corporate division. He is responsible for sales, marketing and servicing of our international telecommunications services, Internet products, and fixed telecommunications network services for our business and corporate customers. Mr. Chong joined City Telecom in February 1996 and was appointed an executive director in June 1997. He holds a bachelor’s degree in arts from The University of Hong Kong. Mr. Chong worked as a general manager overseeing product management and the sales force of a listed telecommunications products company in Hong Kong from 1987 to 1996.

Ms. FUNG So Mui, Fion, aged 42, is the director of business development. She holds a bachelor’s degree in business administration from the University of Wisconsin, Madison in the United States. Ms. Fung is currently in charge of our business planning and development. Prior to that she was responsible for the development of our fixed telecommunications network businesses, the expansion of network coverage in Hong Kong, regulatory affairs and other business development operations of City Telecom. Ms. Fung worked as a research manager in a foreign-based executive recruitment firm in Hong Kong from 1986 to 1989. She joined City Telecom in October 1993 and was appointed an executive director in June 1997.

Ms. SIO Veng Kuan, Corinna, aged 37, is our finance director. She is in charge of City Telecom’s financial operations. Ms. Sio joined City Telecom in January 1993 and was appointed an executive director in June 1997. She is a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants and a fellow member of Association of Chartered Certified Accountants. Ms. Sio worked in the accounting department of various international banking corporations in Hong Kong from 1985 to 1992 prior to joining City Telecom.

Ms. TO Wai Bing, aged 43, is our director in charge of international business, carrier business and building access liaison. She joined City Telecom in September 1998 and was appointed an executive director in October 2000. Under the scope of our carrier business, she is in charge of interconnection and business development with local fixed network operators, local mobile operators and other local carriers. Under the scope of building access liaison, she is responsible for liaising with building owners, housing authority and other building management authorities for approval of fiber access to the buildings and in-building wiring. Ms. To worked in Hong Kong Telecom for 16 years after receiving her diploma and higher certificate in electronics engineering from The Hong Kong Polytechnic University. She is experienced in international business development and international network engineering including international network planning, quality and security.

Non-executive Director

Mr. CHENG Mo Chi, Moses, aged 54, was re-designated as a non-executive director of City Telecom with effect from September 30, 2004. He was appointed as an independent non-executive director of the Company since June 17, 1997 and a member of the Audit Committee since its establishment on March 22, 1999. He is the senior partner of P.C. Woo & Co., a firm of solicitors and notaries in Hong Kong, the Founder Chairman of the Hong Kong Institute of Directors of which he is now the Honorary President and Chairman Emeritus, the Chairman of the Council and Court of the Hong Kong Baptist University and the Football Betting and Lotteries Commission. Mr. Cheng was appointed a member of the Legislative Council of Hong Kong from 1991 to 1995.

Independent Non-executive Directors

Mr. LEE Hon Ying, John, aged 58, is managing director of Cyber Networks Consultants Company in Hong Kong. He was the regional director, Asia Pacific, of Northrop Grumman—Canada Ltd. He was previously the director of network services of Digital Equipment (HK) Limited and prior to that, worked for Cable & Wireless HKT and Hong Kong Telecom. He is a chartered engineer and is a member of the Institution of Electronic and Radio Engineers, the United Kingdom and the Hong Kong Institution of Engineers and the Hong Kong Computer Society. He received a master’s degree in information systems from The Hong Kong Polytechnic University in 1992. In addition, he is the territory vice-president of the Society of St. Vincent de Paul of Asia and Oceania, which is an international charity body. He is the Chairperson of the Catholic Diocese of Hong Kong Diocesan for Hospital Pastoral Care. Mr. Lee has been a director of City Telecom since June 1997.

Dr. CHAN Kin Man, aged 45, is an associate professor of the Department of Sociology of the Chinese University of Hong Kong, specializing in the state-society relations in China and Hong Kong. He received a bachelor of social science degree from The Chinese University of Hong Kong in 1983 and a doctor of philosophy degree from Yale University in the U.S. in 1995. Dr. Chan has been a director of City Telecom since June 1997.

Mr. PEH Tun Lu, Jefferson, aged 45, is a director of Shriro Equipment Limited, a member of the Shriro Group. He is also a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants and a Certified Practicing Accountant of CPA Australia. Mr. Peh holds a master’s degree in business from the University of Technology, Sydney. He has over 22 years of experience in finance, accounting and management with listed and private companies in Hong Kong and Australia. Mr. Peh has been a director of City Telecom since September 2004.

Senior Management

Ms. CHOY Mei Yuk, Mimi, aged 40, is our director of administration & human resources. Ms. Choy holds a master’s degree in Human Resources Management from Macquarie University, Australia. She joined City Telecom in 1998. Ms. Choy has worked in the human resources department of various companies prior to joining City Telecom. She has over 10 years of experience in administration and personnel management activities.

Mr. LEUNG Kim Ming, Sam, aged 37, is our technical director. Mr. Leung joined City Telecom in September 1992 and was promoted to the title of director in 1997. He is responsible for the new development of telecommunications network, Internet and IP-TV services. Mr. Leung has worked as a computer programmer in various computer software development companies prior to joining City Telecom.

Mr. LO Sui Lun, aged 40, is our network operation director. He is responsible for the engineering and development of our Metro Ethernet network. He joined City Telecom in September 1998 and was promoted to the title of director in 1999. Prior to joining City Telecom, Mr. Lo worked for PCCW-HKT for nine years, gaining experience in network planning and undersea cable investment. Mr. Lo holds a bachelor’s degree in sciences in electronics from The Chinese University of Hong Kong and a master’s degree in Business Administration from the University of Strathclyde, UK.

Ms. SIN Siu Fun, Annie, aged 45, is our director of customer service. Ms. Sin joined City Telecom in February 1995 and was promoted to the title of director in 1997 and holds a master’s degree in business administration from The University of Hull, the U.K. Ms. Sin has over 11 years’ experience in the customer service field gained through employment at two major international hotel chains prior to joining City Telecom.

Mr. MOK King Man, Thomas, aged 43, is our director of customer service in Hong Kong Broadband Network Limited. Mr. Mok joined City Telecom in April 2002 with the title of director. He is responsible for all aspects of the daily operation of the Customer Service Department. He holds a master’s degree in Human Resources Management from the Macquarie University and a bachelor’s degree in Management and Economics from James Cook University and HK Baptist University, respectively. He also holds a diploma in Training Management from the Chinese University of Hong Kong. Prior to joining City Telecom, Mr. Mok was the Senior Training Officer for MTR Corporation and having spent 5 years with the firm. Before that, Mr. Mok held positions with AIA and HK Jockey Club.

Mr. YIM Chi Hang, Sunny, aged 41, is our director of information technology. Mr. Yim joined City Telecom in August 2004 with the title of director and is responsible for the planning and development of information services. He holds a bachelor of science degree in Computer Science from Laurentian University, Canada and a master’s degree in Computer Science from Concordia University, Canada. Prior to joining City Telecom, Mr. Yim had over 13 years’ experience in the information technology and telecommunication fields gained from multinational companies including DHL and Singapore Technologies Group.

Mr. LAI Ni Quiaque, aged 35, is our director of corporate development. Mr. Lai joined City Telecom in May 2004 with the title of director and is responsible for overseeing our investor relations and corporate finance functions. Mr. Lai has 12 years’ experience in telecommunications industry research and finance, being highly rated in this field. Prior to joining City Telecom, Mr. Lai was Director and Head of Asia Telecom Research for Credit Suisse First Boston, having spent 8 years with the firm. Before that, Mr. Lai held positions with Hongkong Telecom and Kleinwort Benson Securities (Asia). Mr. Lai holds a bachelor of commerce degree from the University of Western Australia and is a qualified member of the Australian Society of CPAs.

Ms. LEUNG Yau Man, Haily, aged 36, is our director of our IP-TV services. Ms. Leung joined City Telecom in April 2003 with the title of director and is responsible for the overall planning and development of City Telecom’s IP-TV business. She graduated from the University of Hong Kong and holds a bachelor’s of arts degree. Prior to joining City Telecom, Ms. Leung has worked in various large corporations including a television broadcaster, a mobile company and a telecommunications company.

Ms. LEUNG Eva, aged 35, is our secretary and in-house legal counsel. Ms. Leung graduated from The University of Hong Kong with a bachelor’s degree in laws and obtained her master’s degree in business administration from the University of South Australia. Ms. Leung is admitted to practice as a solicitor in Hong Kong.

Directors’ and Senior Management’s Compensation

Our directors and senior management receive compensation in the form of salaries, housing allowances, discretionary bonuses, other allowances and benefits in kind, including our contribution to the pension schemes for such individuals.

The aggregate amount of salaries or other compensation, housing allowances, discretionary bonuses, other allowances and benefits in kind paid by us to our directors (not including our independent non-executive directors) during the year ended August 31, 2004 was approximately HK$19.4 million. We paid approximately HK$1.6 million as our contribution to the pension schemes of the directors in the year ended August 31, 2004. In addition we paid our independent non-executive directors fees of approximately HK$370,000 during the year ended August 31, 2004.

Each executive director is entitled to receive an annual discretionary bonus of such amount as shall be determined by the board of directors upon recommendation by the Remuneration Committee (as defined below). Additionally, our senior management and employees are entitled to receive an annual discretionary bonus based on their individual performance and our financial performance during the year in question.

The total number of ordinary shares representing outstanding options granted under the 2002 Scheme (as defined under “—Share Option Schemes” below) as of January 31, 2005 was 36,670,000. On October 21, 2004, we granted to our directors and senior managers under our 2002 Scheme options to subscribe for 14,670,000 ordinary shares. On October 21, 2004, the board of directors also proposed to grant options to subscribe for 8,000,000 ordinary shares to each of Mr. Wong Wai Kay, Ricky and Mr. Cheung Chi Kin, Paul. The proposed grants of option were approved by shareholders at our annual general meeting held on December 29, 2004. The total number of ordinary shares representing outstanding options under the 1997 Scheme (as defined under “—Share Option Schemes” below) as of January 31, 2005 was 600,000, of which 250,000 were held by Ms. Mimi Choy.

Except as discussed herein, no other payments have been paid or are payable, in respect of the year ended August 31, 2004, by us or any of our subsidiaries to our directors.

The aggregate amount of salaries or other compensation, housing allowances, other allowances and benefits in kind paid by us to our senior management during the year ended August 31, 2004 was approximately HK$9.8 million.

For the year ended August 31, 2004, the aggregate amount accrued by us to provide pension retirement or similar benefits for our directors, senior management and other employees was approximately HK$26.3 million.

Board Practices

Service Contracts

We have entered into service contracts with six of our executive directors, Wong Wai Kay, Ricky, Cheung Chi Kin, Paul, Chong Kin Chun, John, Fung So Mui, Fion, Sio Veng Kuan, Corinna, and To Wai Bing. All of these service agreements, except for Ms. To’s, commenced on July 1, 1997, and had an initial term that ended June 30, 2000. Ms. To’s service contract commenced on September 15, 1998, and she was appointed director on October 4, 2000. All service agreements are automatically renewed annually after the initial term until termination with prior notice. After the initial term, the agreements with Mr. Wong and Mr. Cheung can be terminated by either party with six month’s notice. The service agreements entered with Mr. Chong, Ms. Fung, Ms. Sio and Ms. To are terminable at anytime with three month’s advance notice. These service contracts include non-competition clauses under which our executive directors agree not to compete with us in accordance with the terms and conditions therein. None of the agreements provide for any benefits or compensation upon termination of employment.

Audit Committee

Our board of directors established an Audit Committee to ensure the impartial supervision of our accounting and business operations. The Audit Committee is comprised of three independent, non-executive directors, namely, Mr. Lee Hon Ying, John, Dr. Chan Kin Man and Mr. Peh Tun Lu Jefferson and a non-executive director, Mr. Cheng Mo Chi, Moses. Mr. Peh was appointed to the Audit Committee on September 1, 2004 and is a “financial expert” within the meaning of, and as required by the U.S. Sarbanes-Oxley Act of 2002. The Audit Committee is governed by our audit committee charter, which was adopted by our board of directors at a meeting held in August 2004. It is responsible for making recommendations to our board of directors regarding the selection of independent auditors, reviewing the results and scope of audits and other services provided by our independent auditors. Additionally, the Audit Committee is in charge of reviewing and evaluating our internal audit and control functions. The committee meets at least two times per year, normally prior to the finalization of both interim and annual financial results.

Remuneration Committee

Our board of directors established a remuneration committee to ensure the supervision of the remuneration packages that we pay to our executive directors. The remuneration committee is comprised of Mr. Lee Hon Ying, John, Mr. Cheng Mo Chi, Moses, Dr. Chan Kin Man, our director of finance and our director of administration and human resources. The remuneration committee is responsible for reviewing and evaluating the remuneration packages of our executive directors and making recommendations to our board of directors from time to time.

Employees

The following chart sets forth the number of our employees by functional area as of August 31, 2004.

Employees
Information technology and engineering	614
Sales and marketing	1,632
Customer service	1,018
General administration and others	319

Total	3,583

The following chart sets forth the number of our employees by geographical region as of August 31, 2004.

Employees
Hong Kong	1,598
Guangzhou	1,956
Canada	29

Total	3,583

As of August 31, 2002, 2003 and 2004, we had 1,814, 2,753 and 3,583 employees, respectively. In connection with the transfer of our calling center operations to Guangzhou, China, we have hired over 1,900 customer service representatives, customer acquisition and back office employees to staff that facility. We also substantially increased the number of our sales and marketing, back office and customer service staff during fiscal 2004. As a result, our total number of employees increased. We have not experienced any work slowdowns or stoppages and we consider our relations with our employees to be good.

Share Ownership

The following chart sets forth the share ownership of our directors and senior management as of January 31, 2005.

Title of Class	Identity of Person or Group	Number of Shares Beneficially Owned(19)		Percentage of Shares Beneficially Owned (%)(3)	Share Options
Ordinary Shares	Wong Wai Kay, Ricky	333,540,999	(1)	54.32	8,000,000	(4)
Ordinary Shares	Cheung Chi Kin, Paul	329,024,999	(2)	53.58	8,000,000	(5)
Ordinary Shares	Chong Kin Chun, John	1,574,000		Less than 1.0	2,000,000	(6)
Ordinary Shares	Fung So Mui, Fion	1,964,000		Less than 1.0	500,000	(7)
Ordinary Shares	Sio Veng Kuan, Corinna	1,550,000		Less than 1.0	1,000,000	(8)
Ordinary Shares	To Wai Bing	398,000		Less than 1.0	2,000,000	(9)
Ordinary Shares	Choy Mei Yuk, Mimi	—		—	350,000	(10)
Ordinary Shares	Leung Kim Ming, Sam	277,602		Less than 1.0	500,000	(11)
Ordinary Shares	Lo Sui Lun	700,000		Less than 1.0	500,000	(12)
Ordinary Shares	Sin Siu Fun, Annie	—		—	100,000	(13)
Ordinary Shares	Mok King Man, Thomas	—		—	500,000	(14)
Ordinary Shares	Yim Chi Hang, Sunny	—		—	100,000	(15)
Ordinary Shares	Lai Ni Quiaque	7,220,000		1.2	6,000,000	(16)
Ordinary Shares	Leung Yau Man, Haily	—		—	300,000	(17)
Ordinary Shares	Leung, Eva	—		—	150,000	(18)

(1)	Of the 333,540,999 shares, 318,516,999 shares are beneficially owned through Mr. Wong’s 34.7% interest in Top Group International Limited, or Top Group, 1,346,000 shares are held by Bullion Holdings Limited, which is wholly owned by Mr. Wong, 2,428,000 shares are owned jointly by Mr. Wong and his spouse, and 11,250,000 shares are owned personally by him.
(2)	Of the 329,024,999 shares, 318,516,999 shares are beneficially owned through Mr. Cheung’s 34.5% interest in Top Group and 10,508,000 shares are owned personally by Mr. Cheung.
(3)	Percentage ownership is based on 614,073,404 shares issued and outstanding as of February 4, 2005.
(4)	Options to subscribe for 8,000,000 shares were granted to Mr. Wong for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 4,000,000 on or after January 5, 2005, (ii) 2,000,000 on or after January 1, 2006 and (iii) 2,000,000 on or after January 1, 2007. The grant of option was proposed on October 21, 2004 and approved by shareholders at our annual general meeting held on December 29, 2004.
(5)

Options to subscribe for 8,000,000 shares were granted to Mr. Cheung for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 4,000,000 on or after January 5, 2005, (ii) 2,000,000 on or after January 1, 2006 and (iii) 2,000,000 on or after January 1, 2007. The grant of option was proposed on October 21, 2004 and approved by shareholders at our annual general meeting held on December 29, 2004.
(6)	Options to subscribe for 2,000,000 shares were granted to Mr. Chong on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 1,000,000 on or after January 1, 2005, (ii) 500,000 on or after January 1, 2006, and (iii) 500,000 on or after January 1, 2007.
(7)	Options to subscribe for 500,000 shares were granted to Ms. Fung on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 200,000 on or after January 1, 2005, (ii) 200,000 on or after January 1, 2006, and (iii) 100,000 on or after January 1, 2007.
(8)	Options to subscribe for 1,000,000 shares were granted to Ms. Sio on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 500,000 on or after January 1, 2005, (ii) 250,000 on or after January 1, 2006, and (iii) 250,000 on or after January 1, 2007.
(9)	Options to subscribe for 2,000,000 shares were granted to Ms. To on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 1,000,000 on or after January 1, 2005, (ii) 500,000 on or after January 1, 2006, and (iii) 500,000 on or after January 1, 2007.
(10)	Options to subscribe for 100,000 shares were granted to Ms. Choy on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 on or after January 1, 2005; options to subscribe for 250,000 shares were granted to Ms. Choy on October 20, 2000 for a purchase price of HK$1.0 at an exercise price of HK$0.58 per share and exercisable on or after June 2, 2001 until and including October 19, 2010.
(11)	Options to subscribe for 500,000 shares were granted to Mr. Leung on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 200,000 on or after January 1, 2005, (ii) 200,000 on or after January 1, 2006, and (iii) 100,000 on or after January 1, 2007.
(12)	Options to subscribe for 500,000 shares were granted to Mr. Lo on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 200,000 on or after January 1, 2005, (ii) 200,000 on or after January 1, 2006, and (iii) 100,000 on or after January 1, 2007.
(13)	Options to subscribe for 100,000 shares were granted to Ms. Sin on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or after January 1, 2005 until and including October 20, 2014.
(14)	Options to subscribe for 500,000 shares were granted to Mr. Mok on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 200,000 on or after January 1, 2005, (ii) 200,000 on or after January 1, 2006, and (iii) 100,000 on or after January 1, 2007.
(15)	Options to subscribe for 100,000 shares were granted to Mr. Yim on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or after January 1, 2006 until and including October 20, 2014.
(16)	Options to subscribe for 6,000,000 shares were granted to Mr. Lai on June 3, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.47 per share and exercisable on or before June 2, 2014 in the following manner: (i) 5,000,000 on or after May 1, 2005, and (ii) 1,000,000 on or after May 1, 2006.
(17)	Options to subscribe for 300,000 shares were granted to Ms. Leung on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or before October 20, 2014 in the following manner: (i) 120,000 on or after January 1, 2005, (ii) 100,000 on or after January 1, 2006, and (iii) 80,000 on or after January 1, 2007.
(18)	Options to subscribe for 150,000 shares were granted to Ms. Leung on October 21, 2004 for a purchase price of HK$1.0, at an exercise price of HK$1.54 per share and exercisable on or after January 1, 2005 until and including October 20, 2014.
(19)	Beneficial ownership is determined in accordance with the rules of the SEC.

All shareholders own ordinary shares and enjoy the same voting rights with respect to each share.

Share Option Schemes

We adopted a second share option scheme, which we refer to as the 2002 Scheme, on December 23, 2002 and terminated the share option scheme adopted and in effect since July 12, 1997, which we refer to as the 1997 Scheme. The provisions of the 1997 Scheme remain in force to the extent necessary to give effect to the exercise of any option granted pursuant to the 1997 Scheme. Such options continue to be valid and exercisable in accordance with the 1997 Scheme. Under the terms of the 2002 Scheme, our board of directors or the Board, may, in its discretion from time to time, and subject to such conditions as the Board may determine, within ten years beginning on December 23, 2002, grant employees, including executive, non-executive and independent non-executive directors, of City Telecom or any of its subsidiaries and any suppliers and professional advisers of City Telecom or any of its subsidiaries options to subscribe for our ordinary shares.

The maximum number of ordinary shares which may be issued upon exercise of all options to be granted under our 2002 Scheme and any of our other share option scheme(s) must not exceed 10% of the ordinary shares in issue as of the date of approval or adoption of the scheme by the shareholders which was December 23, 2002 for the 2002 Scheme. Ordinary shares which would have been issuable pursuant to options which have lapsed in accordance with the terms of such share option schemes will not be counted for the purpose of the 10% limit. Such limit may be refreshed upon approval by shareholders and compliance with all requirements under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, which we refer to as the Listing Rules. Pursuant thereto, such limit was refreshed with the approval of our shareholders in our annual general meeting held on December 29, 2004 up to a maximum limit equal to 10% of our total number of issued shares as at December 29, 2004. Notwithstanding the foregoing, the number of ordinary shares which may be issued upon exercise of all outstanding options granted and yet to be exercised under our 2002 Scheme and any of our other share option scheme(s) at any time shall not exceed 30% of the total number of ordinary shares in issue from time to time.

The total number of ordinary shares issued and which may be issued upon exercise in full of the options granted under our 2002 Scheme and any of our other share option scheme(s) (including exercised, cancelled and outstanding options) to each eligible participant in any 12 month period up to and including the date of grant shall not exceed 1% of the outstanding ordinary shares as at the date of grant. Any further grant of options in excess of this 1% limit must be approved by shareholders.

The subscription price for an ordinary share payable by a participant upon the exercise of any option granted under the 2002 Scheme will be determined by the Board in its absolute discretion, except that such price will not be less than the highest of (a) the closing price of the ordinary shares as stated in The Stock Exchange of Hong Kong Limited’s daily quotations sheet on the date of grant, which must be a business day; (b) the average of the closing prices of the ordinary shares as stated in The Stock Exchange of Hong Kong Limited’s daily quotations sheets for the five business days immediately preceding the date of grant; and (c) the nominal value of an ordinary share.

Any grant of options to any of our directors, chief executives or substantial shareholders or any of their respective associates (as defined in the Listing Rules) is required to be approved by our non-grantee independent non-executive directors. If we propose to grant options to a substantial shareholder or any of its independent non-executive directors, or their respective associates, which will result in the number of ordinary shares issued and to be issued upon exercise of options granted and to be granted under our 2002 Scheme and any of our other share option scheme(s) (including options exercised, cancelled and outstanding) to such person in the 12 month period up to and including the date of such grant (a) representing in aggregate over 0.1% of the outstanding ordinary shares; and (b) having an aggregate value in excess of HK$5 million, based on the closing price of the ordinary shares at the date of each grant, such further grant of options will be subject to approval by shareholders and all requirements under the Listing Rules.

A grant of options may not be made after a price sensitive event has occurred or a price sensitive matter has been the subject of a decision until such price sensitive information, including annual and interim results, has been made public.

The period during which an option may be exercised will be determined by the Board in its absolute discretion, except that no option may be exercised later than ten years from the date of grant. No option may be granted more than ten years after December 23, 2002. Subject to our earlier termination, the 2002 Scheme shall be valid and effective for a period of ten years after the date of adoption, that is, until December 23, 2012. In addition and to the extent not already exercised, an option will automatically lapse and not be exercisable upon the occurrence of any of the following events:

(i) the expiry date relevant to that option;

(ii) one month following the date a grantee ceases to be an eligible participant for any reason other than death or termination of his relationship with us (or the relevant subsidiary, as the case may be) on any of the grounds specified in (vii) below;

(iii) 12 months, or such longer period as the Board may determine, following the death of a grantee whose relationship with us (or the relevant subsidiary, as the case may be) would not have been terminated on any of the grounds specified in (vii) below;

(iv) 21 days following the date an effective resolution is passed for our voluntary winding-up;

(v) subject to (iv) above, the date of commencement of such winding-up;

(vi) the date on which any compromise or arrangement between us and our members or creditors in connection with a scheme for our reconstruction or our amalgamation with any other company or companies becomes effective;

(vii) the date on which the grantee ceases to be an eligible participant by reason of the termination of his or her relationship with us or the relevant subsidiary on any one or more of the grounds of serious misconduct or breach, bankruptcy, insolvency, composition with his or her creditors or conviction of any criminal offense involving his or her integrity or honesty or, in the case of a grantee-employee and if so determined by the Board, on any other common law, statutory or contractual ground on which an employer would be entitled to terminate such grantee’s employment;

(viii) 14 days following the date a general offer (which has been made to shareholders by way of take-over offer, share repurchase offer or scheme of arrangement or otherwise in like manner) becomes, or is declared unconstitutional; and

(ix) the date on which we cancel the options by reason that the grantee in any way sells, transfers, charges, mortgages, encumbers or creates any interest in favor of any third party over or in relation to any of his or her options or attempt to do so.

Through January 31, 2005, the Board had adopted nine resolutions pursuant to the 1997 Scheme and two resolutions pursuant to the 2002 Scheme. The total number of options granted in the resolutions pursuant to the 1997 Scheme as of January 31, 2005 is 80,490,000, of which 35,894,000 have been exercised, 600,000 are outstanding and 43,996,000 have lapsed, been forfeited or cancelled. The number of options granted in the resolutions pursuant to the 2002 Scheme is 36,670,000 of which none have been exercised.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

The following table sets forth certain information regarding ownership of our ordinary shares as of January 31, 2005 by all persons who are known to us to own beneficially 5% or more of our ordinary shares.

Title of Class	Identity of Person or Group	Number of Shares Beneficially Owned(6)		Percentages of Shares Beneficially Owned (%)(1)
Ordinary Shares	Wong Wai Kay, Ricky	333,540,999	(2)	54.32
Ordinary Shares	Cheung Chi Kin, Paul	329,024,999	(3)	53.58
Ordinary Shares	Top Group International Limited	318,516,999		51.87
Ordinary Shares	Leung Ka Pak	318,516,999	(4)	51.87
Ordinary Shares	Yau Ming Yan, Andrew	318,516,999	(4)	51.87
Ordinary Shares	EK Investment Management Limited	67,050,000	(5)	10.92

(1)	Percentage ownership is based on 614,073,404 shares issued as of February 4, 2005.
(2)	Of the 333,540,999 shares, 318,516,999 shares are beneficially owned through Mr. Wong’s 34.7% interest in Top Group, 1,346,000 shares are held by Bullion Holdings Limited, which is wholly owned by Mr. Wong, 2,428,000 shares are owned jointly by Mr. Wong and his spouse, and 11,250,000 shares are owned personally by Mr. Wong.
(3)	Of the 329,024,999 shares, 318,516,999 shares are beneficially owned through Mr. Cheung’s 34.5% interest in Top Group and 10,508,000 shares are owned personally by Mr. Cheung.
(4)	The 318,516,999 shares are beneficially owned through Mr. Leung’s 21.0% and Mr. Yau’s 9.8% interest in Top Group.
(5)	The 67,050,000 shares owned by EK Investment Management Limited is the number of shares as notified to us by EK Investment Management Limited as of May 6, 2004.
(6)	Beneficial ownership is determined in accordance with the rules of the SEC.

Top Group is a holding company incorporated in British Virgin Islands with no active operations. Top Group has two directors, Mr. Wong Wai Kay, Ricky and Mr. Cheung Chi Kin, Paul, who are our chairman and managing director. Mr. Leung Ka Pak and Mr. Yau Ming Yan, Andrew are the two other shareholders of Top Group. Top Group’s corporate secretary is Ms. Sio Veng Kuan, Corinna, our director of finance.

Mr. Leung Ka Pak is an executive director and the president of our subsidiaries in Canada other than City Telecom (Canada) Incorporated. Mr. Yau Ming Yan, Andrew, is an executive director and the secretary of our subsidiaries in Canada other than City Telecom (Canada) Incorporated.

EK Investment Management Limited is not affiliated with us or our officers or directors.

All shareholders own ordinary shares and enjoy the same voting rights with respect to each share.

As of January 31, 2005, there were sixteen registered holders of 2,347,048 of our American depositary shares in the United States, consisting of approximately 7.64% of our outstanding shares.

Except as disclosed above, we are not directly or indirectly owned or controlled by any other person, corporation or foreign government.

We are not aware of any arrangement the operation of which may at a subsequent date result in a change of control of City Telecom.

Related Party Transactions

During the period from September 1, 2002 to February 4, 2005, we were party to the following related party transactions.

Sale of City Telecom (Japan) Co., Ltd.

On July 15, 2003, Automedia Holdings Limited, a wholly-owned subsidiary of the Company, entered into a conditional agreement with Takua Corporation, or Takua, for the sale of the entire issued share capital of City Telecom (Japan) Co., Ltd., or City Telecom Japan, for an aggregate price of JPY30.0 million (approximately HK$2.0 million), which is to be paid by Takua in thirty monthly installments. Prior to the entering into the Agreement, City Telecom Japan was our wholly-owned subsidiary. Takua is wholly-owned by Mr. Masaaki Asai, who is a brother of Mr. Tatsushi Asai, a director of City Telecom Japan. Mr. Tatsushi Asai also acts as a guarantor for the due and punctual performance of Takua’s obligations under this agreement for no additional consideration.

As of August 31, 2004, we had received approximately HK$0.8 million from Takua.

Contracts with Our Directors and Senior Management

All of our directors and senior management have service agreements with us and the service contracts of our six executive directors include non-competition clauses under which our executive directors agree not to compete with us in accordance with the terms and conditions therein. Certain of our directors and senior management receive housing allowances, pensions and bonuses. In addition, some of our directors are also senior management of City Telecom and these persons may also have the ability to make significant business decisions effecting our operations and determine the compensation they will be paid in connection with their roles as directors or management. Please see “Directors and Senior Management” above in this prospectus for details concerning these arrangements.

DESCRIPTION OF THE NOTES

We will issue the exchange notes under the same indenture under which the outstanding notes were issued (the “Indenture”) among the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The terms of the exchange notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). On January 20, 2005 we issued US$125,000,000 aggregate principal amount of outstanding notes and will issue up to an equal aggregate principal amount of exchange notes in this exchange offer. Subject to compliance with the limitations described under “Certain Covenants—Limitation on indebtedness,” we can issue an unlimited amount of additional notes (“Additional Notes”) in the future as part of the same series as the Exchange Notes or as an additional series. Any Additional Notes that we issue in the future will be identical in all material respects to the outstanding notes and the exchange notes, except that Additional Notes may have different issuance prices, may be subject to transfer restrictions and will have different issuance dates.

This description of notes is intended to be a useful overview of the material provisions of the exchange notes and the Indenture. Since this description of notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

Except as otherwise indicated, the following description relates to both the outstanding notes and the exchange notes and is meant to be only a summary of the material provisions of the Indenture. This description does not restate all of the terms of the Indenture in their entirety. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes in all material respect, except that:

•	the exchange notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain provisions relating to an increase in the interest rate that were included in the terms of the outstanding notes in circumstances relating to the timing of the exchange offer; and

•	the holders of the exchange notes will not be entitled to the rights of the holders of the outstanding notes under the registration rights agreement, which terminates upon the consummation of the exchange offer.

For purposes of this section, references to the notes shall be deemed to refer to the outstanding notes or exchange notes, as applicable.

You will find the definitions of capitalized terms used in this description under the heading “Certain Definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to City Telecom (H.K.) Limited and not to any of its subsidiaries. Notes in this section mean the outstanding notes originally issued on the Issue Date, exchange notes or any Additional Notes, as applicable.

General

The Notes. The notes:

•	are general unsecured, senior obligations of the Company;

•	mature on February 1, 2015;

•	will be issued in denominations of US$1,000 and integral multiples of US$1,000;

•	will be represented by one or more registered notes in global form, but in certain circumstances may be represented by notes in definitive form;

•	rank equally in right of payment to any existing or future senior Indebtedness of the Company, without giving effect to collateral arrangements;

•	are unconditionally guaranteed on a senior basis by each subsidiary of the Company (other than Designated Non-Guarantor Subsidiaries). See “Subsidiary Guarantees”; and

•	are expected to be eligible for trading in the PORTAL market.

Interest. Interest on the notes will compound semi-annually and:

•	accrue at the rate of 8.75% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on February 1 and August 1, commencing on August 1, 2005;

•	be payable to the holders of record on the January 15 and July 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

We will also pay Registration Default Damages to holders of the outstanding notes if we fail to file a registration statement relating to the outstanding notes or if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied. These Registration Default Damages provisions are more fully explained under the heading “—Registration Rights for Outstanding Notes”. Whenever in this “Description of the Notes” there is mentioned, in any context the payment of principal, purchase prices in connection with a purchase of notes, interest, or any other amount payable on or with respect to any of the notes, that reference will be deemed to include payment of Registration Default Damages provided for under “—Registration Rights for Outstanding Notes” to the extent that, in such context, Registration Default Damages are, were or would be payable.

Payments on the notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the notes by check mailed to holders of the notes at their registered address as it appears in the Registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Registrar will maintain a register that shows The Depositary Trust Company or its nominee as the owner of the global note certificates, or in the event that physical, certificated notes are issued, that shows the persons to which such physical, certificated notes are issued as the owners of such notes.

We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

Transfer and exchange

Transfers of ownership of the notes and the right to payments of principal and interest thereunder may be made only through entries in the register. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

Optional Redemption

Except as set forth below and under “—Optional Tax Redemption”, the notes will not be redeemable at the option of the Company prior to February 1, 2010. Thereafter, the Company will be entitled to redeem the notes at its option, in whole or in part, at any time and from time to time, upon no less than 30 days’ nor more than 60 days’ prior notice to holders of the intended redemption, at the redemption prices (expressed in percentages of the principal amount on the redemption date) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, thereon, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on February 1 of the years set forth below and are expressed as a percentage of the principal amount on the redemption date:

Year	Redemption Price
2010	104.375%
2011	102.917%
2012	101.458%
2013 and thereafter	100.000%

At any time and from time to time, prior to February 1, 2008, the Company may, upon not less than 30 nor more than 60 days’ prior notice, redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the proceeds of one or more Qualified Equity Offerings or from a Strategic Equity Investment at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes remains outstanding. Any such redemption shall be made within 75 days of such Qualified Equity Offering or Strategic Equity Investment, as applicable.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, and Additional Amounts, if any, will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no note of US$1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

For so long as the notes are listed on the SGX-ST, and it is required by the rules of the SGX-ST, the SGX-ST will be notified of any optional redemption and notice will be published in accordance with the section “—Notices” below.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

Optional Tax Redemption

The Company will be entitled to redeem all but not part of the notes if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction (as defined under “—Payment of

Additional Amounts”) or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a “Change in Tax Law”) the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the notes as described under “Payment of Additional Amounts,” and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company provided, however, that (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the notes then due and payable and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The change in Tax Law must become effective on or after the date of this prospectus. The Company must also provide the holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. Prior to the giving of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee (i) an Officers’ Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, (ii) an Opinion of Counsel qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Company has been or would become obligated to pay such Additional Amounts as a result of a Change in Tax Law, and (iii) a memorandum of Counsel or other written analysis of Counsel to the effect that such obligation cannot be avoided by the Company taking reasonable measures available to it. The redemption price will equal the principal amount of the note plus accrued and unpaid interest thereon, if any to, but not including the redemption date and Additional Amounts, if any, then due and which otherwise would be payable.

For so long as the notes are listed on the SGX-ST, and it is required by the rules of the SGX-ST, the SGX-ST will be notified of any optional tax redemption and notice will be published in accordance with the section “—Notices” below.

Payment of Additional Amounts

If any taxes, duties, assessments, or other governmental charges are imposed by any jurisdiction where each of the Company and the Subsidiary Guarantors (each, a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the notes, or in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the notes, the Payor will pay to each holder of a note, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such note to which such holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

(1) Any tax, duties, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction other than solely by the holding of notes or by the receipt of principal or interest in respect of the notes, including, without limitation, such holder (or such fiduciary, settler, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (in either case (x) or (y), except to the extent that the holder would have been entitled to Additional Amounts had the note been presented for such 30-day period);

(2) Any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(3) Any tax, duties, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the note to comply with a reasonable and timely request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) Any tax, duties, assessment or other governmental charge that is payable otherwise than by any deduction or withholding from any payment of the principal of, or any premium or interest on, a note;

(5) Any tax, duties, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment of the principal of, or any premium or interest on, a note, if such payment can be made alternatively at the holder’s option without such deduction or withholding by any other paying agent available to such holder at the same time; or

(6) Any combination of the above.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copy to each holder of a note. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per US$1,000, as the case may be, principal amount of the notes.

The Indenture will further provide that, if a Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the notes or the relevant Subsidiary Guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

At least 30 days prior to each date on which any payment under or with respect to the notes or any Subsidiary Guarantee, as the case may be, is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if a Payor will be obligated to pay Additional Amounts with respect to such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders of notes on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the paying agents, as applicable, upon request therefor.

The Company (or failing which, any Subsidiary Guarantor) will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Tax Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the notes or any other such document or instrument following the occurrence of any Event of Default with respect to the notes.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

All references in this prospectus to principal of, premium, if any, and interest on the notes will include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

Ranking

The notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated and will be effectively subordinated to all of our secured Indebtedness and liabilities of our Subsidiaries that do not guarantee the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or its Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any secured Indebtedness, the assets of the Company and its Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the notes and the Subsidiary Guarantees only after all Indebtedness under such Credit Facility and other secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Subsidiary Guarantees then outstanding.

As of January 31, 2005, outstanding Indebtedness of the Company and the Subsidiary Guarantors was US$3.5 million, US$2.6 million of which would have been secured.

Subsidiary Guarantees

The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee on a senior basis the Company’s obligations under the notes and all obligations under the Indenture. Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Subsidiary Guarantee.

The Indenture will provide that all of the Company’s present and future Restricted Subsidiaries that are not Designated Non-Guarantor Subsidiaries will be Subsidiary Guarantors. On the Issue Date, the only Designated Non-Guarantor Subsidiary will be CTI Guangzhou.

In the event the Company forms or otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction that prohibits by law, regulation or order such Restricted Subsidiary from providing an enforceable Subsidiary Guarantee by such Restricted Subsidiary, the Company will use all commercially reasonable efforts, including pursuing required waivers, over a period of up to one year, to provide an enforceable Subsidiary Guarantee by such Restricted Subsidiary; provided, however, that the Company will not be required to use commercially reasonable efforts relating to such Restricted Subsidiary for more than a one-year period or such shorter period as the Company determines in good faith that it has used all commercially reasonable efforts. If the Company is unable during the period to procure an enforceable Subsidiary Guarantee by such Restricted Subsidiary so formed or acquired in the jurisdiction in which such Restricted Subsidiary is organized, and the Company has designated such Restricted Subsidiary as a Designated Non-Guarantor

Subsidiary, then the Restricted Subsidiary so formed or acquired will not be required to provide a Subsidiary Guarantee; provided, however, that if there is a change in such law, regulation or order following which such Designated Non-Guarantor Subsidiary is no longer prohibited from providing a Subsidiary Guarantee, the Company will cause such Restricted Subsidiary to Guarantee the notes promptly (but in any event not later than 30 days) following the Company becoming aware of such change in law, regulation or order.

The Company may designate one or more Restricted Subsidiaries as “Designated Non-Guarantor Subsidiaries” in accordance with the procedures set forth in the Indenture. No designation of a Restricted Subsidiary as a Designated Non-Guarantor Subsidiary shall be effective against the Trustee or the noteholders until the Company has delivered to the Trustee an Officer’s Certificate stating that all requirements relating to such designation have been complied with and that such designation is authorized and permitted by the Indenture. The Company may at any time designate a Designated Non-Guarantor Subsidiary as a Subsidiary Guarantor by delivery to the Trustee of an Officers’ Certificate and a supplemental indenture making such Designated Non-Guarantor Subsidiary a Subsidiary Guarantor, at which time such Designated Non-Guarantor Subsidiary shall become a Subsidiary Guarantor.

Notwithstanding the other provisions of this covenant, at no time shall the aggregate book value of the Net Tangible Assets of all Designated Non-Guarantor Subsidiaries (based on the balance sheets of such Designated Non-Guarantor Subsidiaries used in the preparation of the most recent consolidated financial statements of the Company required to be delivered to the Trustee or, if sooner, filed with or furnished to the SEC) exceed 20% of the Consolidated Net Tangible Assets of the Company.

As of January 31, 2005, there was US$0.9 million of outstanding Indebtedness of the Subsidiary Guarantors.

Although the Indenture will limit the amount of Indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

(1) the sale or other disposition is in compliance with the Indenture, including the covenants “—Limitation on sale of assets and subsidiary stock” and “—Limitation on sale of capital stock of restricted subsidiaries;” and

(2) all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and its Subsidiary Guarantee if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change of Control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the notes as described above under “—Optional Redemption” or “—Optional Tax Redemption”, each holder will have the right to require the Company to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the notes as described above under “—Optional Redemption” or “—Optional Tax Redemption”, the Company will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(3) the circumstances and relevant facts regarding the Change of Control; and

(4) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes (in integral multiples of US$1,000) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

(3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company and any other information reasonably requested by the Trustee.

For so long as the notes are listed on the SGX-ST, and it is required by the rules of the SGX-ST, such notice will be published in accordance with the section “—Notices” below.

The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of US$1,000 or an integral multiple thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of notes under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. Other or future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of other or future Indebtedness may prohibit the Company’s prepayment of notes before their scheduled maturity. Consequently, if the Company is not able to prepay any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under other the terms of other or future Indebtedness.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder or their Related Parties. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above. The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Restricted Subsidiaries (other than the Designated Non-Guarantor Subsidiaries) may Incur Indebtedness if:

(1) on the date of such Incurrence, and after giving effect thereto and the application of the proceeds thereof, the Consolidated Leverage Ratio for the Company and the Restricted Subsidiaries would be less than 4.25 to 1.0; and

(2) on the date thereof no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to a Credit Facility in an aggregate amount not to exceed, at any time outstanding, US$15 million;

(2) Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

(3) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

     (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary which is the obligor, as the case may be;

(4) Indebtedness represented by (a) the notes issued on the Issue Date and the Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (6), (7), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in accordance with the third paragraph of this covenant and in respect of any Indebtedness described in this clause (4) or clause (5) or clause (7) or Incurred pursuant to the first paragraph of this covenant;

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

(7) the Incurrence by the Company or any of its Restricted Subsidiaries (each a “PMD Entity”) of Purchase Money Debt for Telecommunications Assets provided that:

(a) the aggregate principal amount of such Purchase Money Debt does not exceed 100% of the sum of:

(i) the Fair Market Value (on the date of the Incurrence thereof) of the applicable Telecommunications Assets;

(ii) the Fair Market Value of any services to be provided to the PMD Entity by the seller of the applicable Telecommunications Assets in connection with the construction, installation and maintenance of such assets;

(iii) the amount of interest on such debt permitted to be capitalized during the period of construction and installation of such assets under U.S. GAAP; and

(iv) any fees required to be paid by the PMD Entity with respect to any Guarantee of such Purchase Money Debt; and

(b) the aggregate principal amount of all Indebtedness Incurred and then outstanding pursuant to this clause (7) plus the aggregate principal amount of all then outstanding Existing Purchase Money Debt (together with all Refinancing Indebtedness Incurred and then outstanding in respect of Indebtedness previously Incurred pursuant to this clause (7) or in respect of Existing Purchase Money Debt) does not exceed US$10 million;

(8) Indebtedness Incurred in respect of performance bonds and letters of credit provided by the Company or a Restricted Subsidiary in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit;

(9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(10) in addition to the items referred to in clauses (1) through (9) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, shall not exceed US$1 million at any time outstanding.

For purposes of determining compliance with this covenant, references to “Restricted Subsidiary” or “Restricted Subsidiaries” in the second paragraph of this covenant (other than clause (3)) shall exclude Designated Non-Guarantor Subsidiaries.

The Company is not permitted to Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor is permitted to Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary is permitted to Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company. Neither the Company nor a Restricted Subsidiary is permitted to Incur any Indebtedness if the proceeds are used to refinance Indebtedness of an Unrestricted Subsidiary.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the date of the Indenture under any Credit Facility shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not clause (4)(b) of the second paragraph of this covenant (other than Indebtedness outstanding on the date of the Indenture under the HSBC Facility which shall be deemed initially incurred on the Issue Date under clause 4(b) of the second paragraph of this covenant);

(3) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with U.S. GAAP.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other assets or property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(b) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis or on a basis that results in receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company held by Persons other than the

Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) purchase, repurchase, redeem or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case constituting Senior Debt and due within one year of the date of purchase, repurchase, redemption or other acquisition or retirement); or

(4) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or

(b) the Company is not able to Incur an additional US$1.00 of Indebtedness pursuant to the first paragraph under the “Limitation on indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed the sum of:

(i) 50% of Consolidated Net Income for the period (treated as one accounting period), from the beginning of the fiscal quarter during which the notes are issued, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment for which consolidated financial statements are in existence and have been subject to a review in accordance with the requirements of Statement of Auditing Standards 100 issued by the AICPA (a “SAS 100 Review”) or an audit (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust established by the Company or any such Subsidiary for the benefit of their employees);

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness (other than any Indebtedness issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust established by the Company or any such Subsidiary for the benefit of their employees) of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); and

(iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person (other than the Company or a Restricted Subsidiary) resulting from:

(A) dividends, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1) any purchase, repurchase, redemption, legal defeasance or other acquisition or retirement of Capital Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that (a) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause 4(c)(ii) of the preceding paragraph;

(2) any purchase, repurchase, redemption, legal defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, legal defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under “Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision and the Indenture; provided, however, that (a) such dividends will be included in subsequent calculations of the amount of Restricted Payments and (b) at the time of such payment, no Default or Event of Default has occurred and is continuing (or result therefrom);

(4) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed US$2 million in the aggregate during any calendar year and US$10 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(5) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(6) Restricted Payments in an amount not to exceed US$15 million; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(7) the purchase or redemption of any Subordinated Obligations, to the extent required by the terms of such Indebtedness following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Limitation on restricted payments” were computed.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its respective property or assets (including Capital Stock of Restricted Subsidiaries) or upon any income or profits therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless, contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under the Indenture and the notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the notes (and any related applicable Subsidiary Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities (and any related applicable Subsidiary Guarantees).

Limitation on restrictions on distributions from restricted subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture in effect on such date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness

Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable to the holders of the notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a) that restricts in a customary manner the subletting, assignment or transfer of any property that is subject to a lease or similar contract governing leasehold interests, or the assignment or transfer of any such lease or other contract;

(b) contained in mortgages, pledges or other security agreements permitted under “—Limitation on indebtedness” and “—Limitation on liens” securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(d) customary restrictions contained in asset sale agreements limiting the transfer of such property or assets pending the closing of such sale; and

(v) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

Limitation on sales of assets and subsidiary stock.

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of (or any combination of the following):

(a) cash or Cash Equivalents;

(b) the assumption by the purchaser of liabilities of the Company or any Subsidiary Guarantor (other than liabilities that are by their terms subordinated to the notes or the Subsidiary Guarantees) as a result of which the Company and the Subsidiary Guarantors are no longer obligated with respect to such liabilities; and

(c) Telecommunications Assets; and

(3) to the extent that any Company or any Subsidiary Guarantor, as the case may be, elects (or is required by the terms of any Indebtedness) to apply an amount equal to 100% of the Net Available Cash from such Asset Disposition:

(a) to repay Senior Debt of the Company or of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any repayment of Senior Debt pursuant to this clause (a), the Company or such Subsidiary Guarantor will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(b) to invest in Telecommunications Assets within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash,

provided that pending the final application of any such Net Available Cash in accordance with clause 3(a) or clause 3(b) above, the Company and its Subsidiary Guarantors may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 271st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds US$10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of notes, to purchase the maximum principal amount of notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture in integral multiples of US$1,000. To the extent that the aggregate amount of notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of notes or portions of notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all notes so validly tendered and not properly withdrawn, in each case in integral multiples of US$1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of notes, an amount equal to the purchase price of the notes so validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and the Company will promptly issue a new note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new note to such holder, in a principal amount equal to any unpurchased portion of the note surrendered; provided that each such new note will be in a principal amount of US$1,000 or an integral multiple of US$1,000. Any note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on affiliate transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are (a) set forth in writing, (b) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and (c) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of US$1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines in good faith judgment that such Affiliate Transaction satisfies the criteria in clause (1) above as evidenced by a resolution of such Board promptly delivered to the Trustee); and

(3) in the event such Affiliate Transaction involves an aggregate consideration in excess of US$10 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of internationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

(1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under “Limitation on restricted payments;”

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

(3) any transaction between (a) the Company and a Subsidiary Guarantor or between Subsidiary Guarantors and (b) Guarantees issued by the Company or a Subsidiary Guarantor in the ordinary course of business in accordance with “Certain covenants—Limitations on indebtedness” for the benefit of the Company or a Restricted Subsidiary, as the case may be;

(4) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, including amounts paid to any Permitted Holder or any Affiliate thereof for the services of any such Person that is an officer, director or employee of such Permitted Holder or Affiliate, so long as a majority of the disinterested members of the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or payments to be fair consideration therefor; and

(5) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date as identified in writing to the Trustee on the Issue Date, as these agreements may be amended, modified or renewed from time to time; provided, however, that any future amendment, modification or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the notes than the terms of the agreements in effect on the Issue Date.

Limitation on sale of capital stock of restricted subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, pledge, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or to issue any of the Capital Stock of a Restricted Subsidiary (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person except:

(1) to the Company or a Subsidiary Guarantor; or

(2) in compliance with the covenant described under “—Limitation on sale of assets and subsidiary stock” and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Capital Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under “—Limitation on sale of assets and subsidiary stock”.

Limitation on sale/leaseback transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any assets unless:

(1) the Company or such Restricted Subsidiary would be entitled to:

(a) Incur debt in an amount equal to the Attributable Debt with respect to such Sale/ Leaseback Transaction pursuant to the covenant described under “—Limitation on indebtedness”; and

(b) create a Lien on such assets securing such Attributable Debt without also securing the notes pursuant to the covenant described under “—Limitation on liens”; and

(2) such Sale/Leaseback Transaction is effected in compliance with the covenant described under “—Limitation on sale of assets and subsidiary stock”.

Reports

Subject to the third paragraph of this covenant, the Company will:

(1) provide the Trustee and the holders with:

(a) annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or the successor form) within 150 days after the end of each fiscal year commencing with the annual report on Form 20-F for fiscal 2005;

(b) semi-annual reports on Form 6-K (or any successor form) including, whether or not required, unaudited semi-annual financial statements (which shall include at least a balance sheet, income statement and cash flow statement and notes thereto, in each case prepared in accordance with generally accepted accounting principles in Hong Kong), and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect thereto, within 90 days after the end of the semi-annual period of each fiscal year; and

(c) such other reports filed with the SEC by the Company; and

(d) annual reports within 120 days after the end of each fiscal year and semi-annual reports within 90 days after the end of the semi-annual period of each fiscal year, each containing the information required by the rules or requirements of The Stock Exchange of Hong Kong Limited and any filings or announcements pursuant to the rules or requirements of The Stock Exchange of Hong Kong Limited; and

(2) file with the SEC, to the extent permitted, the information, documents and reports referred to in clause (1) above within the periods specified above.

In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of the preceding paragraph nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will make available, upon request, to any holder and any prospective purchaser of notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

Where it is required or necessary (whether as a result of the Company wishing to Incur any Indebtedness or otherwise) to determine compliance by the Company with the covenant “Limitation on indebtedness” or “Limitation on liens”, and:

(1) the date of such determination is more than 135 days from the balance sheet date of the Company’s most recent semi-annual consolidated financial statements or annual consolidated financial statements, as the case may be, which have been subject to an audit or a SAS 100 Review by independent accountants; and

(2) no consolidated financial statements (which shall include at least a balance sheet, income statement and cashflow statement and notes thereto and have been subject to a SAS 100 Review or an audit by independent accountants) for the most recent four fiscal quarters are in existence, the Company will, on request by the Trustee, cause to be prepared and provided to the Trustee and the holders, consolidated financial statements (which shall include at least a balance sheet, income statement and cashflow statement and notes thereto) for the most recent four fiscal quarters to be subject to an audit or a SAS 100 review by independent accountants.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is organized under the laws Hong Kong or the United States, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the accounts and obligations of the Company under the notes and the Indenture;

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional US$1.00 of Indebtedness pursuant to the first paragraph of the “Limitation on indebtedness” covenant;

(4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the notes shall continue to be in effect; and

(5) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the assets of the Company, such assets shall have been transferred as an entirety or virtually as an entirety to one Person;

(6) the Successor Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional withholding taxes and no withholding taxes of any Relevant Taxing Jurisdiction imposed on any payments made pursuant to the notes; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The preceding provisions shall not prohibit the Company from taking reasonable measures available to the Company to avoid the payment of any Additional Amounts in accordance with the section “—Optional Tax Redemption” above.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than the Company or another Subsidiary Guarantor) and will not permit the conveyance transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

(1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of a jurisdiction under which such Subsidiary Guarantor is organized or existing on the Issue Date or the laws of any State of the United States and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Limitation on sale of assets and subsidiary stock”.

Future subsidiary guarantors

After the Issue Date, the Company will cause each Restricted Subsidiary (other than a Designated Non-Guarantor Subsidiary) created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the notes on a senior basis.

Limitation on lines of business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any other business other than the business of the Company and its Restricted Subsidiaries as described in this prospectus and any reasonable expansion thereof or a Telecommunications Business.

Payments for consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

Each of the following is an Event of Default:

(1) default in any payment of interest or Additional Amounts on any note (including Registration Default Damages payable under the Registration Rights Agreement) when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain Covenants—Merger and consolidation”;

(4) failure by the Company to comply for 30 days after notice with any of its other agreements and obligations under the notes or the Indenture (in each case, other than a failure to purchase notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with “Certain Covenants—Merger and consolidation” which is covered by clause (3));

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates US$5 million (or its foreign currency equivalent at the time) or more;

(6) certain events of bankruptcy, insolvency or reorganization of the Company or a Restricted Subsidiary (the “bankruptcy provisions”);

(7) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of US$5 million which judgments are not paid, discharged or stayed for a period of 30 days (the “judgment default provision”);

(8) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee; or

(9) any of (a) the revocation, suspension or termination of any Material License or (b) the failure of the Company or the holder of any Material License to renew or extend, or the expiration, release, surrender or transfer of, any Material License, and in each case such Material License is not replaced, substituted or reissued within 30 days of its revocation, suspension, termination, expiration, release, surrender or transfer.

However, a default under clause (4) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (6) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (6) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security against any loss, liability or expense satisfactory to it. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee security or indemnity against any loss, liability or expense satisfactory to it;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an

Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture and the notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1) reduce the amount of notes whose holders must consent to an amendment or waiver;

(2) reduce the stated rate of or extend the stated time for payment of interest on any note;

(3) reduce the principal of or extend the Stated Maturity of any note;

(4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described above under “Optional Redemption,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5) make any note payable in money other than that stated in the note;

(6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) modify the Subsidiary Guarantees in any manner adverse to the holders of the notes; or

(9) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer;

(10) at any time after the Company is obligated to make an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition, change the time at which such Asset Disposition Offer must be made or at which the notes must be repurchased pursuant thereto; or

(11) amend or modify the provisions described under “—Additional Amounts”.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Successor Company of the obligations of the Company or any Subsidiary Guarantor under the Indenture, provided, however, that the assumption is in accord with the applicable provisions under “—Merger and consolidation” and the Indenture;

(3) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4) add Guarantees with respect to the notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary or its sale in accordance with “Certain Covenants—Mergers and consolidation”; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

(5) secure the notes;

(6) add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders or surrender any right or power conferred upon the Company;

(7) make any change that does not adversely affect the rights of any holder; or

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(9) provide for the issuance of exchange notes which shall have terms substantially identical in all respects to the notes (except that the transfer restrictions contained in the notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding notes, as a single class of securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of notes given in connection with a tender of such holder’s notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations under covenants described under “Change of Control” and “Certain Covenants” (other than “Merger and consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Restricted Subsidiaries, and the judgment default provision described under “Events of default” above and the limitations contained in clauses (3) and (6) under “Certain Covenants—Merger and consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect to the notes. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “Events of default” above or because of the failure of the Company to comply with clauses (3) and (6) under “Certain Covenants—Merger and consolidation” above.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on the notes to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the notes to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (6) under “—Events of default” occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(5) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(7) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(a) the Company has received from the U.S. Internal Revenue Service a ruling; or

(b) since the date of the Indenture there has been a change in the applicable U.S. Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

(8) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(9) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the Indenture; and

(10) the Company delivers to the Trustee an Opinion of Counsel in Hong Kong to the effect that holders of the notes will not recognize income, gain or loss for Hong Kong tax purposes as a result of such deposit and defeasance and will be subject to Hong Kong taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the notes, or the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning The Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the notes.

Governing Law

The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

Notices

Notices to holders will be valid if published in a daily newspaper of general circulation in Singapore (or, if the holders of any notes can be identified, notices to such holders may also be valid if they are given to each of such holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX-ST. Notwithstanding anything in this prospectus, in any case where the identity and addresses of all the holders of the notes are known to the Company, notices to such holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.

Consent to Jurisdiction and Service

The Indenture provides that the Company and each Subsidiary Guarantor will appoint CT Corporation System as its agent for actions brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction. Each of the Company and the Subsidiary Guarantors agrees that if such agent is unable to or does not for any reason act as agent for service of process, it will promptly appoint another person to accept service of process on its behalf of any action brought in any Federal or state court located in the Borough of Manhattan in The City of New York; failing such appointment within fifteen (15) days the Trustee will be entitled to appoint such agent.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“AICPA” means the American Institute of Certified Public Accountants.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary Guarantor;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of inventory in the ordinary course of business;

(4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions permitted under “Certain Covenants—Merger and consolidation”; and

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Subsidiary Guarantor; and

(7) for purposes of “Certain Covenants—Limitation on sales of assets and subsidiary stock” only, the making of a Permitted Investment or a disposition subject to “Certain Covenants—Limitation on restricted payments”.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the greater of:

(1) the Fair Market Value of the assets subject to such Sale/Leaseback Transaction; and

(2) the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.S. GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with U.S. GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes of “—Certain Covenants—Limitation on liens”, a Capitalized Lease Obligation shall be deemed secured by a Lien on the assets being leased.

“Cash Equivalents” means:

(1) any evidence of indebtedness issued by the United States or any of its instrumentalities or agencies or by Hong Kong or any of its instrumentalities or agencies, or by the Asian Development Bank, the World Bank or any other supranational organization (“Government Entities”) and fully guaranteed or otherwise backed as to principal, premium, if any, interest and all other amounts, by the Government Entity issuing the indebtedness;

(2) investments in time deposit accounts, certificates of deposit and money market deposits issued by a bank or trust company which is organized under the laws of the United States, any state of the United States or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$500 million, or the foreign currency equivalent thereof, and has outstanding long-term debt which is rated “A” or “A-3”, or a similar equivalent rating, or higher by at least one “nationally recognized statistical rating organization”, as defined in Rule 436 under the Securities Act;

(3) investments in commercial paper issued by a corporation, other than an Affiliate of the Company, organized and in existence under the laws of the United States or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made in one of the two highest ratings obtainable from either Moody’s or S&P;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by an state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; or

(6) investment funds investing exclusively in investments of the types described in clauses (1) through (5) above,

and in the case of each of clauses (1), (2), and (3) above maturing within one year after the date of acquisition.

“Change of Control” means:

(1) (A) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group “beneficially owns” directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders “beneficially own” directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3) the sale, lease, assignment, transfer, conveyance or other disposition directly or indirectly, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than a disposition of such assets as an entirety to a Wholly Owned Subsidiary) to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other assets, other than any such transaction where:

(a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation, and

(b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; and (2) all current maturities of long-term Indebtedness.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes;

(3) consolidated depreciation expense;

(4) consolidated amortization expense or impairment charges;

(5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with U.S. GAAP and the interest component of any deferred payment obligations;

(2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to U.S. GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(6) costs associated with Hedging Obligations (including amortization of fees);

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with U.S. GAAP;

(9) interest incurred in connection with Investments in discontinued operations; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (i) the outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis to (ii) the aggregate Consolidated EBITDA of the Company and the Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence, provided, however, that:

(1) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such an Asset Disposition:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(2) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(3) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with U.S. GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clause (3) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary gain or loss;

(5) the cumulative effect of a change in accounting principles;

(6) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

(7) any unrealized foreign exchange gains and losses; and

(8) if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, an amount that is equal to (i) the amount of net income or loss attributable to such Restricted Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries unless a greater amount is actually distributed to the Company or a Restricted Subsidiary.

Notwithstanding the foregoing, for purposes of the covenant described under “—Certain Covenants—Limitation on restricted payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(iv) thereof.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(1) the excess of cost over fair market value of assets or businesses acquired;

(2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with U.S. GAAP;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(5) treasury stock;

(6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(7) Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Net Worth” means the total of the amounts shown on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter of the Company ending at least 30 days prior to the taking of any action for the purpose of which the determination is being made, as:

(1) the par or stated value of all outstanding Capital Stock of the Company, plus

(2) paid-in capital or capital surplus relating to such Capital Stock, plus

(3) any retained earnings or earned surplus, less:

(a) any accumulated deficit,

(b) any amounts attributable to Disqualified Stock,

(c) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the issue date in the book value of any asset,

(d) all Investments in Persons that are not Restricted Subsidiaries (except Permitted Investments), and

(e) all unamortized debt discount and expense and unamortized deferred charges,

all of the foregoing determined in accordance with U.S. GAAP.

“Continuing Directors” means, during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved).

“Credit Facility” means one or more debt facilities (including, without limitation, overdraft facilities with banks, commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit including any related guarantees executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original credit or other agreement or indenture).

“CTI Guangzhou” means CTI Guangzhou Customer Services Co. Limited, a Designated Non-Guarantor Subsidiary.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of a Designated Non-Guarantor Subsidiary and its consolidated Subsidiaries, if any, which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (1) all intercompany items between such Designated Non-Guarantor Subsidiary and any of its consolidated Subsidiaries or between its consolidated Subsidiaries; and (2) all current maturities of long-term Indebtedness.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-Guarantor Subsidiary” means CTI Guangzhou and any other Restricted Subsidiary that the Company designates as a Designated Non-Guarantor Subsidiary in accordance with the Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the notes or (b) on which there are no notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.

“Exchange Rate” has the meaning set forth under “—Registration Rights for Outstanding Notes”.

“Existing Purchase Money Debt” means the aggregate Purchase Money Debt of the Company and its Subsidiary Guarantors outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset, share or property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value:

(a) in the case of cash, shall be its face amount; and

(b) in the case of any non-cash assets,

shall be determined by a majority of the Board of Directors acting in good faith and evidenced by a resolution of the Board, dated within 30 days of the relevant transaction, delivered to the Trustee.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“holder” means a Person in whose name a note is registered on the Registrar’s books.

“HSBC Facility” means the HK$200 million loan facility provided by The Hongkong and Shanghai Banking Corporation Limited to Hong Kong Broadband Network Limited pursuant to a facility letter dated October 9, 2002.

“Incur” means issue, create, assume, extend, Guarantee, incur or otherwise become liable for in respect of such debt or other obligation or the recording, as required pursuant to U.S. GAAP or otherwise, of any such debt or obligation on the balance sheet of such Person; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided further, however, that a change in U.S. GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as debt, becoming debt shall not be deemed an incurrence of such debt; provided further, however, that solely for purposes of determining compliance with “—Certain Covenants—Limitation on indebtedness”, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) and (2) above and (4) below) entered into in the ordinary course of business of such Person to the extent such instruments are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the instrument);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (except trade payables), which purchase price is not more than 120 days overdue from the date of placing such property in service or taking delivery and title thereto;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of Indebtedness of the type referred to in clauses (1) through (6) of other Persons and all dividends of other Persons, to the extent Guaranteed by such Person;

(8) the principal component of all Indebtedness of the type referred to in clauses (1) through (7) above of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

Notwithstanding the foregoing but subject to the last paragraph of the covenant described under “—Limitation on indebtedness”, Indebtedness shall not include (a) any realization of a Permitted Lien, and (b) Indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Indebtedness denominated in a currency other than U.S. Dollars, for purposes of determining compliance with any restriction on the Incurrence of such Indebtedness under the covenant described under “—Limitation on indebtedness”, the amount of such Indebtedness shall be calculated based on the currency exchange rate in effect at the end of the most recent period for which financial statements are publicly available.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers that are recorded as accounts receivable on the balance sheet of such Person in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “Certain Covenants—Limitation on restricted payments”,

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means January 20, 2005.

“Lien” means any mortgage, pledge, security interest, encumbrance, declaration of or settlement on trust, hypothecation, deposit arrangement, preference, priority, preferential arrangement, lien or charge of any kind (including any Capitalized Lease Obligations, conditional sale or other title retention agreement or lease in the nature thereof or any Sale/Leaseback Transaction).

“Material License” means, with respect to the Company or a Restricted Subsidiary, a license, authorization or concession to operate a Telecommunications Business, which, at the time of determination, accounts for more than 10% of the Consolidated EBITDA for the four full fiscal quarters next preceding the date of determination for which consolidated financial statements are available.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from any Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under U.S. GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with U.S. GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of a Designated Non-Guarantor Subsidiary, as its total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items), after giving effect to purchase accounting and after deducting therefrom Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(1) the excess of cost over fair market value of assets or businesses acquired;

(2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of such Designated Non-Guarantor Subsidiary immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with U.S. GAAP;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) minority interests in consolidated Subsidiaries held by Persons other than such Designated Non-Guarantor Subsidiary;

(5) treasury stock;

(6) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in its Current Liabilities; and

(7) Investments in and assets of Unrestricted Subsidiaries.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means, with respect to a Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Holders” means Wong Wai Kay, Ricky, Cheung Chi Kin, Paul and any Affiliate or Related Person thereof.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary:

(1) in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Telecommunications Business;

(2) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Telecommunications Business;

(3) in cash and Cash Equivalents;

(4) in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments including as a result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

(7) made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “Certain Covenants—Limitation on sales of assets and subsidiary stock”;

(8) for Fair Market Value, together with all other Investments pursuant to this clause (8), in an aggregate amount at the time of such Investment not to exceed US$10 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) any assets or Capital Stock of any Person made out of the Net Cash Proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in clause (c)(ii) of “—Certain Covenants—Limitation on restricted payments”, at any one time outstanding; and

(10) Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by the Indenture.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and other obligations under a Credit Facility and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company, in each case permitted to be Incurred under clause (1) under the second paragraph of the covenant “—Limitation on indebtedness”;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not more than 60 days past due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by U.S. GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded provided appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) judgment Liens not giving rise to a Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(8) Liens for the purpose of securing Indebtedness permitted under clause (7) of the second paragraph under “Certain Covenants—Limitation on indebtedness”, provided that such Liens are created within 180 days of construction or acquisition of such Telecommunication Assets and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto:

(9) Liens existing on the Issue Date;

(10) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(11) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(12) Liens securing Indebtedness or other obligations of a Subsidiary Guarantor owing to the Company or another Subsidiary Guarantor;

(13) Liens securing the notes and Subsidiary Guarantees; and

(14) Liens securing Refinancing Indebtedness secured by Liens referred to in clauses (1), (9), (10) or (11) above or of any Existing Purchase Money Debt, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (1), (9), (10) or (11) above or of any Existing Purchase Money Debt, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

(b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing Indebtedness;

(15) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) and created over assets or property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of the incurrence of any such Lien; and

(16) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Purchase Money Debt” means, with respect to Telecommunications Assets, Indebtedness:

(a) consisting of the deferred purchase price of such assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, obligations in respect of industrial revenue bonds and Capitalized Lease Obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the Telecommunications Assets being financed; and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Telecommunications Assets, including additions and improvements thereto;

provided, however, that such Indebtedness is Incurred within 180 days after the acquisition, construction or lease of such Telecommunications Assets by the Company or such Restricted Subsidiary.

“Qualified Equity Offering” means an offering for cash by the Company of its Common Stock; provided, however, that the aggregate gross cash proceeds received by the Company from such offering shall be no less than US$20 million.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) (i) any Indebtedness existing on the date of the Indenture or (ii) Incurred in compliance with the Indenture, other than in the case of (i) and (ii), Indebtedness incurred under the HSBC Facility, (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary and including Indebtedness that refinances Refinancing Indebtedness), provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Indebtedness Incurred by the Company or any Restricted Subsidiary (the “Refinancing Debt”) within 180 days prior to the date on which other Indebtedness of the Company or such Restricted Subsidiary, as the case may be (the “Refinanced Debt”), is to be fully repaid will be deemed to be Refinancing Indebtedness in respect of the Refinanced Debt if: (a) the agreement to which the Company or such Restricted Subsidiary is a party relating to the Refinancing Debt expressly provides that the Company or such Restricted Subsidiary shall apply the proceeds from the Refinancing Debt to the repayment of the Refinanced Debt within 180 days of the date the Refinancing Debt is Incurred; (b) the proceeds from the Refinancing Debt are actually applied to permanently repay the Refinanced (with corresponding permanent reduction of the commitment amounts related to Refinanced if such Refinanced Debt was provided under a revolving credit or similar facility) within such 180-day period; (c) the Refinancing Debt meets the requirements set forth in clauses (1) through (4) above and in relation to the Refinanced Debt is not being used to refinance debt in violation of the third paragraph under the covenant described under “—Limitation on indebtedness”; (d) the Company provides the Trustee an Officers’ Certificate at the time the Refinancing Debt is Incurred that specifies the amounts of the Refinancing Debt, specifies the relevant Refinanced Debt and certifies that such incurrence meets all the requirements of the Indenture; and (e) until the Refinanced Debt is repaid, the proceeds of the Refinancing Debt are kept in a segregated account in the form of cash and deposits (as such term is used in the Company’s financial statements).

“Related Business Assets” means assets used or useful in a Telecommunications Business.

“Related Person” with respect to any Permitted Holder means:

(1) any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of the Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than Permitted Investments.

“Restricted Subsidiary” means all Subsidiaries of the Company other than an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Senior Debt” of a Person means (a) all senior secured Indebtedness under its Credit Facilities, (b) all of its Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by it and (c) any of its Purchase Money Debt; provided, however, that Senior Debt shall not include:

(i) any Subordinated Obligation or Guarantor Subordinated Obligation;

(ii) any Indebtedness Incurred in violation of the provisions of the Indenture;

(iii) accounts payable or any other obligations of such Person to trade creditors created or assumed by it in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(iv) any liability for Federal, state, local or other taxes owed or owing by such Person;

(v) any obligation of the Company to a Restricted Subsidiary; or

(vi) any obligations with respect to any Capital Stock of such Person.

“SGX-ST” means The Singapore Exchange Securities Trading Limited.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Strategic Equity Investment” means the issuance and sale by the Company of its Capital Stock (excluding Disqualified Stock) to a Strategic Investor; provided, however, that the aggregate gross cash proceeds received by the Company from such issuance and sale shall be no less than US$25 million.

“Strategic Investor” means any Person primarily engaged in the Telecommunications Business (or a wholly-owned subsidiary thereof) that has an equity market capitalization, at the time of its initial purchase of the Capital Stock (excluding Disqualified Stock) of the Company, in excess of US$1 billion.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date, in each case other than a Designated Non-Guarantor Subsidiary.

“Telecommunications Business” means the business of:

(1) operating or owning a license, authorization or concession to operate a cable or telephone or telecommunications (including internet and broadband network) system or service;

(2) transmitting, or providing services relating to the transmission of, voice, video, subscription programming, on-line and media services or data through leased or owned wireline, wireless or other transmission facilities;

(3) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in the businesses identified in (1) and (2) above and or otherwise in a communications business;

(4) any business related, ancillary or complementary to those identified in (1), (2) and (3) above; or

(5) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1), (2), (3) and (4) above,

provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

“Telecommunication Assets” means:

(1) any property or assets (other than cash, Cash Equivalents, Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Telecommunications Business; or

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary from any Person other than an affiliate thereof;

provided, however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Telecommunications Business; and provided further, however, that for purposes of the definition of Purchase Money Debt, Telecommunications Assets shall consist only of the property and assets described in clause (1) above and shall not include property or assets constituting all or substantially all the assets of a business or an operating unit of a business.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and has not been redesignated as a Restricted Subsidiary as provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) such designation and the Investment of the Company in such Subsidiary complies with “Certain Covenants—Limitation on restricted payments”;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least US$1.00 of additional Indebtedness under the first paragraph of the “—Limitation on indebtedness” covenant on a pro forma basis taking into account such designation.

“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on U.S. GAAP contained in the Indenture will be computed in conformity with U.S. GAAP.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

Registration Rights for Outstanding Notes

Under the registration rights agreement, the Company and the Subsidiary Guarantors are required to:

•	by March 21, 2005, file a registration statement relating to the exchange offer with the Securities and Exchange Commission;

•	use its reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by July 19, 2005;

•	unless the exchange offer would not be permitted due to a change in law or SEC policy, begin the exchange offer promptly after the registration statement is effective and use its reasonable efforts to issue new exchange notes in the exchange offer on or before August 18, 2005; and

•	keep the exchange offer open for not less than 30 business days (or longer if required by applicable law) after the date of notice of the exchange offer is mailed to the holders of outstanding notes.

Upon the effectiveness of the exchange offer registration statement, the Company and the Subsidiary Guarantors will offer the exchange notes in exchange for the surrender of the outstanding notes. For each outstanding note surrendered pursuant to the exchange offer, the holder of such outstanding note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the note surrendered in exchange therefor or, if no interest has been paid on such note, from the date of its original issue.

The Company and the Subsidiary Guarantors must also file with the SEC a shelf registration statement to cover resales of the outstanding notes or exchange notes issued in the exchange offer by holders who provide the Company and the Subsidiary Guarantors with the information about them and their holders that is required for the shelf registration statement if:

(1) the Company and the Subsidiary Guarantors becomes aware that they are not permitted to file the exchange offer registration statement or to complete the exchange offer due to a change in law or SEC policy; or

(2) the Company and the Subsidiary Guarantors fail to consummate the exchange offer on or before August 18, 2005; or

(3) any holder notifies the Company and the Subsidiary Guarantors that:

•	it is not permitted under law or SEC policy to participate in the exchange offer;

•	it cannot publicly resell new exchange notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales during the 270-day period following our completion of the exchange offer; or

•	it is a broker-dealer and owns outstanding notes that it has not exchanged and that it acquired directly from the Company or one of its affiliates.

If the Company and the Subsidiary Guarantors must file a shelf registration statement, the Company will use its reasonable efforts to file it on or before the 60th day, and to cause it to become effective on or before the 180th day, after the Company and the Subsidiary Guarantors becomes obligated to make the filing.

The Company and the Subsidiary Guarantors will, jointly and severally, be obligated to pay additional interest (the “Registration Default Damages”) to each holder of notes, if one of the following “registration defaults” occurs:

(1) the Company and the Subsidiary Guarantors do not file the exchange offer registration statement on or before March 21, 2005;

(2) the Company and the Subsidiary Guarantors do not file the shelf registration statement on or before the 60th day after they become obligated to file the shelf registration statement;

(3) the exchange offer registration statement is not effective on or before July 19, 2005;

(4) the shelf registration statement is not effective on or before the 180th day after the Company and the Subsidiary Guarantors become obligated to file it;

(5) the Company and the Subsidiary Guarantors do not complete the exchange offer on or before August 18, 2005;

(6) the exchange offer registration statement is effective, but then ceases to be effective or usable during the 270-day period after the completion of the exchange offer for resales of exchange notes to the extent required; or

(7) the shelf registration statement is effective, but then ceases to be effective or usable until the second anniversary of the closing of the offering for resales of any of the outstanding notes or any exchange notes that are still subject to transfer restrictions. For these purposes, each outstanding note and exchange note will be subject to transfer restrictions, until the date when:

•	the outstanding note is exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

•	a broker-dealer sells an exchange note that it acquired in the exchange offer to a purchaser and provides the purchaser with the prospectus included in the shelf registration statement;

•	the outstanding note has been registered under the Securities Act and sold under the shelf registration statement;

•	the outstanding note is resold publicly under Rule 144 (or a successor rule) under the Securities Act; or

•	the outstanding note is sold in any other way that permits the Company and the Subsidiary Guarantors to remove the legend describing the transfer restrictions.

If one of these registration default occurs, then Registration Default Damages will accrue on the notes at the rate of 0.25% per annum for the first 90 days from and including such specified date and 0.50% per annum thereafter until the relevant registration default is cured.

The Company and the Subsidiary Guarantors will pay all additional interest for notes in global form by wire transfer of immediately available funds or by federal funds check on any interest payment date for which

Registration Default Damages have accrued during that interest payment period. The Company and the Subsidiary Guarantors will pay all Registration Default Damages for notes in certificated form by wire transfer to the accounts specified by their holders or by mailing checks to the registered address of any holder that has not specified an account. When the Company and the Subsidiary Guarantors has cured all of the registration defaults, Registration Default Damages will no longer accrue.

Under current SEC interpretations, the exchange notes will generally be freely transferable after the exchange offer, except that any broker-dealer that participates in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act when it resells any exchange notes. The Company and the Subsidiary Guarantors have agreed that they will make available a prospectus for these purposes for 270 days after the exchange offer. A broker-dealer that delivers a prospectus is subject to the civil liability provisions of the Securities Act and will also be bound by the registration rights agreement, including indemnification obligations.

Noteholders must make certain representations (as described in the registration rights agreement) to participate in the exchange offer, notably that they are not an affiliate of the Company and that they are acquiring the exchange notes in ordinary course of business and without any arrangement or intention to make a distribution of the exchange notes. Holders of outstanding notes and exchange notes must also deliver certain information to the Company and the Subsidiary Guarantors that is required for a shelf registration statement and provide the Company and Subsidiary Guarantors with comments on the shelf registration statement within time periods specified in the registration rights agreement in order to have their outstanding notes and/or exchange notes included in the shelf registration statement and to receive the additional interest described above for shelf registration. A broker-dealer that receives exchange notes in the exchange offer or as part of its market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells the exchange notes.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

CERTAIN TAX CONSIDERATIONS

Each prospective purchaser is urged to consult its own tax advisors about the tax consequences of an investment in the notes under the laws of the United States, Hong Kong and its constituent jurisdictions, and any other jurisdictions where the purchaser or the notes may be subject to taxation.

United States

The following is a general discussion of certain material U.S. Federal income tax considerations for prospective purchasers of the notes. This summary is based on existing U.S. Federal income tax law, which is subject to change, possibly retroactively. The discussion addresses only U.S. Holders (as defined below) that purchase notes in the original offering, hold the notes as capital assets (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and use the U.S. dollar as their functional currency for tax purposes. The discussion does not consider the circumstances of particular purchasers, some of which (such as banks, insurance companies, tax-exempt organizations, dealers in securities or foreign currency, traders in securities that elect to mark to market, investors liable for the alternative minimum tax, and persons holding the notes as part of a hedge, straddle, conversion, or integrated transaction) are subject to special tax rules that differ from those discussed below.

For purposes of this discussion, “U.S. Holder” means a beneficial owner of notes that is (i) an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes, (ii) a corporation or other business entity treated as a corporation for U.S. federal income tax purposes that is organized in or created under the laws of the United States or any political subdivision thereof, (iii) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions, or a trust in existence on August 20, 1996 and treated as a U.S. person before this date that timely elected to continue to be treated as a U.S. person, or (iv) an estate the income of which is subject to U.S. Federal income taxation regardless of its source. If a partnership holds notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, we urge you to consult your own tax advisor.

Tax Consequences of the Exchange Offer

Under current law, the exchange of notes for exchange notes pursuant to the registered exchange offer will not be treated as an “exchange” for federal income tax purposes. Accordingly, holders will not recognize taxable gain or loss upon the receipt of exchange notes in exchange for notes in the exchange offer, the holding period for an exchange note received in the exchange offer will include the holding period of the note surrendered in exchange therefor, and the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the note surrendered in exchange therefor.

We are obligated to pay registration default damages on the notes under certain circumstances described under “Description of the Notes—Registration Rights for Outstanding Notes.” Although the matter is not free from doubt, such special interest should be taxable as interest under the rules described below in the event that registration default damages are paid. It is possible, however, that the Internal Revenue Service may take a different position with respect to the treatment of such special interest. Holders are advised to consult their own tax advisors about payments of such registration default damages.

Interest. A U.S. Holder will be required to recognize as ordinary income any interest paid or accrued on the notes (and additional amounts, if any, referred to in the section titled “Description of the Notes—Payment of Additional Amounts” in this prospectus) in accordance with its regular method of accounting for U.S. Federal income tax purposes.

Interest and additional amounts on the notes should be treated as foreign source income for U.S. foreign tax credit purposes. In addition, for purposes of determining the U.S. Holder’s foreign tax credit limitation, such interest and additional amounts, with certain exceptions, will be treated as “passive income” or, in certain cases, “financial services income” for taxable years beginning on or before December 31, 2006 and as “passive category income” or, in certain cases, “general category income” for taxable years beginning after December 31, 2006. In the event that any non-United States taxes are withheld in respect of any payments on the notes, a U.S. Holder may elect to claim either a deduction or, subject to certain complex limitations, a foreign tax credit for U.S. federal income tax purposes. If a U.S. Holder elects to claim a deduction, rather than a foreign tax credit, for a particular tax year, such election will apply to all foreign taxes paid by the U.S. Holder in that particular year.

Sale, Exchange or Disposition of the Notes. Upon the sale, exchange or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received by such U.S. Holder (except to the extent attributable to accrued interest, which will be treated as interest) and such U.S. Holder’s adjusted tax basis in the note (i.e., its adjusted issue price). Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year and generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains realized by individuals on the sale, exchange or other disposition of notes generally are subject to a maximum U.S. federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Payments in respect of notes and proceeds from the sale or other disposition of the notes may be subject to information reporting to the U.S. Internal Revenue Service and to U.S. backup withholding tax, currently at a rate of 28%. Backup withholding will not apply, however, to a corporation or to a holder who furnishes a correct taxpayer identification number or certificate of foreign status or who otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded (or credited against such holder’s U.S. Federal income tax liability, if any), provided the required information is furnished to the U.S. Internal Revenue Service in a timely manner.

Hong Kong

Profits Tax

No tax is payable in Hong Kong by withholding or otherwise in respect of payments of principal and interest on the notes or in respect of any capital gains arising on the sale of the notes except that:

(a) a liability to profits tax may arise in respect of interest on the notes where the notes are held by a holder who is not a financial institution, as defined in the Inland Revenue Ordinance (Cap 112), and who carries on a trade, profession, or business in Hong Kong, and the interest is derived from such trade profession or business;

(b) any gains arising in or derived from Hong Kong on the sale, disposal or redemption of the notes (and enforcement of the notes or any judgment relating thereto) may be taxable if they are derived by a person other than a financial institution, carrying on a trade, profession or business in Hong Kong from such trade, profession or business; and

(c) a liability to profits tax may arise in respect of interest on the notes or gains on sale of the notes where derived by a financial institution through or from the carrying on, in whole or in part, of such institution’s business in Hong Kong.

Stamp Duty

No Hong Kong stamp duty will be chargeable upon the transfer of a note.

Estate Duty

No estate duty will be payable under the Estate Duty Ordinance (Cap 111), in respect of notes registered outside Hong Kong.

Proposed EU Directive on the Taxation of Savings Income

On June 3, 2003, the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive is scheduled to be applied by Member States from July 1, 2005, provided that certain non-EU countries adopt similar measures from the same date. Under the directive each Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other Member State; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to commence on the date from which the directive is to be applied by Member States and to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

The above discussion is a general summary. It does not cover all tax matters that may be of importance to a particular purchaser. Each prospective investor is strongly urged to consult its tax advisor about the tax consequences to it of an investment in the notes.

ERISA CONSIDERATIONS

The United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) that are subject to ERISA (“ERISA Plans”) and on those persons who are “fiduciaries” (as defined in Section 3(21) of ERISA) with respect to ERISA Plans. The fiduciaries of an ERISA Plan should consider, among other things, the matters described below before determining whether to exchange the notes for exchange notes.

ERISA imposes certain general and specific responsibilities on fiduciaries with respect to an ERISA Plan. Those responsibilities include satisfaction of the prudence and diversification requirements of ERISA and compliance with the terms of the documents and instruments governing the ERISA Plan. A fiduciary must also discharge its duties solely in the interest of the participants in the ERISA Plan and their beneficiaries and for the exclusive purpose of providing benefits to these participants and beneficiaries and defraying reasonable expenses of administering the ERISA Plan. In addition, a fiduciary must maintain the indicia of ownership of any asset of an ERISA Plan within the jurisdiction of the United States district courts.

In determining whether a particular investment is appropriate for an ERISA Plan, United States Department of Labor regulations provide that the fiduciaries of an ERISA Plan should give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is reasonably designed to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification of the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.

In addition to these fiduciary duties, Section 406 of ERISA and Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of ERISA Plans and plans that are not subject to ERISA but are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”), on the one hand, and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, on the other hand, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code.

Examples of prohibited transactions include extensions of credit or sales on exchanges of property (such as the notes or exchange notes) between a Plan and a party in interest or disqualified person. ERISA and the Code also generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit. An example of this type of prohibited transaction is when a fiduciary of a Plan uses its position to cause the Plan to make investments from which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration. Such a prohibited transaction should not occur though if none of City Telecom, any of the guarantors of the notes or exchange notes, the Trustee or any of their affiliates (collectively, “Affected Persons”), is a fiduciary within the meaning of ERISA with respect to an investor in the notes or exchange notes or the investment decision to exchange the notes for exchange notes is made by a fiduciary within the meaning of ERISA with respect to the investor other than the Affected Persons and neither the fiduciary nor the investor has relied on any advice or recommendation from the Affected Persons as a basis for the decision. If the exchange of the notes for exchange notes or the holding of the exchange notes were to be a non-exempt prohibited transaction, the purchase might have to be rescinded.

A transaction that would otherwise be prohibited may, however, be treated as exempt under ERISA and the Code if the exchange notes are acquired pursuant to and in accordance with one or more statutory or administrative exemptions, including any of the prohibited transaction class exemptions (“PTCEs”) issued by the United States Department of Labor, such as PTCE 90-1 (applicable to certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (applicable to certain transactions involving bank collective investment funds), PTCE 95-60 (applicable to certain transactions involving insurance company general accounts), PTCE 84-14 (applicable to certain transactions determined by independent qualified professional asset managers) and PTCE 96-23 (applicable to certain transactions determined by in-house asset managers).

As a general rule, certain plans sponsored by governmental entities, churches or non-U.S. employers are not subject to ERISA or the prohibited transaction rules in the Code. Accordingly, assets of these plans (collectively, “Governmental Plans”) may be invested without regard to the fiduciary and prohibited transaction considerations described above. However, these Governmental Plans may be subject to other federal, state, local or foreign laws or regulations that are similar to ERISA and the Code in this regard (collectively, “Similar Laws”). A fiduciary of a Governmental Plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the exchange of the notes for exchange notes.

The notes may be exchanged for exchange notes by a Plan or a Governmental Plan, but only if the exchange will not result in a non-exempt prohibited transaction or violation of Similar Law. Accordingly, the exchange notes may not be acquired by, and each person who acquires exchange notes, by exchange or transfer, shall be deemed to have represented and covenanted that it is not acquiring or holding the exchange notes for or on behalf of, and will not transfer the exchange notes to, any Plan unless the acquisition and holding of the exchange notes by or on behalf of the Plan will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and that it is not acquiring or holding the exchange notes for or on behalf of, and will not transfer the exchange notes to, any Governmental Plan unless the purchase and holding of the exchange notes by or on behalf of the Government Plan will not constitute a violation of any Similar Law.

The sale of the exchange notes to a Plan or Governmental Plan is in no respect a representation by City Telecom, any of the guarantors of the exchange notes, or any of its affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans or Governmental Plans generally or by any particular Plan or Governmental Plan, or that such an investment is appropriate for a Plan or Governmental Plan generally or any particular Plan or Governmental Plan.

The discussion of ERISA and Section 4975 of the Code contained in this prospectus, is, of necessity, general, and does not purport to be complete. Moreover, the provisions of ERISA and Section 4975 of the Code are subject to extensive and continuing administrative and judicial interpretation and review. Therefore, the matters discussed above may be affected by future regulations, rulings and court decisions, some of which may have retroactive application and effect.

Any potential investor considering exchanging the notes for exchange notes that is, or is acting on behalf of, a Plan or Governmental Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an exchange under ERISA and the Code, or, if applicable, any Similar Law, and the ability to make the representation set forth above.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business 270 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with these resales. In addition, until                     , 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit from any of these resales of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 270 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the exchange notes and exchange offer will be passed upon for us by Jones Day, Hong Kong as to U.S. federal, New York and Hong Kong law. Fasken Martineau DuMoulin LLP will pass upon certain legal matters under the laws of the provinces of Ontario and British Columbia, Canada for us regarding the exchange notes. Stewart McKelvey Stirling Scales will pass upon certain legal matters under the laws of the province of Nova Scotia, Canada for us regarding the exchange notes. Maples and Calder will pass upon certain legal matters under the laws of the British Virgin Islands for us regarding the exchange notes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of August 31, 2004 and 2003 and for the years ended August 31, 2004, 2003 and 2002, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers address is 33rd Floor Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong.

ENFORCEABILITY OF CIVIL LIABILITIES

City Telecom is incorporated in Hong Kong under the Companies Ordinance. All of City Telecom’s directors and most of its executive officers reside in Hong Kong. All or a substantial portion of the assets of such persons and City Telecom are located outside the United States. As a result, it may not be possible for holders of exchange notes to effect service of process within the United States upon such persons or City Telecom or to enforce against them in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. City Telecom has been advised by its Hong Kong counsel, Jones Day, that judgments of courts in the United States, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, are not enforceable in Hong Kong as of right and enforceability is subject to the discretion of the Hong Kong courts.

AVAILABLE INFORMATION

We file annual, semi-annual and special reports, and other information with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the following location of the U.S. Securities and Exchange Commission:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

You may also obtain copies of this information at prescribed rates by mail from the Public Reference Section of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may obtain information about the public reference room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. In addition, you can review copies of this information and the registration statement through the SEC’s “EDGAR” (Electronic Data Gathering, Analysis and Retrieval) System, available on the SEC’s website (http://www.sec.gov).

If at any time during the two-year period following the date of original issue of the outstanding notes City Telecom is not subject to the information requirements of Section 13(a) or 15(d) of the Exchange Act and the outstanding notes constitute “restricted securities” within the meaning of the Securities Act, City Telecom will furnish to holders of outstanding notes and prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with resales of such notes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the end of the period of 270 days after the expiration date of the exchange offer shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of our filings with the U.S. Securities and Exchange Commission by writing or telephoning us at City Telecom (H.K.) Limited, 13-16 Floors, Trans Asia Centre, 18 Kin Hong Street, Kwai Chung, Hong Kong, Attention: Eva Leung, Secretary and In-House Legal Counsel, telephone (852) 3145-6888.

You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus or the date of such information so incorporated by reference.

GENERAL INFORMATION REQUIRED BY SGX-ST

The outstanding notes are listed on the SGX-ST and the exchange notes will also be listed on the SGX-ST. The outstanding notes were admitted to the Official List of the SGX-ST on January 24, 2005.

For years ending on or after August 31, 2004 and for so long as any of the notes remain outstanding and are listed on the SGX-ST, copies of our annual report, in English, containing the audited consolidated financial statements of ourselves and our consolidated subsidiaries (including the subsidiary guarantors) for the most recent year, and semi-annual unaudited consolidated interim reports of ourselves and our consolidated subsidiaries (including the subsidiary guarantors) will be delivered to the specified offices of the paying agent, transfer agent and listing agent and are obtainable free of charge. Our audited consolidated annual financial statements for the years ended August 31, 2002, 2003 and 2004 are set forth hereinafter. See “Index to Consolidated Financial Statements.”

Notices to holders will be valid if published in a daily newspaper of general circulation in Singapore (or, if the holders of any notes can be identified, notices to such holders may also be valid if they are given to each of such holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX-ST.

Notwithstanding anything in this prospectus, in any case where the identity and addresses of all the holders of the notes are known to the issuer, notices to such holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.

The notes may be presented for registration of transfer or exchange at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York.

We approved the offering of the outstanding notes in the initial private placement on December 3, 2004. The subsidiary guarantors each approved their guarantees of the outstanding notes on January 11, 2005.

GLOSSARY OF TELECOMMUNICATIONS AND INTERNET TERMS

This Glossary contains certain definitions and other terms as they relate to the Company and as they are used in this prospectus, which definitions may not correspond to standard industry definitions.

“access charge” means a fee charged subscribers or other telephone companies by a local exchange carrier for the use of its local exchange network facilities.

“ADSL” means asymmetric digital subscriber line.

“APCN2” means Asia-Pacific Cable Network 2.

“bandwidth” means the capacity that a transmission wire is capable of handling, passing or allowing.

“BB100” means the symmetrical 100 Mbps broadband Internet access service that we provide through our Metro Ethernet network.

“broadband” means a term that is commonly associated with high-speed data transfer connections. In the context of end-user access networks, broadband often refers to data transmission rates of 1 Mbps or higher.

“broadcast” means the transmission of a signal over the spectrum to be received by two or more receiving devices.

“Cat-5e copper wiring” means category 5e copper wiring.

“CCS License” means calling card services license.

“churn” means the gross subscription disconnections divided by the average number of subscriptions during a period.

“DSL” means digital subscriber lines used to provide broadband Internet access services.

“Ethernet” means a packet based transmission protocol that is primarily used in LANs. Ethernet is the common name for the IEEE 802.3 industry specification and it is often characterized by its data transmission rate and type of transmission medium (e.g., twisted pair is T and fiber is F). Ethernet systems in 1972 operated at 1 Mbps. In 1992, Ethernet progressed to 10 Mbps data transfer speed (called 10 Base T). In 2001, Ethernet data transfer rates included 100 Mbps (100 Base T) and 1 Gbps (1000 Base T). Ethernet can be provided on twisted pair, coaxial cable, wireless, or fiber cable transmission mediums.

“ETS License” means external communications services license.

“fiber-based backbone” means the fiber optic cables of a network that connects several major network components.

“fiber optics” means a method for the transmission of information (sound, video, data) in which light is modulated and transmitted over high-purity, hair-thin filaments of glass. The bandwidth capacity of fiber optic cable is much greater than that of copper wire.

“fiber-to-the-building” means a distribution system that uses fiber optic cable to connect broadband networks to nodes that are located within customer buildings.

“fixed telecommunications network services” means telecommunications services provided over fixed line infrastructure.

“FTNS License” means a fixed telecommunications network service license.

“HKBN” means Hong Kong Broadband Network Limited, our wholly owned subsidiary.

“hybrid fiber coaxial cable” means a combination coaxial cables, which are commonly used in cable television systems and is composed of two concentric conductors, and fiber optic cables.

“hub sites” means wiring concentrator equipment that is the means for interconnecting our fiber-based backbone with our LANs.

“i-Cable” means i-Cable Communications Limited and its subsidiaries through which it provides telecommunications services. Hong Kong Cable Television Limited is a subsidiary of i-Cable.

“IDD” means International Direct Dialing, the capability to directly dial telephones in foreign countries from one’s own telephone.

“interconnect” means any variety of hardware arrangements that permit the connection of telecommunications equipment to a communications common carrier network such as a PSTN.

“interconnection” means the connection of one telecommunication network services provider to another.

“Internet” means a computer network stretching across the world that links the user to businesses, government agencies, universities, and individuals. The Internet provides computers with the ability to connect with other computers for communicating, disseminating and collecting information.

“international simple resale” means the method of delivering international telecommunications services through leasing international transmission circuits for direct transmission of international calls between switching systems in the originating country and switching systems in the destination country.

“IP” means Internet Protocol, the open protocol used for the Internet.

“IP-TV” means the pay-television service that we offer through our IP network.

“ISR License” means international simple resale services license.

“LAC” means local access charge.

“LAN” means local area network.

“Local Multipoint Distribution Services (LMDS)” means a point/multipoint service with two-way capability to transmit voice, data and other video information.

“VANS License” means Value-Added Network Services license.

“Mbps” means one million bits per second.

“Metro Ethernet” means the provision of Ethernet services on a metropolitan scale.

“Metro Ethernet network” means our network through which we deliver fixed telecommunications network services.

“network infrastructure” means fixed infrastructure equipment consisting of base transceiver stations, base station controllers, antennae, switches, management information systems and other equipment that receives, transmits and processes signals from and to subscriber equipment and/or between wireless systems and the public switched telephone network.

“number portability” means the capability of individuals, businesses, and organizations to retain their existing telephone number(s) and the same quality of service when switching to a new local service provider.

“OFTA” means the Office of Telecommunications Authority.

“PCCW-HKT” means PCCW-HKT Limited and its subsidiaries through which it provides telecommunications services. PCCW-HKT was formed through the merger with Cable & Wireless HKT (originally The Hong Kong Telephone Company, formed in 1925). PCCW-IMS Limited is a subsidiary of PCCW-HKT and provides broadband Internet access and pay-TV services.

“penetration rate” means total market subscribers divided by households in the service area.

“PNETS License” means public non-exclusive telecommunications services license.

“reach” means the number of homes to which the service is available regardless of whether or not residents choose to subscribe.

“set-top-box” means the equipment provided by us for a subscriber’s home that allows access to our IP-TV services.

“switch” means a mechanical, electrical or electronic device which opens or closes a circuit, completes or breaks an electrical path, or selects paths or circuits used to route traffic between the mobile system and the PSTN.

“switching systems” mean the electronic systems that direct the telecommunications transmission to the selected international transmission circuit, take the signal from the international transmission circuit in the destination country and direct it to the local network for delivery to its destination.

“tariff” means a statement by a telecommunications company that sets forth the services offered by that company, and the rates, terms and conditions for the use of those services.

“telecommunications” means any transmission, emission or reception of signs, signals, writing, images, sounds or intelligence of any nature by wire, radio, optical or other electromagnetic systems.

“telephony” means the word used to describe the science of transmitting voice over a telecommunications network.

“transmission line” means dedicated telecommunications transmission line linking one fixed point to another.

“USC” or “Universal Services Contribution” means the per minute fee payable to PCCW-HKT on all incoming and outgoing international calls in Hong Kong to compensate PCCW-HKT for its universal service obligation to provide basic telephone services to any individual or entity that requests it.

“wire-line based backbone” means the physical copper or fiber-optic cables of a network that connects network components.

“voice-over-Internet-Protocol” means a general term for the technologies that use the Internet’s packet-switched connection to exchange data, voice, fax and other forms of information.

“VPN License” means virtual private network license.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

City Telecom (H.K.) Limited

We have audited the accompanying consolidated balance sheets of City Telecom (H.K.) Limited and its subsidiaries (hereafter collectively referred to as the “Company”) as of August 31, 2003 and 2004 and the related consolidated statements of income, of cash flows and of changes in shareholders’ equity for each of the three years ended August 31, 2002, 2003 and 2004, all expressed in Hong Kong Dollars. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the company at August 31, 2003 and 2004, and the results of its operations and cash flows for each of the three years ended August 31, 2002, 2003 and 2004, in conformity with accounting principles generally accepted in Hong Kong.

Accounting principles generally accepted in Hong Kong vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 30 to the consolidated financial statements.

PRICEWATERHOUSECOOPERS

Certified Public Accountants

Hong Kong,

November 23, 2004 except for Note 31(b) and Note 32, which are as of January 20, 2005

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

		Year ended August 31,
	Note	2002	2003	2004
		HK$	HK$	HK$
		As restated(1)	As restated(1)
		(Amounts in thousands except per share data)
Revenue from provision of telecommunication and other services, net		1,150,200	1,298,909	1,169,880
Cost of services provided	3	(457,963)	(322,753)	(331,408)

Gross profit		692,237	976,156	838,472

Operating expenses
Salaries and related costs		(196,158)	(220,350)	(226,650)
Sales and marketing expenses		(168,441)	(182,471)	(228,169)
General and administrative expenses		(227,768)	(284,290)	(326,804)
Provision for doubtful accounts receivable		(10,277)	(17,685)	(11,502)

Income from operations		89,593	271,360	45,347
Bank interest income		10,870	3,163	3,753
Interest expense		(3,504)	(601)	(175)
Loss on disposal of a subsidiary	4	—	(2,695)	—
Other income, net		502	4,373	2,668

Income before taxation	5	97,461	275,600	51,593
Income tax charges	6	(15,190)	(17,857)	(2,043)

Income after taxation		82,271	257,743	49,550
Minority interests		8,234	—	—

Net income		90,505	257,743	49,550

Earnings per share
Basic	7	18.3 cents	46.6 cents	8.1 cents

Diluted	7	16.0 cents	41.9 cents	8.1 cents

(1)	In the year ended August 31, 2004, we adopted revised SSAP 12, “Income Taxes” (“SSAP 12 (revised)”), issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) regarding the recognition of deferred tax. The adoption of SSAP 12 (revised) represents a change in accounting policy, which we have applied retrospectively. As a result, financial information provided for all years prior to the year ended August 31, 2004 have been restated to conform to the changed policy.

The accompanying notes are an integral part of these consolidated financial statements.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

			August 31,
	Note(s)		2003	2004
			HK$	HK$
			As restated(1)
			(Amounts in thousands except number of shares and per share amounts)
ASSETS
Current assets
Cash and bank balances	20		402,034	247,517
Pledged bank deposits	16		29,608	26,805
Trade receivables, net	8	(a)	94,080	134,849
Other receivables, deposits and prepayments	8	(b)	34,714	44,029

Total current assets			560,436	453,200
Goodwill	9		3,196	2,131
Fixed assets, net	10		945,952	1,158,875
Other investments	17		23,370	25,604
Long term bank deposit	18		15,580	15,600
Long term receivables	4,28	(a)	—	6,206
Deferred tax assets	12		—	229
Deferred expenditure	13		—	21,563

Total assets			1,548,534	1,683,408

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Trade payables			113,384	122,459
Deposits received			19,908	17,983
Current portion of deferred service income			10,172	35,288
Other payables and accrued charges	11		164,552	188,605
Income taxes payable			22,895	1,173
Short-term bank loan—secured	20,22		18,174	19,170
Current portion of long-term bank loan—secured	14,22		—	13,333

Total current liabilities			349,085	398,011
Long-term liabilities
Deferred taxation	12		20,274	18,891
Long-term portion of deferred service income			—	4,141
Long-term bank loan—secured	14,22		—	86,667

Total liabilities			369,359	507,710
Commitments and contingencies	15
Shareholders’ equity
Ordinary shares, par value $0.1 per share
—2,000,000,000 shares authorized at August 31, 2003 and August 31, 2004
—604,959,787 shares issued and outstanding at August 31, 2003, 610,573,361 shares issued and outstanding at August 31, 2004	19		60,496	61,057
Share premium			615,886	617,986
Retained profits			500,704	495,307
Exchange reserve			1,231	983
Warrant reserve			858	365

Total shareholders’ equity			1,179,175	1,175,698

Total liabilities and shareholders’ equity			1,548,534	1,683,408

(1)	In the year ended August 31, 2004, we adopted SSAP 12 (revised), issued by the HKICPA regarding the recognition of deferred tax. The adoption of SSAP 12 (revised) represents a change in accounting policy, which we have applied retrospectively. As a result, financial information provided for all years prior to the year ended August 31, 2004 have been restated to conform to the changed policy.

The accompanying notes are an integral part of these consolidated financial statements.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

		Ordinary shares			Warrant reserve	Exchange reserve	Retained profits	Total shareholders’ equity
	Note	Number of shares outstanding	Amount outstanding	Share premium
			HK$	HK$	HK$	HK$	HK$ As restated	HK$ As restated
	(Amounts in thousands, except number of shares)
Balance at August 31, 2002		500,863,202	50,086	572,656	9,089	(38)	278,390	910,183
Changes in accounting policy —provision for net deferred tax liabilities		—	—	—	—	—	(5,195)	(5,195)

Balance at August 31, 2002, as restated(1)		500,863,202	50,086	572,656	9,089	(38)	273,195	904,988
2003 interim dividends paid	21	—	—	—	—	—	(30,234)	(30,234)
Shares issued upon exercise of warrants		82,976,585	8,298	33,124	(8,231)	—	—	33,191
Shares issued upon exercise of share options		21,120,000	2,112	10,106	—	—	—	12,218
Net income		—	—	—	—	—	257,743	257,743
Exchange reserve realized upon disposal of a subsidiary		—	—	—	—	1,469	—	1,469
Exchange adjustment on translation of the accounts of overseas subsidiaries		—	—	—	—	(200)	—	(200)

Balance at August 31, 2003		604,959,787	60,496	615,886	858	1,231	500,704	1,179,175

Balance at August 31, 2003		604,959,787	60,496	615,886	858	1,231	505,978	1,184,449
Changes in accounting policy —provision for net deferred tax liabilities		—	—	—	—	—	(5,274)	(5,274)

Balance at August 31, 2003, as restated(1)		604,959,787	60,496	615,886	858	1,231	500,704	1,179,175
2003 final dividends paid	21	—	—	—	—	—	(45,789)	(45,789)
2004 interim dividends paid	21	—	—	—	—	—	(9,158)	(9,158)
Shares issued upon exercise of warrants		4,973,574	497	1,985	(493)	—	—	1,989
Shares issued upon exercise of share options		640,000	64	115	—	—	—	179
Net income		—	—	—	—	—	49,550	49,550
Exchange adjustment on translation of the accounts of overseas subsidiaries		—	—	—	—	(248)	—	(248)

Balance at August 31, 2004		610,573,361	61,057	617,986	365	983	495,307	1,175,698

(1)	In the year ended August 31, 2004, we adopted SSAP 12 (revised), issued by the HKICPA regarding the recognition of deferred tax. The adoption of SSAP 12 (revised) represents a change in accounting policy, which we have applied retrospectively. As a result, financial information provided for all years prior to the year ended August 31, 2004 have been restated to conform to the changed policy.

The accompanying notes are an integral part of these consolidated financial statements.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31,
	2002	2003	2004
	HK$	HK$	HK$
	(Amounts in thousands)
Cash flows from operating activities
Income before taxation	97,461	275,600	51,593
Adjustments to reconcile
Income before taxation to net cash (used in)/provided from operating activities:
Amortization of goodwill	1,065	1,065	1,065
Depreciation of purchased fixed assets	124,563	173,619	195,952
Depreciation of fixed assets held under finance leases	3,727	1,336	—
Amortization of deferred expenditure	—	—	1,828
Interest income	(10,870)	(3,163)	(3,753)
Interest expense	3,279	559	175
Interest element of finance leases	225	42	—
(Gain)/loss on disposal of fixed assets	2,414	427	(34)
Unrealised losses on other investments	—	—	1,696
Loss on disposal of a subsidiary	—	2,695	—
Increase in long term receivable	—	—	(6,206)
Changes in operating assets and liabilities:
(Increase)/decrease in trade receivables, other receivables, deposits and prepayments	(15,211)	6,455	(50,382)
Increase in deferred expenditure	—	—	(23,391)
Increase/(decrease) in trade payables, other payables, accrued charges, deposits received	87,627	(28,678)	30,957
Increase in deferred service income	2,120	5,005	29,257

Net cash inflow generated from operations	296,400	434,962	228,757

Interest paid	(3,279)	(559)	(175)
Interest element of finance leases	(225)	(42)	—
Hong Kong profits tax paid	(4,107)	(18,107)	(24,011)
Overseas tax paid	(345)	(1,754)	(808)

Net cash inflow from operating activities	288,444	414,500	203,763

Investing activities
Acquisition of additional interest in a subsidiary (Note (1) below)	(7,500)	—	—
Decrease in prepayments for fixed assets	54,929	—	—
Decrease in bank deposits	20,000	—	—
Decrease/(increase) in pledged bank deposits	23,000	(24,608)	2,803
Increase in long term bank deposits	—	(15,580)	—
Purchases of fixed assets	(579,066)	(250,209)	(410,046)
Interest received	10,870	3,163	3,753
Purchase of other investments	—	(23,370)	(3,900)
Proceeds from disposal of fixed assets	2,555	1,552	1,146
Disposal of a subsidiary, net of cash disposed (Note (2) below)	—	(582)	—

Net cash outflow from investing activities	(475,212)	(309,634)	(406,244)

Net cash (outflow)/inflow before financing activities	(186,768)	104,866	(202,481)

The accompanying notes are an integral part of these consolidated financial statements.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

	Year ended August 31,
	2002	2003	2004
	HK$	HK$	HK$
	(Amounts in thousands)
Financing activities
Issue of new shares	3,787	45,409	2,168
Issue of warrants	10,815	—	—
Expenses in connection with the issue of warrants	(1,058)	—	—
Bank loan drawn down	—	—	100,000
Repayment of loan to a former minority shareholder	—	(22,500)	—
Repayment of capital element of finance leases	(4,435)	(2,949)	—
Dividend paid	—	(30,234)	(54,947)

Net cash inflow/(outflow) from financing activities	9,109	(10,274)	47,221

(Decrease)/increase in cash and cash equivalents	(177,659)	94,592	(155,260)
Cash and cash equivalents at the beginning of year	467,750	290,403	383,860
Effect of foreign exchange rate changes on cash and cash equivalents	312	(1,135)	(253)

Cash and cash equivalents at the end of year (Note 20)	290,403	383,860	228,347

Note(1):

Acquisition of additional interest in a subsidiary

	Year ended August 31,
	2002	2003	2004
	HK$	HK$	HK$
	(Amounts in thousands)
Minority interests acquired	6,483	—	—
Goodwill in acquisition	1,017	—	—

	7,500	—	—

Satisfied by:
Cash	7,500	—	—

Note(2):

Disposal of a subsidiary

	Year ended August 31,
	2002	2003	2004
	HK$	HK$	HK$
	(Amounts in thousands)
Fixed assets	—	1,354	—
Trade receivable, other receivables, deposits and prepayments	—	1,914	—
Cash and bank balances	—	714	—
Trade payable, other payables, accrued charges and deposits received	—	(805)	—
Income taxes payable	—	(1)	—

Net assets disposed of	—	3,176	—
Exchange reserve transferred to statements of income	—	1,469	—
Net loss on disposal	—	(2,695)	—

Sale proceeds	—	1,950	—
Less: Cash and cash equivalents of the subsidiary disposed	—	(714)	—
Sale proceeds receivable	—	(1,818)	—

Net cash outflow in respect of the disposal of a subsidiary	—	(582)	—

These consolidated statements of cash flows are prepared in accordance with Hong Kong Statement of Standard Accounting Practice (“SSAP”) No. 15 (revised) “Cash Flow Statements” which differs in certain respects from U.S. Statement of Financial Accounting Standard No. 95 (“SFAS 95”) “Statement of Cash Flows”. The principal differences are explained in Note 30(e).

The accompanying notes are an integral part of these consolidated financial statements.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1    Description of business and basis of presentation

City Telecom (H.K.) Limited was incorporated in Hong Kong on May 19, 1992 under the Hong Kong Companies Ordinance. The company and its subsidiaries (collectively referred to as the “Company”) are engaged in the provision of international telecommunications services and fixed telecommunications network services to customers in Hong Kong and Canada.

As of August 31, 2004, the Company had the following principal direct and indirect subsidiaries:

Name	Place and date of establishment/operation	Issued capital	Percentage holding		Nature of business
			Direct	Indirect
963673 Ontario Ltd	Canada November 12, 1991	Common CAD502,000	—	100	Investment holding in Canada

Attitude Holdings Limited	British Virgin Islands November 3, 1997	Ordinary US$1	—	100	Inactive

Automedia Holdings Limited	British Virgin Islands January 23, 2001	Ordinary US$1	100	—	Investment holding in Hong Kong

City Telecom (B.C.) Inc.	Canada February 25, 1992	Common CAD501,000	—	100	Provision of international telecommunications and dial-up internet access services in Canada

City Telecom (Canada) Inc.	Canada October 6, 1997	Common CAD100	—	100	Maintenance of switching equipment and provision of operational services in Canada

City Telecom Inc.	Canada September 19, 1991	Common CAD1,000	—	100	Provision of international telecommunications and dial-up internet access services in Canada

City Telecom International Limited	British Virgin Islands May 8, 1997	Ordinary US$5,294	100	—	Investment holding in Hong Kong

City Telecom (USA) Inc.	USA May 5, 1997	Common US$1	—	100	Inactive

Credibility Holdings Limited	British Virgin Islands December 18, 1998	Ordinary US$1	100	—	Investment holding in Hong Kong

CTI Guangzhou Customer Service Co. Ltd. (translated from the registered name in Chinese)	The People’s Republic of China (“the PRC”) April 29, 2002	Paid in capital of HK$8,000,00	100	—	Provision of administrative support services in the PRC

CTI International Limited	Hong Kong August 23, 1999	Ordinary HK$10,000,000	—	100	Inactive

CTI Marketing Company Limited	Hong Kong August 23, 1999	Ordinary HK$10,000	—	100	Provision of media marketing services in Hong Kong

Golden Trinity Holdings Limited	British Virgin Islands June 11, 1997	Ordinary US$1	100	—	Investment holding in Hong Kong

Hong Kong Broadband Network Limited	Hong Kong August 23, 1999	Ordinary HK$383,049	—	100	Provision of international telecommunications and fixed telecommunications network services in Hong Kong

IDD1600 Company Limited	Hong Kong November 4, 1998	Ordinary HK$2	—	100	Provision of international telecommunications services in Hong Kong

iStore.com Limited	Hong Kong September 17, 1999	Ordinary HK$10,000	—	100	Inactive

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Hong Kong and comply with accounting standards issued by the HKICPA. They have been prepared under the historical cost convention except that, as disclosed in the accounting policies below, other investments are stated at fair value. These principles differ in certain significant respects from generally accepted accounting principles in the United States of America (“U.S. GAAP”), details of which are set out in Note 30.

The consolidated financial statements do not represent the Hong Kong statutory financial statements of the Company as certain reclassifications and changes in presentation have been made to the financial statements in order to conform more closely to presentations customary in filings with the Securities and Exchange Commission of the United States of America (the “SEC”).

All amounts are expressed in Hong Kong Dollars, the Company’s functional currency. Unless indicated otherwise, amounts in Hong Kong Dollars have been rounded to the nearest thousand.

2    Principal accounting policies

The principal accounting policies adopted in the preparation of these financial statements are set out below:

(a) Consolidation

The consolidated financial statements include the financial position of the Company and all its subsidiaries as of August 31, 2003 and 2004, and the results of operations, cash flows and changes in shareholders’ equity for the years ended August 31, 2002, 2003 and 2004. All significant inter-company transactions and balances are eliminated on consolidation.

Subsidiaries are those entities in which the company, directly or indirectly, controls the composition of the board of directors, controls more than half the voting power or holds more than half of the issued share capital.

The results of subsidiaries acquired or disposed of during the year are included in the consolidated statements of income from the effective dates of acquisition or up to the effective dates of disposal, as appropriate. The gain or loss on the disposal of a subsidiary represents the difference between the proceeds of the sale and the Company’s share of its net assets together with any unamortized goodwill or goodwill/ negative goodwill taken to reserves and which was not previously charged or recognized in the consolidated statements of income.

Minority interests represent the interests of outside shareholders in the operating results and net assets of subsidiaries.

(b) Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Company’s share of the identifiable net assets of the acquired subsidiary at the date of acquisition.

Goodwill on acquisitions that occurred prior to September 1, 2001 was written off against reserves.

Goodwill on acquisitions occurring on or after September 1, 2001 is separately shown on the consolidated balance sheets and is amortized using the straight-line method over its estimated useful life. Goodwill arising on major strategic acquisitions of the Company to expand its product or geographical market coverage is amortized over a period of not more than 20 years.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Where an indication of impairment exists, the carrying amount of goodwill, including goodwill previously written off against reserves, is assessed and written down immediately to its recoverable amount and any write down is accounted for in the consolidated statements of income.

(c) Fixed assets

Fixed assets are stated at cost less accumulated depreciation and accumulated impairment losses.

Leasehold land is depreciated over the period of the lease while other tangible fixed assets are depreciated at rates sufficient to write off their costs less accumulated impairment losses over their estimated useful lives on a straight-line basis. The principal annual rates are as follows:

%
Leasehold land	2
Leasehold buildings	2
Furniture, fixtures and fittings	25
Telecommunications, computer and office equipment.	7 – 25
Auto-diallers	25
Motor vehicles	25

Depreciation of leasehold improvements is calculated to write off their cost less accumulated impairment losses over the unexpired periods of the leases or their expected useful lives to the Company whichever is shorter.

Major costs incurred in restoring fixed assets to their normal working condition are charged to the consolidated statements of income. Improvements are capitalized and depreciated over their expected useful lives to the Company.

At each balance sheet date, both internal and external sources of information are considered to assess whether there is any indication that fixed and other long lived assets are impaired. If any such indication exists, the recoverable amount of the asset is estimated and where relevant, an impairment loss is recognized to reduce the assets to its recoverable amount. Such impairment losses are recognized in the consolidated statements of income. No such impairment losses were required in the three years ended August 31, 2004.

The gain or loss on disposal of a fixed asset is the difference between the net sale proceeds and the carrying amount of the relevant asset, and is recognized in the consolidated statements of income.

(d) Assets held under leases

(i) Finance leases

Leases that substantially transfer to the Company all the risks and rewards of ownership of assets are accounted for as finance leases. Finance leases are capitalized at the inception of the leases at the lower of fair value of the leased assets or the present value of the minimum lease payments. Each lease payment is allocated between capital and finance charges so as to achieve a constant rate on the capital balances outstanding. The corresponding rental obligations, net of finance charges, are included in long-term liabilities. The finance charges are charged to the consolidated statements of income over the lease periods.

Assets held under finance leases are depreciated over the shorter of lease periods or their estimated useful lives.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(ii) Operating leases

Leases where substantially all the risk and rewards of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases net of any incentives received from the leasing company are charged to the consolidated statements of income on a straight-line basis over the lease periods.

(e) Other investments

Other investments are carried at fair value. At each balance sheet date, the net unrealized gains or losses arising from the changes in fair value of other investments are recognized in the consolidated statements of income. Profits or losses on disposal of other investments, representing the difference between the net sales proceeds and the carrying amounts, are recognized in the consolidated statements of income as they arise.

(f) Deferred expenditure

Customer acquisition costs incurred to obtain long term service agreements with customers are deferred and amortised on a straight line basis over the period of the underlying service subscription agreements executed with the customers. All other related advertising and marketing costs are charged to the consolidated statements of income as incurred.

(g) Accounts receivable

Provision is made against accounts receivable to the extent they are considered to be doubtful. Accounts receivable in the consolidated balance sheets are stated net of such provision.

(h) Deferred taxation

Deferred taxation is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the accounts. Taxation rates enacted or substantively enacted by the balance sheet date are used to determine deferred taxation.

Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred taxation is provided on temporary differences arising on investments in subsidiaries except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

In prior years, deferred taxation was accounted for at the current taxation rate in respect of timing differences between profit as computed for taxation purposes and profit as stated in the accounts to the extent that a liability or an asset was expected to be payable or recoverable in the foreseeable future. The adoption of the SSAP 12 (revised), represents a change in accounting policy, which has been applied retrospectively so that the comparatives presented have been restated to conform to the changed policy.

As detailed in the Consolidated Statement of Changes in Shareholders’ Equity, opening retained profits at September 1, 2002 and 2003 have been reduced by HK$5,195,000 and HK$5,274,000, respectively, which represents the unprovided net deferred tax liabilities as at the two dates, as a result of the change in accounting policy. In addition, the profit for the year ended August 31, 2003 and 2002 have been reduced by HK$79,000 and HK$624,000, respectively.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(i) Translation of foreign currencies

Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the balance sheet date are translated at the rates of exchange ruling at the balance sheet date. Exchange differences arising in these cases are dealt with in the consolidated statements of income.

The balance sheets of subsidiaries expressed in foreign currencies are translated at the rates of exchange ruling at the balance sheet date whilst the statements of income are translated at an average rate for the year. Exchange differences are dealt with as a movement in reserves.

(j) Cash and cash equivalents

Cash equivalents are stated at cost, which approximates fair value because of the short-term maturity of these instruments. For the purposes of the consolidated statements of cash flows, cash and cash equivalents are short-term highly liquid investments, which are readily convertible into cash and have original maturity of three months or less at the date of acquisition, and short-term loans and overdrafts repayable within three months.

(k) Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Company expects a provision to be reimbursed, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

(l) Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the consolidated financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the consolidated financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

(m) Revenue recognition

Revenue for the provision of international telecommunications and fixed telecommunications network services is recognized, net of discounts, when the services are rendered.

Revenue received in advance for the provision of international telecommunications services using calling cards is deferred and included under deferred services income, which is amortized based on the estimated actual usage by customers.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue received in advance for provision of fixed telecommunications network services is deferred and included under deferred services income, which is amortized on a straight line basis over the agreed period of time in accordance with the terms of the subscriber agreement.

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

(n) Employee benefits

(i) Employee leave entitlements

Employee entitlements to annual leave and long service leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave and long-service leave as a result of services rendered by employees up to the balance sheet date.

Employee entitlements to sick leave and maternity or paternity leave are not recognized until the time of leave.

(ii) Profit sharing and bonus plans

Provisions for profit sharing and bonus plans due wholly within twelve months after balance sheet date are recognized when the Company has a present legal or constructive obligation as a result of services rendered by employees and a reliable estimate of the obligation can be made.

(iii) Retirement benefit costs

The Company contributes to defined contribution retirement schemes which are available to all employees. Contributions to the schemes by the Company and employees are calculated as a percentage of employees’ basic salaries. The retirement benefit scheme cost charged to the consolidated statements of income represents contributions payable by the Company to the fund. The Company’s contributions are reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contributions.

The assets of the scheme are held separately from those of the Company in an independently administered fund.

(o) Research and development costs

Research and development costs of new services and enhancements to existing services are charged to the consolidated statements of income as incurred.

Total research and development expenses incurred for the years ended August 31, 2002, 2003 and 2004 amounted to HK$2,166,000, HK$2,622,000 and HK$5,962,000, respectively.

(p) Borrowing costs

Borrowing costs that are directly attributable to the acquisition, construction or production of an asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalized as part of the cost of that asset. All other borrowing costs are charged to the consolidated statements of income in the year in which they are incurred.

Total borrowing costs capitalized for the year ended August 31, 2004 was HK$3,053,000 (2003: Nil and 2002: Nil).

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(q) Segment reporting

In accordance with the Company’s internal financial reporting, the Company has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

Segment assets consist primarily of goodwill, fixed assets, receivables and operating cash. Segment liabilities comprise operating liabilities and exclude items such as taxation and certain corporate borrowings. Capital expenditure comprises additions to fixed assets.

In respect of geographical segment reporting, sales are reported based on the country in which the customer is located. Total assets and capital expenditure are reported based on where the assets are located.

(r) Barter transactions

When goods or services are exchanged or swapped for goods or services which are of a similar nature and value, the exchange is not regarded as a transaction which generates revenue. When goods are sold or services are rendered in exchange for dissimilar goods or services, the exchange is regarded as a transaction which generates revenue. The revenue is measured at the fair value of the goods or services received, adjusted by the amount of any cash or cash equivalents transferred. When the fair value of the goods or services received cannot be measured reliably, the revenue is measured at the fair value of the goods or services given up, adjusted by the amount of any cash or cash equivalents transferred.

(s) Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates. Please also refer to critical accounting estimate in Note 3 below.

3    Cost of services provided

The Company estimates the Universal Services Contributions (“USC”) payable to PCCW-HKT Telephone Limited (“PCCW-HKT”) to fund the costs of network development in remote areas in Hong Kong (the “Development”) and includes such estimated costs as part of the cost of its services. The Telecommunications Authority periodically reviews the actual costs of such developments and revises the amounts owed to, or to be refunded by, PCCW-HKT to the USC contributing parties.

Management of the Company makes their best estimates for charges of the USC payable to PCCW-HKT. Such estimated costs are included as part of the Company’s costs of rendering its services. The estimate is made based on the provisional rates announced by the Telecommunications Authority and effective up to the date of the release of the financial statements of the Company. The Telecommunications Authority periodically reviews the actual costs incurred by PCCW-HKT in the Development and revises the amounts owed to, or to be refunded by, PCCW-HKT to the respective USC contributing parties, including the Company (“the Rate Revisions”). Accordingly, the estimate made by the Company’s management is subject to changes based on the Rate Revisions identified during a financial year and up to the date prior to the release of the financial statements of the Company. The Company adjusts such differences as an addition or reduction of the corresponding costs of services in that particular reporting period.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Any sum received in advance from PCCW-HKT as an estimated refund of the USC on a provisional basis, which is subject to the final confirmation and determination of OFTA, is recorded in other payables and accrued charges in the Company’s balance sheet.

On November 30, 2002, the Telecommunications Authority issued a statement (the “November 2002 Statement”) that confirmed the actual USC payable by USC contributing parties for the calendar year 2000. As a result of the release of the November 2002 Statement, in February 2003, the Company received a refund of USC paid for the period from January 1, 2000 to December 31, 2000 of HK$40,585,606 and the amount was set off against the cost of services of the Company for the year ended August 31, 2003.

On March 8, 2003, the Company received in advance a sum of HK$56,488,570 from PCCW-HKT as a provisional refund of the USC paid for the period from January 1, 2001 to June 30, 2002 (“the Provisional Refund”). On October 20, 2003, OFTA issued another statement on the USC and confirmed the contribution level for calendar year 2001. Accordingly, HK$40,276,440 out of the Provisional Refund and an additional refund of approximately HK$3,000,000 payable by PCCW-HKT to the Company for the calendar year 2001 were set off against the costs of services of the Company. In aggregate, the Company had set off against the costs of services of HK$84,119,117 in respect of USC refund for the year ended August 31, 2003. The remaining HK$16,212,130 of the Provisional Refund received by the Company, being the provisional refund of the USC for the period from January 1, 2002 to June 30, 2002 which was subject to confirmation of the Telecommunications Authority (“2002 Provisional Refund”) was included in other payables and accrued charges in the Company’s balance sheets as at August 31, 2003.

On November 19, 2004, the Telecommunications Authority issued a statement on the USC that confirmed the actual contribution level for calendar year 2002. The 2002 Provisional Refund was confirmed. Additional refund payable by PCCW-HKT to the Company and related adjustments required to be made to the USC for calendar year 2002 were also determined. In aggregate, an amount of HK$31,688,696 was recorded as an off-set against the costs of services of the Company for the year ended August 31, 2004.

4    Loss on disposal of a subsidiary

During the year ended August 31, 2003, the Company’s operation in Japan was discontinued following the disposal of its subsidiary operating in Japan to a company wholly-owned by a relative of a director of the subsidiary (the “Purchaser”). The subsidiary was sold for a consideration of JPY30,000,000 (equivalent to HK$1,950,000) which is to be satisfied by the Purchaser in thirty monthly installments commencing July 15, 2003. The disposal resulted in a loss of HK$2,695,000 which was recognized in the consolidated statements of income.

As at August 31, 2004, a receivable balance of HK$1,136,000 was due from the Purchaser, of which HK$780,000 included in other receivables, deposits and prepayments is expected to be received within one year. The remaining HK$356,000 is included in long term receivables and is expected to be received after one year.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5    Income before taxation

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Income before taxation is stated after charging:
Amortization of goodwill	1,065	1,065	1,065
Amortization of deferred expenditure	—	—	1,828
Depreciation of purchased fixed assets	124,563	173,619	195,952
Depreciation of fixed assets held under finance leases	3,727	1,336	—
Operating lease charges in respect of:
— Land and buildings	11,486	6,481	8,084
— Computer equipment	5,141	100	31
Research and development costs	2,166	2,622	5,962
Retirement benefit costs—defined contribution plans (Note 24)	11,335	15,843	26,287
Interest expense comprises:
Interest element of finance leases	225	42	—
Interest on bank overdrafts	235	210	3,228
Interest paid to third parties	2,198	349	—
Interest paid to a minority shareholder	846	—	—
Less: amount capitalised as fixed assets Interest capitalised	—	—	(2,553)
Other incidental borrowing cost	—	—	(500)

Total borrowing cost capitalised	—	—	(3,053)

Total interest expenses	3,504	601	175

Other income comprises: —
Exchange gains (loss), net	(508)	1,291	131
Others	1,010	3,082	2,537

	502	4,373	2,668

6    Income tax charges

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Hong Kong	95,396	272,016	53,200
Overseas	2,065	3,584	(1,607)

Income before taxation	97,461	275,600	51,593

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income tax charges consist of the following:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
	As restated	As restated
Hong Kong income tax
current (note (a))	(18,000)	(15,300)	(1,537)
(under)/overprovision in prior years	10,665	—	(1,221)
deferred (Note 12)	(10,139)	(79)	1,311
Overseas taxation
current (note (b))	(116)	(2,478)	(596)
overprovisions in prior years	2,400	—	—

	(15,190)	(17,857)	(2,043)

(a)	The Company is subject to tax on an entity basis on income arising in or derived from Hong Kong. The rate of taxation of the Company operating in Hong Kong for the year ended August 31, 2002 was 16% and for the years ended August 31, 2003 and 2004 was 17.5%. In 2003, the Hong Kong government enacted a change in the profits tax rate from 16% to 17.5% for the year ended August 31, 2003 and 2004, respectively.
(b)	Taxation on overseas profits has been calculated on the estimated assessable profit for the year at the rates of taxation prevailing in the countries in which the Company operates.

The income taxes attributable to income for the years ended August 31, 2002, 2003 and 2004 differs from the amount of income taxes determined by applying the applicable income tax rate prevailing in the countries in which the Company operates to pre-tax income as a result of the following differences:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000
	As restated	As restated	HK$’000
Income tax charge calculated at the prevailing taxation rate of respective countries	15,847	48,520	9,696
Effect of expenses not deductible for income taxes	12,988	5,584	730
Effect of income not subject to income taxes	(4,445)	(5,151)	(825)
Under/(over)provision for Hong Kong income tax in prior years	(10,665)	—	1,221
Overprovision for overseas income tax in prior years	(2,400)	—	—
Recognition of deferred tax assets on prior year’s tax losses, net of other temporary difference	(3,588)	(36,505)	(9,066)
Effect of tax loss not recognized	8,150	208	27
Increase in opening net deferred tax liabilities resulting from an increase in tax rate	—	1,893	—
Others	(697)	3,308	260

Income tax charges	15,190	17,857	2,043

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7    Earnings per share

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
	As restated	As restated
Net income	90,505	257,743	49,550

	No. of shares in thousand	No. of shares in thousand	No. of shares in thousand
Weighted average number of shares in issue	495,181	552,600	610,095
Incremental shares from assumed exercise of share options	11,219	7,112	604
Incremental shares from assumed exercise of warrants	59,489	55,390	3,666

Diluted weighted average number of shares	565,889	615,102	614,365

Basic earnings per share	HK$18.3 cents	HK$46.6 cents	HK$8.1 cents
Diluted earnings per share	HK$16.0 cents	HK$41.9 cents	HK$8.1 cents

Earnings per share are calculated based on the weighted average number of issued ordinary shares and, as appropriate, diluted ordinary shares equivalent outstanding for each of the relevant years and the related income amount. The number of incremental shares from assumed exercise of share options and warrants has been determined using the treasury stock method.

8    Receivables

(a) Trade receivables, net

	August 31,
	2003	2004
	HK$’000	HK$’000
Trade receivables	116,996	157,808
Less: provision for doubtful debts	(22,916)	(22,959)

	94,080	134,849

Changes in the provision for doubtful debts consist of:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Balance at beginning of the year	14,362	17,139	22,916
Additions charged to expense	10,277	17,685	11,502
Write-off	(7,500)	(11,908)	(11,459)

Balance at the end of the year	17,139	22,916	22,959

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(b) Other receivables, deposits and prepayments

	August 31,
	2003	2004
	HK$’000	HK$’000
Deposits for purchase of fixed assets	8,051	7,090
Deposits for lease of land and building	4,121	2,995
Network connection charges receivables	11,982	—
Prepayments	6,475	17,943
Receivables from disposal of a subsidiary (Note 4)	1,818	780
USC refund receivable	—	9,848
Others	2,267	5,373

	34,714	44,029

9    Goodwill

	August 31,
	2003	2004
	HK$’000	HK$’000
Cost
At the beginning of the year	5,326	5,326
Accumulated amortization
At the beginning of the year	1,065	2,130
Charge for the year	1,065	1,065

At the end of the year	2,130	3,195

Net book value
At the end of the year	3,196	2,131

Goodwill was recognized for the amount of the excess of the purchase price paid over the net book value (which approximates fair value) of the assets acquired, and is amortized on a straight-line basis over five year.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10    Fixed assets, net

	Leasehold land and buildings	Leasehold improvements	Furniture, Fixtures and Fittings	Telecommunications, computers and office equipment	Auto- diallers	Motor vehicles	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Cost
At September 1, 2002	58,182	53,874	9,858	1,045,147	17,268	7,860	1,192,189
Exchange adjustments	—	181	89	2,115	—	—	2,385
Additions	3,417	4,174	1,957	239,629	—	1,032	250,209
Disposals	—	(2,038)	—	(5,324)	—	—	(7,362)
Disposal of a Subsidiary	—	—	(984)	(2,904)	(301)	—	(4,189)

At August 31, 2003	61,599	56,191	10,920	1,278,663	16,967	8,892	1,433,232

At September 1, 2003	61,599	56,191	10,920	1,278,663	16,967	8,892	1,433,232
Exchange adjustments	—	(76)	(21)	915	—	—	818
Additions	22,109	15,344	2,339	369,583	—	671	410,046
Disposals	—	(6,760)	—	(5,329)	—	(1,790)	(13,879)

At August 31, 2004	83,708	64,699	13,238	1,643,832	16,967	7,773	1,830,217

Accumulated depreciation
At September 1, 2002	2,308	16,687	6,308	273,646	15,436	4,708	319,093
Exchange adjustments	—	82	36	1,332	—	—	1,450
Charge for the year	1,186	6,332	1,572	163,443	1,140	1,282	174,955
Disposals	—	(1,830)	—	(3,553)	—	—	(5,383)
Disposal of a subsidiary	—	—	(409)	(2,279)	(147)	—	(2,835)

At August 31, 2003	3,494	21,271	7,507	432,589	16,429	5,990	487,280

At September 1, 2003	3,494	21,271	7,507	432,589	16,429	5,990	487,280
Exchange adjustments	—	22	15	840	—	—	877
Charge for the year	1,530	7,067	1,530	184,018	371	1,436	195,952
Disposals	—	(6,757)	—	(4,220)	—	(1,790)	(12,767)

At August 31, 2004	5,024	21,603	9,052	613,227	16,800	5,636	671,342

Net book value
At August 31, 2003	58,105	34,920	3,413	846,074	538	2,902	945,952

At August 31, 2004	78,684	43,096	4,186	1,030,605	167	2,137	1,158,875

(a) The interests in leasehold land and buildings situated in Hong Kong at their net book values are analyzed as follows:

	August 31,
	2003	2004
	HK$’000	HK$’000
Leases of between 10 to 50 years	58,105	78,684

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(b) Certain telecommunications, computer equipment and office equipment are held under finance leases. The total cost of these assets and the related accumulated depreciation as of the end of each of the relevant years are as follows:

	August 31,
	2003	2004
	HK$’000	HK$’000
Cost	23,581	—
Accumulated depreciation	(23,581)	—

	—	—

11    Other payables and accrued charges

	August 31,
	2003	2004
	HK$’000	HK$’000
Accrual for staff salaries and bonus	42,795	26,557
Accrual for premium costs	—	23,309
Accrual for vetting charges	2,775	1,204
Accrual for porting charges	2,001	5,378
Accrual for international call forwarding service charges	1,452	2,501
Payable for additions of fixed assets	76,341	92,383
Payable for advertising and promotional expenses	5,645	14,676
Payable for USC	2,817	905
Provisional refund of USC (Note 3)	16,212	—
Others	14,514	21,692

	164,552	188,605

12    Deferred taxation

Deferred taxation is calculated in full on temporary differences under the liability method using the taxation rates prevailing in respective countries in which the Company operates.

The movement on the deferred tax liabilities account is as follows:

	August 31,
	2003	2004
	HK$’000	HK$’000
	As restated
At September 1	20,195	20,274
Exchange differences	—	(301)
Deferred taxation (credited)/charged to statements of income
—relating to the origination and reversal of temporary differences	(1,814)	(1,311)
—resulting from an increase in tax rate	1,893	—

At August 31	20,274	18,662

Prior to 2003, the Company recognized deferred taxation arising from timing differences attributable to accelerated depreciation at profits tax rate in force in the year in which the temporary differences arose. SSAP 12

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(revised) requires the provision of deferred taxation on temporary differences between the tax bases of assets and liabilities and their carrying amounts in the accounts using the profits tax rate enacted, or substantially enacted, at the balance sheet date. On adoption of SSAP 12 (revised) retrospectively, opening retained profits at September 1, 2002 and 2003 have been reduced by HK$5,195,000 and HK$5,274,000, respectively, which represents the unprovided net deferred tax liabilities as at the two dates, as a result of the change in accounting policy. In addition, the profit for the year ended August 31, 2003 and 2002 have been reduced by HK$79,000 and HK$624,000, respectively.

As of August 31, 2004, the Company had accumulated tax losses amounting to HK$735,059,000 (2003: HK$598,583,000) may be carried forward and applied to reduce future taxable income which is carried in or derived from Hong Kong, Canada and the United States. The tax effect on the accumulated tax losses amounted to HK$129,222,000 (2003: HK$105,822,000).

Deferred income tax assets are recognized for tax loss carry forwards to the extent that the related tax benefit through the utilization of tax losses against the future taxable profits is probable. The Company has unrecognized tax losses of HK$40,573,000 at August 31, 2004 (2003: HK$80,577,000) to carry forward against future taxable income, these tax losses will expire in the following periods:

	August 31,
	2003	2004
	HK$’000	HK$’000
	As restated
After 5 years	—	133
From 2 to 5 years	4,600	2,597
No expiry date	75,977	37,843

	80,577	40,573

The movement in deferred tax assets and liabilities (prior to offsetting of balances within the same taxation jurisdiction) during the year is as follows:

	Accelerated depreciation allowances		Others		Total
Deferred tax liabilities	2003	2004	2003	2004	2003	2004
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
	As restated				As restated
At September 1,	84,978	110,925	—	—	84,978	110,925
Charged to statements of income	25,947	29,590	—	49	25,947	29,639
Exchange differences	—	(313)	—	—	—	(313)

At August 31,	110,925	140,202	—	49	110,925	140,251

	Tax Losses
Deferred tax assets	2003	2004
	HK$’000	HK$’000
	As restated
At September 1,	(64,783)	(90,651)
Credited to statements of income	(25,868)	(30,950)
Exchange differences	—	12

Balance at August 31,	(90,651)	(121,589)

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority. The following amounts, determined after appropriate offsetting, are shown in the consolidated balance sheet:

	August 31,
	2003	2004
	HK$’000	HK$’000
	As restated
Deferred tax assets	—	(229)
Deferred tax liabilities	20,274	18,891

	20,274	18,662

13    Deferred expenditure

	August 31,
	2003	2004
	HK$’000	HK$’000
Additions during the year	—	23,391
Less: Amortisation charge for the year (Note 5)	—	(1,828)

Balance at August 31,	—	21,563

Deferred expenditure represents costs incurred in acquiring subscribers of the fixed line phone services, which is treated as customer acquisition costs and are amortised over the expected subscription period of the services.

14    Long-term bank loan—secured

At August 31, 2004, the Company’s bank loan was repayable as follows:

	August 31,
	2003	2004
	HK$’000	HK$’000
Within one year	—	13,333
In the second year	—	20,000
In the third to fifth year	—	60,000
After the fifth year	—	6,667

	—	100,000
Less: current portion of long-term bank loan	—	(13,333)

	—	86,667

Please refer to Note 16(b) for details of the loan facility associated with this outstanding bank loan balance and securities given by the Company for it. In connection with the draw-down of this bank loan, the Company entered into an interest rate swap agreement with the bank, under which, the Company makes a monthly interest payment at a fixed rate of 2.675% per annum on a notional amount of HK$100 million, and receives monthly interest payments calculated at Hong Kong Interbank borrowing rate (“HIBOR”) during a period from March 2004 to December 2009.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15    Commitments and contingencies

(a) Capital commitments

	August 31,
	2003	2004
	HK$’000	HK$’000
Purchases of telecommunications, computer and office Equipment contracted but not provided for	122,540	213,310

(b) Commitments under operating leases

As of August 31, 2003 and 2004, the Company had future aggregate minimum lease payments under non-cancelable operating leases as follows:

	August 31,
	2003	2004
	HK$’000	HK$’000
Leases in respect of land and buildings which are payable:
within one year	10,229	10,419
in the second year	3,240	4,369
in the third year	28	2,688
in the forth year	—	446
in the fifth year	—	462

	13,497	18,384

Leases in respect of telecommunications facilities and computer equipment which are payable:
within one year	22,996	36,479
in the second year	8,324	5,697
in the third year	22	823
in the fourth year	22	800
in the fifth year	—	800
within sixth year to twelve years	—	7,800

	31,364	52,399

	44,861	70,783

(c) Program fee commitments

The Company entered into agreements with program content providers for granting the program rights to deliver certain program contents in the Company’s IP-TV services. Minimum amounts of program fees are committed to be paid by the Company which are analysed as follows:

	August 31,
	2003	2004
	HK$’000	HK$’000
Program fee in respect of program rights which are payable:
within one year	—	15,542
in the second year	—	12,873
in the third year	—	5,996

	—	34,411

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(d) Contingent liabilities

	August 31,
	2003	2004
	HK$’000	HK$’000
Bank guarantees provided to suppliers (Note 16(a)(i))	7,812	6,295
Bank guarantee in lieu of payment of utility deposits (Note 16(a)(ii))	3,622	3,622

	11,434	9,917

(e) Pending litigation

(i) In July 1998, Cable & Wireless HKT, a Hong Kong company, commenced proceedings against the Company and served a statement of claim which alleged that the Company has breached the terms of a contract it had with Cable & Wireless HKT and committed an economic tort. The Company denied these allegations in a comprehensive defence which included a counterclaim lodged against the plaintiffs seeking damages for anti-competitive practices conducted by Cable & Wireless HKT in Hong Kong. Neither the claim by Cable & Wireless HKT nor the counterclaim by the Company has been quantified. The directors believe that the allegations against the Company are without merit and intend to defend the litigation vigorously. The case is currently in its discovery phase and no provision against the claims has been made in the consolidated financial statements as the directors do not consider provision is necessary.

(ii) In January 1999, Jade Com Development Limited (“Jade Com”) commenced proceedings against the Company and two directors of the Company, alleging them of repudiation of an international carrier service agreement executed between Jade Com and Attitude Holdings Limited, a wholly-owned subsidiary of the Company. Jade Com claimed damages for breach of contract and misrepresentation and alleged that the Company has a remaining commitment of approximately US$3.6 million under the agreement. The Company filed a defense in May 1999 on the basis that Jade Com had breached a condition of the agreement that they obtain the necessary legal approvals and licenses necessary for the provision of their services. In February 2001, the parties consented to adjourn the case indefinitely with liberty to restore. No provision has been made in the consolidated financial statements with respect to the litigation.

16    Pledge of assets

(a) As at August 31, 2004, the Company had:

(i) bank deposits of US$800,000 (equivalent to HK$6,240,000) (2003: HK$Nil) and HK$1,395,000 (2003: HK$11,434,000); and

(ii) a charge over an investment with market value as at August 31, 2004 of US$468,000 (equivalent to HK$3,650,000) (Note 17) (2003: HK$Nil).

as security for:

(i) bank guarantees of HK$6,295,000 (2003: HK$7,812,000) issued by the banks to third party suppliers of the Company for payment of certain products and services procured by the Company from these third party suppliers; and

(ii) bank guarantees of HK$3,622,000 (2003: HK$3,622,000) issued by a bank to certain utility vendors in lieu of payment of utility deposits.

As at August 31, 2004, the Company had pledged bank deposits of HK$7,635,000 (2003: HK$11,434,000).

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(b) On October 9, 2002, the Company entered into a HK$200,000,000 long-term loan facility with The Hong Kong and Shanghai Banking Corporation Limited (“HSBC”) to provide funding for further development of the fixed telecommunications network of Hong Kong Broadband Network Limited (“HKBN”), a wholly-owned subsidiary of the Company. According to the agreement, all amounts under the facility should be drawn by December 31, 2004. The principal balance drawn down is to be repaid in 60 equal monthly installments beginning in January 2005. As at August 31, 2004, the amount drawn down and outstanding was HK$100,000,000 (see note 14).

On July 27, 2004, the Company entered into an additional HK$200,000,000 long term loan facility with HSBC to provide funding for the same purpose. All amounts under the facility should be drawn by December 31, 2006. The principal balance drawn down is to be repaid in 60 equal monthly installments beginning in January 2007. As at August 31, 2004, the Company has not drawn any amount under this facility.

The Company is required to comply with certain covenants under the grant of both facilities. Both facilities are secured by a fixed and floating charge over all assets of HKBN.

(c) As at August 31, 2004, the short-term bank loan was secured by a bank deposit of HK$19,170,000 (2003: HK$18,174,000).

17    Other investments

	August 31,
	2003	2004
	HK$’000	HK$’000
Debt securities, at fair value
Unlisted outside Hong Kong secured (Note 16(a)(ii)	—	3,650
unsecured	23,370	21,954

	23,370	25,604

18    Long term bank deposit

The balance is a ten-year US$2,000,000 (2003: US$2,000,000) (equivalent to HK$15,600,000) deposit placed with a bank in which the Company receives a floating rate deposit interest while the principal amount is fully protected. An interest rate of 10% per annum has been guaranteed for the first year of placement in 2003. The deposit will be terminated once the cumulative interest reaches the predetermined accrued interest cap at 13% of principal amount or an aggregate sum of US$260,000 (equivalent to HK$2,028,000), or otherwise, will reach maturity on August 22, 2013 when interest will be paid out at the guaranteed accrued interest rate of 13% or the aggregate interest amount of US$260,000 (equivalent to HK$2,028,000).

19    Share capital

	Authorised Ordinary shares of HK$0.10 each
	No. of shares	HK$’000
At August 31, 2003 and August 31, 2004	2,000,000,000	200,000

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Issued and fully paid (Ordinary shares of HK$0.10 each)
	August 31, 2003		August 31, 2004
	No. of shares	HK$’000	No. of shares	HK$’000
At the beginning of the year	500,863,202	50,086	604,959,787	60,496
Exercise of share options (note (a) and (b))	21,120,000	2,112	640,000	64
Exercise of warrants (Note (d))	82,976,585	8,298	4,973,574	497

At the end of the year	604,959,787	60,496	610,573,361	61,057

(a)	During the year ended August 31, 2003, 100,000 shares were issued at a price of HK$0.26 per share and 21,020,000 shares were issued at a price of HK$0.58 per share to the share option holders who exercised their subscription rights. These shares rank pari passu with the then existing shares in issue.
(b)	During the year ended August 31, 2004, 600,000 shares were issued at a price of HK$0.26 per share and 40,000 shares were issued at a price of HK$0.58 per share, respectively to share option holders who had exercised their subscription rights. These shares so issued rank pari passu with the then existing shares in issue.
(c)	Details of the share option scheme of the Company, the share options granted by the Company during the relevant years and the options outstanding at August 31, 2003 and 2004 are set out in Note 25.
(d)	The Company effected a warrant issue at a price of HK$0.11 per warrant to certain qualifying shareholders (shareholders domiciled in Hong Kong) for cash during the year ended August 31, 2002. The issue price per warrant of HK$0.11 and the initial subscription price of HK$0.40 per share were determined after negotiation between the Company and Top Group as underwriter. Top Group is a significant shareholder whose directors are the chairman and managing director of the Company. The Company believes that the terms of the warrant issue were no less favourable than terms available from third parties. One warrant was offered for every five existing shares held on the date of record. The warrants entitle the holders to subscribe for ordinary shares of the Company (on one to one basis) at a price of HK$0.40 per share (subject to adjustment) totalling, HK$39,325,920 in cash, at any time on or before November 1, 2004. If the warrants are fully exercised, the Company will be required to issue 98,314,800 additional shares. During the year ended August 31, 2004, 4,973,574 (2003: 82,976,585) warrants were exercised for an equivalent number of shares and 3,635,439 (2003: 8,609,013) warrants were outstanding at year end. The shares issued rank pari passu with the then existing shares in issue.

20    Cash and cash equivalents

	August 31,
	2003	2004
	HK$’000	HK$’000
Cash and bank balances	88,119	107,517
Bank deposits	313,915	140,000
Short-term bank loan—secured	(18,174)	(19,170)

	383,860	228,347

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

21    Dividends

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Interim, declared and paid, of HK$0.015 (2003: HK$0.05, 2002: Nil) per ordinary share	—	30,234	9,158
Final, dividend paid, of HK$Nil (2003: HK$0.075, 2002: Nil) per ordinary share	—	—	45,789

	—	30,234	54,947

22    Banking facilities

The Company’s banking facilities as of each balance sheet date, denominated in Hong Kong dollars and Japanese Yen, can be analysed as follows:

	Amount available August 31,		Amount utilized August 31,		Terms as of August 31, 2004
	2003	2004	2003	2004	Interest rate	Repayment terms
	HK$’000	HK$’000	HK$’000	HK$’000
Bank overdrafts/bank loans	232,000	432,000	18,174	119,170	Cost of Funds + 0.8% or HIBOR + 1.5% ~ 1.25% or commercial best lending rate	Repayable on demand or by 60 monthly installment from January 1, 2005 or 2007

The cost of funds and HIBOR rate were 0.05% and 0.44% respectively, as of August 31, 2004. The cost of funds is determined by the individual banks and is subject to revision from time to time.

The utilized banking facilities as of August 31, 2003 and 2004 were denominated in Hong Kong Dollar and Japanese Yen. The currency denomination of the utilized banking facilities for the borrowings was as follows:

	2003	2004
	HK$’000	HK$’000
Hong Kong Dollars—secured	—	100,000
Japanese Yen—secured	18,174	19,170

Total	18,174	119,170

The weighted average interest rates of short-term borrowings of the Company were 0.85% as of August 31, 2003 and 2004, respectively.

The Company has entered into an interest rate swap arrangement for the HK$100,000,000 long-term loan with a bank. Under the arrangement, the Company will pay a fixed rate interest of 2.675% per annum on the notional amount of HK$100,000,000 on a monthly basis commencing from March 2004 to December 2009, and receiving a floating interest at HIBOR rate. The purpose of this arrangement is to hedge the interest payments on the loan drawn down as describe in Note 14 to a fixed rate of 4.175%.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

23    Related party transactions

Significant related party transactions, which were carried out in the normal course of the Company’s business are as follows:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Calling charges payable to KDDI Corporation (Note (a))	13,161	—	—
Interest expenses payable to KDDI Corporation (Note (b))	846	—	—
Disposal of a subsidiary (Note 4)	—	1,950	—

(a)	The calling charges were payable to KDDI Corporation, a former minority shareholder of a subsidiary of the Company, pursuant to the service agreements entered into between the Company and KDDI Corporation in 1999. The transactions were conducted in accordance with the terms of the service agreements and the Company believes that the terms are no less favourable than terms available from third parties. For the year ended August 31, 2002, the above amount represents the calling charges payable to KDDI Corporation for the period from September 1, 2001 to March 13, 2002. KDDI Corporation ceased to have any interest in the subsidiary on March 13, 2002.
(b)	These represent interest payable on the interest-bearing loan from KDDI Corporation. For the year ended August 31, 2002, the above amount represents the interest payable for the period from September 1, 2001 to March 13, 2002.

24    Provident fund arrangements

The Company contributes to a defined contribution retirement scheme, an Occupational Retirement Scheme (“the ORSO Scheme”), which is available to some of its employees. Under the ORSO Scheme, the employees are required to contribute 5% of their monthly salaries, while the Company’s contributions are calculated at 10% and 5% of the monthly salaries of senior management staff and all other staff, respectively. The employees are entitled to 100% of the employer’s contributions after 10 years of completed service, or at a reduced scale after completion of 3 to 9 years of service. Contributions to the ORSO Scheme are reduced by contributions forfeited by those employees who leave the ORSO Scheme prior to vesting fully in the Company’s contributions.

A mandatory provident fund scheme (“the MPF Scheme”) has been established under the Hong Kong Mandatory Provident Fund Scheme Ordinance in December 2000, the then existing employees of the Company in Hong Kong could elect to join the MPF Scheme, while all new employees joining the Company in Hong Kong from then onwards are required to join the MPF Scheme. Both the Company and the employees are required to contribute 5% of each individual’s relevant income with a maximum amount of HK$1,000 per month as a mandatory contribution. Employer’s mandatory contributions are 100% vested in the employees as soon as they are paid to the MPF Scheme. Employees may also elect to contribute more than the minimum as a voluntary contribution.

The retirement schemes for staff of the Company in other countries follow the local statutory requirements of the respective countries.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The aggregate employer’s contributions, net of forfeited contributions, which have been dealt with in the consolidated statements of income during the year are as follows:

	Year Ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Gross contributions	11,965	16,340	26,922
Less: forfeited contributions utilized to offset the Company’s contributions during the year	(630)	(497)	(635)

Net contributions charged to the consolidated statements of income	11,335	15,843	26,287

At August 31, 2004, forfeited contribution available to offset future contributions by the Company to the schemes was HK$12,000 (2003: HK$Nil; 2002: HK$21,000).

25    Share option scheme

On July 12, 1997, a share option scheme (the “1997 Share Option Scheme”) was approved by the shareholders of the Company under which its directors may, at their discretion, invite employees of the Company including any executive directors of the Company to take up options (“the Share Options”) to subscribe for shares in the Company subject to the terms and conditions stipulated therein. Share options granted under the 1997 Share Option Scheme will lapse no later than July 11, 2007.

At an extraordinary general meeting held on December 23, 2002, a new share option scheme (the “2002 Share Option Scheme”) was approved by the shareholders of the Company and the 1997 Share Option Scheme was terminated on the same date. No further share option could be granted under the 1997 Share Option Scheme after the date of its termination, but all share options outstanding in respect of the 1997 Share Option Scheme as of August 31, 2004 shall continue to be exercisable in accordance with the terms of the 1997 Share Option Scheme.

Under the 2002 Share Option Scheme, directors may grant options to employees (including executive, non-executive and independent non-executive directors), suppliers and professional advisers (“the New Share Options”) to subscribe for Shares in the Company. The maximum number of options authorized under the 2002 Share Option Scheme may not, when aggregated with any shares subject to any other executive and employee share option scheme, exceed 10% of the Company’s issued share capital on the date of adoption. The exercise price of a New Share Option will be determined by the Company’s board of directors at a price not less than the highest of (a) the par value of a share; (b) the average closing price of the Company’s shares for five trading days preceding the grant date; and (c) the closing price of the Company’s shares on the date of grant. The 2002 Share Option Scheme is valid and effective for a ten year period up to December 22, 2012 subject to earlier termination by the Company in general meeting or the board of directors. The period during which a New Share Option may be exercised will be determined by the board of directors at its discretion, save that no option may be exercised after more than ten years from the date of grant. During the year ended August 31 2004, options were granted under the 2002 Share Option Scheme to an eligible participant for the subscription of 6,000,000 shares of the Company at an exercise price of HK$1.47 each.

Under Hong Kong GAAP, no compensation cost to staff is required to be recognized in respect of the grant of share options. Proceeds from issue of shares upon the exercise of share options are credited to share capital and share premium account respectively and there is no effect on the results of the Company in connection with any share option schemes. Details of compensation cost for share options which is required to be recognized under U.S. GAAP are disclosed in Note 30(a)(i).

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Details of Share Options granted pursuant to the 1997 Share Option Scheme and 2002 Share Option Scheme, and outstanding at August 31, 2002, 2003 and 2004, which will lapse not later than July 11, 2007 and December 22, 2012, respectively, are as follows:

Date of grant	September 3, 1998 (Note a)	September 10, 1999 (Note b)	October 20, 2000 (Note c)	June 3, 2004 (Note d)
Exercise price per Share (HK$)	0.26	2.10	0.58	1.47
Market price per Share (HK$) at date of grant	0.26	2.10	0.58	1.43

Outstanding at August 31, 2001	3,010,000	60,000	22,386,000	—
Exercised	(2,120,000)	—	(940,000)	—
Cancelled	—	—	(16,000)	—
Lapsed upon resignation of employees	—	—	(20,000)	—

Outstanding at August 31, 2002	890,000	60,000	21,410,000	—
Exercised	(100,000)	—	(21,020,000)	—

Outstanding at August 31, 2003	790,000	60,000	390,000	—
Granted	—	—	—	6,000,000
Exercised	(600,000)	—	(40,000)	—

Outstanding at August 31, 2004	190,000	60,000	350,000	6,000,000

(a)	On September 3, 1998, employees including executive directors were granted options to subscribe for 12,270,000 shares at a price of HK$0.26 per share. These share options are immediately exercisable.
(b)	On September 10, 1999, employees were granted options to subscribe for 674,000 shares at a price of HK$2.10 per share. These share options are immediately exercisable.
(c)	On October 20, 2000, employees including executive directors were granted options to subscribe for 22,408,000 shares at a price of HK$0.58 per share. These share options are immediately exercisable.
(d)	On June 3, 2004, an employee was granted options to subscribe for 6,000,000 shares at a price of HK$1.47 per share. The vesting period for those shares is May 1, 2005 to May 1, 2006.
(e)	The Share Options outstanding in respect of the 1997 Share Option Scheme and 2002 Share Options Scheme as of August 31, 2002, 2003 and 2004 is summarized as follows:

	Number of Share Options Outstanding	Average exercise price per Share	Weighted average market price at the date of grant
	(Thousands)	HK$’000	HK$’000
Balance at August 31, 2001	25,456	0.55	0.55
Exercised during the year	(3,060)	0.36	0.36
Cancelled during the year	(16)	0.58	0.58
Lapsed upon resignation of employees during the year	(20)	0.58	0.58

Balance at August 31, 2002	22,360	0.57	0.57
Exercised during the year	(21,120)	0.58	0.58

Balance at August 31, 2003	1,240	0.45	0.45
Granted during the year	6,000	1.47	1.43
Exercised during the year	(640)	0.28	0.28

Balance at August 31, 2004	6,600	1.39	1.36

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(f)	The following table summarizes the information about share options outstanding at August 31, 2004:

Date of grant	Exercise price at August 31, 2004	Number outstanding at August 31, 2004	Remaining life	Exercisable shares at August 31, 2004
		(Thousands)	(Years)	(Thousands)
September 3, 1998	0.26	190	3.0	190
September 10, 1999	2.10	60	3.0	60
October 20, 2000	0.58	350	3.0	350
June 3, 2004	1.47	6,000	10.0	—

		6,600		600

Except for the share options granted on June 3, 2004, all of the above share options were granted under the 1997 Share Option Scheme and are immediately exercisable. The outstanding share options are exercisable until the date of employment contracts between the Company and its employees are terminated or July 11, 2007, whichever is the earlier. The Share Options granted on June 3, 2004 were granted under the 2002 Share Option Scheme as described in Note 25 (d).

26    Turnover, revenues and segmental information

Revenue recognized during the year is as follows:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
	As restated	As restated
Turnover
International telecommunications services	908,981	875,802	627,978
Fixed telecommunications network services	241,219	423,107	541,902

	1,150,200	1,298,909	1,169,880

Other revenues
Interest income	10,870	3,163	3,753
Other income	1,010	4,373	2,668

	11,880	7,536	6,421

Total revenues	1,162,080	1,306,445	1,176,301

(a) Primary reporting format—business segments

The Company is organized on a worldwide basis into two business segments:

•	International telecommunications—provision of international long distance calls services.

•	Fixed telecommunications network—provision of Internet access services, local voice-over-IP services and IP-TV services.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s inter-segment transactions mainly consist of provision of leased lines services. The Company believes that the terms were similar to those available from third parties.

	Year ended August 31, 2002
	International telecommunications services	Fixed telecommunications network services	Elimination	Company
	HK$’000	HK$’000	HK$’000	HK$’000
				As restated
Turnover
External sales	908,981	241,219	—	1,150,200
Inter-segment sales	8,100	25,786	(33,886)	—

	917,081	267,005	(33,886)	1,150,200

Segment results	222,651	(121,686)		100,965

Interest expense				(3,504)

Income before taxation				97,461

Segment assets	581,253	746,032	—	1,327,285

Segment liabilities	205,542	152,401	—	357,943
Unallocated liabilities				64,354

Total liabilities				422,297

Capital expenditure	138,521	440,545	—	579,066
Depreciation	32,951	95,339	—	128,290
Goodwill amortization charge	—	1,065	—	1,065

	Year ended August 31, 2003
	International telecommunications services	Fixed telecommunications network services	Elimination	Company
	HK$’000	HK$’000	HK$’000	HK$’000
				As restated
Turnover
External sales	875,802	423,107	—	1,298,909
Inter-segment sales	15,302	26,449	(41,751)	—

	891,104	449,556	(41,751)	1,298,909

Segment results	341,588	(62,692)		278,896

Loss on disposal of a subsidiary				(2,695)
Interest expense				(601)

Income before taxation				275,600

Segment assets	674,066	874,468	—	1,548,534

Segment liabilities	157,524	150,492	—	308,016
Unallocated liabilities			—	61,343

Total liabilities				369,359

Capital expenditure	20,749	229,460	—	250,209
Depreciation	36,043	138,912	—	174,955
Goodwill amortization charge	—	1,065	—	1,065

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Year ended August 31, 2004
	International telecommunications services	Fixed telecommunications network services	Elimination	Company
	HK$’000	HK$’000	HK$’000	HK$’000
Turnover
External sales	627,978	541,902	—	1,169,880
Inter-segment sales	5,682	30,183	(35,865)	—

	633,660	572,085	(35,865)	1,169,880

Segment results	161,463	(109,695)		51,768

Interest expense				(175)

Income before taxation				51,593

Segment assets	532,161	1,151,018	—	1,683,179
Unallocated assets				229

Total assets				1,683,408

Segment liabilities	128,304	340,172	—	468,476
Unallocated liabilities				39,234

Total liabilities				507,710

Capital expenditure	17,164	392,882	—	410,046
Depreciation	29,023	166,929	—	195,952
Goodwill amortization charge	—	1,065	—	1,065

(b) Geographical segments

Although the Company’s two business segments are managed on a worldwide basis, they operate in two main geographical areas:

•	Hong Kong—international telecommunications and fixed telecommunications network services.

•	Canada—international telecommunications and fixed telecommunications network services.

In presenting information on the basis of geographical segments, turnover and segment results are based on the geographical location of customers. Total assets and capital expenditure are based on the geographical location of the assets.

There were no sales between the geographical segments.

	Turnover 2002	Segment results 2002	Total assets 2002	Capital expenditure 2002
	HK$’000	HK$’000	HK$’000	HK$’000
Hong Kong	1,107,987	98,687	1,304,789	578,979
Canada	33,827	2,413	18,099	42
Japan	8,386	(135)	4,397	45

	1,150,200	100,965	1,327,285	579,066

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Turnover 2003	Segment results 2003	Total assets 2003	Capital expenditure 2003
	HK$’000	HK$’000	HK$’000	HK$’000
Hong Kong	1,263,160	275,126	1,539,212	250,093
Canada	27,959	3,501	9,322	116
Japan	7,790	269	—	—

	1,298,909	278,896	1,548,534	250,209

Loss on disposal of a subsidiary		(2,695)

Operating profit		276,201

	Turnover 2004	Segment results 2004	Total assets 2004	Capital expenditure 2004
	HK$’000	HK$’000	HK$’000	HK$’000
Hong Kong	1,145,102	53,375	1,675,546	409,866
Canada	24,778	(1,607)	7,633	180

	1,169,880	51,768	1,683,179	410,046

Unallocated assets			229

			1,683,408

(c) During the year ended August 31, 2003, the Company’s operation in Japan was discontinued following the disposal of its subsidiary operating in Japan (Note 4). The contribution to turnover and the operating results in respect of the discontinued Japanese segment are disclosed in (b) above and are included in the international telecommunications services reporting segment.

(d) Revenue of fixed telecommunications network services for the year includes interconnection charges of HK$38,676,000 (2003: HK$6,090,000) receivable from several mobile operators for the usage of the fixed telecommunications network of the Company. The charges were determined using the available rates under the existing calculation model (fully distributed cost model) for interconnection charges between fixed and mobile operators, which are based on historical cost data of PCCW-HKT. In May 2004, the Telecommunications Authority confirmed to HKBN that mobile operators should pay interconnection charges to fixed network operators in accordance with the existing charging principles under the relevant Telecommunications Authority statements. In August 2004, the Telecommunications Authority agreed to make a determination under 36A of the Telecommunications Ordinance as to the effective date and the level of mobile and fixed interconnection charges payable by one of the mobile operators to HKBN. The Company believes, based on the application of the existing calculation model to our cost structure, we will obtain the same rates applied to PCCW-HKT and this rate will be applicable to all other mobile operators.

27    Financial instruments

(a) Fair value

The Company’s financial instruments primarily comprise cash and cash equivalents, short-term loans, bank overdrafts, loan from a minority shareholder/former minority shareholder and other investments and long term debt.

The fair values of the cash and cash equivalents, short-term loans and bank overdrafts as of August 31, 2003 and 2004 approximate their carrying values because of the short maturity of instruments.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of other investments as of August 31, 2004 based on the market prices approximates the carrying value.

The fair value of the long term debt and long term bank deposit as of August 31, 2004 approximate their carrying values.

All other financial instruments included among current assets and liabilities are stated at cost which approximates their fair values.

(b) Concentration of credit risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, trade receivables and deposits, prepayments and other receivables.

Cash and cash equivalents—substantially all the Company’s cash and bank balances are placed with a number of international banks in Hong Kong to which the Company believes its exposure to risk is limited.

Trade receivables—these mainly represent service fee receivables from the Company’s customers in Hong Kong and Canada.

Deposits, prepayments and other receivables—these are spread among numerous third parties.

28    Off balance sheet items

(a) Barter transactions

During the year ended August 31, 2004, HKBN entered into two agreements on the same date with an unrelated third party (the “Contract Party”). Pursuant to one agreement, the Contract Party agreed to sell to HKBN a set of un-activated telecommunications facility (the “Facility”) at a cash consideration of approximately $42 million (the “Facility Consideration”), which HKBN has paid in full as of August 31, 2004.

In the other agreement entered into between the Contract Party and HKBN, HKBN undertakes to provide certain telecommunication services to the Contract Party with fees computed based on unit service charges specified in the agreement. However, the Contract Party is required to pay to HKBN a guarantee minimum service fee of approximately HK$42 million over a period of three years, commencing September 1, 2004. As at August 31, 2004, a prepayment of the service charges of $36.5 million (the “Prepaid Charges”) was paid by the Contract Party to HKBN.

The directors of the Company made an assessment of the fair value of the items under exchange and have drawn a conclusion that no fair value could be assigned to them. Accordingly, the Facility was not recognized as an asset and no revenue or deferred revenue was recognized in the financial statements of the Company as at and for the year ended August 31, 2004. The difference between the amounts paid for the Facility Consideration and the Prepaid Charges received, amounting to approximately HK$5.5 million, was recorded as a long-term receivable balance in the balance sheet.

(b) Interest rate swap

On January 19, 2004, the Company entered into an interest rate swap arrangement for a notional amount of HK$100,000,000 with a bank. Under the arrangement, the Company will pay a fixed rate interest of 2.675% per annum on the notional amount of HK$100,000,000 on a monthly basis commencing from March 2004 to December 2009, and receiving a floating interest at HIBOR rate. The purpose of this arrangement is to hedge the interest payments on the loan drawn down as described in Note 14 to a fixed rate of 4.175%.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under Hong Kong GAAP, there are no specific accounting standards governing the accounting for derivative instruments, however, under U.S. GAAP, it requires all financial instruments and derivatives be recognized on the balance sheet at fair value and the accounting for changes in fair value depends on whether the derivative instrument is designated and qualifies as a hedging relationship. For purposes of the reconciliation of the Company’s financial statements to U.S. GAAP, the interest rate swap has been accounted for at fair value on the balance sheet, the details of which are set out in Note 30 (a)(v).

29    New effective standards/recent accounting pronouncements

(i) Hong Kong GAAP

In March 2004, the Hong Kong Institute of Certified Public Accountants (“HKICPA”) issued the following Hong Kong Accounting Standards (“HKASs”) and HKAS Interpretation (“HKAS-Ints”) that were converged with equivalent International Accounting Standards and Standing Interpretations Committee Interpretations issued by the International Accounting Standards Board (“IASB”), most of which were revised recently as a result of the IASB’s improvements project:

HKAS 1	Presentation of Financial Statements
HKAS 2	Inventories
HKAS 7	Cash Flow Statements
HKAS 8	Accounting Policies, Changes in Accounting Estimates and Errors
HKAS 10	Events after the Balance Sheet Date
HKAS 11	Constructions Contracts
HKAS 12	Income Taxes
HKAS 14.	Segment Reporting
HKAS 16	Property, Plant and Equipment
HKAS 17	Leases
HKAS 18	Revenue
HKAS 19	Employee Benefits
HKAS 20	Accounting for Government Grants and Disclosure of Government Assistance
HKAS 21	The Effects of Changes in Foreign Exchange Rates
HKAS 23	Borrowing Costs
HKAS 24	Related Party Disclosures
HKAS 26	Accounting and Reporting by Retirement Benefit Plans
HKAS 27	Consolidated and Separate Financial Statements
HKAS 28	Investments in Associates
HKAS 29	Financial Reporting in Hyperinflationary Economies
HKAS 30	Disclosures in the Financial Statements of Banks and Similar Financial Institutions
HKAS 31	Investment in Joint ventures
HKAS 32	Financial Instruments: Disclosure and Presentation
HKAS 33	Earnings Per Share
HKAS 34	Interim Financial Reporting
HKAS 36.	Impairment of Assets
HKAS 37	Provisions, Contingent Liabilities and Contingent Assets
HKAS 38	Intangible Assets
HKAS 39	Financial Instruments: Recognition and Measurement
HKAS 40	Investment Property
HKAS 41	Agriculture
HKAS-Int-12	Consolidation—Special Purposes Entities
HKAS-Int 13	Jointly Controlled Entities—Non-Monetary Contributions by Venturers
HKAS-Int 15.	Operating Leases—Incentives
HKAS-Int 21	Income Taxes—Recovery of Revalued Non-Depreciable Assets

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The above HKASs and HKAS-Ints will become effective for accounting periods beginning on or after January 1, 2005 and are required to be adopted by us for the year ending August 31, 2006. As a consequence, the following Statement of Standard Accounting Practices (“SSAPs”) and the related interpretations issued by the HKICPA will be superseded at that time:

SSAP 1	Presentation of Financial Statements (revised 2001)
SSAP 2	Net Profit or Loss for the Period, Fundamental Errors and Changes in Accounting Policies (revised 2001)
SSAP 5	Earnings Per Share (revised 1998)
SSAP 9	Events after the Balance Sheet Date (revised 2001)
SSAP 10	Accounting for Investments in Associates (revised 2001)
SSAP 11	Foreign Currency Translation (revised 2001)
SSAP 12	Income Taxes
SSAP 13	Accounting for Investment Properties (revised 2000)
SSAP 14	Leases (revised 2000)
SSAP 17	Property, Plant and Equipment (revised 2001)
SSAP 18	Revenue (revised 2001)
SSAP 19	Borrowing Costs
SSAP 20	Related Party Disclosures
SSAP 21	Accounting for Interests in Joint Ventures (revised 2001)
SSAP 22	Inventories (revised 2001)
SSAP 23	Construction Contracts (revised 2001)
SSAP 24	Accounting for Investments in Securities
SSAP 25	Interim Financial Reporting (revised 2001)
SSAP 26	Segment Reporting (revised 2001)
SSAP 28	Provisions, Contingent Liabilities and Contingent Assets
SSAP 29	Intangible Assets
SSAP 31	Impairment of Assets
SSAP 32	Consolidated Financial Statements and Accounting for Investments in Subsidiaries
SSAP 34	Employee Benefits (revised 2003)
SSAP 35	Accounting for Government Grants and Disclosure of Government Assistance
SSAP 36	Agriculture
Interpretation 1	Costs of Modifying Existing Software
Interpretation 5	Property, Plant and Equipment—Compensation for the Impairment or Loss of Items
Interpretation 8	Presentation of Financial Statements—Current Assets: Classification of Restricted and Appropriated Cash Balance
Interpretation 10	Earnings per Share—Financial Instruments and Other Contracts that may be Settled in Shares
Interpretation 18	Consolidated and Equity Method—Potential Voting Rights and Allocation of Ownership Interests

Given the HKICPA’s policy to converge Hong Kong accounting standards with the IASB’s financial reporting standards, the HKASs were issued to adopt the changes made as a result of the IASB improvements project as well as to eliminate, to the greatest extent possible, all differences that previously existed between Hong Kong accounting standards and the equivalent International Accounting Standards (“IASs”) issued by the IASB.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2004, the HKICPA issued the following Hong Kong Financial Reporting Standards (“HKFRS”):

HKFRS 2	Share-based Payment
HKFRS 3	Business Combinations
HKFRS 4	Insurance Contracts
HKFRS 5	Non-current Asset Held for Sale and Discontinued Operations

In April 2004, the HKICPA issued HKFRS 2 “Share-based Payment” (“HKFRS 2”). HKFRS 2 prescribes the recognition principles and fair value measurement basis for all-share based payment transactions, including (i) equity-settled share-based payment transactions; (ii) cash-settled share-based payment transactions; and (iii) transactions with a choice of whether they are settled in cash or by issuing equity instruments. It requires companies to reflect in their profit or loss and financial position the effects of share-based payment transactions, including expenses associated with transactions in which share options are granted to employees. HKFRS 2 applies to grant of shares, share options or other equity instruments that were granted after November 7, 2002 and had not yet vested as at January 1, 2005 and it applies retrospectively to liabilities arising from share-based payment transactions existing as at January 1, 2005.

In August 2004, the HKICPA issued HKFRS 3 “Business Combinations” requires that all business combinations within the scope of HKFRS 3 must be accounted for using the purchase method. Costs expected to be incurred to restructure an acquired entity’s (or the acquirer’s) activities must be treated as post-combination expenses, unless the acquired entity has a pre-existing liability for restructuring its activities. Intangible items acquired in a business combination must be recognized as assets separately from goodwill if they meet the definition of an asset, are either separable or arise from contractual or other legal rights, and their fair value can be measured reliably. Identifiable assets acquired, and liabilities and contingent liabilities incurred or assumed, must be measured initially at fair value. Amortisation of goodwill and intangible assets with indefinite useful lives is prohibited. Instead they must be tested for impairment annually, or more frequently if events or changes in circumstances indicate a possible impairment. Negative goodwill should be credited to the income statements immediately.

The Company is currently assessing the potential impact on the adoption of HKFRS 2 and HKFRS 3 may have on our financial statements presented in accordance with Hong Kong GAAP.

The Company considers that there is no significant impact on the adoption of HKFRS 4 and HKFRS 5 on our financial statements presented in accordance with Hong Kong GAAP.

(ii) U.S. GAAP

The United States Financial Accounting Standards Board (“FASB”) has issued certain pronouncements which are effective or will be effective with respect to the fiscal years presented in the consolidated financial statements: —

(a) In December 2003, the FASB issued FIN 46-R “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51. FIN 46-R requires that certain variable interest entities, or VIE’s, be consolidated by their primary beneficiary if the primary beneficiary is subject to a majority of the risk of loss from the VIE activities, or entitled to receive a majority of the VIE’s residual returns, or both. An entity is subject to FIN 46-R and is considered to be a VIE if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity’s operations, or that do not absorb the expected losses or receive the expected returns of the entity. FIN 46-R is effective immediately

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

for all new VIE’s created or acquired after January 31, 2003. For VIE’s created or acquired prior to February 1, 2003, the provisions of FIN 46-R must be applied by the end of the first reporting period ending after March 15, 2004. The adoption of FIN 46 for VIEs would not have any significant impact on our financial statements.

(b) In December 2003, the Securities and Exchange Commission issued SAB No. 104, “Revenue Recognition”. SAB No. 104 supersedes SAB No. 101, “Revenue Recognition in Financial Statements”. SAB No. 104’s primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of Emerging Issues Task Force Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). Additionally, SAB No. 104 rescinds the Securities and Exchange Commission’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (“the FAQ”) issued with SAB No. 101 that had been codified in Securities and Exchange Commission Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104. As a result, the adoption of this pronouncement did not have any impact on the Company’s consolidated financial statements.

30    Summary of differences between Hong Kong GAAP and U.S. GAAP

The Company’s consolidated financial statements are prepared in accordance with Hong Kong GAAP, which differ in certain significant respects from U.S. GAAP. Differences between Hong Kong GAAP and U.S. GAAP which have significant effects on the consolidated net income, total shareholders’ equity and statements of cash flows of the Company are summarized as follows:

(a) Net income and total shareholders’ equity

		Year ended August 31,
	Note	2002	2003	2004
		HK$’000	HK$’000	HK$’000
		As restated	As restated
Net income
As stated under Hong Kong GAAP		90,505	257,743	49,550
U.S. GAAP adjustments: — Compensation benefit cost associated with share options	(i)	(21,586)	2,731	270
Amortization of goodwill (acquired prior to June 30, 2001)	(ii)	(1,019)	—	—
Reversal of amortization of goodwill (acquired after June 30, 2001)	(ii)	1,065	1,065	1,065
Fair value of interest rate swap	(v)	—	—	680

Net income under U.S. GAAP		68,965	261,539	51,565

Profit from continuing operations (less taxation 2004: HK$2,043,000, 2003: HK$17,857,000, 2002: HK$15,186,000)		69,317	264,151	51,565
Profit/(loss) from discontinued operations (less taxation 2004: Nil, 2003: Nil, 2002: HK$4,000)	(iv)	(352)	83	—
Loss arising from disposal of discontinued operations	(iv)	—	(2,695)	—

Net income under U.S. GAAP		68,965	261,539	51,565

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Year ended August 31,
	Note	2002	2003	2004
		HK$	HK$	HK$
Earnings/(loss) per share under U.S. GAAP
Basic:
Continuing operations		14.0 cents	47.8 cents	8.5 cents

Discontinued operations		(0.1) cents	(0.5) cents	—

Total	(iii)	13.9 cents	47.3 cents	8.5 cents

Diluted:
Continuing operations		12.3 cents	42.9 cents	8.4 cents

Discontinued operations	(iv)	(0.1) cents	(0.4) cents	—

Total	(iii)	12.2 cents	42.5 cents	8.4 cents

		August 31,
	Note	2002	2003	2004
		HK$’000	HK$’000	HK$’000
		As restated	As restated
Total shareholders’ equity
As stated under Hong Kong GAAP		904,988	1,179,175	1,175,698
U.S. GAAP adjustments:
Goodwill	(ii)	5,092	5,092	5,092
Accumulated amortization of goodwill	(ii)	(3,735)	(3,735)	(3,735)
Reversal of amortization of goodwill	(ii)	1,065	2,130	3,195
Fair value of interest rate swap	(v)	—	—	680

Total shareholders’ equity under U.S. GAAP		907,410	1,182,662	1,180,930

(i) Compensation cost for share options

APB No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations have been applied in the computation of the compensation cost for outstanding share options granted to the Company’s employees.

Under Hong Kong GAAP, no compensation cost to staff is required to be recognized in respect of the grant of share options. Proceeds from issue of shares upon the exercise of share options are credited to share capital and share premium accounts respectively and there is no effect on the results of the Company in connection with any share option schemes.

The Company issued 1,500,000 options to certain executive directors of the Company at an exercise price fixed at HK$1.20 on September 19, 1997. The difference of HK$0.30 per Share between the exercise price of HK$1.20 and the market value of the Shares on September 19, 1997 of HK$1.50 was being amortized to the statements of income over the vesting period of the options of three years up to September 18, 2000. Pursuant to a board resolution passed on October 20, 2000, the options were cancelled and on the same date, 1,500,000 options were issued to the same executive directors at an exercise price fixed at HK$0.58 per Share. Due to this repricing arrangement, under U.S. GAAP the 1,500,000 options have been accounted for as variable options since that date in accordance with FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”, and various interpretations of APB25. Compensation expense is recognized based on the

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

difference between the exercise price of HK$0.58 and the Company’s share price at the date on which they are exercised or at each balance sheet date if they are still outstanding.

Pursuant to a board resolution passed on October 20, 2000, 20,908,000 out of 21,030,000 options granted to certain employees including three executive directors on June 2, 2000 at an exercise price of HK$1.50 were cancelled. On the same date, 20,908,000 new options were issued to the same employees including three executive directors at an exercise price fixed at HK$0.58. Because of this repricing arrangement, these options shall also be accounted for as variable options and compensation expense is recognized based on the difference between the exercise price of HK$0.58 and the Company’s share price at the date on which they are exercised or at each balance sheet date if they are still outstanding and amortized to the profit and loss account over the vesting period of the options. All options were fully vested as of August 31, 2004. A benefit was recorded in the years ended August 31, 2003 and 2004 in calculating the final cost amount associated with options that were exercised during the year.

During the year ended August 31, 2004, the Company issued 6,000,000 options to an employee at an exercise price fixed at HK$1.47 on June 3, 2004. The difference of HK$0.04 per Share between the exercise price of HK$1.47 and the market value of the Shares on June 3, 2004 of HK$1.43 was being amortised to the statement of income over the vesting period from May 1, 2005 to May 1, 2006.

Although the Company accounts for share options using the intrinsic value method in APB 25, pro forma information regarding net income and earnings per share is required by SFAS No. 123 “Accounting for Stock-Based Compensation”, and has been determined as if the Company had accounted for its employee share options under the fair value method outlined in SFAS 123. The weighted average fair value of options granted during the years ended August 31, 2000 and 2001 were HK$3.84 and HK$0.51, respectively. No options were granted in fiscal 2002 and 2003 and therefore no assumptions were required as new calculations were not performed in fiscal 2002 and 2003. During the year ended August 31, 2004, 6,000,000 share options were granted and its fair value is HK$0.7. The fair value for these options was estimated at the date of grant using the Black-Scholes Option Valuation model with the following weighted-average assumptions for the relevant years:

	Year ended August 31,
	2001	2004
Weighted average
Risk-free interest rates	6.6%	3.78%
Dividend yield	0%	1.02%
Volatility factor of the expected market price of the Company’s shares	102.0%	59.04%
Expected life of the options	5.4 years	5 years

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the purpose of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting period. Options will be vested during May 1, 2005 to May 1, 2006. The Company’s pro forma information for the years ended August 31, 2002, 2003 and 2004 is set out as follows:

	Year ended August 31,
	2002		2003		2004
	HK$’000		HK$’000		HK$’000
Net income
As reported		68,965		261,539		51,565
Add: total stock-based employee compensation expense determined under intrinsic value method for all awards		21,586		(2,731)		(270)
Less: total stock-based employee compensation expense determined under fair value method for all awards, net of tax		(18,219)		—		(1,904)

Pro forma		72,332		258,808		49,391

Basic earnings per share
As reported	HK$	13.9 cents	HK$	47.3 cents	HK$	8.5 cents
Pro forma	HK$	14.6 cents	HK$	46.8 cents	HK$	8.1 cents
Diluted earnings per share
As reported	HK$	12.2 cents	HK$	42.5 cents	HK$	8.4 cents
Pro forma	HK$	12.8 cents	HK$	42.1 cents	HK$	8.0 cents

(ii) Goodwill

Prior to September 1, 2001, under Hong Kong GAAP the Company charged goodwill on acquisition of a business, which represents the excess of the cost of investment over the fair value ascribed to the net underlying assets acquired, against available reserves. In accordance with the change in accounting standards of Hong Kong GAAP, goodwill on acquisitions occurring on or after September 1, 2001 is shown separately on the consolidated balance sheet and is amortized using the straight-line method over its estimated useful life (see Note 2(b) of the notes to the consolidated financial statements). Goodwill arising on major strategic acquisitions of the Company to expand its product or geographical market coverage is amortized over a period of not more than five years. The Company has taken advantage of the transitional provisions of Statement of Standard Accounting Practice No. 30 “Business Combinations” issued by the Hong Kong Society of Accountants and goodwill previously written off against reserves has not been restated. Where an indication of impairment exists, the carrying amount of goodwill, including goodwill previously written off against reserves, is assessed and written down immediately to its recoverable amount with the charge being recorded in the Company’s consolidated statements of income.

Under U.S. GAAP, goodwill recorded on the acquisition of a business prior to June 30, 2001 was capitalized and amortized to the consolidated statements of income over its expected useful life of five years. In June 2001, the FASB issued SFAS 142 “Goodwill and Other Intangible Assets” effective for fiscal years beginning after December 15, 2001. In connection with the adoption of this standard, in fiscal 2003 under U.S. GAAP, the Company ceased amortizing goodwill recognized on business combinations initiated prior to June 30, 2001 and performed a transitional goodwill impairment assessment. Goodwill recognized on business combinations initiated after June 30, 2001, is not amortised under SFAS No. 142 in fiscal 2002 and is required to be tested annually for impairment in accordance with the provisions of SFAS No. 142. The Company has performed the transitional goodwill impairment tests on the goodwill recorded prior to and after June 30, 2001 and no impairment loss was identified. The Company has also performed the impairment tests on the goodwill recorded prior to and after June 30, 2001 at the fiscal year end and no impairment loss was identified from the process for year ended August 31, 2004.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(iii) Earnings per share

	Year ended August 31,
	2002		2003		2004
	HK$’000		HK$’000		HK$’000
Net income under U.S. GAAP		68,965		261,539		51,565

Basic weighted average common shares issued and outstanding (in 000’s)		495,181		552,600		610,095
Incremental shares from assumed exercise of share options (in 000’s)		11,219		7,112		604
Incremental shares from assumed exercise of warrants (in 000’s)		59,489		55,390		3,666

Diluted weighted average common and potential shares issued and outstanding (in 000’s)		565,889		615,102		614,365

Earnings per share under U.S. GAAP
Basic	HK$	13.9 cents	HK$	47.3 cents	HK$	8.5 cents

Diluted	HK$	12.2 cents	HK$	42.5 cents	HK$	8.4 cents

Basic earnings per share is calculated based on the weighted average number of ordinary shares issued and outstanding. Diluted earnings per share includes the effect of diluted ordinary common share equivalents as if outstanding for each of the relevant years and the related income amounts. The number of incremental shares from assumed exercise of stock options and warrants have been determined using the treasury stock method.

At August 31, 2002, 2003 and 2004, 60,000 options to purchase shares of the Company, were outstanding but have not been included in the calculation of diluted earnings per share as the effect of exercise would have been anti-dilutive.

(iv) Discontinued operations

The discontinued operations of the Company for years ended August 31, 2002 and 2003 included the operating loss of approximately HK$352,000 and operating profit of approximately HK$83,000 respectively of the subsidiary operating in Japan. Under Hong Kong GAAP, presentation of continuing and discontinued operations is not required to be disclosed on the face of the consolidated statements of income, while under U.S. GAAP, profit or loss from discontinued operations would be shown on a separate line in the consolidated statements of income below income from continuing operations.

(v) Interest rate swap

In connection with the drawdown of the long term bank loan of HK$100 million in the year ended August 31, 2004, the Company engages in an interest rate swap agreement to hedge the impact of fluctuations in interest rates. Under Hong Kong GAAP, there are no specific accounting standards governing the accounting for derivative instruments. As a result, the Company does not recognise the interest rate swap at fair value and does not account for the gains or losses relating to the fair value changes in this derivative. Interest income or expense arising from the interest rate swap contracts are netted off against the related interest income or expenses applicable to the bank loan.

Under U.S. GAAP, the Company adopted SFAS No. 133 “Accounting for Derivative Instruments and Hedge Activities”, as amended by SFAS No. 138 “Accounting for Certain Derivative Instruments and Certain Hedging Activities” which requires all financial instruments and derivatives be recognized on the balance sheet

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

at fair value. The accounting for changes in fair value depends on whether the derivative instrument is designated and qualifies as a hedging relationship. For derivatives not designed as hedging instrument, the gain or loss is recognized in earnings in the period of change. Since the interest rate swap is not designated as a hedge, the gain or loss on this derivative instrument is recognized currently in earnings.

(b) Statements of income under U.S. GAAP

Under Hong Kong GAAP, depreciation charges of network assets are included in general and administrative expenses under operating expenses.

Under U.S. GAAP, however, depreciation charges of networks assets which are directly related to the generation of revenue are included in cost of services provided. As a result, under U.S. GAAP, the consolidated statements of income, including the U.S. GAAP adjustments as set out in note 30(a), would be reported as follows:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Revenue from provision of telecommunication and other services, net	1,141,814	1,291,119	1,169,880
Cost of services provided	(555,692)	(469,238)	(499,519)

Gross profit	586,122	821,881	670,361

Operating expenses:
Salaries and related costs	(215,523)	(215,541)	(226,380)
Sales and marketing expenses	(168,440)	(182,471)	(228,169)
General and administrative expenses	(123,376)	(130,965)	(157,628)
Provision for doubtful accounts receivable	(10,252)	(17,685)	(11,502)

Income from operations	68,531	275,219	46,682
Bank interest income	10,870	3,163	3,753
Interest expense	(3,291)	(415)	(175)
Other income, net	159	4,041	3,348

Income before taxation	76,269	282,008	53,608
Income tax charges	(15,186)	(17,857)	(2,043)

Income after taxation	61,083	264,151	51,565
Minority interests	8,234	—	—

Income from continuing operations	69,317	264,151	51,565
Net income/(loss) from discontinued operation	(352)	83	—
Loss arising from disposal of a subsidiary	—	(2,695)	—

Net income	68,965	261,539	51,565

(c) Comprehensive income

The comprehensive income of the Company, disclosed in accordance with SFAS No. 130 “Reporting Comprehensive Income”, is set out as follows:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Net income under U.S. GAAP	68,965	261,539	51,565
Foreign currency translation adjustments	204	(200)	(248)

Comprehensive income	69,169	261,339	51,317

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(d) Statement of changes in shareholders’ equity under U.S. GAAP

	Ordinary shares
	Number of shares outstanding	Amount outstanding	Share premium	Additional paid in capital	Warrant reserve	Exchange reserve	Retained profits	Total shareholders’ equity
		HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Balance at August 31, 2001	491,074,000	49,107	569,180	9,619	—	(242)	175,447	803,111
Shares issued upon exercise of share options	3,060,000	306	790	—	—	—	—	1,096
Compensation cost for outstanding share options	—	—	—	21,586	—	—	—	21,586
Issue of warrants	—	—	—	—	10,815	—	—	10,815
Expenses in connection with issue of warrants	—	—	—	—	(1,058)	—	—	(1,058)
Shares issued upon exercise of warrants	6,729,202	673	2,686	—	(668)	—	—	2,691
Net income	—	—	—	—	—	—	68,965	68,965
Foreign currency translation adjustments	—	—	—	—	—	204	—	204
Comprehensive income	—	—	—	—	—	—	—	69,169

Balance at August 31, 2002	500,863,202	50,086	572,656	31,205	9,089	(38)	244,412	907,410
Shares issued upon exercise of share options	21,120,000	2,112	10,106	—	—	—	—	12,218
Compensation cost for outstanding share options	—	—	—	(2,731)	—	—	—	(2,731)
Shares issued upon exercise of warrants	82,976,585	8,298	33,124	—	(8,231)	—	—	33,191
Exchange reserve realized upon disposal of a subsidiary	—	—	—	—	—	1,469	—	1,469
2003 Interim dividend paid (Note 21)	—	—	—	—	—	—	(30,234)	(30,234)
Net income	—	—	—	—	—	—	261,539	261,539
Foreign currency translation adjustments	—	—	—	—	—	(200)	—	(200)
Comprehensive income	—	—	—	—	—	—	—	261,339

Balance at August 31, 2003	604,959,787	60,496	615,886	28,474	858	1,231	475,717	1,182,662
Shares issued upon exercise of share options	640,000	64	115	—	—	—	—	179
Compensation cost for outstanding share options	—	—	—	(270)	—	—	—	(270)
Shares issued upon exercise of warrants	4,973,574	497	1,985	—	(493)	—	—	1,989
2003 final dividend paid (Note 21)	—	—	—	—	—	—	(45,789)	(45,789)
2004 interim dividend paid (Note 21)	—	—	—	—	—	—	(9,158)	(9,158)
Net income	—	—	—	—	—	—	51,565	51,565
Foreign currency translation adjustments	—	—	—	—	—	(248)	—	(248)
Comprehensive income	—	—	—	—	—	—	—	51,317

Balance at August 31, 2004	610,573,361	61,057	617,986	28,204	365	983	472,335	1,180,930

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(e) Statement of cash flows

Under Hong Kong GAAP, in adopting SSAP 15 (revised), only three categories of activities are reported: operating activities; investing activities and financing activities, which is similar to U.S. GAAP. However, the difference is that cash flows from interest income would be included in investing activities under Hong Kong GAAP but it would be included in operating activities under U.S. GAAP. Further, under Hong Kong GAAP, cash and cash equivalents include bank loans and overdrafts repayable within three months from the date of the advance, such items would not be considered as cash and cash equivalents under U.S. GAAP and would be included in financing activities under U.S. GAAP.

Under U.S. GAAP, the following amounts would be reported:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Net cash provided from operating activities	321,814	417,663	207,516
Net cash used in investing activities	(486,082)	(312,797)	(409,997)
Net cash provided from/(used in) financing activities	(20,620)	(11,280)	48,217

(Decrease)/increase in cash and cash equivalents	(184,888)	93,586	(154,264)
Cash and cash equivalents at the beginning of year	494,159	309,583	402,034
Effect of foreign exchange rate changes	312	(1,135)	(253)

Cash and cash equivalents at the end of year	309,583	402,034	247,517

(f) Deferred taxes

Until August 31, 2003, under Hong Kong GAAP, deferred taxation is accounted for at the current taxation rate with respect to timing differences between profit as computed for taxation purposes and profit as stated in the account to the extent that a liability or an asset is expected to be payable or receivable in the foreseeable future. In determining whether a liability is expected to be payable in the foreseeable future the Company assesses the effect of its capital expenditures and other plans. If these plans indicate that sufficient accelerated depreciation allowances will be available to offset the effect of the reversal of timing differences, a deferred tax liability is not established for such timing differences, in accordance with the requirements of Hong Kong GAAP.

With effect from September 1, 2004, in order to comply with SSAP 12 (revised) issued by the HKICPA, the company adopted a new accounting policy for deferred tax as follow:

Deferred taxation is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the accounts.

Deferred tax assets are recognized to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

The new accounting policy has been adopted retrospectively.

Under U.S. GAAP, the Company is required to recognize deferred tax assets and liabilities for the expected future tax consequences of all events that have been included in the account or tax returns. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial reporting basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

differences are expected to reverse. Future tax benefits in respect of tax losses carry forward are also required to be recognized in full. A valuation allowance is required to be established for such assets if it is more likely than not that the Company will not be able to utilize such benefits in the future.

As a result of the adoption of SSAP 12 (revised), there are no longer any differences arising from the recognition of deferred tax under Hong Kong GAAP and U.S. GAAP.

As of August 31, 2004, the Company had accumulated tax losses amounting to HK$735,059,000 (2003: HK$598,583,000) may be carried forward and applied to reduce future taxable income which is carried in or derived from Hong Kong, Canada and the United States. The tax effect on the accumulated tax losses amounted to HK$129,222,000 (2003: HK$105,822,000).

The tax losses of the Hong Kong subsidiaries can be carried forward indefinitely while the tax losses of subsidiaries in the Mainland China and overseas expire within periods ranging from 2 to 20 years. Realisation of deferred tax assets associated with tax loss carry forwards is dependent upon generating sufficient taxable income. At August 31, 2004, a valuation allowance of HK$7,633,000 (2003: HK$15,171,000) had been provided for against the remaining deferred tax assets related to the tax losses carried forward since management believes it is more likely than not that insufficient taxable income will be generated in the foreseeable future to utilise the tax loss carry forwards.

Changes in the valuation allowance consist of:

	Year ended August 31,
	2002	2003	2004
	HK$’000	HK$’000	HK$’000
Balance at beginning of the year	49,049	62,739	15,171
(Reduction)/additions to income tax expenses	13,690	(47,568)	(7,538)

Balance at end of the year	62,739	15,171	7,633

(g) Other investments

Under Hong Kong GAAP, other investments of the Company are carried at fair value. At each balance sheet date, the net unrealised gains or losses arising from the changes in fair value of other investments are recognized in the consolidated statements of income.

Under U.S. GAAP, the Company adopted SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities”, as amended by SFAS No. 138 “Accounting for Certain Derivative Instruments and Certain Hedging Activities” for other investments during the year. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that all derivatives be recorded on the balance sheet at fair value. Additionally, it requires that an embedded derivative instrument to be separated from the host contract and accounted for as a derivative instrument if all the following criteria are met: the economic characteristics of the embedded derivative are not clearly and closely related to the economic characteristics of the host contract; the hybrid instrument is not re-measured at fair value with changes in fair value reported in earnings and a separate derivative with the same terms as the embedded derivative would meet the definition of a derivative instrument under SFAS No. 133. If an embedded derivative instrument is separated from its host contract, the host contract shall be accounted for based on U.S. GAAP applicable of that type that do not contain embedded derivative instruments. However, if an embedded derivative instrument cannot be reliably identified and measured

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

separately from the host contract, the entire contract shall be measured at fair value with gain or loss recognized in the statements of income, but it may not be designated as hedging instrument.

As the embedded derivative of the other investments held by the Company as of August 31, 2004 cannot be reliably identified and measured separately from the host contract, the entire contract has been measured at fair value under U.S. GAAP. There is no reconciling difference between Hong Kong GAAP and U.S. GAAP in this respect. Unrealised loss has been recognized in the statements of income for the year ended August 31, 2004.

31    Post balance sheet event

(a) In August 2004, HKBN launched its off-network local voice-over-IP phone services (“Broadband Phone Services”) for customers in Hong Kong. In early October 2004, PCCW-HKT Telephone Limited and PCCW-IMS Limited (collectively, “Applicants”) applied for leave to apply for judicial review against the decision of the Telecommunications Authority by a letter dated September 22, 2004 stating that there is no evidence to suggest that HKBN’s Broadband Phone Services is outside the scope of its Fixed Telecommunications Network Services Licence. HKBN was added by the Applicants as an interested party in these judicial review proceedings.

No revenue or cost had been recorded in the consolidated profit and loss accounts for the year ended August 31, 2004 in relation to the Broadband Phone Services. The cumulative capital expenditure incurred by the Company for the Broadband Phone Services as at August 31, 2004 was approximately HK$4.3 million. The board of directors of the Company presently have not formed any views as to any material adverse effect to the Company that may arise from this event.

(b) Subsequent to August 31, 2004, the Company drew down additional bank loan in an amount of HK$100 million. On January 3, 2005, approximately HK$3.3 million was repaid. On January 20, 2005, the Company completed a US$125 million notes offering of 8.75% Senior Notes due 2015 (the “Notes”). This offering was an underwritten transaction and the net proceeds were approximately US$121.0 million after deduction of expenses and commissions. The Company used the net proceeds, in part, to repay in full the then outstanding loan facility in the amount of HK$196.7 million.

The Notes contain covenants restricting the ability of the Company to, among other things:

•	pay dividends, make distributions, redeem capital stock and make certain other restricted payments or investments;

•	incur additional indebtedness or issue certain equity interests;

•	merge, consolidate or sell all or substantially all of our assets;

•	issue or sell capital stock of some of our subsidiaries;

•	sell or exchange assets or enter into new businesses;

•	create any restrictions on the payment of dividends, the making of distributions, the making of loans and the transfer of assets;

•	create liens on assets;

•	enter into sale and lease back transactions; and

•	enter into certain transactions with affiliates or related persons.

All of these limitations are subject to exceptions and qualifications specified in the indenture governing the Notes.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

32    Supplemental Guarantors Consolidated Financial Information

The Notes mentioned above in Note 31(b) are irrevocably and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the subsidiaries of City Telecom (HK) Limited (collectively defined as “Guarantor Subsidiaries”), except CTI Guangzhou Customer Services Co. Ltd. in the PRC (“Non-guarantor Subsidiary”).

The condensed consolidated financial information is presented below and should be read in connection with the consolidated financial statements of City Telecom (HK) Limited prepared under HK GAAP. Separate financial statements of the Guarantor Subsidiaries are not presented because the Guarantor Subsidiaries are wholly-owned and will fully and unconditionally guarantee to the Notes on a joint and several basis. Reconciliations to U.S. GAAP are not presented because the majority of the reconciling items relate to City Telecom (HK) Limited and Guarantor Subsidiaries and such reconciling items are already disclosed and explained in Note 30.

The following condensed consolidated financial information presents the condensed consolidated balance sheets as of August 31, 2004 and 2003 and the related condensed consolidated statements of income and statements of cash flows for the years ended August 31, 2004, 2003 and 2002 of (a) City Telecom (HK) Limited, the parent; (b) the Guarantor Subsidiaries on a combined basis; (c) the Non-guarantor Subsidiary; (d) eliminating entries; and (e) the total consolidated amounts.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidated Balance Sheet as of August 31, 2004

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-Guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Current assets
Cash and bank balances	199,643	41,691	6,183		247,517
Pledged bank deposits	20,565	6,240	—		26,805
Trade receivables, net	24,275	110,574	—		134,849
Other receivables, deposits and prepayments	13,060	59,865	1,967	(30,863)	44,029

Total current assets	257,543	218,370	8,150		453,200
Fixed assets, net	157,407	983,872	17,596		1,158,875
Investments in subsidiaries(1)	909,126	269,029	—	(1,178,155)	—
Long-term bank deposits	15,600	—	—		15,600
Other long-term assets	22,310	31,292	—	2,131	55,733

Total assets	1,361,986	1,502,563	25,746		1,683,408

Current liabilities
Amounts due to subsidiaries / fellow subsidiaries	10,000	683,771	9,591	(703,362)	—
Trade payables	72,577	49,882	—		122,459
Deposits received	11,093	6,890	—		17,983
Current portion of deferred service income	29,222	35,076	—	(29,010)	35,288
Other payables and accrued charges	24,113	157,173	8,890	(1,571)	188,605
Income tax payable/(recoverable)	1,271	(98)	—		1,173
Short-term bank loan—secured	19,170	—	—		19,170
Current portion of long-term bank loan—secured	—	13,333	—		13,333

Total current liabilities	167,446	946,027	18,481		398,011
Long-term liabilities
Long-term bank loan—secured	—	86,667	—		86,667
Other long-term liabilities	18,842	4,141	49		23,032

Total liabilities	186,288	1,036,835	18,530		507,710
Commitments and contingencies
Shareholders’ equity
Ordinary shares, par value $0.1 per share
—2,000,000,000 shares authorized at August 31, 2004
—610,573,361 shares issued and outstanding at August 31, 2004	61,057	15,486	8,131	(23,617)	61,057
Share premium	617,986	470,836	—	(470,836)	617,986
Retained profits/(accumulated losses)	495,307	(20,637)	(852)	21,489	495,307
Other reserves	1,348	43	(63)	20	1,348

Total shareholders’ equity	1,175,698	465,728	7,216		1,175,698

Total liabilities and shareholders’ equity	1,361,986	1,502,563	25,746		1,683,408

(1):	The investment in subsidiaries amounts at City Telecom (HK) Limited level have included the share of net assets of its subsidiaries using the equity method of accounting.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidated Balance Sheet as of August 31, 2003

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-Guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Current assets
Cash and bank balances	370,686	29,317	2,031		402,034
Pledged bank deposits	1,812	27,796	—		29,608
Trade receivables, net	32,011	62,069	—		94,080
Other receivables, deposits and prepayments	17,720	42,639	2,833	(28,478)	34,714

Total current assets	422,229	161,821	4,864		560,436
Fixed assets, net	176,441	756,051	13,460		945,952
Investments in subsidiaries(1)	771,627	430,153	—	(1,201,780)	—
Long-term bank deposits	15,580	—	—		15,580
Other long-term assets	23,370	—	—	3,196	26,566

Total assets	1,409,247	1,348,025	18,324		1,548,534

Current liabilities
Amounts due to subsidiaries / fellow subsidiaries	11,794	767,591	(3,775)	(775,610)	—
Trade payables	77,484	35,900	—		113,384
Deposits received	12,502	7,406	—		19,908
Current portion of deferred service income	16,111	9,809	—	(15,748)	10,172
Other payables and accrued charges	51,294	107,951	18,037	(12,730)	164,552
Income tax payable	22,523	125	247		22,895
Short-term bank loan—secured	18,174	—	—		18,174

Total current liabilities	209,882	928,782	14,509		349,085
Long-term liabilities	20,190	(383)	467		20,274
Total liabilities	230,072	928,399	14,976		369,359

Commitments and contingencies
Shareholders’ equity
Ordinary shares, par value $0.1 per share
—2,000,000,000 shares authorized at August 31, 2003
—604,959,787 shares issued and outstanding at August 31, 2003	60,496	15,485	8,131	(23,616)	60,496
Share premium	615,886	470,836	—	(470,836)	615,886
Retained profits/(accumulated losses)	500,704	(66,693)	(4,805)	71,498	500,704
Other reserves	2,089	(2)	22	(20)	2,089

Total shareholders’ equity	1,179,175	419,626	3,348		1,179,175

Total liabilities and shareholders’ equity	1,409,247	1,348,025	18,324		1,548,534

(1):	The investment in subsidiaries amounts at City Telecom (HK) Limited level have included the share of net assets of its subsidiaries using the equity method of accounting.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidated Statements of Income for the year ended August 31, 2004

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-Guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Revenue from provision of telecommunication and other services, net	260,675	1,081,591	113,953	(286,339)	1,169,880
Cost of services provided	(90,520)	(282,282)	—	41,394	(331,408)

Gross profit	170,155	799,309	113,953		838,472
Operating expenses
Salaries and related costs	(49,367)	(191,751)	(86,544)	101,012	(226,650)
Sales and marketing expenses	(53,251)	(351,518)	—	176,600	(228,169)
General and administrative expenses	(71,124)	(240,874)	(23,342)	8,536	(326,804)
Provision for doubtful accounts receivable	(1,683)	(9,819)	—		(11,502)

(Loss)/income from operations	(5,270)	5,347	4,067		45,347
Bank interest income	3,580	135	38		3,753
Interest expenses	(175)	—	—		(175)
Other income, net	3,516	41,038	17	(41,903)	2,668
Share of income from subsidiaries(2)	49,309	—	—	(49,309)	—

Income before taxation	50,960	46,520	4,122		51,593
Income tax charges	(1,410)	(464)	(169)		(2,043)

Net income	49,550	46,056	3,953		49,550

(2):	The net income amounts at City Telecom (HK) Limited level have included the share of net income/(losses) of its subsidiaries using the equity method of accounting.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidated Statements of Income for the year ended August 31, 2003

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-Guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Revenue from provision of telecommunication and other services, net	351,866	1,090,195	37,921	(181,073)	1,298,909
Cost of services provided	(69,307)	(295,553)	—	42,107	(322,753)

Gross profit	282,559	794,642	37,921		976,156
Operating expenses
Salaries and related costs	(78,009)	(148,726)	(29,104)	35,489	(220,350)
Sales and marketing expenses	(46,939)	(263,878)	—	128,346	(182,471)
General and administrative expenses	(102,259)	(202,566)	(11,159)	31,694	(284,290)
Provision for doubtful accounts receivable	(5,139)	(12,546)	—		(17,685)

Income/(loss) from operations	50,213	166,926	(2,342)		271,360
Bank interest income	2,480	670	13		3,163
Interest expenses	(414)	(324)	—	137	(601)
Loss on disposal of a subsidiary	—	(2,695)	—		(2,695)
Other income, net	2,657	58,976	(92)	(57,168)	4,373
Share of income from subsidiaries(2)	218,602	—	—	(218,602)	—

Income before taxation	273,538	223,553	(2,421)		275,600
Income tax charges	(15,795)	397	(2,459)		(17,857)

Net income/(loss)	257,743	223,950	(4,880)		257,743

(2):	The net income amounts at City Telecom (HK) Limited level have included the share of net income/(losses) of its subsidiaries using the equity method of accounting.

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidated Statements of Income for the year ended August 31, 2002

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-Guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Revenue from provision of telecommunication and other services, net	744,914	488,223	2,010	(84,947)	1,150,200
Cost of services provided	(349,253)	(142,236)	—	33,526	(457,963)

Gross profit	395,661	345,987	2,010		692,237
Operating expenses
Salaries and related costs	(100,919)	(96,477)	(772)	2,010	(196,158)
Sales and marketing expenses	(79,478)	(160,705)	—	71,742	(168,441)
General and administrative expenses	(83,148)	(154,083)	(1,162)	10,625	(227,768)
Provision for doubtful accounts receivable	(7,577)	(2,700)	—		(10,277)

Income/(loss) from operations	124,539	(67,978)	76		89,593
Bank interest income	6,884	3,986	—		10,870
Interest expenses	(4,652)	(1,205)	—	2,353	(3,504)
Other income, net	41,878	37,953	—	(79,329)	502
Share of losses from subsidiaries(2)	(63,214)	—	—	63,214	—

Income before taxation	105,435	(27,244)	76		97,461
Income tax charges	(14,930)	(260)	—		(15,190)

Income after taxation	90,505	(27,504)	76		82,271
Minority interests	—	—	—	8,234	8,234

Net income/(loss)	90,505	(27,504)	76		90,505

(2):	The net income amounts at City Telecom (HK) Limited level have included the share of net income/(losses) of its subsidiaries using the equity method of accounting.

Condensed Consolidated Statement of Cash Flow for the Year Ended August 31, 2004

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-Guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Net cash (used in)/provided by operating activities	(47,586)	237,247	13,476	626	203,763
Net cash used in investing activities	(71,625)	(374,577)	(9,622)	49,580	(406,244)
Net cash (used in)/provided by financing activities	(52,779)	150,000	—	(50,000)	47,221

Net (decrease)/increase in cash and cash equivalents	(171,990)	12,670	3,854		(155,260)
Cash and cash equivalents at beginning of year	352,512	29,317	2,031		383,860
Effects of foreign exchange rates changes	(49)	(296)	298	(206)	(253)

Cash and cash equivalents at end of year	180,473	41,691	6,183		228,347

CITY TELECOM (H.K.) LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Condensed Consolidated Statement of Cash Flow for the Year Ended August 31, 2003

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-guarantor Subsidiary	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Net cash provided by operating activities	119,634	290,376	4,940	(450)	414,500
Net cash used in investing activities	(5,877)	(250,118)	(10,718)	(42,921)	(309,634)
Net cash (used in)/provided by financing activities	(10,274)	(50,564)	7,082	43,482	(10,274)

Net (decrease)/increase in cash and cash equivalents	103,483	(10,306)	1,304		94,592
Cash and cash equivalents at beginning of year	249,029	40,363	1,011		290,403
Effects of foreign exchange rates changes	—	(740)	(284)	(111)	(1,135)

Cash and cash equivalents at end of year	352,512	29,317	2,031		383,860

Condensed Consolidated Statement of Cash Flow for the Year Ended August 31, 2002

	City Telecom (HK) Limited	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminating Entries	Consolidated Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
Net cash (used in)/provided by operating activities	(6,299)	289,802	5,030	(89)	288,444
Net cash used in investing activities	(119,999)	(558,562)	(5,071)	208,420	(475,212)
Net cash provided by financing activities	9,109	207,371	1,049	(208,420)	9,109

Net (decrease)/increase in cash and cash equivalents	(117,189)	(61,389)	1,008		(177,659)
Cash and cash equivalents at beginning of year	366,218	101,532	—		467,750
Effects of foreign exchange rates changes	—	220	3	89	312

Cash and cash equivalents at end of year	249,029	40,363	1,011		290,403

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

City Telecom (H.K.) Limited

Currently, we do not pay any premium on behalf of our directors and officers to indemnify them against liability in connection with this exchange offer or the offering of the outstanding notes. However, we maintain for our directors and officers and the directors and officers of our subsidiaries insurance against liability as a result of any actual or alleged error, misstatement, act, misleading statement, omission, neglect, or breach of duty committed, attempted or allegedly committed or attempted by such director or officer, or any liability arising solely by reason of such director or officer serving in their capacity as such. However, the insurance coverage expressly excludes, among other things, any liability arising from any actual or alleged violation of the U.S. Securities Act of 1933 or any securities-related rules or acts in the United States. Our insurance coverage is provided by Federal Insurance Company. We pay an annual premium of HK$185,000 for this insurance and the limit of the coverage is HK$100 million. This insurance policy is valid until December 21, 2005.

Applicable Laws of Hong Kong

Section 165 of the Companies Ordinance of Hong Kong contains a general prohibition against a company indemnifying its officers against any liability to the company or a related company (which includes the company’s subsidiary or holding company or a subsidiary of that company’s holding company) that by virtue of any rule of law would otherwise attach to them for negligence, default, breach of duty or breach of trust of which the officers may be guilty in relation to the company or a related company, except for any liability (i) incurred in defending proceedings in which judgment is given in the officer’s favor or in which the officer is acquitted or (ii) incurred in connection with any application under Section 358 of the Companies Ordinance in which relief is granted to him by the court. Section 358 empowers the court to grant relief in certain circumstances to officers of a company in proceedings for negligence, default, breach of duty or breach of trust against such officer.

Articles of Association

Article 157 of our articles of association provides that subject to the provisions of the Companies Ordinance, we may indemnify our directors or officers against any liability and may purchase and maintain for our directors or officers or auditors insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, each of our directors or other officers shall be indemnified, and if our board of directors so determines an auditor may be indemnified, out of our assets against any liability incurred by him as a director or an officer of the company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted or in connection with any application under the Companies Ordinance in which relief is granted to him by the court.

963673 Ontario Ltd.; City Telecom (Toronto) Inc., City Telecom Inc.

Applicable Laws of Ontario, Canada

Section 136 of the Ontario Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of another legal entity of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

A person who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding.

By-Laws

The bylaws of each of 963673 Ontario Ltd., City Telecom (Toronto) Inc. and City Telecom Inc. contain an indemnity in the terms permitted by the Ontario Business Corporations Act.

City Telecom (B.C.) Inc.; City Telecom (Vancouver) Inc.

Applicable Laws of British Columbia, Canada

Section 160 of the Business Corporations Act (British Columbia) (the “BC Act”) provides that a company may indemnify an “eligible party” against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an “eligible proceeding”. Section 160 of the BC Act also provides that a company may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding. Section 161 of the BC Act provides that a company must pay such expenses if the eligible party has not been reimbursed for the same and the eligible party is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

An “eligible party” is an individual who is or was a director of the company, is or was a director or officer of another corporation either at a time when the corporation is or was an affiliate of the company or at the request of the company, or, at the request of the company, is or was a director or officer of certain other entities. An “eligible proceeding” is a proceeding in which the eligible party, by reason of being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Pursuant to Section 163 of the BC Act, indemnification and payment of expenses by a company pursuant to Section 160 of the BC Act is prohibited, among other circumstances, if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, or, in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an association corporation, the corporation must not indemnify the eligible party in respect of the proceeding or pay or advance the expenses of the eligible party.

Articles of Association

The articles of association of each of City Telecom (B.C.) Inc. and City Telecom (Vancouver) Inc. provide that, subject to the provisions of the Company Act of British Columbia (the “Old Act”), the predecessor legislation to the BC Act, the company shall indemnify its directors or former directors and the directors or former directors of a corporation of which the company was a shareholder against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been directors of the company or directors of such a corporation.

The articles of association of each of City Telecom (B.C.) Inc. and City Telecom (Vancouver) Inc. require the company to indemnify any person other than a director in respect of any loss, damage, cost or expense whatsoever incurred by him while acting as an officer, employee or agent for the company, but such indemnification is subject to a directors’ resolution or ordinary resolution of the company if such loss, damage, cost or expense arose out of failure to comply with instructions, willful act or default or fraud of such person. The articles of association of each company also require the company to indemnify the secretary or an assistant secretary of the company against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the secretary by the Old Act or the articles of association. The articles of association state that the foregoing rights are not exclusive and inure to the benefit of heirs, executors and administrators.

It is possible that, notwithstanding the recent replacement of the Old Act by the BC Act, City Telecom (B.C.) Inc. and City Telecom (Vancouver) Inc. will still require a court order before they can indemnify their directors, and they may not be entitled to pay expenses in advance.

City Telecom (Canada) Incorporated

Applicable Laws of Nova Scotia, Canada

Under applicable Nova Scotia law, City Telecom (Canada) Incorporated is permitted to indemnify its officers and directors on terms acceptable to its shareholders subject only to the general common law restrictions based on public policy and restrictions residing under specific legislation of relevant jurisdictions.

Articles of Association

Section 171 of the articles of association of City Telecom (Canada) Incorporated provides that every current or former director or officer of City Telecom (Canada) Incorporated, or person who acts or acted at such company’s request, in the absence of dishonesty on such person’s part, shall be indemnified by City Telecom (Canada) Incorporated against all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any (i) claim made against such person or (ii) civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of City Telecom (Canada) Incorporated or such body corporate, partnership or other association, whether City Telecom (Canada) Incorporated is a claimant or party to such action or proceeding or otherwise.

Applicable Laws of Canada

The following is applicable to all of our Canadian subsidiaries:

Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation or the other entity, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval.

An individual who fulfills the above conditions is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he is subject because of his association with the corporation or other entity if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he ought to have done. The corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above; however, the individual shall repay the moneys if the above conditions are not fulfilled.

Attitude Holdings Limited; Automedia Holdings Limited; City Telecom International Limited; Credibility Holdings Limited; Golden Trinity Holdings Limited

Applicable Laws of the British Virgin Islands

Section 57 of the International Business Companies Act, 1984 provides that a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement, and reasonably incurred in connection with legal, administrative or investigative proceedings of any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or (b) is or was, at the request of the company, serving as director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The aforementioned only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful.

Under Section 58 of the International Business Companies Act, 1984, the company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether of not the company has or would have had the power to indemnify the person against the liability under Section 57 described above.

Articles of Association

The indemnity provisions set out in clauses 121 to 126 of the articles of association of Automedia Holdings Limited, Golden Trinity Holdings Limited, Attitude Holdings Limited and Credibility Holdings Limited mirror that of Section 57 of the International Business Companies Act, 1984 as mentioned above.

With respect to City Telecom International Limited, clause 77 of its articles of association states that subject to the provisions of the International Business Companies Act, 1984 and of any other statute for the time being in force, every director or other officer of the company shall be entitled to be indemnified out of the assets of the company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the company in the execution of the duties of his office, or in relation thereto.

BBTV Company Limited; CTI International Limited; CTI Marketing Company Limited; Excel Billion Profits Limited; Hong Kong Broadband Network Limited; Hong Kong Broadband Phone Limited; Hong Kong Broadband Television Company Limited; Hong Kong Television Network Limited; IDD1600 Company Limited; iStore.com Limited; TeachOnNet.com Limited; Warwick Gold Enterprises Limited

Applicable Laws of Hong Kong

See the discussion of applicable provisions of Hong Kong law under City Telecom (H.K.) Limited.

Articles of Association

Article 143 of each company’s articles of association provides that every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in relation to the company in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application under Section 358 of the Companies Ordinance in which relief is granted to him by the court.

City Telecom (U.S.A.) Inc.

Applicable Laws of Delaware

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys’ fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

By-Laws

The by-laws of City Telecom (U.S.A.) Inc. provide that the company shall indemnify its directors, officers, agents and employees to the fullest extent authorized in the Delaware General Corporation Law. Such indemnification may be in addition to any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or directors, any provision of the by-laws or otherwise. The company may maintain insurance to protect itself and any director, officer, agent or employee whether or not the company would have the power to indemnify such person.

Item 21.    Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note

3.1	Memorandum and Articles of Association of City Telecom (H.K.) Limited	(A	)

3.2	By-Laws of 963673 Ontario Ltd.	(B	)

3.3	Memorandum and Articles of Incorporation of Attitude Holdings Limited	(B	)

3.4	Memorandum and Articles of Incorporation of Automedia Holdings Limited	(B	)

3.5	Memorandum and Articles of Incorporation of BBTV Company Limited	(B	)

3.6	Memorandum and Articles of Association of City Telecom (B.C.) Inc.	(B	)

3.7	Memorandum and Articles of Association of City Telecom (Canada) Incorporated	(B	)

3.8	By-Laws of City Telecom (Toronto) Inc.	(B	)

3.9	By-Laws of City Telecom (U.S.A.) Inc.	(B	)

3.10	Articles of Incorporation of City Telecom (Vancouver) Inc.	(B	)

3.11	By-Laws of City Telecom Inc.	(B	)

3.12	Memorandum of Association and Articles of Association of City Telecom International Limited	(B	)

3.13	Memorandum and Articles of Association of Credibility Holdings Limited	(B	)

3.14	Memorandum and Articles of Association of CTI International Limited	(B	)

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note

3.15	Memorandum and Articles of Association of CTI Marketing Company Limited	(B	)

3.16	Memorandum and Articles of Association of Excel Billion Profits Limited	(B	)

3.17	Memorandum and Articles of Association of Golden Trinity Holdings Limited	(B	)

3.18	Memorandum and Articles of Association of Hong Kong Broadband Network Limited	(B	)

3.19	Memorandum and Articles of Association of Hong Kong Broadband Phone Limited	(B	)

3.20	Memorandum and Articles of Association of Hong Kong Broadband Television Company Limited	(B	)

3.21	Memorandum and Articles of Association of Hong Kong Television Network Limited	(B	)

3.22	Memorandum and Articles of Association of IDD1600 Company Limited	(B	)

3.23	Memorandum and Articles of Association of iStore.com Limited	(B	)

3.24	Memorandum and Articles of Association of TeachOnNet.com Limited	(B	)

3.25	Memorandum and Articles of Association of Warwick Gold Enterprises Limited	(B	)

4.1	Indenture, dated as of January 20, 2005 among City Telecom (H.K.) Limited, the Subsidiary Guarantors named therein, and Deutsche Bank Trust Company Americas, as Trustee	(C	)

4.2	Registration Rights Agreement, dated January 20, 2005 among City Telecom (H.K.) Limited, the Subsidiary Guarantors named therein, and Citigroup Global Markets Limited	(C	)

4.3	Form of Outstanding Notes (included in Exhibit 4.1)	(C	)

4.4	Form of Exchange Notes (included in Exhibit 4.1)	(C	)

5.1	Legal Opinion of Jones Day as to U.S. law	(B	)

5.2	Legal Opinion of Jones Day as to Hong Kong law	(B	)

5.3	Legal Opinion of Fasken Martineau DuMoulin LLP	(B	)

5.4	Legal Opinion of Stewart McKelvey Stirling Scales	(B	)

5.5	Legal Opinion of Maples and Calder	(B	)

12.1	Statements re computation of ratios	(C	)

21.1	Subsidiaries of City Telecom (H.K.) Limited	(A	)

23.1	Consent of Independent Registered Public Accounting Firm	(C	)

23.2	Consent of Jones Day (included in Exhibit 5.1)	(B	)

23.3	Consent of Jones Day (included in Exhibit 5.2)	(B	)

23.4	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.3)	(B	)

23.5	Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.4)	(B	)

23.6	Consent of Maples and Calder (included in Exhibit 5.5)	(B	)

24.1	Powers of Attorney	(C	)

25.1	Statement of eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1	(C	)

99.1	Form of Letter of Transmittal	(B	)

99.2	Form of Notice of Guaranteed Delivery	(B	)

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)	Note

99.3	Form of Letter to DTC Participants	(B	)

99.4	Form of Letter to Clients	(B	)

99.5	Form of Instructions to Book-Entry Transfer Participants	(B	)

(A)	Incorporated by reference to City Telecom (H.K.) Limited’s Form 20-F (Registration No. 333-11012), filed on February 8, 2005.
(B)	To be filed by amendment.
(C)	Filed herewith.

Item 22.    Undertakings.

The undersigned registrants hereby undertake:

(1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plant’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(3) (a) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (b) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (a) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom (H.K.) Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom (H.K.) Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director/Chairman

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director/Chairman

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director/Managing Director

/s/ CHONG KIN CHUN, JOHN Chong Kin Chun, John	Director

/s/ FUNG SO MUI, FION Fung So Mui, Fion	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

/s/ TO WAI BING To Wai Bing	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, 963673 Ontario Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

963673 Ontario Ltd.

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Authorized Representative

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ LEUNG KA PAK Leung, Ka Pak	Director/President

/s/ YAU MING YAN Yau Ming Yan	Director/Secretary

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Authorized Representative

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Attitude Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Attitude Holdings Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Automedia Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Automedia Holdings Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, BBTV Company Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

BBTV Company Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

/s/ TO WAI BING To Wai Bing	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom (B.C.) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom (B.C.) Inc.

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ LEUNG, KA PAK Leung, Ka Pak	Director/President

/s/ YAU MING YAN Yau Ming Yan	Director/Secretary

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Assistant Secretary

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom (Canada) Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom (Canada) Incorporated

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director/President

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director/President

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

/s/ LEUNG, KA PAK Leung, Ka Pak	Authorized Representative

/s/ YAU MING YAN Yau Ming Yan	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom (Toronto) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom (Toronto) Inc.

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Authorized Representative

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ LEUNG, KA PAK Leung, Ka Pak	Director/President

/s/ YAU MING YAN Yau Ming Yan	Director/Secretary

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Authorized Representative

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom (U.S.A.) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom (U.S.A.) Inc.

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director/President

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director/President

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director/Treasurer

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom (Vancouver) Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom (Vancouver) Inc.

By:	/s/ Wong Wai Kay, Ricky
Wong Wai Kay, Ricky
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ LEUNG, KA PAK Leung, Ka Pak	Director/President

/s/ YAU MING YAN Yau Ming Yan	Director/Secretary

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Assistant Secretary

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Assistant Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom Inc.

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky
Authorized Representative

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ LEUNG, KA PAK Leung, Ka Pak	Director/President

/s/ YAU MING YAN Yau Ming Yan	Director/Secretary

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Authorized Representative

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, City Telecom International Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

City Telecom International Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Credibility Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Credibility Holdings Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ CHONG KIN CHUN, JOHN Chong Kin Chun, John	Director

/s/ FUNG SO MUI, FION Fung So Mui, Fion	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, CTI International Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

CTI International Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky
Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, CTI Marketing Company Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

CTI Marketing Company Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Excel Billion Profits Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Excel Billion Profits Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Golden Trinity Holdings Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Golden Trinity Holdings Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, Hong Kong Broadband Network Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Hong Kong Broadband Network Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ CHONG KIN CHUN, JOHN Chong Kin Chun, John	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Director

/s/ LO SUI LUN Lo Sui Lun	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, Hong Kong Broadband Phone Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Hong Kong Broadband Phone Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Hong Kong Broadband Television Company Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Hong Kong Broadband Television Company Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Hong Kong Television Network Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Hong Kong Television Network Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, IDD1600 Company Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

IDD1600 Company Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, iStore.com Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

iStore.com Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, TeachOnNet.com Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

TeachOnNet.com Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Director

/s/ CHEUNG CHI KIN, PAUL Cheung Chi Kin, Paul	Director

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act, Warwick Gold Enterprises Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

Warwick Gold Enterprises Limited

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Authorized Representative

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on March 18, 2005.

Signature	Title

/s/ LEE CHING HAN Lee Ching Han	Director

/s/ LEUNG YUEN YEE Leung Yuen Yee	Director

/s/ WONG WAI KAY, RICKY Wong Wai Kay, Ricky	Authorized Representative

/s/ SIO VENG KUAN, CORINNA Sio Veng Kuan, Corinna	Authorized Representative

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, City Telecom (U.S.A.) Inc. certifies that it is the duly authorized United States representative of each registrant not incorporated in the United States and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on March 18, 2005.

CITY TELECOM (U.S.A.) INC.
(Authorized Representative in the United States)

By:	/s/ WONG WAI KAY, RICKY
Wong Wai Kay, Ricky Director/President